As filed with the U.S. Securities and Exchange Commission on December 8, 2025

Registration No. 333-291423

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

Form S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TERRA INNOVATUM GLOBAL N.V.

(Exact name of registrant as specified in its charter)

Netherlands	4911	N/A
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Via Matteo Trenta 117

Lucca, Italy 55100

Telephone: +39 0583 55797

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Alessandro Petruzzi

Chief Executive Officer

Via Matteo Trenta 117

Lucca, Italy 55100

Telephone: +39 0583 55797

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Mitchell Nussbaum, Esq. Tahra Wright, Esq. Loeb & Loeb LLP 345 Park Avenue New York, NY 10154 (212) 407-4000	Michel van Agt Loyens & Loeff N.V. Parnassusweg 300 1081 LC Amsterdam The Netherlands +31 20 578 57 85

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED DECEMBER 8, 2025

TERRA INNOVATUM GLOBAL N.V.

Up to 5,475,593 Ordinary Shares Issuable Upon the Exercise of Warrants

Up to 94,804,436 Ordinary Shares

Up to 40,200,000 Ordinary Shares Issuable Upon the Mandatory Conversion of Outstanding Preferred Shares

This prospectus relates to, among other things, the issuance from time to time of up to 5,475,593 Ordinary Shares (as defined below) of Terra Innovatum Global N.V., a Dutch public limited liability company (“we,” “us,” “our,” “Terra” “Terra Innovatum” or the “Company”), which consist of (i) up to 1,702,966 Ordinary Shares issuable upon the exercise of warrants (the “Bridge Warrants”) which were issued in connection with certain bridge loans by Terra, (ii) up to 2,762,627 Ordinary Shares issuable upon the exercise of warrants (the “PIPE Warrants”) which were issued in connection with the PIPE Financing that closed concurrently with the closing of our Business Combination (as defined herein) with GSR III Acquisition Corp. (“GSR III”), and (iii) up to 1,010,000 Ordinary Shares issuable upon the exercise of warrants issued upon the closing of our Business Combination (the “Closing Warrants” and collectively with the Bridge Warrants and the PIPE Warrants, the “Warrants”). For more information on the Business Combination and on the transactions through which the Warrants were issued, see “Prospectus Summary—Business Combination,” “Prospectus Summary—Bridge Loans” and “Prospectus Summary—PIPE Financing.” For the definitions of certain terms, abbreviations and acronyms frequently used throughout this prospectus, see “Certain Defined Terms.”

This prospectus also relates to the potential resale from time to time by the selling securityholders named herein (including their permitted transferees, donees, pledgees and other successors-in-interest) (collectively, the “Selling Securityholders”) of (i) up to an aggregate of 135,004,436 shares (the “Resale Shares”) of the ordinary shares, par value €0.01 per share (“Terra Shares” or “Terra Ordinary Shares”) of Terra Innovatum, inclusive of the Resale Shares described below, and (ii) up to 5,475,593 Terra Shares underlying outstanding Warrants held by the Selling Securityholders (such Terra Shares issuable upon exercise of outstanding Warrants, together with the Resale Shares, the “Resale Securities”).

The Resale Shares include: (a) an aggregate of 2,355,167 Terra Shares held by certain members of GSR III Sponsor LLC, a Delaware limited liability company (the “Sponsor”) (including the three prior independent directors of GSR III) and certain other former holders of GSR III Class B Shares (such holders, collectively with the Sponsor, the “Sponsor Holders”) following the consummation of the Business Combination (the “Closing”); (b) 47,500,000 Terra Shares issued to the legacy Terra OpCo quotaholders (such quotaholders, including members of Terra’s management, the “Management Holders”) upon the Closing; (c) 40,000,000 Terra Shares issued to the Management Holders following the mandatory conversion of 4,000 Terra Preferred Shares held by them, upon Terra’s achievement of two of four time-vested, performance-based conversion milestones (the “Conversion Milestones”) (see “Unaudited Pro Forma Condensed Combined Financial Information—Additional Shares—Terra Innovatum Global Quotaholders” for more information on the Conversion Milestones applicable to such Terra Preferred Shares), as well as 40,000,000 Terra Shares issuable to the Management Holders following the mandatory conversion of the remaining 4,000 Terra Preferred Shares held by them upon Terra’s achievement of the remaining two Conversion Milestones; (d) Terra Shares issued or issuable to the Advisor Holders (as defined herein), inclusive of (x) 223,000 Terra Shares issued to the Advisor Holders upon the Closing of the Business Combination, (y) 200,000 Terra Shares issued to the Advisor Holders following the mandatory conversion of 20 Terra Preferred Shares held by them, upon Terra’s achievement of the same two Conversion Milestones referred to above and (z)200,000 Terra Shares issuable to the Advisor Holders following the mandatory conversion of the remaining 40 Terra Preferred Shares held by them, upon Terra’s achievement of the remaining two Conversion Milestones referred to above; (e) 851,483 Terra Shares converted from the principal and accrued interest on the Bridge Loans (such shares, “Bridge Shares”); and (f) 3,683,500 Terra Shares issued in the PIPE Financing (the “PIPE Shares”).

Our registration of the Resale Securities covered by this registration statement does not mean that the Selling Securityholders will offer or sell any of the Resale Securities. The Selling Securityholders may sell the Resale Securities covered by this registration statement in a number of different ways and at varying prices. For additional information on the possible methods of sale that may be used by the Selling Securityholders, you should refer to the section of this registration statement titled “Plan of Distribution” beginning on page 103 of this registration statement.

We will not receive any of the proceeds from the resale of the Resale Securities sold by the Selling Securityholders except with respect to amounts received by the Company upon exercise of the warrants to the extent such warrants are exercised for cash.. The sale of all the Resale Securities being offered in this registration statement could result in a significant decline in the public trading price of our securities. Despite such decline in the public trading price, the Selling Securityholders may still experience a positive rate of return on the securities they acquired due to the difference in the purchase prices.

No underwriter or other person has been engaged to facilitate the sale of the securities in these offerings. The Selling Securityholders may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), of the Resale Securities that they are offering pursuant to this registration statement. We will bear all costs, expenses and fees in connection with the registration of the Resale Securities hereunder. The Selling Securityholders will bear all commissions and discounts, if any, attributable to their respective sales of the Resale Securities.

Our Terra Shares are listed on the Nasdaq Stock Market under the symbol “NKLR.” On December 5, 2025, the last reported sales price of our Terra Shares was $5.90.

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and a “smaller reporting company” as that term is defined in Item 10(f)(1) of Regulation S-K, and as such, have elected to comply with certain reduced public company reporting requirements for this registration statement and future filings. See “Prospectus Summary – Implications of Being an Emerging Growth Company and a Smaller Reporting Company” and “Risk Factors – Additional Risks Related to Ownership of Terra Shares and Terra Operating as a Public Company.”

We may amend or supplement this registration statement from time to time by filing amendments or supplements as required. You should read this registration statement, together with additional information described under the heading “Where You Can Find More Information”, and any amendments or supplements carefully before you invest in any of our securities.

INVESTING IN OUR SECURITIES INVOLVES SUBSTANTIAL RISKS. YOU SHOULD REVIEW CAREFULLY THE RISKS AND UNCERTAINTIES DESCRIBED UNDER THE HEADING “RISK FACTORS” BEGINNING ON PAGE 6 OF THIS REGISTRATION STATEMENT.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this registration statement. Any representation to the contrary is a criminal offense.

The date of this prospectus is      , 2025.

You should rely only on the information we have provided in this registration statement, any applicable prospectus supplement and any related free writing prospectus. Neither we nor the Selling Securityholders have authorized anyone to provide you with information different from that contained in this registration statement, any applicable prospectus supplement or any related free writing prospectus. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this registration statement, any applicable prospectus supplement or any related free writing prospectus. You must not rely on any unauthorized information or representation. This registration statement is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this registration statement, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document, regardless of the time of delivery of this registration statement or any sale of a security. Since the date of this registration statement, our business, financial condition, results of operations and prospects may have changed.

For Investors Outside the United States: The Selling Securityholders are offering to sell, and seeking offers to buy, the securities offered by this registration statement only in jurisdictions where offers and sales are permitted. Neither we nor the Selling Securityholders have done anything that would permit this offering or the possession or distribution of this registration statement in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this registration statement must inform themselves about, and observe any restrictions relating to, the offering of the securities offered by this registration statement and the distribution of this registration statement outside the United States.

i

ABOUT THIS REGISTRATION STATEMENT

This registration statement is part of a registration statement on Form S-1 that we filed with the Securities and Exchange Commission (the “SEC”) using the “shelf” registration process. Under this shelf registration process, the Selling Securityholders may, from time to time, sell the securities offered by them described in this registration statement. We will not receive any proceeds from the sale by such Selling Securityholders of the securities offered by them described in this registration statement.

Neither we nor the Selling Securityholders have authorized anyone to provide you with any information or to make any representations other than those contained in this registration statement or any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. Neither we nor the Selling Securityholders take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This registration statement is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted.

We may also provide a prospectus supplement or post-effective amendment to the registration statement to add information to, or update or change information contained in, this registration statement. You should read both this registration statement and any applicable prospectus supplement or post-effective amendment to the registration statement together with the additional information to which we refer you in the section of this registration statement entitled “Where You Can Find More Information.”

This registration statement contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this registration statement is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in this registration statement may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) . Such statements can be identified by the fact that they do not relate strictly to historical or current facts. Forward-looking statements appear in a number of places in this registration statement, including, without limitation, in the sections of this registration statement titled “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and include statements regarding Terra’s intentions, beliefs or current expectations concerning, among other things, the results of operations, financial condition, liquidity, prospects, growth, and strategies of Terra and the markets in which Terra operates. Such forward-looking statements are based on available current market material and management’s expectations, beliefs and forecasts concerning future events impacting Terra. In addition, any statements contained herein that refer to plans, objectives, projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Forward-looking statements are typically identified by words such as “plan,” “believe,” “expect,” “anticipate,” “contemplate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “continue,” “could,” “may,” “might,” “objective,” “ongoing,” “possible,” “potential,” “predict,” “should,” “will,” “would” and other similar words and expressions (including the negative of any of the foregoing), but the absence of these words does not mean that a statement is not forward-looking.

These forward-looking statements are based on information available as of the date of this registration statement and our management’s current expectations, forecasts and assumptions, and involve a number of judgments, known and unknown risks and uncertainties and other factors, many of which are outside the control of the Company and our directors, officers and affiliates. There can be no assurance that future developments will be those that have been anticipated. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date.

These forward-looking statements involve a number of risks, uncertainties or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described in “Risk Factors,” our periodic filings with the SEC and the following:

●	potential failure to realize the anticipated benefits of the Business Combination;

●	our ability to implement business plans, forecasts, and other expectations after the completion of the Business Combination, and identify and realize additional opportunities;

●	the price of our securities may be volatile due to a variety of factors, including changes in the competitive industries in which we plan to operate, variations in performance across competitors, changes in laws and regulations affecting our business and changes in our combined capital structure following the Business Combination;

●	the outcome of any legal proceedings, if any, that may be instituted against GSR III or us related to the Business Combination;

●	our estimated unit economics, including assumptions around revenue, costs and deployment schedule;

●	the risk that we may never achieve or sustain profitability;

●	our ability to meet expectations related to our products, technologies and services, and our ability to attract and retain revenue-generating customers and execute on our growth plans;

●	unexpected technical and marketing difficulties inherent in major research and product development efforts;

●	the risk that we and our current and future collaborators are unable to successfully develop and commercialize our products or services, or experience significant delays in doing so;

●	the risk of downturns and the possibility of rapid change in the highly competitive industry in which we operate;

●	the impact from future regulatory, judicial and legislative changes on our industry and the consequences to our financial position, business and reputation that could result from failing to comply with such changes or requirements;

●	the potential need for changes in our long-term strategy in response to future developments;

●	the risk that we will need to raise additional capital to execute our business plan, which may not be available on acceptable terms or at all;

●	unexpected changes in significant operating expenses, including components and raw materials;

●	any disruptions or threatened disruptions to our relations with our potential suppliers and customers, including shortages in components for our products;

●	the risk that third-party suppliers and manufacturers are not able to fully and timely meet their obligations;

●	the risk of product liability or regulatory lawsuits or proceedings relating to our products and services;

●	the risk that we are unable to secure or protect our intellectual property;

●	the risk that we will not be able to maintain the listing of our securities on Nasdaq;

●	failure to establish and maintain effective internal control over financial reporting; and

●	general economic and business conditions in the United States and elsewhere in the world, including the impact of inflation.

You should refer to “Risk Factors,” beginning on page 6 of this registration statement for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. As a result of the risks, uncertainties and assumptions described under “Risk Factors” and elsewhere, we cannot assure you that the forward-looking statements in this registration statement will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame or at all.

You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance, or events and circumstances reflected in the forward-looking statements will be achieved or occur. We undertake no obligation to update publicly any forward-looking statements for any reason after the date of this registration statement to conform these statements to new information, actual results or changes in our expectations, except as required by law.

The forward-looking statements contained in this registration statement are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

CERTAIN DEFINED TERMS

Unless otherwise stated in this prospectus or the context otherwise requires, references to:

“Advisor” means Moonshot Warehouse LTD, Terra OpCo’s business combination financial advisor pursuant to the Advisor Agreement.

“Advisor Agreement” means the letter agreement entered into on December 18, 2024, as amended from time to time, between Terra OpCo and Park Avenue Capital Group Corp., which was immediately superseded by an agreement to appoint its affiliate, the Advisor, to serve as Terra OpCo’s financial advisor in connection with a potential business combination with a special purpose acquisition company, the successful completion of which, subject to certain terms and conditions, entitles certain affiliates of the Advisor to receive certain fees for its services.

“Advisor Holders” means the Advisor and certain of its affiliates.

“Bridge Loans” means the convertible bridge loans entered into by Terra between May 2025 and September 2025, the principal and accrued interest of which converted into Terra Shares upon the Closing.”

“Bridge Warrants” means the Lower Bridge Warrants and Upper Bridge Warrants issued in connection with the Bridge Loans at the Closing.

“Business Combination” means the series of transactions and reorganizations contemplated by the Business Combination Agreement.

“Business Combination Agreement” means the business combination agreement, dated April 21, 2025, between GSR III and Terra OpCo, contemplating several transactions and reorganizations through which GSR III became a wholly owned subsidiary of Terra.

“Closing” means, upon the terms and subject to the conditions set forth in the Business Combination Agreement, the consummation of the Business Combination on October 9, 2025.

“Founder Shares” means GSR III Class B Shares held by the Sponsor Holders which converted into Terra Shares on a one-for-one basis in connection with the Business Combination.

“Governing Documents” means the legal agreements and instruments by which any Person (other than an individual) establishes its legal existence or which govern its internal affairs. For example, the “Governing Documents” of a corporation are its certificate of incorporation and by-laws, the “Governing Documents” of a limited partnership are its limited partnership agreement and certificate of limited partnership, the “Governing Documents” of a limited liability company are its operating agreement and certificate of formation and the “Governing Documents” of an exempted company are its memorandum and articles of association as amended and or restated from time to time.

“Governmental Authority” means any federal, national, state, provincial, territorial or municipal government, or any political subdivision of such government, and any agency, commission, department, board, bureau, official, minister, arbitral body (public or private), tribunal or court, whether national, state, provincial, local, foreign or multinational, exercising executive, legislative, judicial, regulatory or administrative functions of a nation, state, province or municipal government, or any political subdivision of such authority, including any authority having governmental or quasi-governmental powers, domestic or foreign.

“Governmental Order” means any order, judgment, injunction, decision, decree, writ, stipulation, determination, directive or award, in each case, entered or issued by or with any Governmental Authority.

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“GSR III” means GSR III Acquisition Corp.

“GSR III Class A Shares” means Class A ordinary shares of GSR III, par value $0.0001 per share.

“GSR III Class B Shares” means Class B ordinary shares of GSR III, par value $0.0001 per share.

“GSR III Private Placement Units” means the units comprised of one GSR III Class A Share and one-seventh of one whole right to receive one GSR III Ordinary Share in connection with the consummation of the Business Combination issued and sold in a private placement simultaneously with GSR III’s initial public offering.

“GSR III Rights” means the right per GSR III Private Placement Unit to purchase one-seventh of one share upon consummation of the Closing.

“GSR III Rights Agreement” means the Rights Agreement, dated as November 7, 2024, by and between GSR III and the GSR III Rights Agent, in respect of the GSR III Rights.

“GSR III Shares” means GSR III Class A Shares and GSR III Class B Shares, collectively.

“Half Warrants” means the warrants to purchase Terra Shares at $12.00 per share issued in the PIPE Financing.

“Lower Bridge Warrants” means warrants, which were issued in connection with the Bridge Loans, to purchase the number of Terra shares equal to 100% of the number of Terra Shares into which the applicable Bridge Loan converted at Closing at an exercise price of $11.50 per share.

“PAC” means Park Avenue Capital and its affiliates, Moonshot Warehouse Ltd., financial advisor to Terra Innovatum.

“Person” means any individual, firm, corporation, partnership, limited liability company, exempted company, incorporated or unincorporated association, joint venture, joint stock company, bank, trust company, trust or other entity, whether or not a legal entity, Governmental Authority or any department, agency or political subdivision of such Governmental Authority.

“PIPE Financing” means the private placement transaction which closed on October 9, 2025 concurrent with the Business Combination.

“PIPE Warrants” mean the Half Warrants and Quarter Warrants issued in connection with the PIPE Financing.

“Preferred Conversion Ratio” means 80 (i.e. 8,000 PubCo Preferred Shares divided by 100 quotas).

“Quarter Warrants” means the warrants to purchase Terra Shares at $16.00 per share issued in the PIPE Financing.

“Registration Rights Agreement” means that certain Registration Rights by and between GSR III, the Sponsor, Terra Innovatum and certain other parties.

“Related Party” means any of the current or former directors, officers, employees, managers, members, or equityholders (both indirect and direct) (or any child or spouse of any such Person) of any Terra Entity.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“SOLO” means the SOLO micro-modular nuclear reactor.

“SOLO Test Reactor” means the First-Of-A-Kind (FOAK) demonstrative prototype of the SOLO reactor, developed and operated by Terra Innovatum, which is designed, constructed, and operated primarily for testing, research, training, and development purposes. This reactor is a non-power production or utilization facility under a Class 104(c) license pursuant to 10 CFR 50.21(c) of the U.S. Nuclear Regulatory Commission regulations.

“Sponsor” means GSR III Sponsor LLC, a Delaware limited liability company

“Subsidiary” means, with respect to a Person, a corporation, general or limited partnership, limited liability company, joint venture, partnership or other entity of which a majority of the economic interests or the voting interests is owned, directly or indirectly, by such Person.

“Terra Global” means Terra Innovatum Global s.r.l.

“Terra Innovatum” means, unless the context requires otherwise, Terra Innovatum Global N.V. and its consolidated subsidiaries following the consummation of the Business Combination, and prior to the consummation of the Business Combination, Terra OpCo and its consolidated subsidiaries.

“Terra OpCo” means Terra Innovatum s.r.l.

“Terra OpCo quotaholders” means quotaholders of Terra Global as immediately prior to the Contribution.

“Terra MergerCo” means the wholly owned subsidiary of Terra formed to complete the merger transaction contemplated by the Business Combination Agreement.

“Terra Preferred Shares” means convertible preferred shares in the capital of Terra, par value EUR 100.00 per share, having the terms set forth in Terra’s Governing Documents.

“Upper Bridge Warrants” means warrants, which were issued in connection with the Bridge Loans, to purchase the number of Terra shares equal to 100% of the number of Terra Shares into which the applicable Bridge Loan converted at Closing at an exercise price of $15.00 per share.

“U.S. GAAP” means generally accepted accounting principles in the United States as in effect from time to time.

PROSPECTUS SUMMARY

This summary highlights selected information that is presented in greater detail elsewhere in this registration statement. Because it is only a summary, it does not contain all of the information you should consider before investing in our securities and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information included elsewhere in this registration statement. Before you decide whether to purchase our securities, you should read this entire prospectus carefully, including the sections of this registration statement titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”. You should also carefully read the information in this registration statement, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.

The Company

Terra Innovatum Global N.V. (“we,” “us,” “our,” “Terra,” “Terra Innovatum” or the “Company”) was formed in connection with Terra Innovatum Global s.rl.’s conversion into a Dutch public limited liability company (naamloze vennootschap), as contemplated by the Business Combination Agreement, and is headquartered in Lucca, Italy. Terra is a leading micro modular nuclear solutions company that aims to deliver reliable, low-cost and zero-carbon power wherever energy demand is present through its first-of-a-kind reactor SOLO. SOLO is compact yet extremely powerful with one unit generating 1MWe of power, while designed with the strictest safety characteristics and the ability to run 24/7 without the need to refuel for 15 years. Its modular design aims to achieve maximum energy efficiency while significantly reducing the levelized cost of energy (LCOE). SOLO is built using off-the-shelf components and widely available fuel, low-enriched uranium (“LEU”), which de-risks its regulatory and commercial pathway. Terra Innovatum aims to commercially deploy SOLO by 2028 to address the growing global demand for sustainable and reliable energy. For additional information, see “Business” beginning on page 48.

Terra’s headquarters are located at Via Matteo Trenta 117, Lucca, Italy 55100 and its telephone number is +39 0583 55797.

Completion of Business Combination

On October 9, 2025, we consummated our previously announced business combination with GSR III, pursuant to the Business Combination Agreement, which contemplated several transactions and reorganizations through which Terra became the parent of GSR III. Pursuant to the terms of the Business Combination Agreement, Terra OpCo caused to be formed Terra Innovatum Global s.r.l., an Italian limited liability company (Italian Società a responsabilità limitata) with the same quotaholders in the same ownership percentages as Terra OpCo (“Terra Global”); Terra Global converted into a limited liability company organized under Dutch law, referred to herein as “Terra”; GSR III was merged with and into Terra MergerCo (a wholly-owned subsidiary of Terra), with GSR III surviving the merger as a wholly owned subsidiary of Terra (the “Merger” and, together with the other transactions contemplated by the Business Combination Agreement, the “Business Combination”).

On October 10, 2025, our Ordinary Shares commenced trading on Nasdaq, under the symbol “NKLR.”

In connection with or upon the Closing, as the case may be, (i) each issued and outstanding GSR III Share was converted, on a one-for-one basis, into one Terra Share; (ii) the Sponsor and certain Sponsor Holders were issued an aggregate of 6,232,857 Terra Shares, consisting of (a) 5,750,000 Terra Shares, of which 549,000 issued to the Sponsor are subject to certain vesting or forfeiture and cancellation conditions subsequent to the Closing as described under “Unaudited Pro Forma Condensed Combined Financial Information—Additional Shares—Sponsor,” (b) 422,500 Terra Shares, including 38,072 Terra Shares issued to the underwriter of the GSR III initial public offering, as converted in each case from the GSR III Class A Shares underlying an equivalent number of GSR III Private Placement Units held by such Sponsor Holders, and (c) 60,357 Terra Shares, including 5,439 Terra Shares issued to the underwriter in the GSR III initial public offering, as converted in each case from the equivalent number of GSR III Class A Shares earned at the Closing upon conversion of underlying GSR III Rights held by such Sponsor Holders; (iii) the Management Holders were issued 47,500,000 Terra Shares and 8,000 Terra Preferred Shares, which Terra Preferred Shares mandatorily convert into Terra Shares at the Preferred Conversion Ratio of 10,000 Terra Shares per Terra Preferred Share in accordance with the terms of the Conversion Milestones; and (iii) as a Closing success fee earned pursuant to the Advisor Agreement (as defined herein under “—Certain Defined Terms”), (a) 40 Terra Preferred Shares were issued to certain affiliates of Moonshot Warehouse Ltd (the “Advisor,” and such affiliates, together with the Advisor, the “Advisor Holders”), each with the same Conversion Milestones applicable to the Terra Preferred Shares issued to the Management Holders, (b) 223,000 Terra Shares were issued to the Advisor Holders; (c) the Advisor was issued a warrant to purchase up to 1,000,000 Terra Shares at an exercise price of $7.00 per share (the “Advisor Warrant”); and (d) a warrant to purchase up to 10,000 Terra Shares at an exercise price of $10.00 per share (the “Finder Warrant” and, together with the Advisor Warrant, the “Closing Warrants”) was issued.

Concurrently with the Closing, Terra, the Sponsor Holders and the Management Holders entered into an amended and restated registration rights agreement of even date (the “Registration Rights Agreement”) pursuant to which, among other things, the Management Holders were granted certain registration rights with respect to certain Terra Shares and other equity securities of Terra held by them from time to time.

Bridge Loans

Between May 2025 and September 2025, Terra entered into convertible bridge loans for gross cash proceeds of $5.0 million (as amended, the “Bridge Loans”). The Bridge Loans accrued interest at the rate of 15.00% per annum, payable in kind, calculated on the outstanding principal balance. On the Closing of the Business Combination, the principal and accrued interest on the Bridge Loans converted into 851,483 Terra Shares, in the aggregate, at a conversion price of $7.00 per share (the “Bridge Shares”). Additionally, in connection with the Bridge Loans, as amended in August and September 2025, Terra committed to issue to certain Bridge Loan lenders (the “Bridge Lenders”), following the Business Combination: (i) warrants to purchase the number of Terra shares equal to 100% of the number of Terra Shares into which the applicable Bridge Loan converted at Closing at an exercise price of $11.50 per share (the “Lower Bridge Warrants”); and (ii) warrants to purchase Terra Shares equal to 100% of the number of Terra Shares into which the applicable Bridge Loan converted at Closing at an exercise price of $15.00 per share the number of (the “Upper Bridge Warrants” and, together with the Lower Bridge Warrants, the “Bridge Warrants”). The Bridge Warrants have an exercise period of 36 months from Closing. Pursuant to registration rights granted to the Bridge Lenders, the 832,769 Bridge Shares held by them, as well as the Terra Shares issuable upon exercise of the Bridge Warrants, are being registered hereby for potential resale from time to time. See the “—Bridge Loans,” “—Q3 2025 Bridge Loans,” “Conversion of Bridge Loans” and “Business Combination and Public Listing” headings under “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Recent Developments” for more information about the transactions pursuant to which the Bridge Shares and Bridge Warrants were issued.

PIPE Agreements

In connection with the Business Combination, on September 23, 2025 and subsequently, GSR III entered into subscription agreements (each, as amended, a “PIPE Subscription Agreement”) with certain accredited investors (the “PIPE Investors” or “PIPE Subscribers”), pursuant to which GSR III agreed to issue and sell, in a private placement (the “PIPE Financing”), (i) warrants to purchase up to 1,841,750 GSR III Shares at $12.00 per share (the “Half Warrants”); (ii) warrants to purchase up to 920,875 GSR III Shares at $16.00 per share (the “Quarter Warrants,” and together with the Half Warrants, the “PIPE Warrants”); and (iii) 3,683,500 GSR III Shares at a price of $10.00 per share (the “PIPE Shares”), for an aggregate gross proceeds total of approximately $36.8 million.  The number of Terra Shares issuable upon exercise of the PIPE Warrants is subject to adjustment as set forth in the PIPE Warrants. The PIPE Warrants are exercisable immediately upon issuance and have a term of five years from the date of issuance.

Upon the Closing of the Business Combination, Terra entered into an assumption and assignment agreement of even date with GSR III, pursuant to which Terra assumed all rights and obligations of GSR III under the PIPE Subscription Agreements and PIPE Warrants. Accordingly, the PIPE Shares and the PIPE Warrants issued in the PIPE Financing (collectively, the “PIPE Securities”), as well as the Terra shares issuable upon exercise of the PIPE Warrants, are being registered hereby pursuant to registration rights granted to the PIPE Investors as described in the PIPE Subscription Agreements. The PIPE Securities were initially issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and Rule 506 promulgated thereunder. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Recent Developments—Business Combination and Public Listing” and “Unaudited Pro Forma Condensed Combined Financial Information—Terra Pre-Closing Restructuring” for more information about the transactions pursuant to which the PIPE Securities were issued.

Implications of Emerging Growth Company and Smaller Reporting Company Status

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As an emerging growth company, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”), reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. We have irrevocably elected not to avail ourselves of this exemption from new or revised accounting standards and, therefore, will be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies. As a result, changes in rules of U.S. generally accepted accounting principles or their interpretation, the adoption of new guidance or the application of existing guidance to changes in our business could significantly affect our business, financial condition and results of operations. In addition, we are in the process of evaluating the benefits of relying on the other exemptions and reduced reporting requirements provided by the JOBS Act, as more fully described in the section of this registration statement titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations - Emerging Growth Company.”

We will remain an emerging growth company until the earlier of: (i) the last day of the fiscal year (a) following the fifth anniversary of the closing of the GSR III initial public offering, (b) in which we have total annual gross revenue of at least $1.235 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common equity that is held by non-affiliates equals or exceeds $700 million as of the last business day of our most recently completed second fiscal quarter; and (ii) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period. References herein to “emerging growth company” have the meaning associated with it in the JOBS Act.

Foreign Private Issuer Status

As of the date of this registration statement, we meet the definition of a “foreign private issuer” under the federal securities laws, but have opted to file this registration statement on Form S-1 and otherwise comply with the disclosure obligations applicable to domestic issuers, which are more stringent than those applicable to foreign private issuers. Foreign private issuers must re-evaluate their status as of the last day of the second fiscal quarter, which will be June 30, 2026 in our case. Whether we continue to meet the definition of a foreign private issuer at that date or any subsequent measurement date will depend upon the percentage of our shares held of record by non-U.S. residents or the degree of business contacts we have outside of the United States. For example, if a majority of our executive officers or board members are not residents of the United States, we may meet the definition even if more than 50% of our shares are held by U.S. residents. Even if we meet the definition of a foreign private issuer, our current intention is to continue to report in accordance with the domestic issuer regime. If this intention changes and we qualify as a foreign private issuer, we would be permitted to follow the reduced disclosure requirements applicable to foreign private issuers and would be exempt from certain provisions of the U.S. securities rules and regulations applicable to U.S. domestic issuers, such as the rules regulating solicitation of proxies and certain insider reporting and short-swing profit rules. In addition, we would be permitted to follow the corporate governance practices of our home country, the Netherlands, in lieu of the corporate governance standards of Nasdaq applicable to U.S. domestic companies. As a result, our shareholders would not have the same protection afforded to shareholders of U.S. domestic companies that are subject to Nasdaq corporate governance requirements. See “Risk Factors — If we continue to be a foreign private issuer and elect to comply with the foreign private issuer filing requirements rather than those applicable to domestic issuers, we would not be subject to certain U.S. securities law disclosure requirements that apply to a domestic U.S. issuer, which may limit the information publicly available to our shareholders.”

Summary Risk Factors

Risks Related to Our Business Following the Business Combination:

●	We have incurred losses and have not generated any revenue since our inception. We anticipate that we will continue to incur losses, and expect that we will not generate revenue, for the foreseeable future.

●	Our limited operating history makes it difficult to evaluate our future prospects and the risks and challenges we may encounter.

●	We have not yet commercialized or sold the SOLO or any other micro modular reactor (“MMR”), and there is no guarantee that we will be able to do so.

●	If we fail to manage our growth effectively, we may be unable to execute our business plan, and our business, results of operations, and financial condition could be harmed.

●	We are dependent on key officers.

●	Competition from existing or new companies could cause us to experience downward pressure on prices, fewer customer orders, reduced margins, the inability to take advantage of new business opportunities, and the loss of market share.

●	We and our customers operate in a politically sensitive environment, and the public perception of nuclear energy can affect our customers and us.

●	Our operations involve the use, transportation and disposal of toxic, hazardous and/or radioactive materials and could result in liability without regard to fault or negligence.

●	We are subject to information technology and cyber security threats which could have adverse effects, including regulatory effects, on our business and results of operations.

●	We rely on a limited number of suppliers for certain materials and supplied components, some of which are highly specialized and are being designed for first-of-a-kind or sole use in the SOLO. We and our third-party vendors may not be able to obtain sufficient materials or supplied components to meet our manufacturing and operating needs, or obtain such materials on favorable terms or at expected costs.

●	There is substantial doubt about our ability to continue as a going concern, and we may require additional future funding.

●	We may need to defend ourselves against intellectual property infringement claims, which may be time-consuming and could cause it to incur substantial fees and costs.

●	Our management team has limited experience in operating a public company.

Risks Relating to Compliance with Law, Government Regulation and Litigation:

●	Our business is subject to the policies, priorities, regulations, mandates of multiple governmental entities and may be negatively or positively impacted by any change thereto.

●	Uncertain global macro-economic and political conditions could materially adversely affect our results of operations and financial condition.

●	We could be subject to stringent export and import control laws and regulations depending on the jurisdictions in which we will operate. Unfavorable changes in these laws and regulations, our failure to secure timely required authorizations under these laws and regulations, or our failure to comply with these laws and regulations could have a material adverse effect on our business, financial condition and results of operations.

●	We are part of the nuclear power industry, which is highly regulated. Regardless of the simplicity of uur MMR design relative to reactors currently in operation, the regulatory licensing and approval process for our nuclear power plants may be delayed and made more costly.

●	Even if the SOLO is licensed in the United States, we must still obtain approvals on a country-by-country basis to deploy these reactor technologies, which approvals may be delayed or denied or which may require modification to our design.

●	Our customers could incur substantial costs as a result of violations of, or liabilities under, environmental laws.

Risks Relating to Our Capital Resources:

●	Our business requires substantial investment.

●	We may experience a disproportionately higher impact from inflation and rising costs.

●	Our indebtedness could expose us to risks that could adversely affect our business, financial condition and results of operations.

●	Our financial results may vary significantly from quarter to quarter.

Corporate Information

Terra Innovatum Global N.V. (“we,” “us,” “our,” “Terra,” “Terra” or the “Company”) was formed in connection with Terra Innovatum Global s.rl.’s conversion into a Dutch public limited liability company (naamloze vennootschap). Our principal executive offices are located at Via Matteo Trenta 117, Lucca, Italy 55100 and our telephone number is +39 0583 55797. Our website address is wwwterrainnovatum.com. Any information contained on, or that can be accessed through, our website is not incorporated by reference into, nor is it in any way part of this registration statement and should not be relied upon in connection with making any decision with respect to an investment in our securities. We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may obtain any of the documents filed by us with the SEC at no cost from the SEC’s website at http://www.sec.gov.

THE OFFERING

Issuer	Terra Innovatum Global N.V.

Ordinary Shares to be Issued By Us	5,475,593 Ordinary Shares to be issued upon the exercise of all outstanding Warrants and 40,200,000 Ordinary Shares to be issued upon the conversion of outstanding Preferred Shares

Ordinary Shares to be outstanding assuming full exercise of Warrants and conversion of Preferred Shares	156,176,541

Exercise Price of Warrants	The Warrants have been issued at varying exercise prices.

Use of Proceeds	We would receive proceeds of up to approximately $59.5 million from the full exercise of the outstanding Warrants for cash, which we would then intend to use for general corporate and working capital purposes.

Resale of Securities

Securities offered by the Selling Securityholders	Up to an aggregate of 140,480,029 Terra Shares.

Terms of the Offering	The Selling Securityholders will determine when and how they will dispose of any Resale Securities registered under this registration statement for resale.

Use of Proceeds	We will not receive any proceeds from the sale of the Resale Securities by the Selling Securityholders. We would receive proceeds of up to approximately $59.5 million from the full exercise of the Warrants for cash, which we would then intend to use for general corporate and working capital purposes.

Market for the Terra Shares and Warrants	The Terra Shares are listed on the Nasdaq Stock Market under the symbol “NKLR.” There is no established trading market for the warrants referred to herein and we do not expect a market to develop. In addition, we do not intend to apply for the listing of the warrants on any national securities exchange or other trading market.

Risk factors	See “Risk Factors” beginning on page 6 and other information included in this registration statement for a discussion of factors you should carefully consider before deciding to invest in the securities being offered by this registration statement.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision, you should consider carefully the following risk factors, as well as the other information set forth in this registration statement, including matters addressed in the section of this registration statement titled “Cautionary Note Regarding Forward-Looking Statements.” If any of these risks actually occur, it may materially harm our business, financial condition, liquidity and results of operations. As a result, the market price of our securities could decline, and you could lose all or part of your investment. Additionally, the risks and uncertainties described in this registration statement, any prospectus supplement, any post-effective amendment or in any document incorporated by reference herein or therein are not the only risks and uncertainties that we face. We may face additional risks and uncertainties that are not presently known to us, or that we currently deem immaterial. The following discussions should be read in conjunction with our financial statements and the notes to the financial statements included herein.

Risks Related to Terra Innovatum’s Business

We are a holding company with no direct operations that relies on dividends, distributions, loans and other payments, advances and transfers of funds from our operating subsidiary, Terra Innovatum s.r.l., an Italian limited liability company (Italian Società a responsabilità limitata) (“Terra OpCo”), to pay dividends, pay expenses and meet our other obligations. Accordingly, our securityholders are subject to all of the risks of Terra OpCo’s business upon the Closing.

Throughout this section, unless otherwise noted, “Terra Innovatum,” “we,” “us” or “our” refers to Terra Innovatum Global N.V. and our consolidated subsidiaries, including Terra OpCo.

Risks Relating to Terra Innovatum’s Business

We have incurred losses and have not generated any revenue since our inception. We anticipate that we will continue to incur losses, and expect that we will not generate revenue, for the foreseeable future.

Since inception, we have incurred significant operating losses, and have an accumulated deficit of $2,630,042 as of June 30, 2025 and negative operating cash flow in the first six months of 2025 and 2024. We expect that operating losses and negative cash flows will increase in the coming years because of additional costs and expenses related to our research and development (which we refer to herein as “R&D”), business development activities and our status as a publicly traded company. To date, we have not generated any revenue. We do not expect to generate any revenue unless and until we are able to commercialize our reactors and/or other lines of business. As we have incurred losses and experienced negative operating cash flows since our inception, and accordingly we have undertaken equity financing from investors to satisfy our funding needs; however, we may not raise adequate funding to offset our expenses and losses. Moreover, we may encounter unforeseen expenses, difficulties, complications, delays, and other unknown factors that may adversely affect our business. The magnitude of our future net losses will depend, in part, on the rate of future growth of our expenses and our ability to generate and grow revenue. We cannot predict the outcome of the actions to generate liquidity to fund our operations, whether such actions would generate the expected liquidity to fund our operations as currently planned or whether the costs of such actions will be available on reasonable terms or at all. Our continued solvency is dependent upon our ability to obtain additional working capital to complete our reactor development, to successfully market our reactors and to achieve commerciality for our reactors. Our prior losses and expected future losses have had and may continue to have adverse effects on our stockholders’ equity (deficit) and working capital and may lead to the failure of our business.

Our limited operating history makes it difficult to evaluate our future prospects and the risks and challenges we may encounter.

We have a limited operating history in a rapidly evolving industry. The markets for nuclear reactor design, nuclear reactor production, nuclear fuel design, nuclear fuel supply, and services related to any or all of the foregoing business may not continue to develop in a manner that we expect or that otherwise would be favorable to our business. As a result of our limited operating history and ongoing changes in our new and evolving industry, including evolving demand for our products and services and the potential development of technologies that may prove more efficient or effective for our intended use cases, our ability to forecast our future results of operations and plan for future growth is limited and subject to uncertainties. We have encountered and expect to continue to encounter risks and uncertainties frequently experienced by companies in rapidly evolving industries, such as the risks and uncertainties described in this registration statement. Accordingly, we may be unable to prepare accurate internal financial forecasts or replace anticipated revenue that we do not receive as a result of delays, changed circumstances, or changed market conditions arising from these factors, and our results of operations in future reporting periods may be below the expectations of investors or analysts. If we do not address these risks successfully, our results of operations could differ materially from our estimates or the expectations of investors or analysts, causing our business to suffer and our ordinary shares price to decline.

We have not yet commercialized or sold the SOLO or any other micro modular reactor (“MMR”), and there is no guarantee that we will be able to do so.

After we develop and obtain regulatory approval, the planned initial deployment of the SOLO is subject to Terra Innovatum reaching binding agreements for its scope of supply with potential customers. If no customer enters into such binding agreements with us, our initial deployment of the SOLO and ongoing services associated with such deployment could be significantly delayed. This could have a material adverse effect on our business and financial condition. To date, the various memoranda of understanding that we have entered into with potential purchasers are non-binding and largely contingent upon successful site characterization studies — including for the First Of A Kind site, governing body approvals and regulatory approvals, and may not result in binding agreements for the purchase of our products or services. The potential purchasers may also elect to terminate or pursue other alternative transactions.

If we fail to manage our growth effectively, we may be unable to execute our business plan, and our business, results of operations, and financial condition could be harmed.

In order to achieve future revenue growth, we must finalize our reactor design, receive regulatory approvals, and continue to develop and market new products and services to traditional and non-traditional end-users. We intend to expand our operations as we develop and deploy our products and services in the future, and will need to hire and retain additional personnel, upgrade our existing operational management and financial and reporting systems, and improve our business processes and controls. Our future expansion will include:

●	hiring and training new personnel;

●	completing the designs, licensing, construction, and commissioning of SOLO;

●	finalizing our reactor design and developing new technologies and services (e.g., training, maintenance, procurement);

●	optimizing applications of our reactors to serve both traditional utility and electric power customers and a broad base of non-traditional industrial customers interested in utilizing the efficient high-temperature heat produced by our design;

●	controlling expenses and investments in anticipation of expanded operations and rising costs;

●	upgrading the existing operational management and financial reporting systems and team to comply with requirements as a public company; and

●	implementing and enhancing administrative infrastructure, systems and processes.

If our operations continue to grow as planned, of which there can be no assurance, we will need to expand our sales and marketing, research and development, customer and commercial strategy, products and services, supply, and manufacturing functions. These efforts will require us to invest significant financial and other resources, including in industries and sales channels in which we have limited experience to date. We will also need to develop and implement our manufacturing and operational systems and processes, and there is no guarantee that we will be able to scale the business as currently planned or within the planned timeframe. The continued expansion of our business will require manufacturing and operational facilities, as well as space for administrative support, and there is no guarantee that we will be able to find suitable locations for such facilities.

Our growth will increase the strain on our resources, and we could experience operating difficulties, including difficulties in hiring and training employees, finding manufacturing capacity to produce our MMRs and related equipment, delays in production, challenges in scaling-up fuel and component fabrication capacity and difficulty sourcing adequate raw material, such as graphite, for our reactors. These difficulties may divert the attention of management and key employees and impact financial and operational results. If we are unable to drive commensurate growth, these costs, which include headcount and capital assets, could result in decreased margins, which could have a material adverse effect on our business, financial condition and results of operations.

We are dependent upon key officers.

Our success depends to a significant extent on the continued service of our key management, technical and other personnel. We are very thinly staffed and, as a result, the loss of one or more of our executive officers could adversely affect our business, financial condition and prospects. We do not maintain “key person” life insurance on any of our executives. If we are unable to retain our current officers or attract and retain additional qualified employees as needed, our ability to execute our business strategy and achieve our objectives could be materially and adversely affected.

There is limited operating experience for reactors of this type, configuration and scale, which may result in greater than expected construction and material costs, maintenance requirements, operating expense or delivery timing.

Our MMR design will be actively managed through design reviews, prototyping, involvement of external partners and application of industry lessons. However, we could still fail to identify manufacturing, material and construction issues early enough to avoid negative effects on production, fabrication, construction or ultimate performance of our MMRs and related technologies, or we may encounter unexpected regulatory issues. Where these issues arise at such later stages of deployment, deployment could be subject to greater costs or be significantly delayed, which could materially and adversely affect our business.

The market for MMRs generating electric power and high-temperature heat is not yet established and may not achieve the growth potential we expect or may grow more slowly than expected.

The market for MMRs, and particularly for MMRs utilizing advanced nuclear technologies such as those employed in the SOLO, has not yet been established. MMRs utilizing advanced nuclear technologies have limited operational history and have not been proven at scale. Estimates for the total addressable market and our expectations, inclusive of recent updates, with regards to certain unit economics are based on a number of internal and third-party estimates, including our potential contracted revenue, the number of potential customers who have expressed interest in our MMRs, assumed prices and production and regulatory costs for our MMRs, our ability to develop logistical and operational processes, assumptions regarding our technology and general market conditions. However, our assumptions and the data underlying our estimates may not be correct and the conditions supporting our assumptions or estimates may change at any time, reducing the predictive accuracy of these underlying factors. As a result, our expected performance as indicated by the illustrative unit economics provided in this registration statement, our estimates of the annual total addressable market and serviceable addressable market for our services, as well as the expected growth rate for the total addressable market and serviceable addressable market for our services, may prove to be incorrect.

We may not attract customers to our MMR technology as quickly as we expect, or at all, and acquiring customers may be more expensive than we currently anticipate.

MMRs and advanced nuclear technologies are relatively new and unproven and may be more costly than alternatives. Accordingly, adoption of our technology, or MMRs and advanced nuclear technologies generally, among our potential customers may progress more slowly than we anticipate or it may be more expensive to bring potential customers into our pipeline. Any delay or failure to attract potential customers to our reactors or MMR technology may have a material and adverse impact on our business and financial condition.

Our cost estimates are highly sensitive to broader economic factors, and our ability to control or manage our costs may be limited.

Capital and operating costs for the deployment of a first-of-a-kind reactor such as the SOLO are difficult to project, inherently variable and are subject to significant change based on a variety of factors, including site specific factors, customer off-take requirements, regulatory oversight, operating agreements, supply chain availability, inflation and other factors. Opportunities for cost reductions with subsequent deployments are similarly uncertain. To the extent cost reductions are not achieved within the expected timeframe or magnitude, the SOLO may not be cost competitive with alternative technologies, which could materially and adversely affect our expected revenues, gross margins and on the other information included in the Unit Economics Information.

Competition from existing or new companies could cause us to experience downward pressure on prices, fewer customer orders, reduced margins, the inability to take advantage of new business opportunities, and the loss of market share.

We operate in highly competitive markets and are subject to competition based upon product design, performance, pricing, quality, and services, from competing nuclear suppliers as well as from alternative means of producing electricity and/or heat. There are a number of advanced reactor designs, and some advanced reactor projects, under development in the United States. Many of these designs are involved in pre-application review with the NRC. Our advanced design, projected product design performance, engineering expertise, and quality control have been important factors in our growth; nonetheless other companies providing competing technologies could capture customers or market share from us, which could have a material adverse effect on our business or financial condition.

For sales and/or deployments outside of jurisdictions with highly-developed nuclear regulatory frameworks, some of our foreign competitors currently benefit from, and others may benefit in the future from, permissive regulatory and licensing regimes and/or from protective measures by their home countries where governments are providing financial support, including significant investments in the development of new technologies.

We believe our ability to compete successfully in designing, engineering and manufacturing our products and services at attractive costs to customers does and will depend on a number of factors, which may change in the future due to increased competition, our ability to meet our customers’ needs and the frequency and availability of our offerings. If we are unable to compete successfully, our business, financial condition and results of operations would be adversely affected.

Technological changes could render our technology and products uncompetitive or obsolete, which could prevent us from achieving market share and sales.

Our failure to refine or advance our MMR technologies could cause our reactor technology to become uncompetitive or obsolete, which could prevent us from achieving market share and sales. We may need to invest significant financial resources in research and product development to keep pace with technological advances in the industry and to compete in the future; we may be unable to secure such financing. A variety of competing alternative technologies may be in development by other companies that could result in lower manufacturing or operating costs and/or higher performance than those expected for our technology. Our development efforts may be rendered obsolete by the technological advances of others, and other technologies may prove more advantageous for commercialization.

Changes in the availability and cost of electricity, natural gas and other forms of energy are subject to volatile market conditions that could adversely affect our business.

The prices for and availability of electricity, oil and other energy resources are subject to volatile market conditions. We do not control these market conditions, which are, moreover, often affected by political and economic factors beyond our control. Decreases in energy prices, or changes in nuclear energy costs relative to other forms of energy, may adversely affect our business. To the extent that these uncertainties cause suppliers and customers to be more cost sensitive or to adjust their business plans and operations, decreased energy prices may have an adverse effect on our results of operations and financial condition.

The cost of electricity generated from nuclear sources may not be cost competitive with other electricity generation sources in some markets, which could materially and adversely affect our business.

Many U.S. electricity markets price electric energy, capacity, and/or ancillary services on a competitive basis, with market prices subject to substantial fluctuations. Other markets remain heavily regulated by state or local utility regulatory authorities, with power purchase decisions by electric utilities subject to various competitiveness or prudence tests. As a result of competitive pressures, some electricity markets experience low marginal energy prices at certain times due to a combination of subsidized generating resources, competitors with low-cost or no-cost fuel sources, or market-design features that create incentives for certain attributes or deliver revenue in unpredictable ways over time, and Terra Innovatum may not be able to compete in these markets unless the benefits of the low-carbon, reliable and/or resilient energy generation provided by the SOLO is sufficiently valued. Even in markets that price reliable capacity on a long-term basis, there is no guarantee that our customers’ SOLO units will be sufficiently low-cost so as to clear auction-style capacity markets, and clearing in any one year is no guarantee of clearing in successive years. Moreover, our SOLO reactor will likely serve a specific market segment of smaller distributed generation, remote application or industrial customers, who may have lower cost power/heat alternatives available to them, especially in the near-term.

Given the relatively lower electricity prices and higher availability of power in the United States when compared to many international markets, the risk may be greater with respect to business in the United States. Regardless of jurisdiction, however, failure of our MMRs to provide competitively price electricity or heat could materially and adversely affect our business.

We and our customers operate in a politically sensitive environment, and the public perception of nuclear energy can affect our customers and us.

Successful execution of our business model is dependent upon public support for nuclear power in the United States and other countries. The risks associated with uses of radioactive materials by our customers in future deployments of our MMR designs, and the public perception of those risks, can affect our business. Opposition by third parties can delay or prevent the licensing and construction of new nuclear power facilities and in some cases can limit the operation of nuclear reactors. Adverse public reaction to developments in the use of nuclear power could directly affect our customers and indirectly affect our business. In the past, adverse public reaction, increased regulatory scrutiny and related litigation have contributed to extended licensing and construction periods for new nuclear reactors, sometimes delaying construction schedules by decades or more, or even shutting down operations at already-constructed reactors.

Accidents involving nuclear power facilities, including but not limited to events similar to any of the Three Mile Island, Chernobyl or Fukushima Daiichi nuclear accidents, or terrorist acts or other high profile events involving radioactive materials, could materially and adversely affect the public perception of the safety of nuclear energy, our customers and the markets in which we operate and potentially decrease demand for nuclear energy or facilities, increase regulatory requirements and costs or result in liabilities or claims that could materially and adversely affect our business.

Historical nuclear accidents and fears of a new nuclear accident can hinder widespread acceptance of nuclear power. Nuclear power faces strong opposition from certain individuals and organizations both in the United States and abroad. With respect to public perceptions, the accident that occurred at the Fukushima nuclear power plant in Japan in 2011 increased public opposition to nuclear power in some countries, resulting in a slowdown in, or, in some cases, a complete halt to new construction of nuclear power plants, an early shut down of existing power plants and a dampening of the favorable regulatory climate needed to introduce new nuclear technologies. As a result of the Fukushima accident, some countries that were considering launching new domestic nuclear power programs delayed or cancelled the preparatory activities they were planning to undertake as part of such programs. If a high-visibility or high-consequence nuclear accident, including the loss or mishandling of nuclear materials, or other event, such as a terrorist attack involving a nuclear facility, occurs, public opposition to nuclear power may increase dramatically, regulatory requirements and costs could become more onerous or prohibitory, and customer demand for the SOLO could suffer, which could materially and adversely affect our business and operations.

The direct and indirect impact on us and our customers from severe weather and other effects of climate change and the economic impacts of the transition to non-carbon based energy, could adversely affect our financial condition, operating results, and cash flows.

Our operations and properties, and those of our customers, may in the future be adversely impacted by flooding, wildfires, high winds, drought and other effects of severe weather conditions that may be caused or exacerbated by climate change. These events can force our customers to suspend operations at impacted properties and may result in significant damage to such properties. Even if these events do not directly impact us or our customers they may indirectly impact us and our customers through increased insurance, energy or other costs. In addition, although the ongoing transition to non-carbon based energy is creating significant opportunities for us and our customers, the transition also presents certain risks, including macroeconomic risks related to higher energy costs and energy shortages, among other things. These direct and indirect impacts from climate change could adversely affect our financial condition, operating results, supply chain and cash flows.

Our operations involve the use, transportation and disposal of toxic, hazardous and/or radioactive materials and could result in liability without regard to fault or negligence.

Our operations involve the use, transportation, and disposal of toxic, hazardous and radioactive materials. A release of these materials could pose a health risk to humans, plants and animals or the environment. If an accident were to occur, its severity would depend on the volume and location of the release and the speed of corrective action taken by emergency response personnel, as well as other factors beyond our control, such as weather and wind conditions.

While we do not currently own any property in the United States, if, in the future we do, under federal, state and local laws and regulations, a current or former owner or operator of real property may be liable for costs to remediate contamination resulting from the presence or release of hazardous substances, wastes or petroleum products. These costs could be substantial and liability under such laws is strict and may attach whether or not the owner or operator knew of or caused such contamination. Moreover, the presence of contamination may expose us to third-party claims for property damage or bodily injury, subject our properties to liens in favor of the government for damages and cleanup costs, impose restrictions on the manner in which we use our properties, and materially adversely affect our ability to sell, lease, insure, or develop our properties. We also may be liable for costs of remediating third-party disposal sites to which we arranged for the disposal or treatment of hazardous substances without regard to whether such disposal occurred in compliance with environmental laws. These matters could have an adverse effect on our financial condition.

Additionally, we may be responsible for decontamination or decommissioning of facilities where we conduct, or previously conducted, operations. Activities of our contractors, suppliers or other counterparties similarly may involve toxic, hazardous, and radioactive materials and we may be liable contractually, or under applicable law, to contribute to remedy damages or other costs arising from such activities, including the decontamination or decommission of third-party facilities.

In the United States, the nuclear liability law codified at 42 U.S.C. 2210 (along with subsequent amendments, the “Price-Anderson Act”) and applicable NRC regulations and corresponding insurance requirements channel liability to the nuclear operator of a nuclear power plant for third-party offsite damages caused by a nuclear incident or a precautionary evacuation due to a possible or actual nuclear incident. U.S. law is substantially similar in effect to global nuclear liability regimes wherein operators are subject to robust financial protection regimes, such as required insurance policies or government indemnification, to cover the operator’s financial risk in the event of a nuclear incident that gives rise to third-party offsite liability. If, however, an incident or precautionary evacuation is not covered under such a nuclear liability regime, we could be financially liable for damages arising from such incident or evacuation, which could have an adverse effect on our results of operations and financial condition.

The Price-Anderson Act does not, however, cover on-site loss or damage to property due to a nuclear incident. Rather, the NRC, like many nuclear regulators around the world, requires nuclear operators to maintain on-site property damage insurance. If an incident resulting in onsite property damage is not otherwise covered by the mandatory insurance policy maintained at the facility, then we could be potentially liable for damages arising from such incident, which could have an adverse effect on our results of operations and financial condition.

In our contracts, we seek to protect ourselves from liability, but there is no assurance that such contractual limitations on liability will be effective in all cases or in all jurisdictions. The costs of defending against a claim arising out of a nuclear incident or precautionary evacuation not otherwise covered by insurance, and any damages awarded as a result of such claim, could adversely affect our results of operations and financial condition.

Unresolved spent nuclear fuel storage and disposal issues and associated costs could have a significant negative impact on Terra Innovatum’s business operations if potential SOLO customers view the risks associated with these issues and costs as unacceptably high.

The Nuclear Waste Policy Act of 1982 requires the DOE to provide for the permanent disposal of spent nuclear fuel (“SNF”) and associated high-level nuclear waste (“HLW”). In 1987, Congress amended the Nuclear Waste Policy Act to identify Yucca Mountain, in Nevada, as the only site that the DOE could consider for a permanent repository. The DOE has since cancelled this project, but under the federal law, is required to construct storage facilities for, and to dispose of, all SNF and other HLW generated by domestic nuclear reactors. Interim storage requires the construction and maintenance of NRC licensed SNF/ HLW storage facilities. While the costs of developing and maintaining these interim storage facilities can have a significant effect on the costs associated with waste storage and disposal for nuclear reactors, including Terra Innovatum’s reactors, these costs could themselves be impacted by the timing of the opening of a disposal facility, as well as any possible future changes to the interim storage or transportation requirements for SNF and other forms of HLW, and the extent to which operators are able to continue to successfully sue DOE for costs incurred as a result of its continued failure to provide for permanent disposal.

There are currently two consolidated interim storage (“CIS”) facilities under development in the United States for the interim storage of SNF/HLW. One facility has received an NRC license for construction and operation, and the other facility is in the final stages of its NRC licensing review. It is possible that SNF/HLW generated at an Terra Innovatum reactor could be stored at one of these CIS facilities; however, it is also possible that these CIS facilities are never built or become operational, or are unable to store such waste from an Terra Innovatum reactor, in which case, the waste would need to be stored onsite or at another interim SNF storage facility until another disposal option became available, such as a U.S. government determined permanent national repository or other government storage facility.

The establishment of a national repository for the storage and/or permanent disposal of SNF, such as the one previously considered at Yucca Mountain, Nevada, the timing of such a facility’s opening and the ability of such a facility to accept waste from an Terra Innovatum reactor, and any related regulatory action, could impact the costs associated with our SOLO customers’ storage and/or disposal of SNF/HLW. Likewise, the establishment of a CIS for the storage of SNF/HLW, the timing of such a facility’s opening and being able to accept waste from an Terra Innovatum reactor, and any related regulatory action, could impact our customers’ costs associated with storage of SNF/HLW. These waste storage issues, and changes to the current waste disposal practices or changes to reactor operators’ ability to recover storage costs from DOE through litigation, could be material to Terra Innovatum’s operations if potential customers view waste disposal as problematic, detrimental or a negative factor when considering an investment in an Terra Innovatum reactor.

Unsatisfactory safety performance or security incidents at our facilities — or any nuclear facility around the world — could have a material adverse effect on our business, financial condition and results of operations.

We design and will manufacture highly sophisticated MMRs that depend on complex technology. We also work cooperatively with our suppliers, subcontractors, venture partners and other parties. Failures, disruptions or compromises to our or our third parties’ systems or facilities may be caused by natural disasters, accidents, power disruptions, telecommunications failures, acts of terrorism or war, computer viruses, bugs or vulnerabilities, physical or electronic break-ins, human error, targeted cyberattacks, other intentional conduct, or similar events or incidents. While we have built operational processes to ensure that the design, manufacture, performance and servicing of our MMRs meet rigorous safety standards and performance goals, there can be no assurance that we will not experience operational or process failures or other problems, including through manufacturing or design defects, failure of third-party safeguards, mishandling or process failures, natural disasters, cyber attacks, or other intentional acts, that could result in potential safety risks. There can be no assurance that our preparations, or those of third parties, will be able to prevent any such incidents.

Any actual or perceived safety issues may result in significant reputational harm to our businesses, in addition to tort liability, maintenance, increased safety infrastructure and other costs that may arise. Such issues with our MMRs, facilities, or customer safety could result in delaying or cancelling delivery of MMRs to our customers, increased regulation or other systemic consequences. Our inability to meet our safety standards or address adverse publicity affecting our reputation as a result of accidents, mechanical failures, damages to customer property or medical complications could have a material adverse effect on our business, financial condition and results of operation.

In the nuclear industry, an accident or incident involving the mishandling of nuclear materials at any nuclear facility in the world can have an impact on other nuclear facilities around the world in terms of public acceptance, political pressures, and regulatory requirements and scrutiny. For example, the March 2011 accident at the Fukushima Daiichi plant in Japan resulted in millions of dollars in additional regulatory reviews and requirements for U.S. nuclear power plants. If a safety incident occurs at any nuclear facility in the world, it could delay licensing and/or drive up costs to license or own our MMRs and negatively impact our business or financial condition.

We are subject to information technology and cyber security threats which could have adverse effects, including regulatory effects, on our business and results of operations.

We are increasingly dependent upon information technology systems, infrastructure and data to operate our business. In the ordinary course of business, we collect, store and transmit confidential information (including but not limited to intellectual property, proprietary business information and personal information). It is critical that we do so in a secure manner to maintain the confidentiality and integrity of such confidential information. We also have outsourced elements of our operations to third parties, and as a result we manage a number of third-party contractors who have access to our confidential information.

Despite the implementation of security measures, given their size and complexity and the increasing amounts of confidential information that they maintain, our internal information technology systems and those of our contractors and consultants are potentially vulnerable to breakdown or other damage or interruption from service interruptions, system malfunction, natural disasters, terrorism, war and telecommunication and electrical failures, as well as security breaches from inadvertent or intentional actions by our employees, contractors, consultants, business partners, and/or other third parties, or from cyber-attacks by malicious third parties (including the deployment of harmful malware, ransomware, denial-of-service attacks, social engineering and other means to affect service reliability and threaten the confidentiality, integrity and availability of information), which may compromise our system infrastructure or lead to data leakage. As part of our regular review of potential risks, we analyze emerging cyber security threats to us and our contractors, consultants, business partners and other third parties as well as our plans and strategies to address them. Our board of directors, which has oversight responsibility for cyber security risks, is regularly briefed by management on such analyses. Additionally, our board of directors is responsible for overseeing the adequacy of management’s conduct of threat environment and vulnerability assessments, management of cyber incidents, pursuit of projects to strengthen internal cyber security and the cyber security of our suppliers and other service providers, work with the Company’s privacy and legal teams, coordination with the Company’s operations teams to evaluate the cyber security implications of our products and offerings, and coordination of efforts to monitor, detect, and prevent future cyber threats. In addition, the audit committee of the board of directors annually reviews our risk profile with respect to cybersecurity matters. To the extent that any disruption or security breach were to result in a loss of, or damage to, our data or applications, or inappropriate disclosure of confidential or proprietary information, we could incur liability and reputational damage and the further development and commercialization of our products could be delayed.

While we have not experienced any such system failure, accident or security breach to date, we cannot assure you that our data protection efforts and our investment in information technology will prevent significant breakdowns, data leakages, breaches in our systems or other cyber incidents that could have a material adverse effect upon our reputation, business, operations or financial condition. For example, we maintain databases comprised of our SOLO nuclear design technical engineering information and operations information, which have been and will continue to be used to design the SOLO reactors and will be utilized in “digital twin” construction and operations environments to allow for highly efficient construction and operations of these designs. If this database were to be lost or compromised, our ability to efficiently deploy and operate our reactors could be significantly impaired.

Furthermore, significant disruptions of our internal information technology systems or security breaches could result in the loss, misappropriation, and/or unauthorized access, use, or disclosure of, or the prevention of access to, confidential information (including, but not limited to, intellectual property, proprietary business information, and personal information), which could result in financial, legal, business, and reputational harm to us. For example, any such event that leads to unauthorized access, use, or disclosure of personal information, including personal information related to our employees, could harm our reputation directly, compel us to comply with federal and/or state breach notification laws and foreign law equivalents, subject us to mandatory corrective action, and otherwise subject us to liability under laws and regulations that protect the privacy and security of personal information, which could result in significant legal and financial exposure and reputational damages that could potentially have an adverse effect on our business.

Our supply base may not be able to scale to the production levels necessary to meet sales projections.

We do not have manufacturing assets and will rely on third party manufacturers and construction firms to build SOLO, fuel fabrication facilities and associated equipment. While we are working to secure and manage sufficient third-party manufacturing capabilities and facilities, these capabilities and the facilities involve risks including timeline, cost, and financing risk and even if successfully developed, might not be available for our earliest SOLO deployments. Moreover, we are dependent on future supplier capability to meet production demands attendant to our forecasts. If our supply chain cannot meet the schedule demands of the market, our projected sales revenues could be materially impacted.

We rely on a limited number of suppliers for certain materials and supplied components, some of which are highly specialized and are being designed for first-of-a-kind or sole use in the SOLO. We and our third-party vendors may not be able to obtain sufficient materials or supplied components to meet our manufacturing and operating needs, or obtain such materials on favorable terms or at expected costs.

We rely on a limited number of suppliers for certain raw materials and supplied components. We may not be able to obtain sufficient raw materials or supplied components to meet our manufacturing and operating needs, or obtain such materials on favorable terms or at expected costs, which could impair our ability to fulfill our orders in a timely manner or increase our costs of production.

We do not directly manufacture any of the components of our MMRs. Our ability to manufacture our MMRs is dependent upon sufficient availability of raw materials and supplied components, including many highly technical components that are still under design, are being designed for first-of-a-kind or sole use in the SOLO and have not yet been qualified for use, are only produced by a limited number of suppliers and may be particularly susceptible to cost increases, supply chain disruptions or inflationary pressures. Any supply chain disruption incurred by our third-party suppliers or degradation in the quality and processes of our manufacturer partners, may result in delays, cost overruns or impairments to the development of our reactors.

Certain materials, such as the graphite used to line our reactor cores, is currently produced in limited number and available predominantly from a number of vendors inside and outside of the United States (e.g., Italy, Germany and Japan). Our current reliance on multi-layered international supply chains to secure raw materials and supplied components exposes us to volatility in the prices and availability of these materials, and may result in our being susceptible to changes in geopolitical relationships. We may not be able to obtain a sufficient supply of raw materials or supplied components, on favorable terms or at all, which could result in delays in, or the inability to, manufacture our MMRs or result in increased costs.

Additionally, the imposition of tariffs and impacts of inflation on raw materials or supplied components for our reactors could have a material adverse effect on our operations. Prolonged disruptions in the supply of any of our key raw materials or components, difficulty qualifying new sources of supply, implementing use of replacement materials or new sources of supply or any volatility in prices could have a material adverse effect on our ability to operate in a cost-efficient, timely manner. Such prolonged disruptions could also cause us to experience cancellations or delays of scheduled launches, customer cancellations or reductions in our prices and margins, any of which could harm our business, financial condition and results of operations.

We depend on key executives and management to execute our business plan and conduct our operations. A departure of key personnel could have a material adverse effect on our business.

Our success depends, in significant part, on the continued services of our senior management team and on our ability to attract, motivate, develop and retain a sufficient number of other highly skilled personnel, including engineers, manufacturing and quality assurance, finance, marketing and sales personnel. Our senior management team has extensive experience in the energy and manufacturing industries, and we believe that their depth of experience is instrumental to our continued success. The loss of any one or more members of our senior management team, for any reason, including resignation or retirement, could impair our ability to execute our business strategy and have a material adverse effect on our business and financial condition if we are unable to successfully attract and retain qualified and highly skilled replacement personnel.

Our business plan requires us to attract and retain qualified personnel including personnel with highly technical expertise. Were we not to be able to successfully recruit and retain experienced and qualified personnel, it could have a material adverse effect on our business.

Our future success depends in part on our ability to contract with, hire, integrate, and retain highly competent nuclear reactor and fuels focused engineers and scientists, and other qualified personnel. Competition for the limited number of these skilled professionals is intense. If we are unable to adequately anticipate our needs for certain key competencies and implement human resource solutions to recruit or improve these competencies, our business, results of operations and financial condition would suffer. If we are unable to recruit and retain highly skilled personnel, especially personnel with sufficient technical expertise to develop our reactors and fuel, we may experience delays, increased costs and reputational harm.

There is substantial doubt about our ability to continue as a going concern, and we may require additional future funding.

Based on our recurring losses and expectations to incur significant expenses and negative cash flows until at least 2028, management has identified substantial doubt about Terra Innovatum’s ability to continue as a going concern. If we are unable to continue as a going concern, we may be forced to liquidate our assets and the values we receive for our assets in liquidation or dissolution could be significantly lower than the values reflected in our financial statements.

To date, we have not generated any material revenue, while we have substantial overhead expenses. We do not expect to generate meaningful revenue unless and until we are able to finalize development of and commercialize SOLO and related services, and we may not be able to do so on our anticipated timetable, if at all. We expect our expenses and capital expenditures to increase in connection with our ongoing activities, including developing and advancing SOLO and other products and services, obtaining the Construction Permit and Operating Licensing Approval from NRC within the target timeline for CPA and OLA approval for SOLO design and completing our manufacturing preparation and trials. In addition, we expect to incur additional costs associated with operating as a public company. Certain costs are not reasonably estimable at this time and we may require additional funding and our projections anticipate certain customer-sourced income that is not guaranteed.

We may also seek to raise capital through private or public equity or debt financings or through other sources of financing. Adequate additional funding may not be available to us on acceptable terms or at all. Our failure to raise capital as and when needed could have a negative impact on our financial condition and our ability to pursue our business strategies. If we raise additional funds by issuing equity securities, our shareholders will experience dilution. If we raise additional capital through debt financing, we may be subject to covenants that restrict our operations including limitations on our ability to incur liens or additional debt, pay dividends, repurchase our securities, make certain investments, and engage in certain merger, consolidation or asset sale transactions. Any debt financing or additional equity that we raise may contain terms that are not favorable to us or our stockholders and members. If the needed financing is not available, or if the terms of financing are less desirable than we expect, we may be required to delay, scale back or terminate some or all of our research and development programs.

Subsequent to the balance sheet date, we completed the Merger on October 9, 2025 (see “Business Combination and Public Listing” below) and converted $5,690,000 in Bridge Loans into equity and warrants. Management therefore believes that existing cash will be sufficient to meet the Company’s working capital and capital expenditure requirements for at least the next 12 months.

We rely heavily on our intellectual property portfolio. Our ability to protect our patents and other intellectual property rights may be challenged and is not guaranteed. If we are unable to protect our intellectual property rights, our business and competitive position may be harmed.

We may not be able to prevent unauthorized use of our intellectual property, which could harm our business and competitive position. We rely upon a combination of the intellectual property protections afforded by patents, trademarks/service marks, copyrights and trade secret laws in the United States and other jurisdictions, as well as commercial agreements such as confidentiality agreements, and license agreements to establish, maintain and enforce rights associated with our MMRs and related proprietary technologies. These measures are aimed at preventing third parties from using, practicing, selling, manufacturing, or otherwise commercially exploiting our MMRs and related technologies, which would erode our competitive position in our market. Our success depends in large part on our ability to obtain and enforce patent protection for our MMRs, as well as our ability to operate without infringing or violating the proprietary rights of others. We either own or have significant license rights to certain intellectual property applicable to our MMRs, including patent rights and pending patent applications on the same, and we will continue to file patent applications claiming new technologies directed to our MMRs in the United States and in other jurisdictions based on several factors including, but not limited to, commercial viability. Monitoring unauthorized use of our intellectual property rights is difficult and costly, and the steps we have taken or will take to prevent misappropriation may not be sufficient.

As noted above, we also rely upon unpatented trade secret protection, unpatented know-how and continuing technological innovation to develop and help maintain our business and competitive position. We seek to protect our proprietary technology, in part, by entering into confidentiality agreements with our suppliers, subcontractors, venture partners, employees and consultants, and other third parties. However, we may not be able to prevent the unauthorized disclosure or use of information which we consider to be confidential, our technical know-how or other trade secrets by the parties to these agreements, despite the existence generally of confidentiality provisions and other contractual restrictions. If any of the suppliers, subcontractors, venture partners, employees and consultants, and other third parties who are parties to these agreements breaches or violates the terms of any of these agreements, we may not have adequate remedies for any such breach or violation, and we could lose our trade secrets as a result. It is also possible that our trade secrets, know-how or other proprietary information could be obtained by third parties as a result of breaches of our physical or electronic security systems. Even where remedies are available, enforcing a claim that a party illegally disclosed or misappropriated our trade secrets is expensive and time consuming, and the outcome is unpredictable. Courts outside the United States are sometimes less willing to protect trade secrets. Additionally, despite our efforts to protect our proprietary technology, our trade secrets could otherwise become known or be independently discovered by our competitors. If any of our trade secrets were to be lawfully obtained or independently developed by a competitor or other third party, we would have no right to prevent them, or those to whom they communicate, from using that technology or information to compete with us.

The patent position of our nuclear power reactors is not a guarantee of protection or rights. During the patent prosecution process, a patent office may require us or our licensors to narrow the scope of the claims of our or our licensors’ pending and future patent applications. This may limit the scope of patent protection and our or our licensors’ ability to assert patent infringement if the patent is subsequently issued. In some cases, a patent may not issue if we or our licensors are unable to overcome rejections from a patent office. By pursuing patent rights by filing a patent, we or our licensors may lose trade secrets that would have otherwise been protected had a patent not been sought and third parties may be able to exploit such published information in our patent application. Additionally, even if we obtain a patent in one jurisdiction (e.g., the United States), we cannot guarantee that we will obtain a corresponding patent in another jurisdiction (e.g., Italy) as patent laws differ from jurisdiction to jurisdiction. Additionally, maintaining and enforcing patent rights can involve complex legal and factual questions and may be subject to litigation in some cases. For example, third parties may challenge the validity of our or our licensors’ patents based on prior art at a tribunal such as the Patent Trial and Appeal Board at the U.S. Patent and Trademark Office and in a federal court. Because we cannot assure that all of the potentially relevant prior art relating to our patents and patent applications has been found, third parties may prevail in invalidating a patent or preventing a patent application from being issued as a patent. If we or our licensors are able to maintain valid patents or prevail in patent challenges instituted by third parties, we or our licensors may still bear the risk of third parties “designing around” our technologies to avoid an intellectual property infringement claim.

Our patent applications may not result in issued patents, which may have a material adverse effect on our ability to prevent others from commercially exploiting products similar to ours. The status of patents involves complex legal and factual questions and the breadth of claims allowed is uncertain. As a result, we cannot be certain that the patent applications that we file will result in patents being issued, or that our patents and any patents that may be issued to us will afford protection against competitors with similar technology. Numerous patents, published pending patent applications and unpublished pending patent applications owned by others exist in the fields in which we have developed and are developing our technology. In addition to the risk of infringing those patents, those patents may also be used as a basis to invalidate our patents or prevent our patent applications from issuing as patents. Our patents may also be challenged as invalid under other prior art and/or be challenged as unenforceable. Furthermore, patent applications filed in foreign countries are subject to laws, rules and procedures that differ from those of the United States, and thus we cannot be certain that foreign patent applications related to issued U.S. patents will be issued.

Even if our patent applications succeed and we are issued patents in accordance with those applications, it is still uncertain whether these patents will be contested, circumvented, invalidated or limited in scope in the future. The rights granted under any issued patents may not provide us with meaningful protection or competitive advantages, and some foreign countries provide significantly less effective patent enforcement than in the United States. In addition, the claims of any patents that issue from our patent applications may not be broad enough to prevent others from developing technologies that are similar or that achieve results similar to ours. The intellectual property rights of others could also bar us from licensing and exploiting any patents that issue from our pending patent applications. In addition, patents issued to us may be infringed or designed around by others and others may obtain patents that we need to license or design around, either of which would increase costs and may adversely affect our business, prospects, financial condition and operating results.

We currently enjoy only limited geographical protection with respect to certain issued patents and may not be able to protect our intellectual property rights throughout the world.

We do not have worldwide patent rights for our MMRs and related proprietary technologies because there is no such thing as worldwide or “international patent rights.” Accordingly, we may not be able to protect our intellectual property rights in certain jurisdictions and their legal systems. Filing, prosecuting and defending patents on our MMRs worldwide can pose several challenges. First, procuring patent rights in multiple jurisdictions would be cost prohibitive because individual patent offices in different jurisdictions will have to examine each patent application separately. Therefore, costs such as examination fees, translation fees and attorneys’ fees are considered. Once a patent is registered, we or our licensors will also have the continued obligation of paying maintenance fees periodically to avoid patents from becoming abandoned or lapsed. Second, the breadth of claims in patents may vary from jurisdiction to jurisdiction. For instance, certain patent offices may require narrower claims, resulting in patent rights that are less extensive. Further, as noted above, we may not be able to obtain patents in some jurisdictions even if we obtain patents in other jurisdictions. Accordingly, our competitors may operate in countries where we do not have patent protection and can freely use our technologies and discoveries in such countries to the extent such technologies and discoveries are publicly known or disclosed in countries where we do have patent protection or pending patent applications.

Many countries have compulsory licensing laws under which a patent owner may be compelled to grant licenses to third parties. Many countries also limit the enforceability of patents against government agencies or government contractors. In these countries, the patent owner may have limited remedies, which could materially diminish the value of such patent. If we or any of our licensors are forced to grant a license to third parties with respect to any patents relevant to our business, our competitive position may be impaired, and our business and financial condition may be adversely affected.

We may need to defend ourselves against intellectual property infringement claims, which may be time-consuming and could cause it to incur substantial fees and costs.

Companies, organizations or individuals, including our existing and future competitors, may hold or obtain patents, trademarks/service marks or other intellectual property rights that would prevent, limit or interfere with our ability to develop our intellectual property and make, use, develop, import, offer to sell or sell our MMRs and related technology, which could make it more difficult for us to operate our company. From time to time, we may receive inquiries from holders of patents or trademarks/service marks inquiring whether we are infringing their proprietary rights and/or seek court declarations that they do not infringe our intellectual property rights. Companies holding patents or other intellectual property rights similar to our technology may bring proceedings alleging infringement of such rights or otherwise asserting their rights and seeking licenses. In addition, if we are determined to have infringed a third party’s intellectual property rights, we may be required to do among other things, one or more of the following: (i) cease selling, incorporating or using MMRs that incorporate the challenged intellectual property; (ii) pay substantial damages; (iii) pay for and obtain a license from the holder of the infringed intellectual property right, which may not be available on reasonable terms or at all; or (iv) redesign part or all of our technology. In the event of a successful claim of infringement against us and our failure or inability to obtain a license to the infringed technology, our business, prospects, operating results and financial condition could be materially adversely affected. In addition, any litigation or claims, whether or not valid, could result in substantial costs and diversion of resources and management’s focus and attention.

We also license patents and other intellectual property from third parties, and we may face claims that the use of this intellectual property infringes the rights of other third parties. In such cases, we may seek indemnification from the licensors under our license contracts with those licensors or other damages. However, our rights to indemnification or damages may be unavailable or insufficient to cover our costs and losses, depending on our use of the technology, whether we choose to retain control over conduct of the litigation, and other factors.

We may not identify relevant third-party patents or may incorrectly interpret the relevance, scope or expiration of a third-party patent, which might adversely affect our ability to develop and market our MMRs.

We cannot guarantee that any of our patent searches or analyses, including the identification of relevant patents, the scope of patent claims or the expiration of relevant patents, are complete or thorough because there may be hundreds of thousands of relevant patents worldwide. We also cannot be certain that we have identified each and every third-party patent and pending application in the United States and abroad that is relevant to or necessary for the commercialization of our MMRs in any jurisdiction. The scope of a patent claim is generally determined by an interpretation of the law, the written disclosure in a patent, and the patent’s prosecution history. Our interpretation of the relevance or the scope of a patent or a pending application may be incorrect or not accepted by a court of competent jurisdiction. Our determination of the expiration date of any patent in the United States or abroad that we consider relevant may be incorrect or inaccurate. Our failure to identify and correctly interpret relevant patents may negatively impact our ability to develop and market our MMRs.

There are several circumstances under which a patent application may not be published and accessible to us or our licensors. For example, patent applications in the United States and many foreign jurisdictions are typically not published until 18 months after filing, but some patent applications in the United States may be maintained in secrecy until the patents are issued. Publications in the scientific literature also often lag behind actual discoveries. Therefore, we cannot be certain that others have not filed patent applications for technology covered by our issued patents or our pending applications, or that we were the first to invent the technology or to file a patent application covering the technology. Our competitors may have filed, and may in the future file, patent applications covering our MMRs or technology similar to ours without us knowing. Any such patent application may have priority over our patent applications or patents, which could require us to procure rights to issued patents covering such technologies in order to avoid infringement claims.

We may be subject to claims of ownership and other rights to our patents and other intellectual property by third parties.

We may be subject to claims that former employees, collaborators, or other third parties have an interest in our patents or other intellectual property as an owner, a joint owner, a licensee, an inventor, or a co-inventor. In the latter two cases, the failure to name the proper inventors on a patent application can result in the patents issuing thereon being unenforceable. Inventorship disputes may arise from conflicting views regarding the contributions of different individuals named as inventors, the effects of foreign laws where foreign nationals are involved in the development of the subject matter of the patent, conflicting obligations of third parties involved in developing our patented technology or as a result of questions regarding co-ownership of potential joint inventions. Litigation may be necessary to resolve these and other claims challenging inventorship and ownership. Alternatively, or additionally, we may enter into agreements to clarify the scope of our rights in such intellectual property. If we fail in defending any such claims, in addition to paying monetary damages, we may lose exclusive ownership of, or right to use or license valuable intellectual property. Such an outcome could have a material adverse effect on our business. Even if we are successful in defending against such claims, litigation could result in substantial costs and be a distraction to management and other employees.

Terra Innovatum’s management has limited experience in operating a public company.

Terra Innovatum’s executive officers have limited experience in the management of a publicly traded company. Terra Innovatum’s management team may not successfully or effectively manage its transition to a public company that will be subject to significant regulatory oversight and reporting obligations under federal securities laws. Their limited experience in dealing with the increasingly complex laws pertaining to public companies could be a disadvantage in that it is likely that an increasing amount of their time may be devoted to these activities which will result in less time being devoted to the management and growth of New Terra Innovatum. Terra Innovatum may not have adequate personnel with the appropriate level of knowledge, experience, and training in the accounting policies, practices or internal controls over financial reporting required of public companies in the United States. The development and implementation of the standards and controls necessary for New Terra Innovatum to achieve the level of accounting standards required of a public company in the United States may require costs greater than expected. It is possible that New Terra Innovatum will be required to expand its employee base and hire additional employees to support its operations as a public company which will increase its operating costs in future periods.

Risks Relating to Compliance with Law, Government Regulation and Litigation

A pandemic, epidemic or outbreak of an infectious disease in the United States or worldwide, including the outbreak of a novel strain of coronavirus (“COVID-19”), could adversely impact our business operations and our financial results.

If a pandemic, epidemic, or outbreak of an infectious disease, including the resurgence of COVID-19 or the outbreak of a novel strain of COVID-19, or other public health crisis were to affect our markets, facilities or our customers, our business could be adversely affected. The global spread of COVID-19 has disrupted certain aspects of our operations, including the ability of certain of our employees to collaborate in-person, and may adversely impact our business operations and financial results, including our ability to execute on our business strategy and goals. Specifically, the continued spread of COVID-19, the potential future spread of other infectious diseases and related precautionary measures may result in delays or disruptions in our supply chain, delays in the launch or execution of certain of our customers’ projects and a decrease of our operational efficiency in the development of our systems, products, technologies and services. We continue to take measures within our facilities to ensure the health and safety of our employees. These measures include rearranging facilities and work schedules to follow social distancing protocols and undertaking regular and thorough disinfecting of surfaces and tools. However, there can be no assurance that these measures will prevent disruptions due to COVID-19 or other infectious diseases within our workforce. These measures have also resulted in the reduction of operational efficiency within our impacted workforce, and we expect they will continue to do so.

The COVID-19 pandemic has also resulted in, and other infectious diseases could result in, significant disruption and volatility of global financial markets. This disruption and volatility may adversely impact our ability to access capital. In the future, this could negatively affect our liquidity and capital resources. Given the rapid and evolving nature of the impact of the virus, responsive measures taken by governmental authorities and the continued uncertainty about its impact on society and the global economy, we cannot predict the extent to which it will affect our operations, particularly if these impacts persist or worsen over an extended period of time. To the extent COVID-19 adversely affects our business operations and financial results, it may also have the effect of heightening many of the other risks described in this “Risk Factors” section.

Our business is subject to the policies, priorities, regulations, mandates of multiple governmental entities and may be negatively or positively impacted by any change thereto.

We are subject to a wide variety of laws and regulations relating to various aspects of our business, including with respect to use and possession of radioactive materials; design, manufacture, operations, marketing and export of nuclear technologies; employment and labor; tax; data security of the operational and information technology we use; health and safety; zoning and environmental issues. Laws and regulations at the foreign, federal, state and local levels frequently change and are often interpreted in different ways, especially in relation to new and emerging industries, and we cannot always reasonably predict the impact from, or the ultimate cost of compliance with, current or future regulatory or administrative changes. While we monitor these developments and devote a significant amount of management’s time and external resources towards compliance with these laws, regulations and guidelines, we cannot guarantee that these measures will be satisfactory to regulators or other third parties, such as our customers, who are also subject to extensive governmental regulation. Our efforts to comply with new and changing laws and regulations may result in increased general and administrative expenses and a diversion of management time and attention. Moreover, changes in law, the imposition of new or additional regulations or the enactment of any new or more stringent legislation that impacts our business could require us to change the way we operate and could have a material adverse effect on our sales, profitability, cash flows, financial condition, and lead to regulatory delays that could impact our ability to obtain licenses, certificates, authorizations, permits, approvals, and/or certifications from regulatory agencies (collectively referred to herein as “regulatory approvals”).

Our MMRs are subject to regulations in all jurisdictions related to nuclear safety, environmental, and financial qualification. Regulatory approvals, such as construction permits and operating licenses issued by the NRC, are necessary for our customers to construct and operate our MMRs. Our plans to deploy MMRs rely on timely receipt of such regulatory approvals in the jurisdictions in which we seek to do business. Such regulatory approval processes may be subject to change, can be technically challenging to address, may result in the imposition of conditions that impact the financial viability of our MMR products, and may also provide opportunities for third parties to lodge objections or seek more stringent requirements for our products.

Lastly, all of our facilities are subject to regulations regarding human health and safety, wastewater, stormwater, air emissions and storage of materials like petroleum. If we fail to comply with these laws and regulations, we could be subject to fines or penalties from local, state, and federal regulators.

Uncertain global macro-economic and political conditions could materially adversely affect our results of operations and financial condition.

Our results of operations are materially affected by economic and political conditions in the United States and internationally, including inflation, deflation, interest rates, availability of capital, energy and commodity prices, trade laws and the effects of governmental initiatives to manage economic conditions. Current or potential customers may delay or decrease spending on our products and services as their business and budgets are impacted by economic conditions. The inability of current and potential customers to pay us for our products and services may adversely affect our earnings and cash flows.

Ongoing global supply chain disruptions have increasingly affected both the availability and cost of raw materials, component manufacturing and deliveries. These disruptions may result in delays in equipment deliveries and cost escalations that could adversely affect our business.

We could be subject to stringent export and import control laws and regulations depending on the jurisdictions in which we will operate. Unfavorable changes in these laws and regulations, our failure to secure timely required authorizations under these laws and regulations, or our failure to comply with these laws and regulations could have a material adverse effect on our business, financial condition and results of operations.

If and when required, the inability to secure and maintain required export licenses or authorizations could negatively impact our ability to compete successfully or market our MMR technology for commercial applications. If we were unable to obtain authorization to export our technology, hardware, code or technical assistance, we would experience a limited market for our technology, which would provide a competitive edge to international suppliers of MMRs. In both cases, these restrictions could lead to an adverse impact on our ability to sell our commercial technology. Similarly, if we were unable to secure export authorization, we may need to implement design changes to our MMRs to address issues with our domestic supplier chain, which may increase costs or result in delays in delivery of new plants and subsequent additional MMRs when ordered.

Failure to comply with export control laws and regulations could expose us to civil or criminal penalties, fines, investigations, more onerous compliance requirements, and loss of export privileges. Any changes in export control regulations may restrict our operations.

Changes in international trade policies, tariffs and treaties affecting imports and exports may have a material adverse effect on our performance or business prospects.

There have recently been significant changes to international trade policies and tariffs affecting imports and exports. Any significant increases in tariffs on raw materials or supplied components for our reactors could negatively affect our performance or business prospects.

Recently, the U.S. has implemented a range of new tariffs and increases to existing tariffs. In response to the tariffs announced by the U.S., other countries have imposed, are considering imposing, and may in the future impose new or increased tariffs on certain exports from the United States. There is currently significant uncertainty about the future relationship between the United States and other countries with respect to trade policies, taxes, government regulations and tariffs. and we cannot predict whether, and to what extent, current tariffs will continue or trade policies will change in the future.

We are part of the nuclear power industry, which is highly regulated. Our MMR designs similarly differ from reactors currently in operation, including with respect to potential industrial uses. As a result, the regulatory licensing and approval process for our nuclear power plants may be delayed and made more costly.

The nuclear power industry is highly regulated. All entities that operate nuclear power facilities, fabricate nuclear fuel and transport special nuclear materials in the United States are subject to the jurisdiction of the NRC (except for those facilities and applications separately regulated by the DOE), and entities performing the same activities in other countries are subject to regulation by the NRC’s counterparts around the world. Our MMR designs differ in some respects from the reactors used today at commercial nuclear power facilities. These differences could result in more prolonged and extensive review by the NRC and its counterparts around the world that could cause reactor development program delays and delays in commercialization

Our reactor development timeline relies on the relevant nuclear regulator to accept and approve technical information and documentation about our reactor designs in the course of any design-specific licensing, certification, approval or similar process, or in the course of facility-specific licensing. There is a risk that regulators may require additional information regarding the reactor’s behavior or performance that necessitates additional, unplanned analytical and/or experimental work which could cause schedule delays and require more research and development funding.

These key materials and components may also be particularly vulnerable to inflationary pressures and cost increases.

The equipment, components, and materials used in a nuclear power plant are subject to a heightened level of manufacturing and quality assurance scrutiny, in compliance with NRC regulations, applicable codes and nuclear industry standards. Moreover, it is critical to demonstrate in facility design and development that the materials used in the facility that will be exposed to radiation will perform in accordance with necessary design parameters. The heightened manufacturing and quality assurance requirements and regulatory oversight limit the number of potential suppliers from whom we can procure many types of equipment, components, and materials used in our reactors, as well as the types of facilities where we can test certain materials. These suppliers and the key materials and essential components may be particularly vulnerable to price increases, as a result of supply and demand dynamics, inflation and other price pressures. As a result, supplier delays, unexpected performance testing results, issues in the manufacturing process or procuring necessary materials, international procurement needs, regulatory compliance issues, component qualification issues or delays, increases in costs as a result of inflation or otherwise, and geopolitical considerations can all impact our ability to perform necessary R&D, assist a customer in licensing a reactor, construct and assist customers in operating a Terra Innovatum reactor design. This could impact our project timelines and costs, as well as affect potential customer interest in our reactors.

The public has the ability to intervene in licensing proceedings before the NRC for a reactor.

Under the Atomic Energy Act and the implementing NRC regulations, members of the public, state, or tribal governments may request a public hearing opposing the issuance of any NRC permit or license, or challenging portions of the license or permit application or of the NRC’s review. Certain NRC actions also include provision for a mandatory administrative hearing regardless of whether any contentions are submitted in conjunction with the action. These hearing processes may delay or prevent the issuance of required regulatory approvals (e.g., permits or licenses) for a customer’s MMR.

The SOLO designs have not yet been approved or licensed for use at any site by the NRC, and approval or licensing of these designs is not guaranteed.

Terra Innovatum submitted its regulatory engagement plan to the NRC in January 2025. Notwithstanding these actions, the SOLO designs have yet been licensed or approved by the NRC, and no currently operating NRC-regulated reactor uses technology we use in SOLO.

If the NRC disagrees with our, or our customers’, licensing approach or the technical bases supporting the nuclear safety and environmental impact evaluations, the construction and operating license application processes could take longer than currently expected, or a license may not be granted at all, which could materially and adversely affect our business. Further, the NRC could impose conditions in a license that are not acceptable to us or our customers, which could materially and adversely affect our business. Any delays, conditions or unexpected requirements may increase costs for us or our customers and may result in uncertainty regarding the ability to deploy our technology in a predictable way, which may adversely impact our competitiveness.

Even if the SOLO is licensed in the United States, we must still obtain approvals on a country-by-country basis to deploy these reactor technologies, which approvals may be delayed or denied or which may require modification to our design.

Even if the SOLO is licensed and/or approved in the United States, if we are to deploy our technology in other countries, we must first obtain regulatory approvals for our technology in those countries. The regulatory framework to obtain approvals is complex, varies from country to country, and may involve authorities on a sub-national or local level. Timelines are likely to be longer for initial deployments of our technology in any jurisdiction, as regulatory agencies may not be familiar with our technology and how it differs from the technology used in legacy nuclear power facilities. Moreover, other countries’ approval processes may differ markedly from the NRC process, or they may require that we alter aspects of our design before providing approval. Denial or delay in approvals abroad could materially and adversely affect our business outside of the United States.

Our customers could incur substantial costs as a result of violations of, or liabilities under, environmental laws.

The operations and properties of our customers are subject to a variety of federal, state, local and foreign environmental, health and safety laws and regulations governing, among other things, air emissions, wastewater discharges, management and disposal of hazardous, non-hazardous and radioactive materials and waste and remediation of releases of hazardous materials. Although Terra Innovatum’s business is to design and sell technology rather than to construct and own or operate power plants, we must design our technology so it complies with such laws and regulations. Compliance with environmental requirements could require our customers to incur significant expenditures or result in significant restrictions on their operations, and the failure to comply with such laws and regulations, including failing to obtain any necessary permits, could result in substantial fines or enforcement actions, including regulatory or judicial orders enjoining or curtailing operations or requiring our customers to conduct or fund remedial or corrective measures, install pollution control equipment or perform other actions. More vigorous enforcement by regulatory agencies, the future enactment of more stringent laws, regulations or permit requirements, including relating to climate change, or other unanticipated events may arise in the future and adversely impact the market for our products or demand for our products from our customers, which could materially and adversely affect our business, financial condition and results of operations.

Our MMRs may not qualify as low-emissions or emissions-free pursuant to regulatory or incentive frameworks that consider emissions on a lifecycle basis or that otherwise account for fuel-cycle emissions or energy consumption.

While our MMRs generate no air emissions during operations, including no so-called greenhouse gases, our MMRs may nonetheless not qualify as providers of emissions-free, carbon-free, low-carbon or similar generating resources under emissions-limitation schemes that assess emissions on a lifecycle basis or that otherwise consider emissions from energy consumed in our fuel cycle. The failure of our MMRs to qualify for inclusion in emissions reduction or climate change related emissions control schemes, or emissions-based incentive programs may result in higher costs or lower revenues for us or our customers, and may adversely impact the demand for our products from our customers, which could materially and adversely affect our business, financial condition and results of operations.

We may become involved in litigation that may materially adversely affect us.

From time to time, we may become involved in various legal proceedings relating to matters incidental to the ordinary course of our business, including intellectual property, commercial, product liability, employment, class action, whistleblower and other litigation and claims, and governmental and other regulatory investigations and proceedings. Such matters can be time-consuming, divert management’s attention and resources from the operation of our business and cause us to incur significant expenses or liability or require us to change our business practices. Because of the potential risks, expenses and uncertainties of litigation, from time to time, we may settle disputes, even where we believe that we have meritorious claims or defenses. Because litigation is inherently unpredictable, we cannot assure you that the results of any of these actions will not have a material adverse effect on our business.

Terra Innovatum’s failure to timely and effectively implement controls and procedures required by Section 404(a) of the Sarbanes-Oxley Act that will be applicable to it after the Business Combination is consummated could negatively impact its business.

Prior to the consummation of the Business Combination, Terra Innovatum was not subject to Section 404 of the Sarbanes-Oxley Act. However, as a result of the consummation of the Business Combination, Terra Innovatum is required to provide management’s attestation on internal controls. The standards required for a public company under Section 404(a) of the Sarbanes-Oxley Act are significantly more stringent than those required of Terra Innovatum as a privately held company. Management may not be able to effectively and timely implement controls and procedures that adequately respond to the increased regulatory compliance and reporting requirements that will be applicable after the Business Combination. If Terra Innovatum management is unable to conclude that we have effective internal control over financial reporting, or to certify the effectiveness of such controls, and our independent registered public accounting firm cannot render an unqualified opinion on management’s assessment and the effectiveness of our internal control over financial reporting at such time as it is required to do so, and material weaknesses in our internal control over financial reporting are identified, we could be subject to regulatory scrutiny, a loss of public and investor confidence, and to litigation from investors and shareholders, which could have a material adverse effect on our business and our stock price. In addition, if we do not maintain adequate financial and management personnel, processes and controls, we may not be able to manage our business effectively or accurately report our financial performance on a timely basis, which could cause a decline in our ordinary shares price and adversely affect our business, financial condition and results of operations. Failure to comply with the Sarbanes-Oxley Act could potentially subject us to sanctions or investigations by the SEC, the exchange upon which our securities are listed or other regulatory authorities, which would require additional financial and management resources.

Risk Relating to Tax Matters Applicable to Terra Innovatum

Changes in tax, tariff or fiscal policies could adversely affect demand for our products.

Imposition of any additional taxes and levies on our products could adversely affect the demand for our products and our results of operations. Changes in corporate and other taxation policies as well as changes in export and other incentives given by various governments, or import or tariff policies, could also adversely affect our results of operations. Considerable uncertainty surrounds the introduction and scope of tariffs by countries around the world, as well as the potential for trade actions, and the imposition of tariffs and trade restrictions as a result of international trade disputes or changes in trade policies may adversely affect our sales and profitability. The occurrence of any the above may have a material adverse effect on our business, results of operations and financial condition.

Changes to taxation or the interpretation or application of tax laws could have an adverse impact on our results of operations and financial condition.

Our business is expected to be subject to various taxes in different jurisdictions (mainly Italy), which include, among others, the Italian corporate income tax (“IRES”), regional trade tax (“IRAP”), value added tax (“VAT”), excise duty, registration tax and other indirect taxes.

We are exposed to the risk that our overall tax burden may increase in the future.

Changes in tax laws or regulations, or in the position of the relevant Italian and non-Italian authorities regarding the application, administration or interpretation of these laws or regulations, particularly if applied retrospectively, could have a material adverse effect on our business, results of operations and financial condition.

In addition, tax laws are complex and subject to subjective valuations and interpretive decisions. The tax authorities may not agree with our interpretations of, or the positions we have taken or intend to take on, tax laws applicable to our ordinary activities and extraordinary transactions. In case of challenges by the tax authorities to our interpretations, we could face long tax proceedings that could result in the payment of additional tax and penalties, with potential material adverse effects on our business, results of operations and financial condition.

We intend to be treated exclusively as a resident of the Republic of Italy for tax purposes, but Dutch or other tax authorities may seek to treat us as a tax resident of another jurisdiction as a result of which we could be subject to increased and/or different taxes.

We intend to continue being resident for fiscal purposes exclusively in the Republic of Italy. Indeed, we intend to maintain management and organizational structure in such a manner that (i) our place of effective management would be in Italy and we should be regarded as a tax resident of Italy for Italian domestic law purposes; (ii) we should be considered to be exclusively tax resident in Italy for purposes of the applicable tax treaties, including the Convention between the Kingdom of the Netherlands and the Republic of Italy for the avoidance of double taxation and the prevention of fiscal evasion with respect to taxes on income and on capital (the “Italy-Netherlands Tax Treaty”); and (iii) we should not be regarded as a tax resident of any jurisdiction other than Italy, either for purposes of the domestic tax laws of such jurisdiction or for the purposes of any applicable tax treaty.

However, the determination of our tax residency depends primarily upon our place of effective management, which is largely a question of fact, based on all relevant circumstances.

Therefore, no assurance can be given regarding the final determination of our tax residency by tax authorities. In addition, changes to applicable laws and income tax treaties or interpretations thereof and changes to applicable facts and circumstances (e.g., a change of board members or the place where board meetings take place), may have a bearing on the determination of our tax residency and the consequent tax treatment.

If the competent tax authorities of a jurisdiction other than Italy, including the Netherlands, take the position that we should be treated as (exclusively) tax resident of that jurisdiction for purposes of an applicable tax treaty, we would be subject to corporation tax and all distributions made by us to our shareholders would be subject to any applicable dividend withholding tax in such other jurisdiction(s) as well as in Italy.

To resolve any dual tax residency issue, we may have access to a mutual agreement procedure and/or dispute resolution mechanisms under an applicable tax treaty and the dispute resolution mechanism under the EU Arbitration Directive (if it is an EU jurisdiction), or we could submit our case for judicial review by the relevant courts.

These procedures would require substantial time, costs and efforts, and it is not certain that double taxation issues can be resolved in all circumstances.

Risks Relating to Terra Innovatum’s Capital Resources

In order to fulfill our business plan, we will require additional funding. To the extent we require such additional investor funding in the future, such funding may be dilutive to our investors and no assurances can be provided as to terms of any such funding. Any such funding and the associated terms will be highly dependent upon market conditions and the progress of our business at the time we seek such funding. The terms of any financing that we pursue may be less favorable than previously anticipated and could become even less favorable depending on the amount of funds we may require.

Our business is capital intensive. We expect that significant additional capital will be needed in the future to continue our planned operations, including commercialization efforts, expanded research and development activities and costs associated with operating a public company. To raise capital, we may enter into financing arrangements that may be costly or impose certain restrictive covenants or otherwise restrict our ability to seek additional leverage or financing. We may also seek to sell ordinary shares, convertible securities or other equity securities in one or more transactions at prices and in a manner we determine from time to time. If we sell ordinary shares, convertible securities or other equity securities, investors may be materially diluted by subsequent sales. Such sales may also result in material dilution to our existing shareholders, and new investors could gain rights, preferences and privileges senior to the holders of our ordinary shares. Pursuant to the our Equity Incentive Plan, which became effective upon the Closing, our board is authorized to grant compensatory equity awards to our employees, directors and consultants. If the number of shares reserved under our Equity Incentive Plan is increased pursuant to the terms of our Equity Incentive Plan, our shareholders may experience additional dilution, which could cause our stock price to fall. Any of the above events could significantly harm our business, prospects, financial condition and results of operations and cause the price of our ordinary shares to decline.

Our corporate expenditures, including our corporate level expenses, are subject to numerous risks and uncertainties.

Our current and future operating expenses are uncertain and impacted by various factors outside of our control, including rising costs and other impacts of inflation, evolving regulatory requirements, raw material availability, global conflicts, global supply chain challenges and component manufacturing and testing uncertainties, among other factors. Accordingly, it is possible that our overall expenses and related outspend could be higher than the levels we currently estimate, and any increases could have a material adverse effect on our business, financial condition and results of operations.

We may experience a disproportionately higher impact from inflation and rising costs.

Recently, inflation has increased. Inflation has resulted in, and may continue to result in, higher interest rates and capital costs, higher shipping costs, higher material costs, supply shortages, increased costs of labor and other similar effects. Although the impact of material cost, labor, or other inflationary or economically driven factors will impact the entire nuclear and energy transition industry (including renewable sources of electricity, like solar and wind), the relative impact may not be the same across the industry, and the particular effects within the industry will depend on a number of factors, including material use, design, structure of supply agreements, project management and others, which could result in significant changes to the competitiveness of our technology and our ability to sell SOLO reactors, which could have a material adverse effect on our business, financial condition and results of operations.

If we incur indebtedness in the future, we could be exposed to risks that could adversely affect our business, financial condition and results of operations.

In the future, we may incur additional indebtedness. Our indebtedness could have significant negative consequences for our security holders, business, results of operations and financial condition by, among other things:

●	increasing our vulnerability to adverse economic and industry conditions;

●	limiting our ability to obtain additional financing;

●	requiring the dedication of a substantial portion of our cash flow from operations to service our indebtedness, which will reduce the amount of cash available for other purposes;

●	limiting our flexibility to plan for, or react to, changes in our business; and

●	placing us at a possible competitive disadvantage with competitors that are less leveraged than us or have better access to capital.

Our business may not generate sufficient funds, and we may otherwise be unable to maintain sufficient cash reserves, to pay any additional indebtedness that we may incur. Any future indebtedness that we may incur may contain financial and other restrictive covenants that will limit our ability to operate our business, raise capital or make payments under our indebtedness. If we fail to comply with such covenants or to make payments under any of our indebtedness when due, then we would be in default under that indebtedness, which could, in turn, result in that indebtedness becoming immediately payable in full and cross-default or cross-acceleration under our other indebtedness and other liabilities.

Our actual operating results may differ significantly from our guidance.

From time to time, we may release guidance in our quarterly earnings releases, quarterly earnings conference calls, or otherwise once we are a public company, regarding our future performance that represents our management’s estimates as of the date of release. This guidance, which includes forward-looking statements, will be based on projections prepared by our management. These projections are not expected to be prepared with a view toward compliance with published guidelines of the American Institute of Certified Public Accountants, and neither our registered public accountants nor any other independent expert or outside party is expected to comply or examine the projections. Accordingly, no such person is expected to express any opinion or any other form of assurance with respect to the projections.

Projections are based upon a number of assumptions and estimates that, while presented with numerical specificity, are inherently subject to significant business, economic, and competitive uncertainties and contingencies, many of which are beyond our control, and are based upon specific assumptions with respect to future business decisions, some of which will change. Any material change to the assumptions or estimates underlying the projections management prepares, or any material overruns or other unexpected increase in costs, could have a material adverse effect on the projections and the guidance on which it is based. The rapidly evolving market in which we operate may make it difficult to evaluate our current business and our future prospects, including our ability to plan for and model future growth. We intend to state possible outcomes as high and low ranges which are intended to provide a sensitivity analysis as variables are changed. However, actual results will vary from our guidance and the variations may be material. The principal reason that we release guidance is to provide a basis for our management to discuss our business outlook as of the date of release with analysts and investors. We do not accept any responsibility for any projections or reports published by any such persons. Investors are urged not to rely upon our guidance in making an investment decision regarding our ordinary shares.

Any failure to successfully implement our operating strategy or the occurrence of any of the events or circumstances set forth in this “Risk Factors” section could result in our actual operating results being different from our guidance, and the differences may be adverse and material.

Our financial results may vary significantly from quarter to quarter.

We expect our revenue and operating results to vary from quarter to quarter. We may incur significant operating expenses during the start-up and early stages of contracts and may not be able to recognize corresponding revenue in that same quarter. We may also incur additional expenses when contracts are terminated or expire and are not renewed. We may also incur additional expenses when companies are newly acquired.

Additional factors that may cause our financial results to fluctuate from quarter to quarter include those addressed elsewhere in this “Risk Factors” section and the following factors, among others:

●	the terms of customer contracts that affect the timing of revenue recognition;

●	variability in demand for our services and solutions;

●	commencement, completion or termination of contracts during any particular quarter;

●	timing of award or performance incentive fee notices;

●	timing of significant bid and proposal costs;

●	the costs of remediating unknown defects, errors or performance problems of our product offerings;

●	restrictions on and delays related to the export of nuclear articles and services;

●	costs related to government inquiries;

●	strategic decisions by us or our competitors, such as acquisitions, divestitures, spin-offs and joint ventures;

●	strategic investments or changes in business strategy;

●	changes in the extent to which we use subcontractors;

●	fluctuations in our staff utilization rates;

●	changes in our effective tax rate, including changes in our judgment as to the necessity of the valuation allowance recorded against our deferred tax assets; and

●	the length of sales cycles.

Significant fluctuations in our operating results for a particular quarter could cause us to fall out of compliance with the financial covenants related to our debt, which if not waived, could restrict our access to capital and cause us to take extreme measures to pay down the debt, if any.

If we experience significant fluctuations in our operating results and rate of growth and fail to meet revenue and earnings expectations, our stock price may fall rapidly and without advance notice.

Due to our limited operating history, our unproven and evolving business model and the unpredictability of our emerging industry, we may not be able to accurately forecast our rate of growth. We base our current and future expense levels and our investment plans on estimates of future revenue and future rate of growth. Our expenses and investments are, to a large extent, not fixed and we expect that these expenses will increase in the future. We may not be able to adjust our spending quickly enough if our revenue falls short of our expectations.

Our results of operations depend on both the growth of demand for the products and services we are going to offer in future and the general economic and business conditions throughout the world. A softening of demand for our products and services for any reason will harm our operating results. Terrorist attacks, armed hostilities and wars in the past created, and may in the future create economic and business uncertainty that may also adversely affect our results of operations.

Our revenue and operating results may also fluctuate due to other factors, including:

●	our ability of the design, developing, manufacturing and sales of smaller, cheaper, and safer advanced clean energy solutions, including nuclear reactors.

●	assumptions relating to the size of the market for our nuclear reactors.

●	unanticipated regulations of nuclear energy that add barriers to our business and have a negative effect on our operations.

●	our estimates of expenses, future revenue, capital requirements and our needs for, or ability to obtain, additional financing.

●	new product and service introductions by our competitors.

●	technical difficulties or interruptions in our service.

●	general economic conditions in our geographic markets.

●	additional investment in our service or operations.

●	regulatory compliance costs.

As a result of these and other factors, we expect that our operating results may fluctuate significantly on a quarterly basis. We believe that period-to period comparisons of our operating results may not be meaningful, and you should not rely upon them as an indication of future performance.

Changes in our accounting estimates and assumptions could negatively affect our financial position and results of operations.

We prepare our financial statements in accordance with U.S. GAAP. These accounting principles require us to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of our financial statements. We are also required to make certain judgments that affect the reported amounts of revenues and expenses during each reporting period. We periodically evaluate our estimates and assumptions including, but not limited to, those relating to business acquisitions, revenue recognition, recoverability of assets including customer receivables, contingencies, valuation of financial instruments, stock-based compensation and income taxes. We base our estimates on historical experience and various assumptions that we believe to be reasonable based on specific circumstances. These assumptions and estimates involve the exercise of judgment and discretion, which may evolve over time in light of operational experience, regulatory direction, developments in accounting principles and other factors. Actual results could differ from these estimates as a result of changes in circumstances, assumptions, policies or developments in the business, which could materially affect our financial statements.

Our ability to pay dividends may be limited and the level of future dividends is subject to change.

We do not expect to pay dividends for the foreseeable future. Payment of dividends on our shares in the future will be subject to business conditions, financial conditions, earnings, cash balances, commitments, strategic plans and other factors that the Board of Directors may deem relevant at the time it recommends approval of the dividend. Any dividend policy, once adopted, will be subject to change based on changes in statutory requirements, market trends, strategic developments, capital requirements and a number of other factors. In addition, under the Articles of Association and Dutch law, dividends may be declared on the Ordinary Shares only if the amount of equity exceeds the paid up and called up capital plus the reserves that have to be maintained pursuant to Dutch law or the Articles of Association. Further, even if we are permitted under the Articles of Association and Dutch law to pay cash dividends on our shares, we may not have sufficient cash to pay dividends in cash on our shares. We will be a holding company and our operations will be carried out through our subsidiaries. As a result, our ability to pay dividends will primarily depend on the ability of our subsidiaries to generate earnings and to provide us with the necessary financial resources.

It may be difficult to enforce U.S. judgments against us.

We are a company incorporated under the laws of the Netherlands, and a substantial portion of our assets are outside of the United States. Many of our directors and senior management will be resident outside the United States, and all or a substantial portion of our respective assets may be located outside the United States. As a result, it may be difficult for U.S. investors to effect service of process within the United States upon these persons. It may also be difficult for U.S. investors to enforce within the United States judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof. In addition, there is uncertainty as to whether the courts outside the United States would recognize or enforce judgments of U.S. courts obtained against us or our directors and officers predicated upon the civil liability provisions of the securities laws of the United States or any state thereof. Therefore, it may be difficult to enforce U.S. judgments against us, our directors and officers and independent auditors.

Fluctuations in Foreign Currency Exchange Rates and Withholding Taxes May Adversely Affect Our Results of Operations and Cash Flows

The financial statements included in this registration statement are presented in U.S. dollars, while a substantial portion of Terra Innovatum Global S.r.l.’s revenues, expenses and capital expenditures are denominated in euros. Accordingly, we are exposed to fluctuations in the euro/U.S. dollar exchange rate, which may have a material adverse effect on our results of operations and cash flows. For example, a strengthening of the U.S. dollar against the euro would reduce the reported U.S. dollar value of our euro-denominated revenues and assets, while a weakening of the U.S. dollar would increase the U.S. dollar value of our euro-denominated expenses and liabilities. Although we may enter into hedging arrangements to partially mitigate foreign currency risk, such transactions may not fully offset adverse movements, may entail significant costs and may expose us to additional risks, including counterparty credit risk and accounting volatility.

In addition, under Italian law, payments of dividends and interest by our Italian subsidiaries to U.S. or other non-Italian shareholders may be subject to withholding taxes at rates up to 26% unless reduced by an applicable tax treaty. Such withholding could reduce the net amount of cash available for distribution to our shareholders, adversely impact the attractiveness of our ordinary shares to certain investors and, in certain circumstances, require us to incur additional costs to secure treaty relief or obtain tax indemnities. Any changes in Italian or U.S. withholding tax rates, amendments to existing treaties or interpretations by tax authorities could further increase our tax burden and reduce the value of your investment.

Risks Related to Ownership of Terra Shares and Terra Operating as a Public Company

Our only significant asset is our ownership interest in Terra OpCo, and such ownership may not be sufficient to satisfy our financial obligations.

We have no direct operations and no significant assets other than our ownership of Terra OpCo and of GSR III. We will depend on Terra OpCo for distributions, loans and other payments to generate the funds necessary to meet our financial obligations, including our expenses as a publicly traded company and to pay any dividends with respect to Terra Shares. The financial condition and operating requirements of Terra OpCo may limit our ability to obtain cash from Terra OpCo. The earnings from, or other available assets of, Terra OpCo may not be sufficient to pay dividends or make distributions or loans to enable us to pay any dividends on Terra Ordinary Shares or satisfy our other financial obligations.

This lack of diversification may subject us to numerous economic, competitive and regulatory risks, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate.

If a U.S. person is treated as owning at least 10% of the stock of Terra, such person may be subject to adverse U.S. federal income tax consequences.

If a U.S. holder is treated as owning (directly, indirectly or constructively) at least 10% of the value or voting power of the stock of Terra, such holder may be treated as a “United States shareholder” with respect to each of Terra and its direct and indirect subsidiaries (the “Terra Group”) that is a “controlled foreign corporation,” (a “CFC”), for U.S. federal income tax purposes. A non-U.S. corporation is considered a CFC if more than 50% of (1) the total combined voting power of all classes of stock of such corporation entitled to vote, or (2) the total value of the stock of such corporation is owned, or is considered as owned by applying certain constructive ownership rules, by United States shareholders on any day during the taxable year of such non-U.S. corporation. If the Terra Group includes one or more U.S. subsidiaries, certain of Terra’s non-U.S. subsidiaries could be treated as CFCs regardless of whether Terra is treated as a CFC. Immediately following the consummation of the Business Combination, the Terra Group will include a U.S. subsidiary.

If Terra or any of its non-U.S. subsidiaries is a CFC, 10% “United States shareholders” will be subject to adverse income inclusion and reporting requirements with respect to such CFC. No assurance can be provided that Terra will assist holders in determining whether it or any of its non-U.S. subsidiaries is treated as a CFC or whether any holder is treated as a United States shareholder with respect to any of such CFCs or furnish to any holder information that may be necessary to comply with reporting and tax payment obligations with respect to such CFCs.

We do not intend to pay cash dividends for the foreseeable future.

We currently intend to retain our future earnings, if any, to finance the further development and expansion of our business and do not intend to pay cash dividends in the foreseeable future. Any future determination to pay dividends will be dependent, among other things, upon our financial condition, results of operations, capital requirements, restrictions contained in future agreements and financing instruments, business prospects, as determined by our Board of Directors, as well as compliance with our Articles of Association and Dutch law.

If we continue to qualify as a foreign private issuer and elect to comply with the foreign private issuer filing requirements rather than those applicable to domestic issuers, we would not be subject to certain U.S. securities law disclosure requirements that apply to a domestic U.S. issuer, which may limit the information publicly available to our shareholders.

As of the date of this registration statement, Terra Innovatum meets the definition of a foreign private issuer but has elected to comply with the domestic filer reporting requirements. Foreign private issuers must confirm their status as such as of the last day of their second fiscal quarter. It is possible that as of June 30, 2026 and any subsequent measurement date, Terra Innovatum will continue to meet the definition of a foreign private issuer and be entitled to follow the reporting requirements applicable to foreign private issuers which are less rigorous than those applicable to domestic issuers. While Terra Innovatum’s current intention is to continue to comply with the domestic issuer requirements, should this intention change, Terra Innovatum would be exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers, including: (i) the rules under the Exchange Act requiring the filing of quarterly reports on Form 10-Q or current reports on Form 8-K with the SEC; (ii) the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act; (iii) the sections of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and (iv) the selective disclosure rules by issuers of material non-public information under Regulation FD.

If Terra Innovatum chose to do so, it be required to file an annual report on Form 20-F within four months of the end of each fiscal year. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information Terra Innovatum would be required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers.

If Terra Innovatum opted to follow the foreign private issuer reporting requirements, it would be permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the Nasdaq listing standards applicable to domestic filers; these practices may afford less protection to shareholders than they would enjoy if Terra Innovatum complied fully with the Nasdaq listing standards.

Terra Innovatum has listed the Terra Shares on Nasdaq and is thereby subject to the Nasdaq corporate governance listing standards. However, the Nasdaq rules will permit a foreign private issuer to follow the corporate governance practices of its home country if Terra Innovatum decided to follow the requirements applicable to foreign private issuers. Certain corporate governance practices in the Netherlands, which is Terra Innovatum’s home country, may differ significantly from the Nasdaq corporate governance listing standards. For instance, Terra Innovatum would not be required to:

●	have a majority of the board be independent (although all of the members of the audit committee must be independent under the Exchange Act);

●	have a compensation committee or a nominations or corporate governance committee consisting entirely of independent directors; or

●	have regularly scheduled executive sessions with only independent directors each year.

As a result, if Terra Innovatum opted to rely on the “foreign private issuer” exemptions, Terra Innovatum’s shareholders would be afforded less protection than they otherwise would enjoy under the Nasdaq corporate governance listing standards applicable to U.S. domestic issuers.

If analysts do not publish research about Terra’s business or if they publish inaccurate or unfavorable research, Terra’s stock price and trading volume could decline.

The trading market for the ordinary shares of Terra will depend in part on the research and reports that analysts publish about its business. Terra does not have any control over these analysts. If one or more of the analysts who cover Terra downgrade its ordinary shares or publish inaccurate or unfavorable research about its business, the price of its ordinary shares would likely decline. If few analysts cover Terra, demand for its ordinary shares could decrease and its ordinary shares price and trading volume may decline. Similar results may occur if one or more of these analysts stop covering Terra in the future or fail to publish reports on it regularly.

Terra may be subject to securities litigation, which is expensive and could divert management attention.

The market price of Terra Ordinary Shares may be volatile and, in the past, companies that have experienced volatility in the market price of their stock have been subject to securities class action litigation.

Terra may be the target of this type of litigation in the future. Securities litigation against Terra could result in substantial costs and divert management’s attention from other business concerns, which could seriously harm its business.

Future resales of Terra Ordinary Shares after the consummation of the Business Combination may cause the market price of Terra’s securities to drop significantly, even if Terra’s business is doing well.

Pursuant to the Registration Rights Agreement, subject to certain exceptions, the Sponsor and the Management Holders are contractually restricted from selling or transferring any of its ordinary shares. Such restrictions began at Closing and end on the following terms: (i) for the Lock-Up Shares held by the Management Holders (the “Terra Lock-Up Shares”) and (ii) for the Sponsor Lock-Up Shares, (a) 25% of the Terra Lock-Up Shares and Sponsor Lock-Up Shares shall be released upon the earlier of the Terra Trading Price being greater than $12.00 or Terra issuing its first quarterly earnings release that occurs at least 120 days after the Closing, (b) an additional 25% of the Terra Lock-Up Shares and Sponsor Lock-Up Shares shall be released upon the earlier of the Terra Trading Price being greater than $14.00 or Terra issuing its second quarterly earnings release that occurs at least 120 days after the Closing, (c) a further 25% of the Terra Lock-Up Shares and Sponsor Lock-Up Shares shall be released upon the earlier of the Terra Trading Price being greater than $16.00 or Terra issuing its third quarterly earnings release that occurs at least 120 days after the Closing and (d) all the remaining Terra Lock-Up Shares and Sponsor Lock-Up Shares shall be released upon the earlier of the Terra Trading Price being greater than $18.00 or Terra issuing its fourth quarterly earnings release that occurs at least 120 days after the Closing. As of the date of this prospectus, 50% of the Terra Lock-Up Shares and Sponsor Lock-Up Shares have been released from these restrictions.

The shares held by Sponsor and the Management Holders may be sold after the expiration of the applicable lock-up period under the Registration Rights Agreement and Proposed Bylaws. As restrictions on resale end and the registration statement becomes available for use, the sale or possibility of sale of these shares could have the effect of increasing the volatility in Terra’s share price or the market price of Terra Ordinary Shares could decline if the holders of currently restricted shares sell them or are perceived by the market as intending to sell them.

The obligations associated with being a public company will involve significant expenses and will require significant resources and management attention, which may divert from Terra’s business operations.

As a public company, Terra is subject to the reporting requirements of the Exchange Act and the Sarbanes-Oxley Act. The Exchange Act requires the filing of annual, quarterly and current reports with respect to a public company’s business and financial condition. The Sarbanes-Oxley Act requires, among other things, that a public company establish and maintain effective internal control over financial reporting. As a result, Terra will incur significant legal, accounting and other expenses that Terra Innovatum did not previously incur. Terra’s entire management team and many of its other employees will need to devote substantial time to compliance, and may not effectively or efficiently manage its transition into a public company.

These rules and regulations will result in Terra incurring substantial legal and financial compliance costs and will make some activities more time-consuming and costly. For example, these rules and regulations will likely make it more difficult and more expensive for Terra to obtain director and officer liability insurance, and it may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be difficult for Terra to attract and retain qualified people to serve on its board of directors, its board committees or as executive officers.

We are currently an emerging growth company and a smaller reporting company within the meaning of the Securities Act, and to the extent we have taken advantage of certain exemptions from disclosure requirements available to emerging growth companies or smaller reporting companies, this could make our securities less attractive to investors and may make it more difficult to compare our performance with other public companies.

We are currently an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. As a result, our shareholders may not have access to certain information they may deem important. We cannot predict whether investors will find our securities less attractive because we will rely on these exemptions. If some investors find our securities less attractive as a result of our reliance on these exemptions, the trading prices of our securities may be lower than they otherwise would be, there may be a less active trading market for our securities and the trading prices of our securities may be more volatile.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company, which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accountant standards used.

Once we lose our “emerging growth company” status, we will no longer be able to take advantage of certain exemptions from reporting, and we will also be required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act. We will incur additional expenses in connection with such compliance and our management will need to devote additional time and effort to implement and comply with such requirements.

MARKET AND INDUSTRY DATA

Certain information contained in this registration statement relates to or is based on studies, publications, surveys and other data obtained from third-party sources and our own internal estimates and research. While we believe these third-party sources to be reliable as of the date of this registration statement, we have not independently verified the market and industry data contained in this registration statement or the underlying assumptions relied on therein. Finally, while we believe our own internal research is reliable, such research has not been verified by any independent source. Notwithstanding the foregoing, we are liable for the information provided in this registration statement. The industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the section of this registration statement titled “Risk Factors”. These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

USE OF PROCEEDS

We will receive no proceeds from the sale of the Resale Securities by the Selling Securityholders. The Selling Securityholders will pay any underwriting discounts, selling commissions or transfer taxes incurred in disposing of the Resale Securities and the expenses of any attorney or other advisor they decide to employ. We will bear all other costs, fees and expenses incurred in effecting the registration of the Resale Securities covered by this registration statement. These may include, without limitation, all registration, filing, stock exchange fees, printing expenses, all fees and expenses of complying with applicable securities laws and the fees and disbursements of our counsel and of our independent accountants and reasonable fees. We will receive proceeds of up to approximately $59.5 million from the full exercise of the warrants for cash, which we intend to use for general corporate and working capital purposes.

DETERMINATION OF OFFERING PRICE

We cannot currently determine the price or prices at which shares of the Resale Securities may be sold by the Selling Securityholders under this registration statement. See “Selling Securityholders” and “Plan of Distribution” herein.

MARKET INFORMATION FOR SECURITIES AND DIVIDEND POLICY

Market Information

The Terra Shares are listed on the Nasdaq Stock Market under the symbol “NKLR.” On December 5, 2025, the last reported sales price of the Terra Shares was $5.90. As of the date of this prospectus, there were approximately 90 holders of record of our Terra Shares.

Dividend Policy

We do not expect to pay dividends on our shares for the foreseeable future. Payment of dividends on our shares in the future will be subject to business conditions, financial conditions, earnings, cash balances, commitments, strategic plans and other factors that our Board of Directors may deem relevant at the time it recommends approval of the dividend. Any dividend policy, once adopted, will be subject to change based on changes in statutory requirements, market trends, strategic developments, capital requirements and a number of other factors. In addition, under our Articles of Association and Dutch law, dividends may be declared on the Terra Shares only if the amount of equity exceeds the paid up and called up capital plus the reserves that have to be maintained pursuant to Dutch law and/or our Articles of Association. Further, even if we are permitted under our Articles of Association and Dutch law to pay cash dividends on our shares, we may not have sufficient cash to pay dividends in cash on such shares. We will be a holding company and our operations will be carried out through our subsidiaries. As a result, our ability to pay dividends will primarily depend on the ability of our subsidiaries to generate earnings and to provide us with the necessary financial resources.

Securities Authorized for Issuance under Equity Compensation Plans

As of the date of this prospectus, our Equity Incentive Plan provides for the issuance of up to 7,030,094 additional Terra Shares. Additionally, to the extent registered on a Form S-8, Terra Shares granted or issued under our equity incentive plans will, subject to vesting provisions, lock-up restrictions, and Rule 144 volume limitations applicable to our “affiliates,” be available for sale in the open market immediately upon registration.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS OF TERRA INNOVATUM GLOBAL, SRL.

The following discussion and analysis provides information that Terra Innovatum Global, Srl. (“Terra Innovatum Global”) management believes is relevant to an assessment and understanding of Terra Innovatum Global’s results of operations and financial condition. This discussion should be read together with Terra Innovatum Global’s unaudited consolidated financial statements as of and for the three and nine months ended September 30, 2025 and September 30, 2024, and the related notes included elsewhere in this prospectus.

This discussion may contain forward-looking statements based upon current expectations that involve risks and uncertainties. Terra Innovatum Global’s actual results may differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under “Risk Factors” or in other parts of this Form prospectus.

Presentation of Financial Information

Beginning with the financial information for the three and nine months ended September 30, 2025, we have elected to present all dollar amounts rounded to the nearest thousand dollars, unless otherwise indicated. In prior periods, financial information was presented in whole dollars. This change has been made to enhance the readability and consistency of financial disclosures. As a result, certain prior period amounts may not be directly comparable due to rounding differences.

Company Overview

Terra Innovatum Global is a pioneering nuclear energy technology company developing the SOLO Micro-Modular Nuclear Reactor (“SOLO”), a breakthrough solution designed to address critical challenges in clean energy production. Our reactor represents a significant technological and engineering advancement, offering a compact, safe, and economically compelling alternative to traditional energy infrastructure. The SOLO reactor’s core innovation lies in its ability to generate 1 MWe of electricity baseload with a continuous operational cycle of up to 15 years, extendable to 45 years through strategic refueling, with a fixed and competitive projected levelized cost of energy. SOLO design is characterized by a small footprint and a highly modularity able to cover carbon-free energy needs ranging from MW to GW.

Our strategic roadmap targets commercial deployment by 2028, with a clear focus on delivering a scalable, modular nuclear solution that can be deployed across diverse markets — from industrial and infrastructure to remote and off-grid applications. Key differentiators include our gas-cooled design, multiple safety shutdown mechanisms, safeguard-by-design, small footprint, and the ability to use commercially available Low Enriched Uranium (“LEU”), which significantly reduces regulatory and technological barriers typical in nuclear energy development.

We have made substantial progress in de-risking its First-of-a-Kind (“FOAK”) reactor, including initiating regulatory engagement with the U.S. Nuclear Regulatory Commission (“NRC”), and establishing a robust supply chain strategy. We have completed our reactor design, validated key technological components, and are advancing through critical regulatory milestones to achieve our 2028 FOAK reactor completion target. On July 9, we disclosed that a Memorandum of Understanding (“MOU”) had been signed with Rock City Admiral Parkway Development (“Rock City”) to host the FOAK reactor, subject to customary approvals including, but not limited to, NRC approval. As a number of conditions are expected to be required in order for Rock City to host the FOAK, we are concurrently examining potential alternative sites, including other locations owned by the owner and developer of Rock City. To that effect, we signed an amendment to the original MoU on September 3, 2025 which provides us with an additional potential FOAK site.

Recent Developments

Engineering Services Agreement

On July 11, 2025, we entered into an engineering services agreement with Nine, a related party, to support the design of the SOLO project. Per the terms of the agreement, Nine committed to deliver certain technical services to the Company with a total value of $215 (€184 Euros) plus value added tax (“VAT”), including an initial payment of $131 that was paid in September 2025.

FPoliSolutions LLC Agreement

On July 23, 2025, we entered into an engineering services agreement with FPoliSolutions LLC (FPoli Solutions), a related party. As per the terms of the agreement, FPoliSolutions will provide support for the development of the SOLO Micro Modular Reactor including technical assistance in safety analysis, hazard modeling, radiological consequence evaluation, risk-informed safety assessments, and techno-economic analysis. The work was completed in September 2025.

Q3 2025 Bridge Loans

In August and September 2025, multiple lenders committed to loan $690 to the Company, in the aggregate, to be evidenced by unsecured debt note subscription agreements (the “Q3 2025 Bridge Loans”). In August and September 2025, each of the lenders entered into an unsecured debt note subscription agreement. In accordance with the terms of the agreements, the Q3 2025 Bridge Loans bear interest at a fixed annual rate of 15%, PIK and calculated on the outstanding principal balance. The Q3 2025 Bridge Loans mature one year from their respective issuance dates and are subject to mandatory early redemption upon the consummation of a qualifying business combination, such as the Merger. In such an event, all accrued and unaccrued interest becomes immediately due and payable on the 30th day following the completion of the qualifying transaction.

In August and September 2025, the Company entered into letter agreements to convert the Q3 2025 Bridge Loans into ordinary shares of Terra Innovatum Global N.V. if the Merger is completed (the “Q3 2025 Bridge Loan Conversion”). Per the terms of the agreements, if the Q3 2025 Bridge Loan Conversion happens at the time of the Merger, the shares will be priced at $7.00 each. If the Merger does not occur by April 30, 2026, the August Bridge Loan Conversion price will instead be based on a valuation of $100,000 divided by the fully diluted equity of Terra. If the Merger is successful, the shares will be issued by Terra Innovatum Global N.V.; if not, they will be issued by Terra or its parent company. If the Merger is completed, Terra is released from its obligations, and Terra Innovatum Global N.V. assumes them. If the Merger is not completed, the lenders are also entitled to a liquidation preference for shares received upon conversion, the lender is also entitled to a liquidation preference, receiving either 150% of the conversion price or a pro rata share of the liquidation proceeds, whichever is greater.

Bridge Loan Amendments

In August 2025, we amended our Bridge Loan agreements that were in effect at the time. The liquidation preference in each agreement was modified to apply only upon termination of the Merger and entitles lenders to the greater of 150% of the conversion price, as defined, or a pro rata share of the equity issuer’s assets based on their ownership percentage. Upon consummation of the Merger, the liquidation preference will terminate. The amendment defines the coverage amount as 100% of the total number of shares issued upon conversion. Following the Merger, lenders will receive two sets of warrants to subscribe to a number of ordinary shares of the Company equal to the coverage amount, priced at $11.50 and $15.00 per share respectively. These warrants are exercisable within 36 months and do not include anti-dilution rights.

Additionally, lenders are obligated to use their best efforts to actively support PIPE fundraising efforts and will earn a 3% commission on the funds raised through their efforts, payable in cash or ordinary shares of Terra Innovatum Global at the applicable conversion price if the Merger is consummated.

Senior Advisor Agreement

In August 2025, we entered into a senior advisor agreement with Alex Spiro who will engage as an independent contractor to serve as a strategic advisor and promoter for the Company, particularly in connection with the Merger. The term of the agreement is 36 months and outlines Mr. Spiro’s responsibilities, including strategic advisory, business development, investor introductions, and support for commercial agreements related to SOLO. Compensation includes a one-time grant of 180,000 restricted shares in the post-combination public entity (vesting over 36 months) and 1% commission on qualifying new business he originates.

Advisory Engagement with B. Riley Securities

In September 2025, Terra Innovatum Global N.V. entered into an agreement with B. Riley Securities, Inc. (“B. Riley”) to serve as its financial advisor in connection with the Company’s business combination and transition to a public company. The engagement commenced retroactively on August 19, 2025, and is set for a 12-month term, subject to termination by either party with 10 days’ written notice.

Under the terms of the agreement, the following cash fees are due:

●	$150, that was paid immediately upon the close of the business combination;

●	$125, payable 90 days after the close;

●	$125, payable 180 days after the close.

These fees are in consideration of B. Riley’s services, which include advising on the business combination, capital markets strategy, and other customary investment banking services.

The agreement also includes standard indemnification provisions and limitations of liability, and provides for additional compensation of $2 per person, per day, plus expenses, if B. Riley personnel are required to testify in any proceedings related to the engagement.

Business Combination and Public Listing

On October 9, 2025, Terra Innovatum Global consummated its previously announced business combination with GSR III Acquisition Corp. (“GSR III”) pursuant to the Merger Agreement dated April 21, 2025, among Terra, GSR III, and other parties thereto (the “Merger”).

Pre-Closing Restructuring

Prior to the Merger, Terra completed a series of restructuring steps (the “Terra Pre-Closing Restructuring”) designed to facilitate the transaction:

●	Formation of Terra Innovatum Global, Srl: On April 29, 2025, Terra Innovatum Global was formed with the same ownership structure as Terra.

●	Contribution of Ownership Interests: On June 23, 2025, the quotaholders of Terra contributed 100% of their ownership interests in Terra to Terra Innovatum Global, resulting in Terra becoming a wholly owned subsidiary of Terra Innovatum Global.

Merger

Following the Merger, Terra Innovatum Global was converted from an Italian limited liability company into a Dutch public limited company, Terra Innovatum N.V. and GSR III merged with and into GSR III Cayman Merger Sub, a wholly owned subsidiary, with GSR III surviving as a wholly owned subsidiary of Terra Innovatum Global N.V. whose ordinary shares commenced trading on The Nasdaq Stock Market LLC under the ticker symbol “NKLR” on October 10, 2025.

In connection with the Merger, Terra Innovatum Global N.V.:

●	Issued 70,300,948 ordinary shares.

●	Received PIPE proceeds totaling $36,790, pursuant to subscription agreements, consisting of the issuance of 3,683,500 PIPE shares, half warrants to purchase up to 1,841,750 ordinary shares at an exercise price of $12.00 per share, and quarter warrants to purchase up to 920,875 ordinary shares at an exercise price of $16.00 per share. Additionally, converted $5,690 in bridge loans into 851,483 ordinary shares at a conversion price of $7.00 per share.

●	Issued bridge warrants to purchase 851,483 ordinary shares at $11.50 per share and 851,483 ordinary shares at $15.00 per share, each exercisable for 36 months.

●	Implemented governance structures including Audit, Compensation, and Nominating/Corporate Governance Committees.

Conversion of Bridge Loans

Upon the closing of the Merger, all outstanding bridge loans were converted into an aggregate of 851,483 ordinary shares of Terra Innovatum Global N.V. at a conversion price of $7.00 per share. In connection with the conversion, the Company issued to the lenders:

●	Warrants to purchase up to 851,483 ordinary shares at an exercise price of $11.50 per share; and

●	Warrants to purchase up to 851,483 ordinary shares at an exercise price of $15.00 per share.

These warrants have a term of 36 months from the date of issuance and were issued pursuant to the terms of the amended bridge loan agreements.

Engagement of Investor Relations and Advisory Services

On October 30, 2025, Terra Innovatum Global N.V. entered into an agreement with Alliance to provide investor relations and advisory services. Under the terms of the agreement, Alliance will commence services on November 1, 2025, and the initial term will continue through April 30, 2026, with automatic annual renewals thereafter unless terminated by either party with 60 days’ notice.

Terra Innovatum Global N.V. has agreed to pay Alliance a fixed monthly fee of $25, which includes up to 84 hours of services per month allocated as follows:

●	Investor relations, public relations and media, capital markets, and market intelligence: 50 hours for $17

●	Social media and communications: 14 hours for $4

●	Business development support: 20 hours for $5

In addition, a monthly service fee of 3% of the monthly fee of $1 for access to market intelligence platforms and other support services.

The agreement also provides for additional fees for services beyond the scope of the engagement, including special situations such as merger and acquisition or crisis management.

Engagement of Canaccord Genuity as Capital Markets Advisor

In October 2025, Terra Innovatum Global N.V. entered into an agreement with Canaccord Genuity LLC (“CG”) to serve as its financial and capital markets advisor for a one-year term. Under the agreement, CG will provide advisory services including investor positioning, coordination of investor meetings, and participation in investor conferences, among other mutually agreed services.

As consideration for its services, a total advisory fee of $700 is due, payable in three installments:

●	$233 which was paid upon execution of the agreement in October 2025,

●	$233 on March 15, 2026, and

●	$233 upon the end of the term October 23, 2026.

The agreement includes standard indemnification provisions and confidentiality obligations and may be terminated by either party with 10 days’ written notice for cause, as defined in the agreement.

Capital Markets Advisory Agreement with The Benchmark Company

In October 2025, Terra Innovatum Global N.V. entered into a capital markets advisory agreement with The Benchmark Company, LLC (“Benchmark”) for a term of 24 months. Under the agreement, Benchmark will provide advisory services including assistance with research coverage, investor meetings, non-deal roadshows, and participation in Benchmark-hosted investor conferences.

As compensation for these services, a total of $600 fees are due, structured as follows:

●	$300 in cash, payable 12 months from the agreement date (“Advisory Fee Year 1”),

●	$300 in cash, payable 24 months from the agreement date (“Advisory Fee Year 2”).

These fees are subject to reduction by any fees paid to Benchmark for other transactions during the term, up to a maximum offset of $600. In the event of a change of control during the term, the full Advisory Fee becomes immediately due and payable.

Engagement of Roth Capital Partners as Capital Markets Advisor

In October 2025, Terra Innovatum Global N.V. entered into a capital markets advisory agreement with Roth Capital Partners, LLC (“Roth”) for a 12-month engagement period beginning January 1, 2026. Under the agreement, Roth will provide strategic capital markets advisory services, including:

●	Development of capital market strategy,

●	Institutional investor relationship development,

●	Participation in Roth conferences and investor meetings,

●	Non-deal roadshows and related support.

As compensation for these services, advisory fees of $350 are due, structured as follows:

●	$105, payable upon execution of the agreement (October 27, 2025),

●	$245, payable on January 1, 2026.

The agreement includes standard indemnification provisions and arbitration clauses and may be terminated with 90 days’ written notice.

Engagement of Outside The Box Capital for Marketing Services

In October 2025, Terra Innovatum Global N.V. entered into a marketing services agreement with Outside The Box Capital Inc. (“OTBC”) to provide marketing and distribution services for a three-month initial term beginning on November 3, 2025 and ending on May 3, 2026.

Under the agreement, OTBC will provide services including:

●	Strategic planning and campaign checkpoints,

●	Social media and community engagement,

●	Distribution of company-approved materials across platforms such as Reddit, Discord, Telegram, Twitter, and StockTwits,

●	Influencer-based video features and Q&A content.

As compensation, a total of $100 is payable in three equal monthly installments of $33.

Execution of Engineering and Feasibility Agreement for SOLO Reactor

In November 2025, Terra Innovatum Global N.V. entered into an agreement with ATB Riva Calzoni S.p.A. (“ATB”) to conduct a feasibility and industrialization study (“Phase 1”) for the SOLO Micro Modular Nuclear Reactor project. The agreement outlines a comprehensive scope of engineering, fabrication planning, cost analysis, and regulatory support activities to be performed by ATB.

Under the agreement, total consideration based on estimated man-hours and hourly rates as defined in the agreement is due. The payment structure includes:

●	10% of the total price payable within 7 days of execution.

●	The remaining balance payable monthly based on progress milestones and time sheets.

The agreement allows for price adjustments if actual man-hours exceed estimates by more than 5%, or if additional activities are agreed upon. Any such adjustments will be subject to separate written agreement.

The term of the agreement is a minimum of 6 months and up to 24 months, effective upon receipt of the advance payment. Either party may terminate the agreement under specified conditions, including non-payment or breach.

We may enter into additional advisor agreements with other independent contractors to provide strategic advisory, business development, investor introductions, and support for commercial agreements related to SOLO. Compensation may include equity interests in the post-combination public entity.

FPoliSolutions MSA Amendment

On October 30, 2025, we entered into an amendment with our existing engineering services agreement with FPoli Solutions, a related party, for engineering services related to the SOLO Micro Modular Reactor. The amendment extends the scope of work through December 31, 2025 and adds one full-time engineer on a fixed-price basis of $107.

Share Conversion

In connection with the closing of the Merger on October 9, 2025, we issued 8,000 preferred shares to former Terra Innovatum Global quotaholders and 40 preferred shares to Moonshot, which were contingently convertible into our ordinary shares at a ratio of 10,000 ordinary shares per preferred share upon meeting specified tranche conversion milestones and per the Merger Agreement and the Moonshot Agreement.

On October 16, 2025, certain conversion milestones were met. In November 2025, our Board of Directors approved and executed the conversion of 4,020 of our preferred shares into 40,200,000 of our ordinary shares pursuant to the Merger Agreement. Following the conversion, our authorized capital is 540,200,000 ordinary shares and 4,020 preferred shares.

Financial Performance

For the three months ended September 30, 2025 and 2024, we reported a net loss of $2,987 and net income of $16, respectively. For the nine months ended September 30, 2025 and 2024, we reported a net loss of $5,580 and net income of $36, respectively. Net cash used in operating activities was $3,688 for the nine months ended September 30, 2025, and net cash provided by operating activities was $12 for the nine months ended September 30, 2024. As noted in our financial statements, we had an accumulated deficit of $5,617 as of September 30, 2025.

Key Factors and Trends Affecting Our Business and Results of Operations

We believe the following factors and trends may cause previously reported financial information not to be necessarily indicative of future operating results or future financial conditions:

●	Product Development Plan

The commercial rollout of any advanced nuclear reactors depends on securing regulatory approvals for its design, construction, and operation. Our regulatory engagement plan was submitted to the NRC, and the NRC is currently reviewing a number of safety related topics related to SOLO. Although our team has significant prior experience working with the NRC, we cannot control NRC’s review process and review periods may take longer than anticipated.

●	Macroeconomic Conditions and Global Market Dynamics

Our business operates in a complex global environment with multiple interconnected economic factors that can significantly impact our technological development, regulatory trajectory, and potential market penetration. As a nuclear technology company with an international human capital strategy and multinational supply chain, we are sensitive to macroeconomic trends and risks.

●	Global Supply Chain Dynamics

We utilize a strategic outsourced manufacturing approach for the SOLO Micro-Modular Nuclear Reactor, leveraging international human resources and implementing an international manufacturing model for our FOAK reactor. This strategy exposes us to global supply chain vulnerabilities, including potential impacts from geopolitical tensions, trade agreements, tariffs, and manufacturing disruptions. Our current assembly preparation in Europe for reactor deployment in the U.S. introduces additional complexity in navigating international trade regulations, currency exchange risks, and logistical challenges.

By partnering with specialized suppliers certified in nuclear engineering and precision manufacturing, we aim to avoid significant capital investments in manufacturing facilities and concentrate our resources on core competencies such as reactor design, technological innovation, and regulatory compliance. Our procurement strategy involves direct engagement with multiple suppliers for critical components, ensuring supply chain reliability and maintaining the flexibility to adapt our technology to evolving market and regulatory requirements.

●	Inflation and Cost Pressures

Inflationary trends represent a risk to our development trajectory. Escalating costs in specialized manufacturing, regulatory compliance, technical talent acquisition, and raw material procurement could potentially erode our projected economic advantages.

●	Energy Market Evolution

The global energy transition, driven by decarbonization efforts and increasing demand for reliable low-carbon baseload power, creates both opportunities and challenges. The explosive growth in data center energy requirements, particularly with artificial intelligence (“AI”) and computational infrastructure expansion, presents a promising market segment. However, economic growth cycles, shifts in energy policy, and potential slowdowns in technological adoption could materially affect our market positioning and revenue projections.

To mitigate the AI driven market concentration risks, we have strategically designed SOLO with multi-sector versatility, targeting a diverse range of energy-intensive industries including industrial manufacturing (cement, steel, mining, paper production), critical infrastructure services (airports, ports, logistics hubs), agricultural and food processing applications (greenhouses, vertical farming, food processing plants), energy storage (ammonia production, pink hydrogen) and essential utility services like desalination and water treatment. This intentional market diversification allows us to create resilience against sector-specific economic fluctuations, leveraging SOLO’s ability to provide both electricity and thermal energy across multiple high-demand sectors, including emerging opportunities in medical radioisotope production.

●	Regulatory and Geopolitical Landscape

Our multinational operational model requires navigating complex regulatory environments across different jurisdictions. Changes in nuclear energy policies and geopolitical tensions could significantly impact our potential market access. The evolving global stance on nuclear energy, particularly small modular reactors, introduces both strategic opportunities and potential regulatory constraints.

●	Technological and Labor Market Dynamics

The specialized nature of our technology demands access to a global pool of highly skilled technical talent. Potential labor market shifts, competition for specialized nuclear engineering expertise, and varying international education and training standards could influence our human resource strategy and technology development velocity.

●	Economic Uncertainty Factors

Macroeconomic uncertainties, including potential recessionary periods, fluctuations in investment trends in energy related technology, and broader economic growth patterns, could affect our funding capabilities, customer acquisition strategies, and overall business development trajectory.

●	Funding and Investment

We have limited financial resources. There can be no assurance that sufficient funding will be available to us to fund our operating expenses and to further develop our business. We anticipate that we will likely need to raise additional capital to fund our operations while we implement and execute our business plan.

Emerging Growth Company and Smaller Reporting Company Status

Section 102(b)(1) of the Jumpstart Our Business Startups Act (“JOBS Act”) exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Securities Exchange Act of 1934, as amended) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. Until the company is considered to be an emerging growth company, the company has elected not to opt out of such extended transition period which means that when an accounting standard is issued or revised and it has different application dates for public or private companies, the company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard.

We are also a “smaller reporting company” as defined in the Securities Exchange Act of 1934. We may continue to be a smaller reporting company even after we are no longer an emerging growth company. We may take advantage of certain of the scaled disclosures available to smaller reporting companies until the fiscal year following the determination that our voting and non-voting ordinary shares held by non-affiliates is $250,000 or more measured on the last business day of our second fiscal quarter, or our annual revenues are less than $100,000 during the most recently completed fiscal year and our voting and non-voting ordinary shares held by non-affiliates is $700,000 or more measured on the last business day of our second fiscal quarter.

Segment Reporting

We operate as one operating segment with a focus on nuclear energy. Our Chief Executive Office (“CEO”) and founding officers are the Chief Operating Decision Makers as this committee is responsible for making decisions regarding the allocation of resources and assessing performance as well as for strategic operational decisions and managing the organization as a whole.

Results of Operations

The period to period comparisons of our results of operations have been prepared using the historical periods included in our financial statements. The following discussion should be read in conjunction with the financial statements and related notes included elsewhere in this prospectus.

Key Components of Results of Operations

Revenue

To date, we have not generated any revenue from product sales and do not expect to generate any revenue from the sale of products for the foreseeable future.

Operating Expenses

General and administrative

Our general and administrative consists primarily of advisory fees in connection with the Merger, legal fees, audit and accounting services fees, board of directors compensation, fees for management consultancy services, fees for public relations consultancy services, fees for compliance and regulatory, fees for food and lodging, fees for other professional services, software fees, bank fees, taxes, and employee benefit expense.

Development costs

Our development costs consist of salaries, personnel costs, and technical and engineering studies.

Other income (expenses)

Other income — related party

Our other income-related party consists of fees from engineering consulting services that we provide to related parties that are unrelated to our core business. We do not expect to earn these fees following the Business Combination.

Other income (expenses)

Our other income (expenses) consists primarily of foreign currency transaction gains and losses and interest on value added tax.

Interest expense

Our interest expense consists of interest recorded for the outstanding Bridge Loans.

Change in fair value — warrant liability

Our change in fair value — warrant liability consists of the change in fair value of certain Bridge Loan warrants, which were initially recorded at fair value as a warrant liability.

Results of Operations

Three Months Ended September 30, 2025 Compared to Three Months Ended September 30, 2024

The following table sets forth our historical results for the periods indicated and the changes between periods:

	Three Months Ended September 30
	2025	2024	$ Variance	% Variance
Operating expenses:
General and administrative	$2,135	$2	$2,133	NM
Development costs	155	16	139	NM
Total operating expenses	2,290	18	2,272	NM
Loss from operations	(2,290)	(18)	(2,272)	NM

Other income (expenses):
Other income - related party	-	34	(34)	(100)%
Other expense	(160)	-	(160)	NM
Interest expense	(537)	-	(537)	NM
Change in fair value - warrant liability	-	-	-	NM
Total other (expense) income, net	(697)	34	(731)	NM
Net (loss) income	$(2,987)	$16	$(3,003)	NM
Other comprehensive (loss) income
Change in foreign currency translation adjustment	(49)	27	(76)	NM
Total comprehensive (loss) income	$(3,036)	$43	$(3,079)	NM

Operating Expenses

General and administrative

General and administrative increased by $2,133 for the three months ended September 30, 2025 compared to the same period in 2024 primarily due to increases of $913 for fees for management consultancy services, $743 due to legal services, $181 due to audit and accounting services, $147 due to other professional fees, $95 due to board of directors compensation, $59 due to fees for public relations consultancy services, $56 due to compliance and regulatory fees, $18 due to food and lodging expenses, $11 due to advisory fees in connection with the SPAC transaction discussed in the “Business Combination and Public Listing” section above, offset by a net decrease of $90 of miscellaneous expenses.

We expect to continue to incur additional general and administrative expenses as a result of operating as a public company, including expenses related to compliance with the rules and regulations of the SEC and Nasdaq Stock Market, additional insurance costs, investor relations activities and other administrative and professional services. As a result, we expect general and administrative expenses to increase in absolute dollars in future periods.

Development costs

Development costs increased by $139 for the three months ended September 30, 2025 compared to the same period in 2024 primarily due to increases in travel and entertainment expenses of $67 and $72 due to technical and engineering studies.

Other income (expenses)

Other income — related party

Other income — related party decreased by $34 for the three months ended September 30, 2025 compared to the same period in 2024. We provided engineering consulting services unrelated to our core business during the three months ended September 30, 2024. No such services were provided during the three months ended September 30, 2025.

Other income (expense)

Other income increased by $160 during the three months ended September 30, 2025 compared to the same period in 2024. The increase was primarily due to $159 of foreign currency transaction losses.

Interest expense

Interest expense totaled $537 for the three months ended September 30, 2025, attributable to the Bridge Loans. There was no interest expense during the same period in 2024.

Net loss

Net loss for the three months ended September 30, 2025 was $2,987 as compared to net income of $16 for the three months ended September 30, 2024. The $3,003 net change was due to an increase of $2,272 in loss from operations and an increase of $731 in other expense, net.

Nine Months Ended September 30, 2025 Compared to Nine Months Ended September 30, 2024

The following table sets forth our historical results for the periods indicated and the changes between periods:

	Nine Months Ended September 30,
	2025	2024	$ Variance	% Variance
Operating expenses:
General and administrative	$5,655	$7	$5,648	NM
Development costs	244	53	191	NM
Total operating expenses	5,899	60	5,839	NM
Loss from operations	(5,899)	(60)	(5,839)	NM

Other income (expenses):
Other income - related party	-	96	(96)	(100)%
Other expense	(215)	-	(215)	NM
Interest expense	(726)	-	(726)	NM
Change in fair value - warrant liability	1,260	-	1,260	NM
Total other income (expense), net	319	96	223	NM
Net (loss) income	$(5,580)	$36	$(5,616)	NM
Other comprehensive (loss) income
Change in foreign currency translation adjustment	(32)	26	(58)	NM
Total comprehensive (loss) income	$(5,612)	$62	$(5,674)	NM

Operating Expenses

General and administrative

General and administrative increased by $5,648 for the nine months ended September 30, 2025 compared to the same period in 2024 primarily due to increases of $2,366 for fees for legal services, $1,234 due to fees for management consultancy services, $796 due to fees for audit and accounting services, $322 due to board of directors compensation, $284 due to advisory fees in connection with the SPAC transaction discussed in the “Business Combination and Public Listing” section above, $168 due to fees for public relations consultancy services, $154 due to other professional fees, $74 due to compliance and regulatory fees, $64 due to food and lodging expenses, and $186 of miscellaneous expenses.

We expect to continue to incur additional general and administrative expenses as a result of operating as a public company, including expenses related to compliance with the rules and regulations of the SEC and Nasdaq Stock Market, additional insurance costs, investor relations activities and other administrative and professional services. As a result, we expect general and administrative expenses to increase in absolute dollars in future periods.

Development costs

Development costs increased by $191 for the nine months ended September 30, 2025 compared to the same period in 2024 primarily due to increases in travel and entertainment expenses of $119 and $72 due to technical and engineering studies.

Other income (expenses)

Other income — related party

Other income — related party decreased by $96 for the nine months ended September 30, 2025 compared to the same period in 2024. We provided engineering consulting services unrelated to our core business during the nine months ended September 30, 2024. No such services were provided during the nine months ended September 30, 2025.

Other expense

Other expense increased by $215 during the nine months ended September 30, 2025 compared to the same period in 2024. The increase was primarily due to $249 of foreign currency transaction losses and an increase of $3 of miscellaneous expenses, partially offset by $37 foreign currency transaction gains.

Interest expense

Interest expense totaled $726 for the nine months ended September 30, 2025, attributable to the Bridge Loans. There was no interest expense during the same period in 2024.

Change in fair value — warrant liability

Our change in fair value — warrant liability consists of the change in fair value of certain Bridge Loan warrants, which were initially recorded at fair value as a warrant liability and were reclassified to permanent equity during the period.

Net loss

Net loss for the nine months ended September 30, 2025 was $5,580 as compared to net income of $36 for the nine months ended September 30, 2024. The $5,616 net change was due to an increase of $5,839 in loss from operations and an increase of $223 in other income, net.

Liquidity, Going Concern, and Capital Resources

Liquidity is the ability of a company to generate funds to support its current and future operations, satisfy its obligations, and otherwise operate on an ongoing basis. Since inception, we have financed our operations primarily through cash flows from capital contributions. To date, we have not generated any revenue from our core business operations. We do not expect to generate any meaningful revenue unless and until we are able to complete development, regulatory licensing and entering into the effective commercialization phase of the SOLO Micro-Modular Nuclear Reactor which we do not anticipate occurring before 2028. We will require additional capital to develop the SOLO Micro-Modular Nuclear Reactor and to fund operations for the foreseeable future. In the short term, we will fund our cash needs through funds raised through convertible bridge loans and funds to be received upon the closing of the Business Combination. Subsequent to June 30, 2025, we raised approximately $5,690 in bridge financing. It is a condition to closing that the GSR Available Cash be at least $25,000.

We will be outsourcing manufacturing. Consequently, we will not need to invest heavily in manufacturing facilities for the first 2 to 3 years while scaling up to 1,000 units per year. After that, Terra will most likely require co-investments with suppliers and contract manufacturers. If additional funding was made available earlier, we would be in a position to upfront some of the working capital and capital expenses requirements associated with a faster ramp up of the production capacity.

As of September 30, 2025, we had cash of $2,151 and an accumulated deficit of approximately $5,617. For the nine months ended September 30, 2025, we used approximately $3,688 of cash in operating activities and have historically incurred recurring losses and negative operating cash flows. These conditions initially raised substantial doubt about our ability to continue as a going concern within one year after the date the financial statements were issued.

Subsequent to the balance sheet date, on October 9, 2025, we completed the Merger see “Business Combination and Public Listing” below, which resulted in the conversion of $5,690 of Bridge Loans into equity and warrants and provided significant additional liquidity. Based on our current forecasts, expected cash outflows over the next 12 months to support FOAK development, engineering and licensing activities, and general business operations are not anticipated to exceed available liquidity. We therefore believe that existing cash will be sufficient to our working capital and capital expenditure requirements for at least the next 12 months.

Our primary sources of liquidity are cash on hand, and our primary uses of liquidity are operating expenses, licensing activities, and capital expenditures. We continue to monitor our liquidity position and may consider additional financing arrangements, including equity offerings, to support our growth strategy as appropriate.

Q3 2025 Bridge Loans

In August and September 2025, multiple lenders committed to loan $690 to the Company, in the aggregate, to be evidenced by unsecured debt note subscription agreements (the “Q3 2025 Bridge Loans”). In August and September 2025, each of the lenders entered into an unsecured debt note subscription agreement. In accordance with the terms of the agreements, the Q3 2025 Bridge Loans bear interest at a fixed annual rate of 15%, PIK and calculated on the outstanding principal balance. The Q3 2025 Bridge Loans mature one year from their respective issuance dates and are subject to mandatory early redemption upon the consummation of a qualifying business combination, such as the Merger. In such an event, all accrued and unaccrued interest becomes immediately due and payable on the 30th day following the completion of the qualifying transaction.

In August and September 2025, the Company entered into letter agreements to convert the Q3 2025 Bridge Loans into ordinary shares of Terra Innovatum Global N.V. if the Merger is completed (the “Q3 2025 Bridge Loan Conversion”). Per the terms of the agreements, if the Q3 2025 Bridge Loan Conversion happens at the time of the Merger, the shares will be priced at $7.00 each. If the Merger does not occur by April 30, 2026, the August Bridge Loan Conversion price will instead be based on a valuation of $100,000 divided by the fully diluted equity of Terra. If the Merger is successful, the shares will be issued by Terra Innovatum Global N.V.; if not, they will be issued by Terra or its parent company. If the Merger is completed, Terra is released from its obligations, and Terra Innovatum Global N.V. assumes them. If the Merger is not completed, the lenders are also entitled to a liquidation preference for shares received upon conversion, the lender is also entitled to a liquidation preference, receiving either 150% of the conversion price or a pro rata share of the liquidation proceeds, whichever is greater.

Bridge Loan Amendments

In August 2025, we amended our Bridge Loan agreements. The liquidation preference in each agreement was modified to apply only upon termination of the Merger and entitles lenders to the greater of 150% of the conversion price, as defined, or a pro rata share of the equity issuer’s assets based on their ownership percentage. Upon consummation of the Merger, the liquidation preference will terminate. The amendment defines the coverage amount as 100% of the total number of shares issued upon conversion. Following the Merger, lenders will receive two sets of warrants to subscribe to a number of ordinary shares of the Company equal to the coverage amount, priced at $11.50 and $15.00 per share respectively. These warrants are exercisable within 36 months and do not include anti-dilution rights. Additionally, lenders are obligated to use their best efforts to actively support PIPE fundraising efforts and will earn a 3% commission on the funds raised through their efforts, payable in cash or ordinary shares of Terra Innovatum Global at the applicable conversion price if the Merger is consummated.

Business Combination and Public Listing

On October 9, 2025, Terra Innovatum Global consummated its previously announced business combination with GSR III Acquisition Corp. (“GSR III”) pursuant to the Merger Agreement dated April 21, 2025, among Terra, GSR III, and other parties thereto (the “Merger”).

Pre-Closing Restructuring

Prior to the Merger, Terra completed a series of restructuring steps (the “Terra Pre-Closing Restructuring”) designed to facilitate the transaction:

●	Formation of Terra Innovatum Global, Srl: On April 29, 2025, Terra Innovatum Global was formed with the same ownership structure as Terra.

●	Contribution of Ownership Interests: On June 23, 2025, the quotaholders of Terra contributed 100% of their ownership interests in Terra to Terra Innovatum Global, resulting in Terra becoming a wholly owned subsidiary of Terra Innovatum Global.

Merger

Following the Merger, Terra Innovatum Global was converted from an Italian limited liability company into a Dutch public limited company, Terra Innovatum N.V. and GSR III merged with and into GSR III Cayman Merger Sub, a wholly owned subsidiary, with GSR III surviving as a wholly owned subsidiary of Terra Innovatum Global N.V. whose ordinary shares commenced trading on The Nasdaq Stock Market LLC under the ticker symbol “NKLR” on October 10, 2025.

In connection with the Merger, Terra Innovatum Global N.V.:

●	Issued 70,300,948 ordinary shares.

●	Received PIPE proceeds totaling $36,790, pursuant to subscription agreements, consisting of the issuance of 3,683,500 PIPE shares, half warrants to purchase up to 1,841,750 ordinary shares at an exercise price of $12.00 per share, and quarter warrants to purchase up to 920,875 ordinary shares at an exercise price of $16.00 per share. Additionally, converted $5,690 in bridge loans into 851,483 ordinary shares at a conversion price of $7.00 per share.

●	Issued bridge warrants to purchase 851,483 ordinary shares at $11.50 per share and 851,483 ordinary shares at $15.00 per share, each exercisable for 36 months.

●	Implemented governance structures including Audit, Compensation, and Nominating/Corporate Governance Committees.

Conversion of Bridge Loans

Upon the closing of the Merger, all outstanding bridge loans were converted into an aggregate of 851,483 ordinary shares of Terra Innovatum Global N.V. at a conversion price of $7.00 per share. In connection with the conversion, the Company issued to the lenders:

●	Warrants to purchase up to 851,483 ordinary shares at an exercise price of $11.50 per share; and

●	Warrants to purchase up to 851,483 ordinary shares at an exercise price of $15.00 per share.

These warrants have a term of 36 months from the date of issuance and were issued pursuant to the terms of the amended bridge loan agreements.

Cash Flows

The following table provides detailed information about our net cash flows for the nine months ended September 30, 2025 and 2024:

	Nine Months Ended September 30,
	2025	2024
Net cash (used in) provided by :
Operating activities	$(3,688)	$12
Investing activities	(94)	-
Financing activities	5,759	-
Effect of exchange rate changes on cash and cash equivalents	105	-
Net increase in cash	$2,082	$12

Net Cash used in Operating Activities

Net cash used in operating activities for the nine months ended September 30, 2025 was $3,688. This amount was related to (i) a net loss of $5,580, (ii) adjustments to reconcile net loss to net cash used in operating activities of $599, offset by (iii) working capital changes of $2,394, and (iv) $97 in changes in other non-current liabilities.

Net cash provided by operating activities for the nine months ended September 30, 2024 was $12. This amount was related to (i) net income of $36, offset by (ii) adjustments to reconcile net loss to net cash used in operating activities of $28, offset by working capital changes of $4.

Net Cash Used by Investing Activities

Net cash used in investing activities for the nine months ended September 30, 2025 was $94. This amount was related to purchases of equipment.

Net Cash provided by Financing Activities

Net cash provided by financing activities for the nine months ended September 30, 2025 consisted of proceeds of $5,577 from the Bridge Loans, $195 from the 2025 Loan Agreement that we entered into with our quotaholders’ in the first quarter of 2025, capital contributions of $11, offset by payment of debt issuance costs for Bridge Loans of $24.

Critical Accounting Policies and Estimates

Critical Accounting Policy: Warrants

Our financial statements are prepared in accordance with U.S. GAAP. In connection with our financing activities, we have entered into bridge loan agreements that include detachable warrants. The accounting treatment for these instruments is governed by ASC 480-10 (Distinguishing Liabilities from Equity) and ASC 815-40 (Contracts in an Entity’s Own Equity). Based on the terms of the instruments, we first determine whether the warrants should be classified as equity or liability. Warrants that do not meet all criteria for equity classification are initially recorded at fair value, classified as a liability and subsequently remeasured at each reporting period. Warrants that meet all equity classification criteria are recorded at their initial fair value and recognized as a component of additional paid-in capital. This accounting policy is considered critical due to the complexity of the applicable guidance, the judgment required in classification, and the potential for material impact on our financial statements.

Critical Accounting Estimate: Fair Value of Warrants

The valuation of both equity-classified and liability-classified warrants involves significant estimation uncertainty. We use option pricing models that require management to make assumptions about key inputs, including expected volatility, risk-free interest rates, term to expiration, and the fair value of the underlying equity. These inputs are inherently subjective and difficult to predict, and even small changes in any of them can materially affect the resulting fair value. The estimation process is particularly sensitive to market conditions and company-specific developments. For example, the resolution of funding thresholds in June 2025 required a final fair value measurement and reclassification of certain warrants, which impacted earnings. We continuously evaluate these assumptions, and changes in inputs or classification could materially affect our financial condition and results of operations.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements (as that term is defined in Item 303 of Regulation S-K) that are reasonably likely to have a current or future material effect on our financial condition, expenses, results of operations, liquidity, or capital resources.

Related Party Transactions

Refer to Note 4. “Related Party Transactions” of the Notes to our Financial Statements included elsewhere in this prospectus for a discussion of related party transactions.

Recent Accounting Standards and Pronouncements

Refer to Note 3. “Summary of Significant Accounting Policies” of the Notes to our Financial included elsewhere in this prospectus for a discussion of recent accounting standards and pronouncements.

BUSINESS

Our Mission

Terra Innovatum’s mission is to make nuclear power accessible by delivering simple and safe micro-reactor solutions that are scalable, affordable and deployable anywhere, 1MWe at a time. Since our project commenced in 2018, we have invested significantly in development efforts and completing our SOLO micro modular reactor design in October 2024.

Overview

Terra Innovatum was incorporated under the laws of Italy on September 23, 2021 (“Inception”) and is headquartered in Lucca, Italy. Before Terra Innovatum’s incorporation, from 2018 to 2021 a team of engineers, who are now part of Terra Innovatum, contributed their time, effort and resources to advance the SOLO concept to design, demonstrating the feasibility and the innovation aspects.

Terra Innovatum is a nuclear reactor developer, focused on smaller, cheaper, and safer advanced clean energy solutions. Terra Innovatum’s flagship product, the SOLO Micro-Modular Nuclear Reactor (SOLO), is designed to operate continuously at full power for 15 years without refueling, with the potential for core swaps to extend the operational cycle up to 45 years. Its modular design aims to achieve maximum energy efficiency while significantly reducing the levelized cost of energy (“LCOE”). Terra Innovatum is committed to delivering carbon-free energy solutions and aims to achieve commercial deployment of SOLO by 2028 to address the growing global demand for sustainable and reliable energy.

Terra Innovatum believes the following characteristics make SOLO unique and position the Company well for successful regulatory approval:

●	The SOLO reactor uses Low Enriched Uranium (“LEU”) fuel which is commercially available and for which a well-established supply chain exists today.

●	SOLO cannot experience meltdown or explosion due to the use of a helium coolant instead of water and low thermal output

●	Emergency Planning Zone (“EPZ”) limited to “Operations Boundary”

●	Proliferant resistant due to safeguards implemented by design

●	Long lasting: each SOLO reactor can operate for 15 years without refueling with a total potential lifespan of 45 years; when High Assay Low Enriched Uranium (“HALEU”) becomes available, SOLO reactors could operate for up to 45 years without refueling.

●	Modularity by design: from 1MWe with 1 SOLO to 1GWe with approximately 1000 SOLOs

●	Redundancy by design: on a fleet of 100 SOLOs (100Mwe), 1 reactor under maintenance leaves 99% of the power generation available during its outage.

●	Can be produced in factories and assembled on site

Terra Innovatum’s primary business model is centered on the direct sale of SOLO reactors to customers seeking reliable and sustainable energy solutions, such as industrial operations, manufacturing facilities, remote locations, healthcare facilities, and data centers, among many others. We will manufacture these units by contracting with existing nuclear component suppliers, with final assembly completed in established facilities in the U.S, Europe and Asia before transporting to customer sites. Each SOLO reactor is designed to be easily transported via standard highways and installed using pre-fabricated components, dramatically reducing deployment time and costs compared to conventional nuclear facilities. In addition to reactor sales, we intend to offer service packages and periodic maintenance services throughout each unit’s operational lifetime.

Innovation is central to our mission. Our breakthrough ability to reach criticality using LEU fuel should enable regulatory approval compared to competitors using HALEU, which is not readily available for commercial use and does not have an established supply chain network. The SOLO reactor incorporates redundant shutdown mechanisms and is encased in a 2.5 meter thick concrete housing (known as the “monolith”) providing biological shielding; hence, no EPZ beyond the operational boundary is required. This design should allow the deployment of SOLO in highly populated areas and sensitive locations where conventional nuclear plants and other Small Modular Reactors (“SMRs”) cannot be deployed, notably due to their larger footprints and associated EPZ.

The SOLO reactor is designed to deliver a highly competitive and stable LCOE of 7 cents per kWh over a 45-year period, with potential for further reduction when waste heat is utilized for industrial or commercial applications, a process known as “cogeneration”. Our regulatory engagement plan was submitted to the Nuclear Regulatory Commission in early 2025, and we believe we will achieve our First-of-a-Kind (FOAK) reactor by 2028.

Our target customer base spans a number diverse sectors — including industrial operations, manufacturing facilities, remote locations, healthcare facilities, and data centers, among many others. SOLO is designed to allow customers to purchase nuclear power generating capacity that can be deployed virtually anywhere it’s needed, providing point-of-use power and heat without reliance on transmission infrastructure. Focusing on using commercially proven materials and existing supply chains in the nuclear field, we are positioned to deliver reliable, affordable, and sustainable energy solutions to customers worldwide through our reactor sales and associated services.

Expected Timeline and Costs for Deployment

The following summarizes our estimated key dates in our timeline for deployment:

In order to complete our first reactor, we estimate our total capital needs will be between $65-75 million from now through 2028. Our anticipated timing for capital needs is as follows:

Industry Overview

The nuclear energy industry is experiencing renewed interest as countries worldwide seek reliable, carbon-free energy solutions to address climate change concerns while meeting growing energy demands. SMRs and microreactors, like our SOLO technology, represent a new generation of nuclear solutions designed to overcome traditional barriers to nuclear deployment.

The successful execution of our business model depends on favorable regulatory environments, public acceptance of nuclear power, and continued policy support for advanced nuclear technologies. Recently, in the United States and globally, governments have demonstrated increased support for next-generation nuclear technologies through initiatives such as the Nuclear Regulatory Commission’s improved frameworks for reviewing innovative designs and the Department of Energy’s programs supporting advanced reactor development. However, the regulatory and political landscape could shift at any time due to factors beyond our control, including changes in administrations, public perception shifts following nuclear-related incidents, or evolving energy priorities.

According the Department of Energy’s Advanced Nuclear Liftoff Report, nuclear capacity has the potential to triple from 2024 to 2050. Several factors have contributed to the renewed interest in nuclear energy. First, there is a strong desire to move from fossil fuels to carbon-free power sources. While wind and solar power continue to gain in popularity, they remain not dispatchable (i.e. cannot be adjusted on demand by the operator to match supply with electricity demand). Moreover, they have much larger space demands than would a modular nuclear reactor.

Microreactor deployment faces unique challenges and opportunities compared to traditional nuclear plants and larger SMRs. While our SOLO reactor’s inherent safety features, small footprint, and absence of an EPZ requirement position us favorably for widespread adoption, we must navigate complex regulatory pathways that are still evolving for this new class of nuclear technology. Our ability to use commercially available LEU fuel provides a significant advantage over competitors requiring HALEU. As SOLO can use both fuel types, it can be deployed at scale with existing licensed LEU fuel while being ready to use HALEU when it will be commercially available.

Market adoption of microreactor technologies like SOLO will depend on our ability to demonstrate safety, reliability, and economic competitiveness against both traditional energy sources and other emerging technologies. The current market shift toward distributed energy resources and increasing demand for reliable, carbon-free power in applications ranging from data centers to remote industrial operations presents significant opportunities for our technology. However, public perception about nuclear energy, local community reaction to the installation of nuclear reactors, delays in regulatory approvals, or changes in energy economics could impact the pace of adoption and our overall business performance.

As we work toward commercializing our SOLO reactor, our performance will depend in part on factors affecting the broader nuclear industry and energy markets, which remain subject to technological, regulatory, and political influences that are difficult to predict over the long term.

Our markets

SOLO will provide transformative micro modular nuclear reactor solutions for industries requiring reliable, scalable, and carbon-free energy. The SOLO platform delivers electricity and/or heat (e.g. by means of high-temperature steam) to markets where conventional infrastructure is constrained, costly, or environmentally unsustainable. We believe that the SOLO solution can address six critical industry sectors through standardized, modular deployment, including: Industrial Applications, Logistics and Transportation, Data Centers, Energy Storage, Civil and Commercial Facilities and Underserved Communities.

We work with nuclear component suppliers, engineering firms, and construction partners to deliver complete SOLO reactor systems. By focusing on commercially available components and simplified design, we can address these diverse sectors with a standardized product that can be deployed virtually anywhere energy is needed.

One key element of SOLO is its modularity. The SOLO provides highly reliable energy production upon installation of the first module, allowing customers to scale as needed in a cost-effective manner without sacrificing its energy needs. As the reactor is EPZ free, we can satisfy any demand ranging from MW to GW replicating the reactor as many times is needed to cover the customer needs.

Industrial Applications

The SOLO reactor is designed to serve a wide range of industrial customers requiring both electricity and process heat. Our 1MWe power generation capability combined with 3MW of 70°C heat or 4.5MW of 430°C steam addresses critical energy needs across industries including cement production, food processing, paper mills, chemical plants, pharmaceutical facilities, ceramic industries, glass industries, and mining operations.

We believe that our reactors will provide industrial customers with stable energy costs, reduced carbon emissions, and enhanced reliability, particularly in remote locations or regions with expensive grid electricity.

The ability to provide high-temperature steam enables SOLO to support industrial processes that traditionally rely on fossil fuel boilers, offering significant decarbonization opportunities. This energy source is specifically relevant for sugar refiners, breweries and distilleries (other than food processing industries).

Logistics and Transportation

The logistics sector requires consistent power for frozen storage facilities, automated distribution centers, shipping ports, and Electric Vehicle (“EV”) charging infrastructure, among a number of other applications. SOLO reactors provide the reliable electricity needed for these operations while offering waste heat utilization for facility climate control or specific process applications.

By eliminating dependency on diesel generators or unreliable grid connections, our technology can enable more sustainable and cost-effective logistics operations.

Data Centers

The rapidly growing data center market faces significant challenges including power availability constraints, land use restrictions, and grid capacity limitations. SOLO reactors address these challenges through their compact 10m2 footprint, which dramatically reduces land requirements compared to conventional power generation facilities and helps avoid the increasing land use conflicts seen in specific densely populated areas in the United States and Europe where data center development has faced restrictions due to competing community needs.

Our behind-the-meter, off-grid capability can reduce reliance on strained electrical infrastructure, allowing data centers to bypass the typical long waiting period for grid power access experienced in the United States and Europe.

The SOLO reactor’s modular approach may enable data center operators to deploy power capacity incrementally at 1MWe per module, aligning energy supply with facility construction phases and commercial ramp-up rather than waiting for full commissioning of large-scale power plants.

This scalability supports both colocation and hyperscale facilities with the ability to deploy multiple units to meet capacity requirements up to 1GW. Our approach offers superior reliability and redundancy compared to traditional grid connections while simultaneously eliminating carbon emissions.

The waste heat from SOLO reactors can be utilized for building heating or sold to district heating systems, further enhancing efficiency and creating additional revenue streams.

Energy Storage

Our SOLO micro nuclear reactor platform is ideally suited to enable advanced energy storage.

By providing reliable, carbon-free electricity, SOLO can support the production of pink hydrogen through electrolysis.

In ammonia and fertilizer plants, SOLO’s electricity and heat can replace fossil-fuel boilers, enabling large-scale decarbonization of ammonia synthesis — critical steps for both food security and emerging clean energy markets.

Biofuel refineries can also benefit from SOLO’s process heat and power, which can efficiently drive distillation, fermentation, and pumping, lowering the carbon intensity of ethanol and biodiesel production while displacing diesel or natural gas.

Civil and Commercial Facilities

Critical facilities such as hospitals, airports, water treatment facilities and hotels require uninterrupted power for continuous operation.

The SOLO reactor is designed to deliver 1MWe of baseload power with additional thermal energy that can be utilized for space heating, water heating, and other facility needs.

For hospitals specifically, our technology is designed to enable both reliable power and the production of radioisotopes for medical applications such as cancer treatment and diagnostics, bringing these capabilities to facilities that might otherwise lack access to such resources.

Underserved Communities

Remote locations, islands, and communities with limited grid access traditionally rely on expensive, polluting diesel generation. SOLO reactors offer transformative energy solutions for these markets, providing stable electricity at predictable costs for basic needs, agricultural irrigation and water desalination. By eliminating dependence on diesel fuel logistics, price fluctuations and negative environmental impacts, our technology can enable sustainable energy independence and economic development in underserved regions.

Our Technology

Electricity and Thermal Capacity

SOLO outputs 1MW electric produced by transforming 4MW of heat powered by the same type of LEU fuel that powers most nuclear facilities in the world today.

Overall Dimensions

The reactor is compact with overall dimensions of approximately 6.5m in height, a square cross section of 2.4 m and weighing 60 metric tons in total (reactor core is less than 20 metric tons). SOLO can be assembled in many existing nuclear manufacturing facilities and can be easily transported on most U.S. and European highways.

Fuel

SOLO can use today’s technologies but is compatible with future technologies without having to make any significant changes to the design.

SOLO provides the only platform to be able to transition from currently licensed fuel products (LEU) to future fuel products and supply (HALEU):

●	LEU: SOLO can operate for ~15 years without need for refueling

●	HALEU: SOLO can operate for ~70 years without need for refueling. As of today, certain non-fuel materials would need to be replaced at ~45 years

(1)	Based on the neutronics analysis, with the use of HALEU, SOLO could either (i) operate at a large power output of 20MWt for 15-years, or (ii) operate at the same power output of 4MWt for ~70 years. Increasing the power output, however, would require a change to the design of the reactor, while operating at the same power for a longer period of time would not require such design changes.

SOLO can also benefit from current and future accident tolerant fuel (ATF) solutions related to new clad material, which would allow an increase of the average working temperature, consequently improving the thermodynamic efficiency and possibly extending its industrial applications

Fuel Rods/Moderator

The fuel rods contain UO2 Pellets at 4.95% U-235 enrichment level in Zircalloy clad (same as operating Light Water Reactors). The moderator is a made of a solid heterogeneous Beryllium and Graphite matrix.

Fuel

SOLO can use today’s technologies but is compatible with future technologies without having to make any significant changes to the design.

SOLO provides the only platform to be able to transition from currently licensed fuel products (LEU) to future fuel products and supply (HALEU):

●	LEU: SOLO can operate for ~15 years without need for refueling

●	HALEU: SOLO can operate for ~70 years without need for refueling. As of today, certain non-fuel materials would need to be replaced at ~45 years

(1)	Based on the neutronics analysis, with the use of HALEU, SOLO could either (i) operate at a large power output of 20MWt for 15-years, or (ii) operate at the same power output of 4MWt for ~70 years. Increasing the power output, however, would require a change to the design of the reactor, while operating at the same power for a longer period of time would not require such design changes.

SOLO can also benefit from current and future accident tolerant fuel (ATF) solutions related to new clad material, which would allow an increase of the average working temperature, consequently improving the thermodynamic efficiency and possibly extending its industrial applications

Fuel Rods/Moderator

The fuel rods contain UO2 Pellets at 4.95% U-235 enrichment level in Zircalloy clad (same as operating Light Water Reactors). The moderator is a made of a solid heterogeneous Beryllium and Graphite matrix.

Coolant

SOLO is Helium cooled. The coolant, which is helium gas, enters the bottom of the reactor, is heated while passing through dedicated channels adjacent to the fuel rods and collected into the upper plenum. Keeping a physical separation between the coolant and the fuel rods is a very important design feature. After being heated, the helium moves from the upper plenum to a heat exchanger transferring the heat to the secondary circuit for the production of electricity.

Multiple Redundant Shutdown Mechanisms

The reactor is controlled when everything is operating normally using 12 control blades. It is built with a N+4 redundancy: 8 out of 12 blades are sufficient to shut down the reactor. In addition to the control system, we built 4 different active and passive redundant shutdown mechanisms; each of which has its own redundancy. These 4 shutdown systems can be relied upon in case of malfunction or incident:

●	12 shutdown blades: 8 of which are enough to shut down the reactor

●	12 shutdown drums, 6 of which are enough to shut down the reactor

●	6 shutdown pellets, 2 of which are enough to shut down the reactor

●	If those three systems fail, a mechanism injecting helium 3 into the reactor can be activated to shut down the system

Monolith: Biological Shield

SOLO is encased in all sides by the 2.5m thick concrete block, the Monolith, serves as a biological shield from radiation and the decay heat removal system. With the Monolith, decay heat is removed by natural convection. Because almost non-existent radiation reaches the outside of the Monolith, we expect that an EPZ will be limited to its operation boundary. That means you can build a SOLO anywhere and allow humans to walk right up to it.

Competitive Strengths

Unique Technology and Safety Features

SOLO has been purposefully engineered as a compact 4MWt/1MWe reactor to prioritize safety. Its low thermal power output eliminates the risk of core meltdown. By using helium as a coolant instead of water, SOLO also avoids the danger of hydrogen explosions. Additionally, helium’s inert nature means it doesn’t become radioactive under neutron exposure, unlike alternatives like water or carbon dioxide, reducing proliferation concerns. The reactor is equipped with multiple independent shutdown mechanisms (control blades, shutdown blades, drums, pellets, and helium-3 injection) and enclosed within the Monolith, allowing it to operate without the need for an EPZ and ensuring robust safety and regulatory compliance.

Supply Chain Certainty and Fast Time to Market

Every component of SOLO, including fuel, is sourced from the existing nuclear supply chain. This approach ensures predictable regulatory pathways, reliable commercialization, and cost visibility. Multiple suppliers are available for each key component, reducing supply chain risk and supporting rapid deployment. The simulations associated with the design and components can be executed with existing generally accepted codes.

SOLO’s simple design and use of off-the-shelf materials minimize R&D requirements and streamline the licensing process. The regulatory engagement plan with the NRC is already underway, targeting a first-of-a-kind (FOAK) deployment by 2028.

Economic Competitiveness

SOLO’s LCOE is estimated at 7 cents per kWh over 45 years, which is highly competitive globally, especially in the U.S. and European markets. In European Union countries, for example, average electricity costs are 16 euro cents per kWh, which makes SOLO a very attractive alternative.

The reactor’s co-generation capability (simultaneous production of electricity and usable heat) allows customers to offset heating costs, potentially reducing the effective electricity price further. We believe additional savings might be obtained where carbon credits are available for emission reductions.

Furthermore, SOLO’s modularity enables customers to scale installations precisely to their needs, with significant cost savings due to reduced transmission infrastructure and on-site assembly

Operational Flexibility and Market Reach

SOLO can be a source of electricity, heat, co-generation, or radioisotopes, serving a diverse range of sectors: industrial, infrastructure, medical, data centers, and more.

The modular, factory-assembled design allows SOLO to be shipped globally and installed quickly, even in challenging environments. Its compact size and limited weight of the components supports transport on standard highways and assembly in existing facilities.

The SOLO reactor is compatible with both LEU and, when available, HALEU, ensuring future-proof fuel flexibility. With LEU, SOLO operates for 15 years without re-fueling (up to 45 years with two re-fuelings); with HALEU, it could run for 45+ years on a single load.

Scalability and Redundancy

SOLO’s modularity means installations can be scaled from a single unit to hundreds or even thousands, providing energy redundancy and minimizing the impact of individual reactor outages. A 1,000-unit SOLO installation occupies less space than a typical 1 GW reactor, at a fraction of the cost and with enhanced reliability.

Regulations

We are subject to extensive U.S. federal, state, and local laws and regulations, as well as foreign laws, covering a broad range of areas relevant to our operations. These regulatory requirements are continually evolving, both domestically and internationally, resulting in an expanding scope of compliance obligations. Key areas of regulation include nuclear energy and materials, environmental protection, export controls, national security, and other legal domains. Like other participants in the commercial nuclear industry, we operate under significant scrutiny from regulatory authorities in the U.S. and abroad, and many applicable laws and regulations are subject to ongoing interpretation and change by agencies and courts. Compliance with these requirements can be complex and costly, potentially affecting our business model, competitive position, and financial results.

The nuclear industry is highly regulated worldwide, and the design, construction, and operation of nuclear facilities require regulatory approval in each jurisdiction. Nuclear safety regulators typically assess design safety, resilience to internal and external hazards, and environmental impacts. Regulatory processes are country-specific, though international collaboration among regulators is common, especially when a design is deployed in multiple markets. Our licensing strategy aims to secure timely approvals by engaging early with regulators and maintaining a consistent design across markets, leveraging the U.S. Nuclear Regulatory Commission’s (“NRC”) approval of the design as a foundation.

Internationally, most countries restrict license applications to the proposed plant owner or operator. We intend to engage proactively with regulators in each target country, consistent with our approach in the U.S. The NRC’s established relationships with foreign regulators and participation in international organizations such as the International Atomic Energy Agency (“IAEA”) are expected to support our efforts to obtain regulatory approvals abroad and provide additional confidence in our technology. We also anticipate benefiting from the NRC’s regulatory assistance programs, which facilitate collaboration and information sharing with other national regulators. Beyond nuclear safety, our activities are also subject to other regulatory controls, including export control laws, nuclear material safeguards, non-proliferation obligations, and liability insurance regimes such as the Price-Andersen Act and international conventions. Compliance with these additional requirements may further impact our operations, costs, and risk profile.

Patents and Proprietary Rights

We strategically protect our intellectual property through a combination of patents, trademarks, trade secrets, confidentiality agreements, and licensing arrangements both domestically and internationally, with plans to strengthen this protection framework as our technology portfolio expands.

Our pending and filed patent applications specifically address our advanced reactor designs, passive safety systems, digital twin technology, and specialized nuclear instrumentation and control systems critical to our micro modular reactor technologies. Patent Protection is expected to last until approximately 21 years from the earliest provisional filing date, which would be in 2046 taking into consideration the possibility of a short-term patent term extension and full payment of all fees.

Provisional patents expire one year from their filing date, however such patents remain patent pending as long as a Patent Cooperation Treaty or National phase application claiming a benefit to that provisional patent was filed on or before the one year deadline. The filing of the Regular, PCT or National phase application starts the 20 year available patent term. Together with the one year term of the Provisional Patent, the potential patent term will be approximately 21 years from the filing dates of the provisional applications. There are various factors that might extend or shorten patent terms, including without limitation, (i) excessive delays within the patent office that could result in extensions to the patent term, (ii) Terminal disclaimers that tie patent terms to other patents, and (iii) timely payment of maintenance fees to retain the patent(s) after issue.

U.S. Patent Application FOR:	File Date	Regular/PCT Due	Potential Patent Expiration
Small And Micro Nuclear Reactors And Conductive Solid Moderator Assemblies With Embedded Nuclear Fuel Used Therein	8/25/2024	8/25/2025	8/25/2045
Control And Shutdown System For Small And Micro Nuclear Reactors	8/25/2024	8/25/2025	8/25/2045
Control And Shutdown System For Small And Micro Nuclear Reactors	1/10/2025	1/10/2026	1/10/2046
Small and Micro Nuclear Reactor with Real Time Integrated Safeguard Systems	1/13/2025	1/13/2026	1/13/2046
Reactor Vessel Shell And Integrated Radiological Containment For Small And Micro Nuclear Reactors	4/20/2025	4/20/2026	4/20/2046
Radioisotopes Production with Nuclear Micro-Reactor	4/20/2025	4/20/2026	4/20/2046

We also engage with international and local regulatory bodies and existing frameworks to safeguard our innovations across various jurisdictions. However, certain countries where our reactor components may be manufactured or where our reactor systems may be deployed may offer less robust protection for nuclear intellectual property compared to the United States or European Union regulatory environments.

Our intellectual property strategy employs a systematic assessment framework considering:

—	Critical component manufacturing locations and supply chain considerations;

—	Strategic nuclear technology development pathways across different regulatory regimes;

—	Nuclear-specific intellectual property enforcement mechanisms in target deployment jurisdictions; and

—	Commercial significance relative to established and emerging competitors in specific nuclear markets and regions.

We plan to establish licensing agreements for certain specialized nuclear technologies from third-party developers and anticipate continued expansion of such arrangements as our reactor deployment roadmap advances.

Manufacturing and supply chain

We implement a fabless and contract manufacturing strategy, and expect to contract with key suppliers for all phases of the manufacturing process. We leverage the expertise of industry-leading suppliers that comply with nuclear quality assurance standards — including 10 CFR 50 Appendix B — in areas including fabrication, assembly, quality control, reliability testing, and licensing. This approach allows Terra Innovatum to avoid the significant costs and risks associated with owning and operating manufacturing facilities while enabling scalability and rapid response to markets changing conditions.

While we plan to directly procure certain critical raw materials used in our products, such as moderators, fuel, and specialized components, our suppliers are expected to manage procurement for most other components. This enables us to focus our resources on product design, licensing, quality assurance, marketing, and customer engagement.

To anticipate high growth periods, we may place non-cancellable inventory orders for certain components ahead of historical lead times, pay premiums, or provide deposits to secure future supply and manufacturing capacity.

Our supply chain is positioned for deployment, with manufacturing risks mitigated through qualification testing of key components in advance of both First-of-a-Kind (FOAK) and Nth-of-a-Kind (NOAK) installations. We are actively securing long-lead materials and have established long-term agreements with critical supply chain partners to ensure operational continuity.

Human Capital

As of June 30, 2025, we had one full-time employee and __ independent contractors We have a seasoned leadership team with over 180 years of cumulative experience in the nuclear industry.

Facilities

As of June 30, 2025, our teams are mainly located at our headquarters in Lucca, Italy. The offices are sub-leased.

Some of our founders and partners are operating remotely from the USA and the UAE.

Legal Proceedings

There are no claims, lawsuits, or proceedings that are currently pending against us. From time to time, we may be subject to various claims, lawsuits, and other legal and administrative proceedings that may arise in the ordinary course of business. Some of these claims, lawsuits, and other proceedings may range in complexity and result in substantial uncertainty; it is possible that they may result in damages, fines, penalties, non-monetary sanctions, or relief.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Introduction

The following unaudited pro forma condensed combined financial information and accompanying notes are provided to aid you in your analysis of the financial aspects of the Closing (as defined below), the PIPE Financing (described in the “PIPE Financing” section below), and adjustments for other material events (“Other Material Events”). The pro forma adjustments for the Other Material Events are referred to herein as “Adjustments for Other Material Events.” The following information is also relevant to understanding the unaudited pro forma condensed combined financial information contained herein.

GSR III held an extraordinary general meeting of shareholders on October 7, 2025 (the “Special Meeting”). Pursuant to the terms and subject to the conditions set forth in the Business Combination Agreement (as elaborated below), following the Special Meeting, on October 9, 2025 (the “Closing Date”), the Business Combination was consummated (the “Closing”).

On April 21, 2025, GSR III, Terra Innovatum, Terra MergerCo, and New TopCo had entered into the Business Combination Agreement. The Business Combination Agreement and related agreements provided for the following:

Terra Pre-Closing Restructuring

On April 29, 2025, Terra Innovatum formed Terra Innovatum Global as the New TopCo referenced in the Business Combination Agreement with the same holders in the same ownership percentages as Terra Innovatum. On June 23, 2025, Terra Innovatum effectuated the Contribution whereby the quotaholders of Terra Innovatum contributed 100% of their respective quotas in the capital of Terra Innovatum to Terra Innovatum Global As a result of the Contribution, Terra Innovatum became a wholly owned subsidiary of Terra Innovatum Global.

Following the Contribution, but prior to the effective time of the Closing, New TopCo cross-border converted from an Italian limited liability company into a Dutch public limited liability company through the Conversion. The Contribution and the Conversion are collectively considered the Terra Pre-Closing Restructuring.

In connection with and by virtue of the Conversion, each quota of New TopCo held by a New TopCo Quotaholder was converted into New TopCo Ordinary Shares at the Common Conversion Ratio of 475,000 and into New TopCo Preferred Shares at the Preferred Conversion Ratio of 80. Upon the consummation of the Conversion, New TopCo is referred to as “PubCo.”

Following the completion of the Terra Pre-Closing Restructuring, but prior to the effective time of the Closing, the following occurred:

New TopCo formed Terra MergerCo as a direct wholly owned subsidiary of New TopCo for the purpose of consummating the transactions contemplated by the Business Combination Agreement.

●	Each whole GSR III Right that was outstanding automatically converted into one GSR III Class A Ordinary Share.

At the effective time of the Closing:

●	Terra MergerCo merged with and into GSR III, the separate corporate existence of Terra MergerCo ceased and GSR III was the surviving corporation and a wholly owned subsidiary of New TopCo. New TopCo upon the Closing, is referred to as “PubCo”.

Each GSR III Ordinary Share issued and outstanding as of immediately prior to the Closing was converted into PubCo Ordinary Shares on a one-for-one basis.

In connection with the Closing, PubCo registered the issuance of PubCo Ordinary Shares with the SEC and became a publicly traded company listed on Nasdaq.

On December 18, 2024, Terra Innovatum entered into an agreement with Park Avenue Capital Group Corp. (“PAC”), a third-party entity, which was immediately superseded by an agreement to appoint Moonshot Warehouse LTD (“Moonshot”), an affiliate of PAC, to serve as its financial advisor regarding a potential business combination with a special purpose acquisition company. PAC received certain fees for its services, which became payable upon the Closing, and were subject to the terms and conditions set forth in the letter agreement dated December 18, 2024 between Terra Innovatum and PAC. Upon the Closing, PAC received a $2.5 million success fee in cash, 223,000 PubCo Ordinary Shares issued at the Closing (the “Ordinary Shares Success Fee”), and a warrant exercisable for up to 1,000,000 PubCo Ordinary Shares at an exercise price of $7.00 per share. Further, PAC was issued 40 PubCo Preferred Shares upon the Closing, which are contingently convertible into shares of PubCo Ordinary Shares (the “Financial Advisor Additional Shares”), subject to the tranche conversion milestones, discussed in the Additional Shares section below. Upon meeting the conditions for each tranche, the shares will mandatorily convert into PubCo Ordinary Shares at a conversion ratio of 10,000 PubCo Ordinary Shares per PubCo Preferred Share. Prior to the Closing Moonshot made a pro rata distribution of the Ordinary Shares Success Fee, the warrant and the Financial Advisor Additional Shares to its partners.

In September 2025 and October 2025, GSR III entered into subscription agreements (the “PIPE Subscription Agreements”) with certain accredited investors (the “Subscribers”), pursuant to which GSR III agreed to issue and sell, in a private placement (the “PIPE Financing”), PubCo Ordinary Shares (the “PIPE Shares”) at a purchase price of $10.00 per share. In connection with the PIPE Financing, GSR III also agreed to issue warrants to purchase PubCo Ordinary Shares at an exercise price of $12.00 per share (the “Half Warrants”), issued at a ratio of one Half Warrant for every two PIPE Shares, and warrants to purchase PubCo Ordinary Shares at an exercise price of $16.00 per share (the “Quarter Warrants”), issued at a ratio of one Quarter Warrant for every four PIPE Shares (together with the Half Warrants, the “PIPE Warrants”). The PIPE Warrants are exercisable immediately upon issuance and have a term of five years from the date of issuance.

Additional Shares — Terra Innovatum Global Quotaholders

Upon the Closing, former Terra Innovatum Global Quotaholders received additional shares in the form of 8,000 PubCo Preferred Shares. The Business Combination Agreement provides, among other things, that the holders of PubCo Preferred Shares issued in connection with the Closing will have the PubCo Preferred Shares mandatorily convert subsequent to the Closing into PubCo Ordinary Shares, subject to the following contingencies:

●	An amount equal to 25% of PubCo Preferred Shares (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the PubCo Preferred Shares), in the aggregate among the Terra Innovatum Global Quotaholders in accordance with their pro rata portion, if at any time during the five-year period following the Closing (the “First Conversion Period”), (A) the volume weighted average price (“VWAP”) of the PubCo Ordinary Share for any five Trading Days within any 20 Trading Days period (“PubCo Trading Price”) is greater than $12.00, or (B) the submittal and docketing of at least 10 of the planned Pre-Application Topical Reports following the NEI Guidance has occurred, whichever occurs earlier.

●	An amount equal to 25% of PubCo Preferred Shares (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the PubCo Preferred Shares), in the aggregate among the Terra Innovatum Global Quotaholders in accordance with their pro rata portion, if at any time during the First Conversion Period, (A) the PubCo Trading Price is greater than $14.00, or (B) NRC docketing of the SOLO Construction Permit Application, pursuant to 10 CFR Part 50, whichever occurs earlier.

●	An amount equal to 25% of PubCo Preferred Shares (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the PubCo Preferred Shares), in the aggregate among the Terra Innovatum Global Quotaholders in accordance with their pro rata portion, if at any time during the seven-year period following the Closing (the “Second Conversion Period”), and together with the First Conversion Period, the “Conversion Period”, (A) the PubCo Trading Price is greater than $16.00, or (B) acceptance and docketing of SOLO Test Reactor Construction Permit in compliance with the requirements of the Atomic Energy Act of 1954 as set forth in 10 CFR, whichever occurs earlier.

●	An amount equal to 25% of PubCo Preferred Shares (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the PubCo Preferred Shares), in the aggregate among the Terra Innovatum Global Quotaholders in accordance with their pro rata portion, if at any time during the Second Conversion Period, (A) the PubCo Trading Price is greater than $18.00, or (B) issuance of an operating license of SOLO Test Reactor pursuant 10 CFR Part 50, whichever occurs earlier.

●	If, prior to the end of the applicable Conversion Period, the applicable share price triggers have not been achieved, and PubCo enters into a definitive agreement that would result in a Change of Control transaction, and (A) the price per share of PubCo Ordinary Shares payable to the shareholders of PubCo in such Change of Control transaction (the “Change of Control Offer Price”) is at least $5.00 per share, then as of immediately prior to the closing of such Change of Control transaction, (x) the applicable share price triggers that have not been achieved shall be deemed to have been satisfied, and (y) the PubCo Preferred Shares shall convert into PubCo Ordinary Shares at the Preferred/Ordinary Conversion Ratio described above as if such Change of Control Offer Price constituted the applicable share price trigger pursuant to the Business Combination Agreement; or (B) the Change of Control Offer Price is less than $5.00 per share but greater than $2.50 per share, then as of immediately prior to the closing of such Change of Control transaction, half of the PubCo Preferred Shares that have not yet converted shall convert into PubCo Ordinary Shares at the Preferred/Ordinary Conversion Ratio.

●	Any PubCo Preferred Share that is not converted into PubCo Ordinary Shares during the applicable Conversion Period will remain outstanding, provided that any PubCo Preferred Share that is not converted within 20 years of issuance shall be transferred to PubCo and subsequently cancelled by PubCo for no consideration (om niet).

Additional Shares — PAC

Upon the Closing, PAC received additional shares in the form of 40 PubCo Preferred Shares and a warrant exercisable for up to 1,000,000 PubCo Ordinary Shares at an exercise price of $7.00 per share. These PubCo Preferred Shares will mandatorily convert into PubCo Ordinary Shares, subject to the same contingencies described above within the additional shares for Terra Innovatum Global Quotaholders.

Additional Shares — Sponsor

Additionally, pursuant to the Sponsor Support Agreement, entered into by and among Terra Innovatum, GSR III and the Sponsor, 549,500 GSR III Class B Ordinary Shares held by Sponsor immediately prior to the Closing, which convert into shares of PubCo Ordinary Shares on a one-for-one basis, will be subject to certain vesting or forfeiture and cancellation conditions subsequent to the Closing as follows:

If at any time during the First Conversion Period, (a) the PubCo Trading Price is greater than $12.00, or (b) the submittal and docketing of 75% (10 of 13) of the planned pre-application topical reports following the NEI Guidance, whichever occurs earlier, then 25% of the Vesting Sponsor Shares automatically and will immediately vest and no longer be subject to forfeiture and cancellation;

If at any time during the First Conversion Period, (a) the PubCo Trading Price is greater than $14.00, or (b) NRC docketing of the SOLO 2 construction permit application, pursuant to 10 CFR Part 50, whichever occurs earlier, then 25% of the Vesting Sponsor Shares shall automatically and will immediately vest and no longer be subject to forfeiture and cancellation;

If at any time during the Second Conversion Period, (a) the PubCo Trading Price is greater than $16.00, or (b) acceptance and docketing of SOLO Test Reactor construction permit in compliance with the requirements of the Atomic Energy Act of 1954 as set forth in 10 CFR, whichever occurs earlier, then 25% of the Vesting Sponsor Shares shall automatically and will immediately vest and no longer be subject to forfeiture and cancellation; and

If at any time during the Second Conversion Period, (a) the PubCo Trading Price is greater than $18.00, or (b) issuance of an operating license of SOLO Test Reactor pursuant 10 CFR Part 50, whichever occurs earlier, then 25% of the Vesting Sponsor Shares shall automatically and will immediately vest and no longer be subject to forfeiture and cancellation.

If, (i) prior to the end of the applicable Conversion Period, the applicable share price triggers have not been achieved, (ii) PubCo enters into a definitive agreement that would result in a Change of Control transaction, and (iii) (x) the price per share of PubCo Ordinary Shares payable to the shareholders of PubCo in such Change of Control transaction, the Change of Control Offer Price, is greater than $5.00 per share, then as of immediately prior to the closing of such Change of Control transaction, (A) the applicable share price triggers that have not been achieved shall be deemed to have been satisfied, and (B) the Vesting Sponsor Shares which have not vested, shall immediately vest as if such Change of Control Offer Price constituted the applicable share price trigger pursuant to the Sponsor Support Agreement, in full and final satisfaction of Sponsor’s rights to receive the Vesting Sponsor Shares described above; or (y) the Change of Control Offer Price is less $5.00 per share but greater than $2.50 per share, then as of immediately prior to the closing of such Change of Control transaction, half of the Vesting Sponsor Shares which have not vested, shall immediately vest, in full and final satisfaction of Sponsor’s rights to receive the Vesting Sponsor Shares pursuant to the Sponsor Support Agreement. Notwithstanding anything to the contrary in this Sponsor Agreement, if PubCo Preferred Shares are otherwise converted into PubCo Ordinary Shares and distributed to Terra OpCo Quotaholders, a pro rata portion of the Vesting Sponsor Shares shall immediately vest and no longer be subject to the forfeiture conditions provided in this Sponsor Agreement.

If, upon the expiration of the applicable Conversion Period, the vesting of any of Vesting Sponsor Shares has not occurred, then the applicable Vesting Sponsor Shares that failed to vest will be automatically forfeited and transferred to PubCo for no consideration.

The table below presents the exchange of Terra Innovatum Global quotas for PubCo Ordinary Shares that occurred upon the Conversion:

Terra Innovatum Global quotas outstanding as of September 30, 2025(1)	Common Conversion Ratio(2)	Estimated PubCo Ordinary Shares issued to Terra Innovatum Quotaholders upon Closing
100	475,000	47,500,000

(1)	Represents quotas held by legacy Terra Innovatum Global Quotaholders.
(2)	Represents the Per Quota Common Conversion Amount divided by $10.00.

PIPE Financing

●	In September 2025 and October 2025, GSR III entered into Subscription Agreements with certain accredited investors, pursuant to which GSR III agreed to issue and sell, in a private placement, PubCo Ordinary Shares at a purchase price of $10.00 per share. In connection with the PIPE Financing, GSR III agreed to issue the PIPE Warrants which consist of the Half Warrants to purchase PubCo Ordinary Shares at an exercise price of $12.00 per share and the Quarter Warrants to purchase PubCo Ordinary Shares at an exercise price of $16.00 per share. The PIPE Warrants are exercisable immediately upon issuance and have a term of five years from the date of issuance.

Other Material Events

●	Total actual dividends on investments held in the Trust Account subsequent to September 30, 2025 through the Closing Date were $155.6 thousand.

●	Terra Innovatum incurred interest expense and amortization of debt issuance costs and debt discounts from October 1, 2025 through the Closing Date on the Bridge Loans held at amortized cost in Terra Innovatum Global’s historical September 30, 2025 financial statements of approximately $47.7 thousand, $0.3 thousand, and $18.9 thousand, respectively.

Additional Information Related to the Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information has been prepared based on GSR III’s and Terra Innovatum’s Global historical financial statements as adjusted to give effect to the Closing, the PIPE Financing, and the Other Material Events. The unaudited pro forma condensed combined balance sheet as of September 30, 2025 gives pro forma effect to the Closing as if it had occurred on September 30, 2025. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2024 reflects adjustments assuming that any adjustments that were made to the unaudited pro forma condensed combined balance sheet as of September 30, 2025 are assumed to have been made on January 1, 2024 for the purpose of adjusting the unaudited pro forma condensed combined statement of operations. The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2025 reflects adjustments assuming that any adjustments that were made to the unaudited pro forma condensed combined balance sheet as of September 30, 2025 are assumed to have been made on January 1, 2024 for the purpose of adjusting the unaudited pro forma condensed combined statement of operations.

The unaudited pro forma condensed combined financial information has been derived from and should be read in conjunction with:

●	the accompanying notes to the unaudited pro forma condensed combined financial information;

●	the historical audited financial statements of GSR III as of and for the year ended December 31, 2024, and the related notes included elsewhere in this prospectus;

●	the historical unaudited financial statements of GSR III as of and for the nine months ended September 30, 2025, and the related notes included elsewhere in this prospectus;

●	the historical audited financial statements of Terra Innovatum as of and for the year ended December 31, 2024, and the related notes included in this prospectus;

●

the historical unaudited consolidated financial statements of Terra Innovatum Global as of and for the nine months ended September 30, 2025, and the related notes included elsewhere in this prospectus;

●	other information relating to GSR III and Terra Innovatum Global contained in the Proxy Statement/Prospectus, including in the sections entitled “GSR III’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Terra Innovatum Global’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” the Annexes and other financial information relating to each of GSR III and Terra Innovatum Global included in this prospectus.

The unaudited pro forma condensed combined financial information is provided for illustrative purposes only and is not necessarily indicative of what the actual results of operations and financial position would have been had the Closing, the PIPE Financing, and the Other Material Events taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of PubCo. The unaudited pro forma adjustments are based on information currently available, and assumptions and estimates underlying the unaudited pro forma adjustments are described in the accompanying notes to the unaudited pro forma condensed combined financial information. If the actual facts are different than these assumptions, the amounts and shares outstanding in the unaudited pro forma condensed combined financial information that follows will be different, and those changes could be material.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF SEPTEMBER 30, 2025

			Actual Redemptions
			Transaction Accounting Adjustments
(In thousands, except for share data)	GSR III Acquisition Corp. Historical	Terra Innovatum Global, S.r.l Historical	PIPE Financing	Notes	Adjustments for Other Material Events	Notes	Other Transaction Accounting Adjustments	Notes	Pro Forma Balance Sheet
Assets
Current assets:
Cash and cash equivalents	$466	$2,151	35,673	3(aaa)	$-		$88,541	3(a)	$109,291
	-	-	-		-		(2,657)	3(e)	-
	-	-	-		-		(4,163)	3(f)	-
	-	-	-		-		(219)	3(k)	-
	-	-	-		-		(1,301)	3(l)	-
	-	-	-		-		(9,200)	3(d)	-
Deferred transaction costs	-	1,114	-		-		(1,114)	3(f)	-
Prepaid expenses and other current assets	81	385	-		-		2,547	3(l)	3,013
Total current assets	547	3,650	35,673		-		72,434		112,304
Cash and investments held in trust account	238,742	-	-		156	3(aa)	(88,541)	3(a)	-
	-	-	-		-		(150,357)	3(q)	-
Equipment, net	-	98	-		-		-		98
Total assets	$239,289	$3,748	$35,673		$156		$(166,464)		$112,402
Liabilities and shareholders’ (deficit) equity
Current liabilities:
Accounts payable	$-	$3,708	$-		$-		$(1,439)	3(f)	$2,270
	-	-	-		-		(219)	3(e)	-
	-	-	-		-		220	3(t)	-
Accounts payable and accrued expense	2,539	-	-		-		(2,539)	3(t)	-
Accrued expenses and other current liabilities	-	221	-		-		1,246	3(l)	1,515
	-	-	-		-		(2,271)	3(e)	-
	-	-	-		-		2,319	3(t)	-
Bridge loans, net	-	3,557	-		67	3(bb)	(3,624)	3(o)	-
Total current liabilities	2,539	7,486	-		67		(6,307)		3,785
Related party loan, non-current	-	325	-		-		-		325
Other non-current liabilities	-	167	-		-		-		167
Deferred underwriting commissions	9,200	-	-		-		(9,200)	3(d)	-
Share-settled contingent liability	-	-	-		-		2,957	3(b)	598,493
	-	-	-		-		591,473	3(n)	-
	-	-	-		-		4,063	3(m)	-
Total liabilities	11,739	7,978	-		67		582,986		602,770
GSR III Class A ordinary shares, $0.0001 par value; 23,000,000 shares subject to possible redemption at $10.38 per share as of September 30, 2025	238,742	-	-		-		(150,357)	3(q)	-
	-	-	-		-		(88,541)	3(s)	-
	-	-	-		-		156	3(h)	-

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET — (Continued)
AS OF SEPTEMBER 30, 2025

			Actual Redemptions
			Transaction Accounting Adjustments
(In thousands, except for share data)	GSR III Acquisition Corp. Historical	Terra Innovatum Global, S.r.l Historical	PIPE Financing	Notes	Adjustments for Other Material Events	Notes	Other Transaction Accounting Adjustments	Notes	Pro Forma Balance Sheet
Shareholders’ (deficit) equity:
GSR III Preference shares, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding as of September 30, 2025	-	-	-		-		-		-
GSR III Class A ordinary shares, $0.0001 par value, 200,000,000 shares authorized; 422,500 shares issued and outstanding (excluding 23,000,000 shares subject to possible redemption) as of September 30, 2025	-	-	-		-		-	3(j)	-
	-	-	-		-		-	3(p)	-
GSR III Class B ordinary shares, $0.0001 par value; 20,000,000 shares authorized; 5,750,000 shares issued and outstanding as of September 30, 2025	1	-	-		-		-	3(m)	-
	-	-	-		-		(1)	3(p)	-
PubCo Preferred Shares, par value $117.35*; 8,040 shares authorized; 0 shares issued and outstanding as of September 30, 2025	-	-	-		-		-		-
PubCo Ordinary Shares, par value $0.01*; 500,000,000 shares authorized; 69,751,448 shares issued and outstanding as of September 30, 2025	-	-	43	3(aaa)	-		3	3(c)	819
	-	-	-		-		558	3(g)	-
	-	-	-		-		10	3(o)	-
	-	-	-		-		105	3(p)	-
	-	-	-		-		100	3(s)	-
Corporate Capital	-	15	-		-		(15)	3(g)	-
Additional paid-in-capital	-	1,402	35,630	3(aaa)			(1,114)	3(f)	-
	-	-	-		-		(11,966)	3(g)	-
	-	-	-		-		-	3(i)	-
	-	-	-		-		-	3(j)	-
	-	-	-		-		(108,724)	3(n)	-
	-	-	-		-		(4,063)	3(m)	-
	-	-	-		-		(156)	3(h)	-
	-	-	-		-		(3)	3(c)	-
	-	-	-		-		(2,957)	3(b)	-
	-	-	-		-		3,614	3(o)	-
	-	-	-		-		(104)	3(p)	-
	-	-	-		-		-	3(r)	-
	-	-	-		-		88,441	3(s)	-
Accumulated deficit	(11,193)	(5,617)	-		156	3(aa)	(167)	3(e)	(491,157)
	-	-	-		(67)	3(bb)	(2,724)	3(f)	-
	-	-	-		-		11,423	3(g)	-
	-	-	-		-		(219)	3(k)	-
	-	-	-		-		(482,749)	3(n)	-
	-	-	-		-		-	3(r)	-
Accumulated other comprehensive income	-	(30)	-		-		-		(30)
Total shareholders’ (deficit) equity	(11,192)	(4,230)	35,673		89		(510,708)		(490,368)
Total liabilities, Class A ordinary shares subject to possible redemption, and shareholders’ (deficit) equity	$239,289	$3,748	$35,673		$156		$(166,464)		$112,402

*	Pursuant to the Business Combination Agreement, the par value of PubCo Ordinary Shares is EUR 0.01 per share, and the par value of PubCo Preferred Shares is EUR 100.00 per share. The par values presented above within the unaudited pro forma condensed combined balance sheet are converted to USD, using an exchange rate as of the balance sheet date, and presented rounded. The resulting unrounded par value in USD of PubCo Ordinary Shares and PubCo Preferred Shares is $0.011735 and $117.35, respectively,

See accompanying notes to the unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2025

			Actual Redemptions
(In thousands, except per share and weighted-average share data)	GSR III Acquisition Corp. Historical	Terra Innovatum Global S.r.l. Historical	Other Transaction Accounting Adjustments	Notes	Pro Forma Statement of Operations	Notes
Operating expenses:
General and administrative	$3,879	$5,655	$1,952	4(e)	$11,486
Development costs	-	244	-		244
Total operating expenses	3,879	5,899	1,952		11,730
Loss from operations	(3,879)	(5,899)	(1,952)		(11,730)
Interest and dividends earned on investments held in trust account	7,330	-	(7,330)	4(c)	-
Other expense	-	(215)	-		(215)
Interest expense	-	(726)	726	4(g)	-
Change in fair value - warrant liability	-	1,260	-		1,260
Total other income (expense), net	7,330	319	(6,604)		1,045
Net income (loss)	$3,451	$(5,580)	$(8,556)		$(10,685)

Net loss attributable to PubCo ordinary shareholders					$(17,138)
GSR III basic and diluted weighted average ordinary shares outstanding, redeemable ordinary shares	23,000,000	-	-		-
Basic and diluted net income per share, GSR III redeemable ordinary shares	$0.12	$-	$-		$-
GSR III basic and diluted weighted average ordinary shares outstanding, non-redeemable ordinary shares	6,172,500	-	-		-
Basic and diluted net income per share, GSR III non-redeemable ordinary shares	$0.12	$-	$-		$-
PubCo basic and diluted weighted-average ordinary shares outstanding	-	-	-		69,751,448	4(h)
Basic and diluted net loss per share, PubCo Ordinary Shares	$-	$-	$-		$(0.25)	4(h)

See accompanying notes to the unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2024

			Actual Redemptions
(In thousands, except per share and weighted-average share data)	GSR III Acquisition Corp. Historical	Terra Innovatum Global S.r.l. Historical	Other Transaction Accounting Adjustments	Notes	Pro Forma Statement of Operations	Notes
Operating expenses:
General and administrative	$463	$78	$167	4(a)	$6,198
	-	-	219	4(b)	-
	-	-	2,724	4(d)	-
	-	-	2,547	4(e)	-
	-	-	-	4(f)	-
	-	-	-		-
Development costs	-	75	-		75
Total operating expenses	463	153	5,657		6,273
Loss from operations	(463)	(153)	(5,657)		(6,273)
Dividends earned on investments held in Trust Account	1,412	-	(1,412)	4(c)	-
Change in fair value of warrant liability	-	-	-		-
Other income - related party	-	129	-		129
Other expense	-	-	-		-
Total other income (expense), net	1,412	129	(1,412)		129
Income (Loss) before income taxes	949	(24)	(7,069)		(6,144)
Provision for income taxes	-	(10)	-		(10)
Net income (loss)	$949	$(34)	$(7,069)		$(6,154)

GSR III basic and diluted weighted average ordinary shares outstanding, redeemable ordinary shares	3,330,601	-	-		-
Basic and diluted net income per share, GSR III redeemable ordinary shares	$0.10	$-	$-		$-
GSR III basic and diluted weighted average ordinary shares outstanding, non-redeemable ordinary shares	5,811,182	-	-		-
Basic and diluted net income per share, GSR III non-redeemable ordinary shares	$0.10	$-	$-		$-
PubCo basic and diluted weighted-average ordinary shares outstanding	-	-	-		69,751,448	4(h)
Basic and diluted net loss per share attributable to PubCo ordinary shareholders	$-	$-	$-		$(0.09)	4(h)

See accompanying notes to the unaudited pro forma condensed combined financial information.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1. Basis of Pro Forma Presentation

The unaudited pro forma condensed combined financial information was prepared in accordance with Article 11 of SEC Regulation S-X, as amended by the final rule, Release No. 33-10786, Amendments to Financial Disclosures about Acquired and Disposed Businesses. Release No. 33-10786 replaces the historical pro forma adjustments criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and presents the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). GSR III and Terra Innovatum management have elected not to present Management’s Adjustments and will only be presenting Transaction Accounting Adjustments in the unaudited pro forma condensed combined financial information. The adjustments presented in the unaudited pro forma condensed combined financial information have been identified and presented to provide relevant information necessary for an understanding of PubCo at the Closing, the PIPE Financing, and the Other Material Events. The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Closing. GSR III and Terra Innovatum have not had any historical relationship prior to the Closing. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The pro forma adjustments reflecting the Closing, the PIPE Financing, and the Other Material Events are based on certain currently available information and certain assumptions and methodologies that both GSR III and Terra Innovatum believe are reasonable under the circumstances. The pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments, and it is possible the differences may be material. Both GSR III and Terra Innovatum believe that the assumptions and methodologies provide a reasonable basis for presenting all the significant effects of the Closing, the PIPE Financing, and the Other Material Events based on information available to management at this time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information has been prepared based on actual redemptions of 14,475,606 shares of redeemable GSR III Class A ordinary shares for an aggregate redemption price of $150.4 million out of the Trust Account.

Included in the shares outstanding and weighted average shares outstanding (for the calculation of pro forma basic and diluted net loss per share) as presented in the unaudited pro forma condensed combined financial information are PubCo Ordinary Shares issued to legacy Terra Innovatum Global Quotaholders and the GSR III Ordinary Shares that remained outstanding following the actual redemptions on the Closing Date and that represent PubCo Ordinary Shares, which includes GSR III Ordinary Shares held by public shareholders, GSR III Ordinary Shares held by the Sponsor and related parties of the Sponsor, and the shares issued to holders of GSR III Rights upon the automatic exercise of the outstanding GSR III Rights at the Closing.

Pursuant to the Business Combination Agreement, former quotaholders of Terra Innovatum received an aggregate of 47,500,000 PubCo Ordinary Shares, each share having one vote. The former quotaholders of Terra Innovatum held approximately 67.6% of the total voting rights in PubCo at the Closing. The table directly below presents shares outstanding and the pro forma voting rights on the Closing Date as depicted in the unaudited pro forma condensed combined balance sheet. This table excludes PubCo Preferred Shares issued to legacy Terra Innovatum Global Quotaholders and PAC in the amount of 8,000 and 40, respectively.

Additionally, this table excludes 1,000,000 potentially issuable PubCo Ordinary Shares underlying the warrant issued to PAC as a success fee upon the Closing (see Note 3(i)), 1,702,966 potentially issuable PubCo Ordinary Shares to certain Bridge Loan lenders upon the exercise of warrants issued upon the Closing, 2,762,625 potentially issuance PubCo Ordinary shares upon the exercise of the PIPE Warrants (see Note 3(aaa)), and 10,000 potentially issuable Pubco Ordinary Shares to a third party upon the exercise of a warrant issued as a finder’s fee upon the Closing.

	Actual Redemptions
	Shares	% Ownership
PubCo Ordinary Shares held by Terra Innovatum Global Quotaholders(1)	47,500,000	67.6%
PubCo Ordinary Shares held by GSR III public shareholders(2)	11,810,108	16.8%
PubCo Ordinary Shares held by Sponsor and related parties of Sponsor(3)	6,232,857	8.9%
PubCo Ordinary Shares held by unrelated third parties(4)	1,074,483	1.5%
PubCo Ordinary Shares underlying the PIPE Financing(5)	3,683,500	5.2%
Total PubCo Ordinary Shares	70,300,948	100.0%

(1)	Consists of PubCo Ordinary Shares issued to legacy Terra Innovatum Global Quotaholders upon the effective time of the Closing, which, pursuant to the Business Combination Agreement is equal to the (a) Common Conversion Ratio of 475,000, multiplied by (b) 100 quotas, for a total number of PubCo Ordinary Shares issued to legacy Terra Innovatum Global Quotaholders of 47,500,000.

(2)	Consists of, (i) 8,524,394 GSR III Class A Ordinary Shares that were subject to possible redemption which GSR III public shareholders elected not to redeem in connection with the Business Combination and (ii) 3,285,714 GSR III Public Rights, each of which converted, on a one-for-one basis, into GSR III Class A Ordinary Shares immediately prior to the Closing. These GSR III Ordinary Shares converted on a one-for-one basis into PubCo Ordinary Shares upon the Closing.

(3)	Consists of 6,232,857 GSR III Ordinary Shares issued and outstanding immediately prior to the Closing which converted on a one-for-one basis into PubCo Ordinary Shares at the Closing. The 6,232,857 GSR III Ordinary Shares consists of (i) 5,495,000 GSR III Class B Ordinary Shares held by Sponsor which represents 5,495,000 issued and outstanding GSR III Class B Ordinary Shares held by Sponsor at the Closing, including 549,500 Vesting Sponsor Shares, subject to the vesting conditions pursuant to the Business Combination Agreement as the Sponsor will retain voting power with respect to the Vesting Sponsor Shares, (ii) 384,428 and 38,072 GSR III Class A Ordinary Shares held by Sponsor and related parties of Sponsor, respectively, (iii) 255,000 issued and outstanding GSR III Class B Ordinary Shares held by related parties of Sponsor, (iv) 54,918 and 5,439 Private Placement Rights held by Sponsor and related parties of Sponsor, respectively, which converted on a one-for-one-basis into GSR III Class A Ordinary Shares immediately prior to the Closing.

(4)	Consists of (i) 223,000 PubCo Ordinary Shares issued to PAC as a success fee upon the Closing of the Business Combination and (ii) 851,483 PubCo Ordinary Shares issued from conversion of the Bridge Loans upon the Closing of the Business Combination.

(5)	Consists of 3,683,500 PubCo Ordinary Shares issued upon Closing as a result of the PIPE Financing.

2.	Accounting Treatment for the Transaction

In connection with the Terra Pre-Closing Restructuring, each issued and outstanding quota of New TopCo converted into PubCo Ordinary Shares at the Common Conversion Ratio. Subsequent to the Terra Pre-Closing Restructuring, GSR III merged into Terra MergerCo with GSR III surviving and becoming a wholly owned subsidiary of PubCo. As a result of the merger, GSR III’s issued and outstanding shares converted into PubCo Ordinary Shares on a one-for-one basis. PubCo’s acquisition of GSR III was accounted for as a recapitalization by/via an asset acquisition in accordance with ASC 805-50, as GSR III does not meet the ASC 805 definition of a business.

The consideration transferred to the GSR III shareholders to effect the asset acquisition consists of PubCo Ordinary Shares and contingently issuable PubCo Ordinary Shares. As GSR III is comprised primarily of monetary assets (Cash and Investments held in Trust Account), the fair value of the aforementioned consideration transferred is deemed equivalent to GSR III’s net assets. As the consideration transferred is deemed equivalent to the net assets acquired, the net assets of GSR III will be stated at their carrying values, which are deemed to be stated at their respective fair values, and no goodwill (or gain or loss) will be recognized.

The conversion of New TopCo’s issued and outstanding quotas into PubCo Ordinary Shares, which was effected in connection with the aforementioned asset acquisition (a recapitalization by/via asset acquisition), was accounted for as a recapitalization in accordance with U.S. GAAP. GSR III was treated as the “acquired” company for accounting purposes and PubCo was treated as the legal and accounting acquirer.

PubCo, which is controlled by legacy Terra Innovatum Global Quotaholders, has been determined to be the accounting acquirer based on the following:

●	Legacy Terra Innovatum Global Quotaholders held a majority of the voting interest in PubCo, with 67.6% of the voting power held by legacy Terra Innovatum Global Quotaholders at Closing.

●	All of the senior management of PubCo will come from the senior management of Terra Innovatum.

●	Terra Innovatum will appoint a majority of the directors to the board of directors of PubCo.

●	The intended strategy of PubCo will be to continue to focus on Terra Innovatum’s core service offerings.

3.	Adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 2025

The pro forma notes and adjustments, based on preliminary estimates that could change materially as additional information is obtained, are as follows:

Pro Forma Adjustments for PIPE Financing:

(aaa)	In September 2025 and October 2025, GSR III entered into Subscription Agreements for the private placement sale of 3,683,500 PubCo Ordinary Shares at $10.00 per share for aggregate gross proceeds of $36.8 million prior to the payment of placement agent fees of $1.2 million. Additionally, in connection with the PIPE Financing, GSR III committed to issue two sets of warrants upon the Closing of the Business Combination, the Half Warrants, exercisable for 1,841,750 PubCo Ordinary Shares at an exercise price of $12.00 per share and the Quarter Warrants, exercisable for 920,875 PubCo Ordinary Shares at an exercise price of $16.00 per share. The PIPE Warrants have a five-year term from issuance.

The PIPE Shares and PIPE Warrants qualify for permanent equity classification under ASC 815-40. As such, the $36.8 million of proceeds was allocated between the PIPE Shares and the PIPE Warrants on the basis of their relative fair values. The fair values of the PIPE Shares and PIPE Warrants were determined using a Monte Carlo simulation with assumptions including a $7.41 share price, 3.61% to 3.67% risk-free rate, and 117.5% volatility. As a result, $6.6 million of the gross proceeds were allocated to the Half Warrants, $2.9 million of the gross proceeds were allocated to the Quarter Warrants, and $27.3 million of the gross proceeds were allocated to the PIPE Shares, resulting in a $36.8 million increase to additional paid-in capital on the unaudited pro forma condensed combined balance sheet as of September 30, 2025.

Pursuant to the April 28, 2025 engagement letter between GSR III and The Benchmark Company, LLC (“Benchmark”), Benchmark was entitled to a placement agent fee equal to 5.0% of the gross proceeds from PIPE Subscribers it introduced. Benchmark sourced $19.2 million of gross proceeds, resulting in a $962.0 thousand cash fee paid at Closing. Additionally, pursuant to the engagement letter between GSR III and Benchmark, the Company reimbursed Benchmark for $200.0 thousand other necessary out-of-pocket expenses incurred directly in connection with the engagement letter. The total $1.2 million fee was allocated between the PIPE Shares, Half Warrants, and Quarter Warrants using the same method used to allocate the proceeds and is reflected as a reduction to additional paid-in capital in the unaudited pro forma condensed combined balance sheet as of September 30, 2025.

Pro Forma Adjustments for Other Material Events:

(aa)	To reflect actual dividends on investments held in the Trust Account from October 1, 2025 through the Closing Date.

(bb)	To reflect interest incurred of $47.7 thousand and amortization of debt issuance costs and debt discounts of $0.3 thousand and $18.9 thousand respectively from October 1, 2025 through the Closing Date on Bridge Loans entered into prior to September 30, 2025.

Pro Forma Other Transaction Accounting Adjustments:

(a)	To reflect the release of the cash and investments held in the Trust Account to cash and cash equivalents following the redemption of 14,475,606 GSR III Class A ordinary shares for aggregate proceeds of $150.4 million from the Trust Account. The amount of investments held in the Trust Account released to cash is equal to the historical balance of the Trust Account as of September 30, 2025 in the amount of $238.7 million, plus $155.6 thousand dividend income on the Trust Account subsequent to September 30, 2025 through the Closing Date (see Note 3(aa)) less the $150.4 million aggregate redemptions.

(b)	To reflect the recognition of (i) the issuance of PubCo Preferred Shares to PAC upon the Closing and (ii) the associated conversion feature which will be automatically triggered if contingent milestones are met subsequent to the Closing. Refer to the Introduction section above for description of the various milestones.

The PubCo Preferred Shares will be forfeited by the holder if they are not converted within 20 years from the issuance date, the Closing. As the PubCo Preferred Shares may be forfeited, management has concluded that they should be evaluated, accounted for, and classified, as a freestanding equity-linked instrument, rather than as outstanding shares.

Management has concluded that the change of control provision and the permit-driven performance target milestones described in the Introduction section above cause the freestanding equity-linked instrument to not be considered indexed to PubCo’s own stock as these represent potential settlement adjustments that are not permissible within the guidance of ASC 815. Therefore, the freestanding equity-linked instrument has been recorded as a liability at its estimated fair value, with the offsetting amount recorded to additional paid-in capital. The value of the Share-settled contingent liability was calculated using a probability weighted-average analysis of the achievement of each of the milestones and a Monte Carlo simulation model. The simulation incorporated (i) an underlying share price of $7.41 per share, (ii) a 3.9% risk free rate, and (iii) an estimated volatility of 125% based on historical data of comparable public companies.

(c)	To reflect the issuance of 223,000 PubCo Ordinary Shares to PAC upon the Closing for banking advisory services provided to Terra Innovatum. The issuance of the shares was accounted for in accordance with Staff Accounting Bulletin Topic 5.A (“SAB Topic 5.A”) as a specific incremental cost associated with the equity offering, with the grant date fair value recorded as a decrease to additional paid-in capital with a corresponding increase to par value.

(d)	To reflect the settlement of GSR III’s deferred underwriting fee payable upon the Closing.

(e)	To reflect the payment on the Closing Date of total transaction costs of $2.7 million related to GSR III, including:

(i) $167.3 thousand of costs incurred after September 30, 2025, which are not specific incremental costs directly attributable to the offering.

(ii) $2.5 million of costs incurred prior to September 30, 2025, which are not specific incremental costs directly attributable to the offering.

In accordance with Staff Accounting Bulletin Topic 5.A and ASC 340-10-S99-1, management evaluated the nature of all transaction-related costs. Based on this evaluation:

o	$167.3 thousand of costs incurred after September 30, 2025 were expensed as incurred and recorded as an addition to accumulated deficit in the pro forma balance sheet. These costs primarily include accounting and audit services for historical financial statements and other financial services. None of these services were specific incremental costs directly attributable to the offering.

o	$2.5 million of costs incurred prior to September 30, 2025 were expensed as incurred and recorded as an addition to accumulated deficit in the pro forma balance sheet. These costs primarily include legal services related to the negotiation and structuring of the business combination agreement and preparation of the registration statements and other financial services. None of these services were specific incremental costs directly attributable to the offering.

(f)	To reflect the payment of transaction costs of $4.2 million related to Terra Innovatum Global, including:

(i) $2.7 million of costs incurred after September 30, 2025 that are not specific incremental costs directly attributable to the offering; and

(ii)$482.4 thousand of costs incurred prior to September 30, 2025 that are not specific incremental costs directly attributable to the offering. These costs were expensed as incurred and recorded as accounts payable in the historical Terra Innovatum Global balance sheet.

(iii) $956.3 thousand of legal fees incurred prior to September 30, 2025 that are specific incremental costs directly attributable to the offering. These costs were recorded to deferred transaction costs and accounts payable in the historical Terra Innovatum Global balance sheet.

Accounts payable decreased by $1.4 million, due to the payments of (ii) and (iii) above.

In accordance with Staff Accounting Bulletin Topic 5.A and ASC 340-10-S99-1, management evaluated the nature of all transaction-related costs. Based on this evaluation:

●	Approximately $2.7 million of costs incurred after September 30, 2025 were expensed as incurred and recorded as an addition to accumulated deficit in the pro forma balance sheet. These costs include strategic advisory fees, including the $2.5 million cash success fee to PAC, legal services, accounting and audit services for historical financial statements, and marketing and investor relations costs. None of these services were specific incremental costs directly attributable to the offering.

●	Approximately $482.4 thousand of costs incurred prior to September 30, 2025 were expensed as incurred and recorded as an addition to accumulated deficit in the pro forma balance sheet. These costs include strategic advisory fees, legal services, accounting and audit services for historical financial statements, and marketing and investor relations costs. None of these services were specific incremental costs directly attributable to the offering.

●	Approximately $956.3 thousand of legal fees incurred prior to September 30, 2025 were accounted for as specific incremental costs directly attributable to the offering and recorded in Terra Innovatum Global’s historical financial statements as deferred transaction costs and recorded as a reduction to additional paid-in capital in the pro forma balance sheet.

(g)	To reflect the recapitalization of PubCo through the conversion of 100 New TopCo quotas into 47,500,000 PubCo Ordinary Shares, reflecting the Common Conversion Ratio of 475,000, and to reflect to derecognition of the accumulated deficit of GSR III which is reversed to additional paid-in-capital.

The recapitalization adjustment is determined as follows (in thousands):

Derecognition of Terra Innovatum Global Corporate Capital	$(15)
Derecognition of GSR III’s accumulated deficit(1)	$11,423
Issuance of PubCo Ordinary Shares in accordance with the Common Conversion Ratio	$558
Net reduction of additional paid-in capital due to derecognition of GSR III’s accumulated deficit and Terra Innovatum Global’s Corporate Capital and issuance of PubCo Ordinary Shares	$(11,966)

(1)	The derecognition of GSR III’s accumulated deficit of $8.6 million is determined as follows (in thousands):

Historical accumulated deficit of GSR III as of September 30, 2025	$11,193
Dividends on investments held in the Trust Account, see 3(aa)	$(156)
Transaction costs of GSR III through the Closing Date, see 3(e)	$167
Premium for a directors’ and officers’ tail insurance policy, see 3(k)	$219
Total adjustment to derecognize GSR III’s accumulated deficit	$11,423

(h)	To reflect the change in redemption value of the GSR III Class A Ordinary Shares subject to possible redemption due to the income on investments from the Trust Account from October 1, 2025 through the Closing Date (see Note 3(aa)). Changes in the redemption value of stock classified as temporary equity may be recognized immediately as they occur by adjusting the carrying amount of the stock in accordance with ASC 480.

(i)	To reflect the issuance of a warrant, classified within permanent equity, to PAC as a success fee upon the Closing. The warrant provides PAC the right to acquire up to 1,000,000 PubCo Ordinary Shares at an exercise price of $7.00 per share, with an exercise period of 5.0 years. The issuance of the warrant was accounted for in accordance with SAB Topic 5.A as a specific incremental cost associated with the equity offering, with the grant date fair value recorded as a decrease to additional paid-in capital with a corresponding increase to additional paid-in capital. This resulted in a $0 impact to additional paid-in capital.

The warrant was recorded at its estimated fair value on the Closing Date, determined using the Black Scholes-Merton option-pricing model. The assumptions used in deriving the grant date fair value of the warrant were as follows: (i) an underlying share price of $10.00 per share. Under U.S GAAP, fair value measurements should reflect the price at which an asset or liability could be exchanged in an orderly transaction between market participants at the measurement date. The $10.00 per share underlying is the initial public offering price of GSR III, which would reflect the market participant price of an exchange of the equivalent GSR III Ordinary shares, which would convert on a one-for-one basis to PubCo Ordinary Shares upon the Closing. (ii) An exercise price of $7.00 per share, (iii) a risk-free interest rate of 4.38%, corresponding to the U.S Treasury rate for a period equal to the expected term of the warrant, (iv) an expected term of 5.0 years, as the warrant can be exercised through a 5.0 year period from the Closing, (v) a volatility of 98.2%. PubCo lacks its own historical stock data. Therefore, it estimates its expected stock volatility based primarily on the historical volatility of a publicly traded set of peer companies. (vi) A dividend yield of 0%; PubCo does not plan to pay cash dividends on its PubCo Ordinary Shares in the foreseeable future, and, therefore, uses an expected dividend yield of zero in its valuation model. These assumptions resulted in a grant date fair value of a call option (as a warrant is akin to a written call option) of approximately $8.00 per share.

(j)	To reflect the issuance of 3,346,071 shares of GSR III Class A Ordinary Shares upon the automatic exercise immediately prior to the Closing of the GSR III Rights to acquire one GSR III Class A Ordinary Share. The issuance of the shares resulted in a $0 adjustment within the GSR III Class A Ordinary Share, par value $0.0001 and additional paid-in capital line items, respectively, due to the effect of rounding as the adjustment to record the shares at par value and associated adjustment to additional paid-in capital were less than $1 thousand, respectively.

(k)	To reflect the payment on the Closing Date of the $219.0 thousand premium for a directors’ and officers’ tail insurance policy. This adjustment increases accumulated deficit as the premium is related to activity prior to the Closing.

(l)	To reflect the payment of a $1.3 million premium on the Closing Date for a prepaid directors’ and officers’ insurance policy for PubCo. Additionally, to recognize the present value of a second $1.3 million premium payment, which is due six months after closing, as an accrual in accrued expenses and other current liabilities.

(m)	To reflect that immediately prior to the Closing, 549,500 GSR III Class B Ordinary Shares held by the Sponsor become subject to certain vesting or forfeiture conditions. The vesting will be triggered contingent upon various milestones being met subsequent to the Closing. Refer to the Introduction section above for a description of the various milestones.

The shares that will be subject to the vesting are contingently forfeitable based on the non-achievement of the milestones and will be forfeited by the Sponsor if the milestones are not met within the Conversion Period, as discussed further in the Introduction section above. As the shares may be forfeited, management has concluded that they should be evaluated, accounted for, and classified, as a freestanding equity linked instrument, rather than as outstanding shares.

Management has concluded that the change of control provision and the permit-driven performance target milestones described in the Introduction section above cause the freestanding equity-linked instrument to not be considered indexed to PubCo’s own stock as these represent potential settlement adjustments that are not permissible within the guidance of ASC 815. Therefore, the freestanding equity-linked instrument has been recorded as a liability at its estimated fair value. The value of the Share-settled contingent liability was calculated using a probability weighted-average analysis of the achievement of each of the milestones and a Monte Carlo simulation model. The simulation incorporated (i) an underlying share price of $7.41 per share, (ii) a 3.9% risk free rate, and (iii) an estimated volatility of 125% based on historical data of comparable public companies

(n)	To reflect the recognition of (i) the issuance of PubCo Preferred Shares to the Terra Innovatum Global Quotaholders upon the Closing and (ii) the associated conversion feature which will be automatically triggered if contingent milestones are met subsequent to the Closing. Refer to the Introduction section above for description of the various milestones.

The PubCo Preferred Shares will be forfeited by the holder if they are not converted within 20 years from the issuance date, the Closing. Shares may be forfeited, management has concluded that they should be evaluated, accounted for, and classified, as a freestanding equity-linked instrument, rather than as outstanding shares.

Management has concluded that the change of control provision and the permit-driven performance target milestones described in the Introduction section above cause the freestanding equity-linked instrument to not be considered indexed to PubCo’s own stock as these represent potential settlement adjustments that are not permissible within the guidance of ASC 815. Therefore, the freestanding equity-linked instrument has been recorded as a liability at its estimated fair value. The value of the Share-settled contingent liability was calculated using a probability weighted-average analysis of the achievement of each of the milestones and a Monte Carlo simulation model. The simulation incorporated (i) an underlying share price of $7.41 per share, (ii) a 3.9% risk free rate, and (iii) an estimated volatility of 125% based on historical data of comparable public companies.

As the $591.5 million fair value of the resulting Share-settled contingent liability exceeded the pro forma balance of additional paid-in-capital, the excess of the fair value over the pro forma balance of additional paid-in-capital was recorded as an increase to Accumulated deficit of $482.7 million.

(o)	To reflect the issuance of 851,483 PubCo Ordinary Shares upon the conversion of the aggregate principal and accrued interest on the Bridge Loans at Closing, at a conversion price of $7.00 per share.

At the Closing, the Bridge Loans had an aggregate principal balance of $6.0 million, consisting of $5.7 million in aggregate principal plus $300.3 thousand accrued payable in kind interest, with associated unamortized debt discounts of $2.3 million and unamortized debt issuance costs of $9.5 thousand. During the period from October 1, 2025 through the Closing, $18.9 thousand of the debt discount and $0.3 thousand of the issuance costs were amortized, and $47.7 thousand of interest expense was incurred. As a result of the conversion, a net total of $3.6 million of bridge loans, net was derecognized from the unaudited pro forma condensed combined balance sheet as of September 30, 2025 with a corresponding increase to PubCo Ordinary Shares of $10.0 thousand to reflect the par value of the shares issued and the remaining $3.6 million to additional paid-in capital in accordance with ASC 470-20-40-4.

(p)	To reflect the conversion of all 422,500 GSR III Class A Ordinary Shares not subject to possible redemption issued and outstanding immediately prior to the Closing into PubCo Ordinary Shares, and to reflect the conversion of 5,200,500 GSR III Class B Ordinary Shares issued and outstanding immediately prior to the Closing into PubCo Ordinary Shares (5,750,000 issued and outstanding GSR III Class B Ordinary Shares less the 549,500 GSR III Class B Ordinary Shares subject to certain vesting or forfeiture conditions) (see Note 3(m)). Additionally, to reflect the conversion of 3,346,071 GSR III Class A Ordinary Shares issued and outstanding immediately prior to the Closing resulting from the automatic exercise immediately prior to the Closing of the GSR III Rights (see Note 3(j)). The conversion of the shares resulted in a $104.3 thousand reduction to additional paid-in capital, which represents the excess par value of PubCo Ordinary Shares over the par value of GSR III Class A Ordinary Shares and GSR III Class B Ordinary Shares, respectively.

(q)	To reflect the redemption of 14,475,606 issued and outstanding GSR III Class A Ordinary Shares subject to possible redemption immediately prior to the Closing for a total cash payment of $150.4 million at an approximate redemption price of $10.39 per share.

The redemptions satisfy both the GSR III Available Cash requirement and the $5,000,001 minimum net tangible asset requirement set forth in the Business Combination Agreement. The $5,000,001 minimum net tangible asset requirement set forth in section 9.1(f) of the Business Combination Agreement applies to GSR III’s net tangible assets immediately prior to the Closing.

The GSR III Available Cash requirement set forth in section 9.1(e) of the Business Combination Agreement requires that GSR III have at least $25.0 million in available cash at Closing.

The tables below present the calculation demonstrating that the GSR III net tangible asset requirement and the GSR III Available Cash requirement are met:

(in thousands)	Actual Redemptions
Historical net assets of GSR III as of September 30, 2025	$227,550
Dividends on investments held in the Trust Account subsequent to September 30, 2025(1)	156
Actual redemptions of GSR III Class A Ordinary shares subject to possible redemption	(150,356)
GSR III net assets immediately prior to Closing	$77,350

(in thousands)	Actual Redemptions
GSR III net tangible assets immediately prior to Closing:
Cash and investments held in trust account as of September 30, 2025	$238,742
Other assets as of September 30, 2025	547
Total assets as of September 30, 2025	$239,289
Total liabilities as of September 30, 2025	$11,739
Historical net tangible assets of GSR III as of September 30, 2025	$227,550
Dividends on investments held in the Trust Account subsequent to September 30, 2025(1)	$156
Minus: Share redemption amount	(150,356)
GSR III net tangible assets immediately prior to Closing	$77,350

(in thousands)	Actual Redemptions
GSR III Available Cash:
Cash and investments held in trust account as of September 30, 2025	$238,742
Plus: Dividends on investments held in the Trust Account subsequent to September 30, 2025(1)	156
Minus: Share redemption amount	(150,356)
Plus: Transaction financing - Bridge Loan Financing and PIPE Financing	42,525
Minus: Unpaid GSR III transaction expenses - underwriting fee	(9,200)
Minus: Unpaid GSR III transaction expenses - other transaction costs	(2,658)
Minus: Terra Innovatum transaction expenses -limited to $4,000,000	(4,000)
GSR III Available Cash	$115,209

(1)	Total actual dividends on investments held in the Trust Account subsequent to September 30, 2025 through the Closing Date were $155.6 thousand.

(r)	To reflect the recognition of stock-based compensation upon the satisfaction of a performance condition (the Closing of the Business Combination) associated with the transfer of certain GSR III Class B Ordinary Shares.

In November 2024, the Sponsor transferred a total of 30,000 GSR III Class B Ordinary Shares to three independent directors (10,000 each) at a purchase price of $0.00438 per share. Additionally, in December 2024, the Sponsor transferred 225,000 GSR III Class B Ordinary Shares to a member of the management team, also at a purchase price of $0.00438 per share. Although the shares were legally transferred in 2024, the awards were subject to a performance condition (the Closing of the Business Combination). As such, in accordance with ASC 718, stock-based compensation was not recognized until the Closing, when the performance condition was satisfied.

The grant date fair value of the shares was determined to be $0.00438 per share, equal to the amount paid by the recipients. As a result, the total stock-based compensation expense recognized was $0, as the fair value of the awards was fully offset by the amount initially received for the purchase of the shares.

(s)	To reflect the conversion at Closing of 8,524,394 redeemable GSR III Class A ordinary shares into 8,524,394 PubCo Ordinary Shares, par value $0.011789 per share. The conversion was effected at an aggregate amount of $88.5 million, funded from the remaining cash held in the Trust Account. This amount was recorded as a reduction in redeemable GSR III Class A ordinary shares and a corresponding increase in PubCo Ordinary Shares and additional paid-in capital.

(t)	To reflect the reclassification of GSR III’s historical balance sheet presentation of accounts payable and accrued expenses as of September 30, 2025, to conform to Terra Innovatum Global’s historical balance sheet presentation within separate accounts payable and accrued expenses and other current liabilities line items as of September 30, 2025.

4.	Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations for the Nine Months Ended September 30, 2025 and for the Year Ended December 31, 2024

The pro forma notes and adjustments, based on preliminary estimates that could change materially as additional information is obtained, are as follows:

Pro Forma Transaction Accounting Adjustments:

(a)	To reflect the transaction costs of GSR III of $167.3 thousand for accounting and audit services for historical financial statements and other financial services. None of these services were specific incremental costs directly attributable to the offering and were expensed as incurred. This is a non-recurring item.

(b)	To reflect expense recognized for the directors’ and officers’ tail insurance policy recorded in Note 3(k)

(c)	To reflect the removal of the previously recognized income from GSR III’s cash and investments held in Trust Account as the Trust Account was released upon the Closing.

(d)	To reflect the transaction costs of Terra Innovatum of $2.7 million for certain strategic advisory fees, legal and tax structuring services, accounting and audit services for historical financial statements, and marketing and investor relations costs. None of these services were specific incremental costs directly attributable to the offering and were expensed as incurred. This is a non-recurring item.

(e)	To reflect one year of amortization expense for PubCo’s directors’ and officers’ insurance policy recorded in Note 3(l) for the year ended December 31, 2024. Additionally, to reflect nine months of amortization expense for PubCo’s directors’ and officers’ insurance policy for the nine months ended September 30, 2025.

(f)	To reflect the recognition of stock-based compensation upon the satisfaction of a performance condition (the Closing of the Business Combination) associated with the transfer of certain GSR III Class B Ordinary Shares.

In November 2024, the Sponsor transferred a total of 30,000 GSR III Class B Ordinary Shares to three independent directors (10,000 each) at a purchase price of $0.00438 per share. Additionally, in December 2024, the Sponsor transferred 225,000 GSR III Class B Ordinary Shares to a member of the management team, also at a purchase price of $0.00438 per share. Although the shares were legally transferred in 2024, the awards were subject to a performance condition (the Closing of the Business Combination). As such, in accordance with ASC 718, stock-based compensation was not recognized until the Closing, when the performance condition was satisfied.

The grant date fair value of the shares was determined to be $0.00438 per share, equal to the amount paid by the recipients. As a result, the total stock-based compensation expense recognized was $0, as the fair value of the awards was fully offset by the amount initially received for the purchase of the shares.

(g)	To reflect the reversal of Terra Innovatum’s historical interest expense of $726.0 thousand for the Bridge Loans for the nine months ended September 30, 2025, as the unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2025 reflects adjustments assuming that the adjustment reflecting the conversion of the Bridge Loans at the Closing that was made to the unaudited pro forma condensed combined balance sheet as of September 30, 2025 (see Note3(o)) is assumed to have been made on January 1, 2024 for the purpose of adjusting the unaudited pro forma condensed combined statement of operations.

(h)	The pro forma basic and diluted loss per share amounts attributable to PubCo ordinary shareholders presented in the unaudited pro forma condensed combined statement of operations are based upon the number of PubCo Ordinary Shares outstanding at the Closing, assuming the Closing occurred on January 1, 2024.

Pro forma basic and diluted net loss per share attributable to PubCo ordinary shareholders is calculated as follows for the nine months ended September 30, 2025:

Nine Months Ended September 30, 2025
Actual Redemptions
Numerator:
Pro forma net loss	$(10,685,000)
Deemed dividend - warrant modification(1)	(6,453,292)
Pro forma net loss attributable to PubCo ordinary shareholders	$(17,138,292)
Denominator:
Assume conversion of GSR III Class A ordinary shares subject to possible redemption into PubCo Ordinary Shares effective January 1, 2024 as a result of assuming closing of the Business Combination on January 1, 2024	8,524,394
Assume conversion of GSR III Class A ordinary shares into PubCo Ordinary Shares effective January 1, 2024 as a result of assuming closing of the Business Combination on January 1, 2024	422,500
Assume the automatic exercise of GSR III Rights to acquire one GSR III Class A ordinary share and conversion of GSR III Class A ordinary shares into PubCo Ordinary Shares effective January 1, 2024 as a result of assuming closing of the Business Combination on January 1, 2024	3,346,071
Assume conversion of GSR III Class B ordinary shares into PubCo Ordinary Shares effective January 1, 2024 as a result of assuming closing of the Business Combination on January 1, 2024	5,750,000
Assume GSR III Class B ordinary shares become subject to vesting or forfeiture conditions effective January 1, 2024 as a result of assuming closing of the Business Combination on January 1, 2024	(549,500)
Assume January 1, 2024 issuance of PubCo Ordinary Shares to Terra Innovatum Global Quotaholders as a result of assuming closing of the Business Combination on January 1, 2024	47,500,000
Assume January 1, 2024 issuance of PubCo Ordinary Shares to unrelated third parties as a result of assuming closing of the Business Combination on January 1, 2024	1,074,483
Assume January 1, 2024 issuance of PubCo Ordinary Shares underlying the PIPE Financing as a result of assuming closing of the Business Combination on January 1, 2024	3,683,500
Pro forma weighted-average shares outstanding - basic and diluted	69,751,448
Pro forma net loss per share attributable to PubCo ordinary shareholders - basic and diluted	(0.25)

(1)

In August 2025 and September 2025, for certain lenders (“the lenders”), Terra Innovatum amended the terms of their outstanding Bridge Loan agreements including the terms of the associated warrant commitments. For the existing warrant commitments having an exercise price of $11.50 per share, the amendments increased the number of shares underlying such warrants to equal 100% of the shares issuable upon conversion of the Bridge Loans, and shortened the exercise period of warrants held by certain lenders from 48 months to 36 months. Additionally, Terra Innovatum added a commitment to issue to the lenders new warrants having a number of underlying common shares equal to 100% of the shares issuable upon conversion of the Bridge Loans and an exercise price of $15.00 per share. Each amended warrant remained equity-classified before and after the amendments. The effects of the amendments were accounted for as a dividend made to the affected Bridge Loan lenders. The dividend was measured as the sum of (i) the excess of the fair value of the modified $11.50 warrants post-amendment over their pre-amendment fair value, and (ii) the fair value of the new $15.00 warrants on the amendment date.

The fair values of the affected warrants with amendment dates in August 2025, prior to the execution of the PIPE Subscription Agreements, were determined using a Black-Scholes-Merton model, based on the following assumptions: (i) share price of $10.00, (ii) risk-free rate of 3.7% – 3.8%, (iii) volatility of 106% – 108%, and (iv) an 8.3% – 9.3% discount for lack of marketability. For the fair values of the affected warrants with amendment dates in September 2025, following the execution of the PIPE Subscription Agreements, the model incorporated updated assumptions including: (i) share price of $7.41, (ii) risk-free rate of 4.02%, (iii) volatility of 110%, and (iv) a 5% discount for lack of marketability. The resulting dividend of $6.5 million was recorded as a reduction to additional paid-in capital, offset by a corresponding increase in additional paid-in capital for the warrants’ fair value adjustment, resulting in a $0 net impact to additional paid-in capital.

The following securities were excluded from the computation of pro forma diluted net loss per share attributable to PubCo ordinary shareholders for the nine months ended September 30, 2025 because including them would have had an anti-dilutive effect:

Nine Months Ended September 30, 2025
Actual Redemptions
Terra Innovatum Global Quotaholder additional shares(1)	80,000,000
PAC warrant(2)	1,000,000
Sponsor additional shares(1)	549,500
PAC additional shares(1)	400,000
Bridge loan warrant(3)	1,702,966
PIPE Warrant(4)	2,762,625
Finder’s fee warrant(5)	10,000
Total anti-dilutive PubCo Ordinary Shares	86,425,091

(1)	The potentially dilutive securities were excluded from the computation of pro forma net loss per share, basic and diluted, because issuance of such shares is contingent upon the satisfaction of certain conditions which were not satisfied by the end of the period presented.

(2)	Represents 1,000,000 Pubco Ordinary Shares potentially issuable to PAC upon the exercise of a warrant issued at the Closing of the Business Combination.

(3)	Represents 1,702,966 PubCo Ordinary Shares potentially issuable to third parties upon the exercise of warrants issued at the Closing of the Business Combination to certain Bridge Loan lenders.

(4)	Represents 2,762,625 Pubco Ordinary Shares potentially issuable to the PIPE Financing subscribers upon the exercise of the PIPE Warrants associated with the PIPE Subscription Agreements.
(5)	Represents 10,000 Pubco Ordinary Shares potentially issuable to a third party as a finder’s fee upon the exercise of a warrant at the Closing of the Business Combination.

Pro forma basic and diluted net loss per share attributable to PubCo ordinary shareholders is calculated as follows for the year ended December 31, 2024:

Year Ended December 31, 2024
Actual Redemptions
Numerator:
Pro forma net loss	$(6,154,000)
Denominator:
Assume conversion of GSR III Class A ordinary shares subject to possible redemption into PubCo Ordinary Shares effective January 1, 2024 as a result of assuming closing of the Business Combination on January 1, 2024	8,524,394
Assume conversion of GSR III Class A ordinary shares into PubCo Ordinary Shares effective January 1, 2024 as a result of assuming closing of the Business Combination on January 1, 2024	422,500
Assume the automatic exercise of GSR III Rights to acquire one GSR III Class A ordinary share and conversion of GSR III Class A ordinary shares into PubCo Ordinary Shares effective January 1, 2024 as a result of assuming closing of the Business Combination on January 1, 2024	3,346,071
Assume conversion of GSR III Class B ordinary shares into PubCo Ordinary Shares effective January 1, 2024 as a result of assuming closing of the Business Combination on January 1, 2024	5,750,000
Assume GSR III Class B ordinary shares become subject to vesting or forfeiture conditions effective January 1, 2024 as a result of assuming closing of the Business Combination on January 1, 2024	(549,500)
Assume January 1, 2024 issuance of PubCo Ordinary Shares to Terra Innovatum Global Quotaholders as a result of assuming closing of the Business Combination on January 1, 2024	47,500,000
Assume January 1, 2024 issuance of PubCo Ordinary Shares to unrelated third parties as a result of assuming closing of the Business Combination on January 1, 2024	1,074,483
Assume January 1, 2024 issuance of PubCo Ordinary Shares underlying the PIPE Financing as a result of assuming closing of the Business Combination on January 1, 2024	3,683,500
Pro forma weighted-average shares outstanding - basic and diluted	69,751,448
Pro forma net loss per share attributable to PubCo ordinary shareholders - basic and diluted	(0.09)

The following securities were excluded from the computation of pro forma diluted net loss per share attributable to PubCo ordinary shareholders for the year ended December 31, 2024 because including them would have had an anti-dilutive effect:

Year Ended December 31, 2024
Actual Redemptions
Terra Innovatum Global Quotaholder additional shares(1)	80,000,000
PAC warrant(2)	1,000,000
Sponsor additional shares(1)	549,500
PAC additional shares(1)	400,000
Bridge loan warrant(3)	1,702,966
PIPE Warrants(4)	2,762,625
Finder’s fee warrant(5)	10,000
Total anti-dilutive PubCo Ordinary Shares	86,425,091

(1)	The potentially dilutive securities were excluded from the computation of pro forma net loss per share, basic and diluted, because issuance of such shares is contingent upon the satisfaction of certain conditions which were not satisfied by the end of the period presented.

(2)	Represents 1,000,000 PubCo Ordinary Shares potentially issuable to PAC upon the exercise of a warrant issued at the Closing.

(3)	Represents 1,702,966 PubCo Ordinary Shares potentially issuable to third parties upon the exercise of warrants issued at the Closing of the Business Combination to certain Bridge Loan lenders.

(4)	Represents 2,762,625 Pubco Ordinary Shares potentially issuable to the PIPE Financing subscribers upon the exercise of the PIPE Warrants associated with the PIPE Subscription Agreements.

(5)	Represents 10,000 Pubco Ordinary Shares potentially issuable to a third party as a finder’s fee upon the exercise of a warrant at the Closing of the Business Combination.

executive compensation

Executive Compensation Post-Business Combination

The following table includes the base salary (in USD) proposed to be paid to each of the Named Executive Officers (NEOs) of Terra for fiscal years ended December31, 2025 and 2026.

Name and Title	2025	2026
Alessandro Petruzzi, Chief Executive Officer	$500,000	$558,000
Cesare Frepoli, Chief Operating Officer & Director of Licensing and Regulatory Affairs	$450,000	$500,000
Marco Cherubini, Chief Technology Officer & Product Director	$450,000	$500,000

Perquisites

Perquisites have not yet been established and therefore are not included in the figures above. The Compensation Committee will determine any perquisites for the named executive officers based upon their services to be rendered. Such benefits to be paid by Terra may include company cars, medical insurance, accident insurance, tax preparation and financial counselling.

Equity Incentive Awards

Terra has adopted an Equity Incentive Plan under which several types of awards are available for issuance. Under the Equity Incentive Plan, NEOs receive 80% of their annual awards in Performance Share Units (“PSUs”) and 20% of their annual awards in Retention Restricted Share Units (“RSUs”). A PSU is a conditional right to receive Terra Ordinary Shares in the capital of Terra based on specific performance targets. For each vested PSU the holder is entitled to receive one Terra Ordinary Share. Each RSU represents the right to receive one Terra Ordinary Share.

Employment Agreements

The following outlines the material terms of our employment agreements with the NEOs, in addition to the compensation set forth above, pending approval by the Compensation Committee:

Annual Bonus

Annual bonuses will be between 50% and 250% of base salary if annual performance goals are achieved, which may include company performance measures and individual goals that will be determined in the first quarter of every fiscal year. The annual bonus may be paid in cash, PSUs or a combination of cash and PSUs. If paid solely in cash only, the annual bonus will be between 50% and 100% of the base salary. If settled in part or in full in PSUs, the annual bonus will be between 100% and 250% of the base salary. The NEOs are allowed to determine the makeup of the annual bonus. The Compensation Committee may increase the short-term incentive payable for any given year in case of exceptional achievements.

Termination Provisions

The employment agreements for the NEOs will provide that if employment is terminated by Terra without “cause,” other than in connection with a change of control, the NEO will be entitled to severance consisting of:

(i)	a lump sum equal to three years’ base salary plus target bonus;

(ii)	a pro-rated portion of any annual bonus;

(iii)	continued medical, dental and vision coverage for up to 18 months;

(iv)	the continued vesting of any outstanding equity-based compensation awards (other than performance-based equity awards) as if the executive was still employed;

(v)	any performance-based equity awards, to the extent the performance criteria are met, which will be earned at 100% of target, pro-rated based on the number of months executive worked during the performance period; and

(vi)	the full vesting of all outstanding retention awards.

If employment is terminated by the Company without “cause” or by the executive for “good reason,” each in connection with a change in control, the executive will be entitled to receive severance consisting of:

(i)	a lump-sum equal to two years’ base salary plus target bonus;

(ii)	if the successor fails to assume the annual incentive plan, a pro-rated portion of any annual bonus;

(iii)	continued medical, dental and vision coverage for up to 18 months;

(iv)	reimbursement of outplacement services expenses incurred in the 12 months following termination up to $25,000;

(v)	the full vesting of any retention awards; and

(vi)	the full vesting of all equity awards other than performance-based awards and, with respect to performance-based awards, vesting at 100% of target.

The following will be defined in each employment agreement:

(i)	“cause” is defined as commission of any felony or any crime involving moral turpitude or dishonesty; participation in a fraud against Terra or any of its affiliates; willful and material breach of the executive’s duties that has not been cured within 30 days after written notice from Terra of such breach; intentional and material damage to Terra’s or any of its affiliates’ property; material violation of any policy of Terra or any of its affiliates or material breach by the executive of his Employee Proprietary Information and Inventions Assignment Agreement with Terra; and

(ii)	“good reason” is defined as a material diminution of executive’s aggregate compensation, including, without limitation, base salary, annual bonus opportunity, and equity incentive compensation opportunities (other than a base salary, annual bonus opportunity, or equity compensation opportunity reduction of not more than 20% applicable to all similarly situated employees); a material diminution of executive’s authority, duties or responsibilities; or any other action or inaction that constitutes a material breach by Terra of the agreement under which the executive provides services (e.g., failure of successor to assume the employment agreement or breach of same).

The employment agreements also provide that, regardless of whether the NEO’s employment is terminated, if there is a change in control and

(i)	if the successor does not assume Terra’s annual incentive plan, the annual bonus will be paid in the amount of the target bonus;

(ii)	if the successor does not assume any outstanding retention awards, then such awards will become immediately fully vested;

(iii)	if the successor does not assume the equity compensation plan in which the executive participates or grant comparable awards in substitution of the outstanding awards under any such plan, then any outstanding equity-based compensation awards granted to the executive under such plan, other than performance-based equity awards, will become immediately fully vested, and any performance-based equity awards will immediately vest assuming target performance.

Terra Board of Director Compensation

Board Fees Payable in Cash

NEOs who are also directors of Terra will receive no additional compensation for serving on the Board of Directors. It is anticipated that non-executive directors will receive the following compensation and other benefits:

●	The Chairperson of the Board, who will be a non-executive director, will receive an annual base fee for services in the amount of $120,000;

●	Annual Base Fees for Services by all non-executive directors of $80,000 payable in cash on a quarterly basis;

●	Non-executive directors serving on board committees will each receive $15,000, on an annual basis, payable quarterly in cash for each committee on which they serve; and

Non-executive directors chairing a board committee will each receive $5,000 on an annual basis, payable quarterly in cash (in addition to the $15,000 fees payable for serving on each board committee).

Equity Incentive Awards

While the exact number and type of award has not yet been determined, an initial award in the form of RSUs or options equal to one year’s base fees will be issued to each non-executive director upon consummation of the Business Combination. The initial awards will vest 100% after the first year of service, or upon the earlier of a change in control or termination without cause. After one year of service annual awards equal to one year’s base fee will be issued vesting on a quarterly basis, with accelerated vesting upon a change of control or termination without cause.

Executive Compensation Prior to Consummation of the Business Combination

Terra has directorship agreements with each of Messrs. Petruzzi, Frepoli and Cherubini. The agreements will terminate and be replaced with employment agreements between each of the NEOs and Terra after the consummation of the Business Combination. The compensation terms are as follows:

Directorship Agreement with Alessandro Petruzzi, dated April 5, 2025

Pursuant to the terms of the Directorship Agreement, Mr. Petruzzi serves in the role of Chief Product Officer. From April 5, 2025 to June 30, 2025, the monthly gross compensation was €17,384. Commencing on July 1, 2025, monthly gross compensation increased to €21,729. Mr. Petruzzi also received a one-time payment in the amount of €34,768. Mr. Petruzzi is entitled to reimbursement of reasonable expenses of up to $75,000 on an annual basis.

Directorship Agreement with Cesare Frepoli, dated April 5, 2025

Pursuant to the terms of the Directorship Agreement, Mr. Frepoli will serve in the role of Chief Operating Officer. From April 5, 2025 to June 30, 2025, the monthly gross compensation was €15,578. Commencing on July 1, 2025, monthly gross compensation increased to €19,472. Mr. Frepoli also received a one-time payment in the amount of €31,156. Mr. Frepoli is entitled to reimbursement of reasonable expenses of up to $75,000 on an annual basis.

Directorship Agreement with Marco Cherubini dated April 5, 2025

Pursuant to the terms of the Directorship Agreement, Mr. Marco Cherubini will serve in the role of Chief Technology Officer. From April 5, 2025 to June 30, 2025, the monthly gross compensation was €15,578. Commencing on July 1, 2025, monthly gross compensation increased to €19,472. Mr. Cherubini also received a one-time payment in the amount of €31,156. Mr. Cherubini is entitled to reimbursement of reasonable expenses of up to $75,000 on an annual basis.

MANAGEMENT

The following information concerning the management of Terra is based on the provisions of Terra’s Articles of Association, the Terra board regulations and the Terra committee charters which are expected to be in effect in such form ultimately as of the time of Closing. The Terra’s Articles of Association may be changed at any time prior to or after the consummation of the Business Combination in accordance with their terms. If the Terra Articles of Association are amended, the below summary may cease to accurately reflect the Terra Articles of Association as so amended.

References in this section to “we,” “our,” “us” and “New TopCo” generally refer to New TopCo, prior to the Conversion, and “we,” “our,” “us” and “Terra” to Terra after Conversion, unless the context requires otherwise.

Directors and Executive Officers

The Terra board of directors is composed of nine members, including the following initial directors:

●	4 Terra executive directors; and

●	4 Terra non-executive directors.

The following table sets forth certain information relating to the persons who serve as executive officers and directors of Terra.

Name	Age	Title
Alessandro Petruzzi	50	Chief Executive Officer and Executive Director
Cesare Frepoli	60	Chief Operating Officer, Director of Licensing and Regulatory Affairs and Executive Director
Marco Cherubini	52	Chief Technology Officer and Product Director
Massimo Morichi	64	Chief Strategy Officer, SOLO Safeguards Director and Executive Director
Guillaume Moyen	52	Chief Financial Officer and Executive Director
Giordano Morichi	33	Chief Business Development Officer and Investor Relations
Rex S. Jackson	65	Independent Director
Katherine Williams	68	Independent Director
Michael Howard	67	Independent Director
Peter Hastings	64	Independent Director

In accordance with the Business Combination Agreement, Rex S. Jackson was nominated by Sponsor; the other Terra Directors have been nominated by Terra Innovatum. For a more detailed description of the nomination and appointment procedure and the term of office of Terra directors see under “Description of Terra Securities — Board of Directors.”

Biographies of Executive Officers and Directors

Set forth below are brief accounts of the business experience during at least the past five years of each intended executive officer and director of Terra.

Alessandro Petruzzi, Ph.D., co-founded Terra Innovatum and has served as CEO since inception and will serve as a director of Terra. He has founded and served as President of Nuclear and Industrial Engineering, srl (NINE), where he also led the Plant Thermal-Hydraulics Area focused on safety analysis and licensing of nuclear power plants. He serves as Chair of the OECD/NEA Expert Group on Reactor Core Thermal-Hydraulics (EGTHM) and is an Industry Professor at McMaster University, Canada. Dr. Petruzzi earned his PhD in Nuclear and Industrial Safety from the “Leonardo da Vinci” Doctoral Engineering School in 2008, following over nine years with the Nuclear Research Group of San Piero a Grado (GRNSPG), University of Pisa, and an internship at Pennsylvania State University. He has managed international safety and licensing projects for nuclear facilities in Argentina, the UK, Finland, Brazil and Poland, including leading the safety accident analysis for Atucha-2 NPP for the Argentinean utility, the Hanikhivhi NPP for the Finnish utility and recently the independent safety analysis of the entire Final Safety Analysis Report of Westinghouse AP1000 for the Polish utility. Dr. Petruzzi has contributed as an expert to IAEA safety review and training programs and is the scientific investigator for NINE on several IAEA research projects. He has co-authored numerous scientific publications and the IAEA SSG-2 guidance. He has also organized major conferences such as NURETH 15, BEPU2018, and BEPU2024. Since 2018, he has pioneered the development of the SOLO micro-reactor, designed for safe, flexible deployment in diverse settings.

Dr. Marco Cherubini is Co-Founder, Chief Technology Officer, and SOLO Product Director at Terra Innovatum, bringing over 20 years of experience in nuclear safety, engineering, and technology development. He earned his PhD in Nuclear and Industrial Safety from the “Leonardo da Vinci” Doctoral Engineering School in 2008, focusing on accident management in VVER-1000 reactors. Dr. Cherubini began his career as a researcher at the University of Pisa, participating in international projects such as TACIS 30303, where he led analytical and experimental safety assessments for VVER-1000 and RBMK reactors. He later contributed to the licensing of Atucha-2 NPP in Argentina as head of the thermal-hydraulic area, leading simulations and analyses for the plant’s safety report. In 2011, he co-founded NINE, a leading engineering firm in nuclear safety, serving as Vice-President and Head of the Core Behavior Area, and supporting major projects for regulators in Australia, Argentina, Finland, Norway, and Brazil. Dr. Cherubini has played a key role in emergency preparedness for nuclear-propelled vessels and in the licensing of advanced reactors globally. As CTO of Terra Innovatum since 2021, he has overseen technical development and licensing for the SOLO micro-modular reactor, from conceptualization through regulatory engagement. He is principal investigator for IAEA research on Accident Tolerant Fuel, a member of the OECD-NEA Working Group on Fuel Safety, and coauthor of international technical publications. Dr. Cherubini is also an active contributor to scientific conferences, serving as track leader and session chair at events such as TopFuel, NUTHOS, BEPU, and NURETH.

Dr. Cesare Frepoli is Co-Founder, Chief Operating Officer, and Director of Licensing and Regulatory Affairs at Terra Innovatum. He has over 30 years of experience in nuclear engineering, specializing in safety analysis, regulatory strategy, and advanced simulation technologies. Dr. Frepoli holds a PhD in Nuclear Engineering from Penn State University and a Master’s from Politecnico di Milano. In 2013, he founded FPoliSolutions, a firm providing risk-informed safety analysis and regulatory support to nuclear and green energy sectors, working with advanced reactor developers. The company has received multiple DOE grants to develop digital platforms like FPoli Agile Application Platform (FPoli-AAP) to improve safety assessments. Previously, Dr. Frepoli worked at Westinghouse Electric Company, where he pioneered the Full Spectrum LOCA™ methodology and ASTRUM™, key innovations in best-estimate safety analysis now widely adopted in the industry. He played a vital role in licensing the AP1000 reactor globally. Dr. Frepoli is a named inventor on patents in safety technology and has authored over 100 technical publications. He has received multiple George Westinghouse awards recognizing his leadership and innovation. At Terra Innovatum, he leads licensing and regulatory affairs for the SOLO micro-modular reactor, ensuring compliance with U.S. NRC and international standards while advancing the Company’s global growth.

Dr. Massimo Morichi serves as Partner, Chief Strategy Officer, and SOLO Safeguards Director at Terra Innovatum, bringing over 35 years of global leadership in nuclear innovation, safety, and strategy. He holds a PhD in Nuclear Physics from the University “La Sapienza” of Rome and is a Certified Radiation Protection Expert. Dr. Morichi began his career in reactor core physics and reactivity transient studies at ENEA, later contributing to emergency response for the incident in Eastern Europe and teaching at the Atomic Defense Laboratory. Between 2005 and 2016, he has held senior executive roles including EVP Director Global R&D and Innovation at AREVA Group, VP R&D CTO at CANBERRA Industries (U.S.), and Group Leader for major site remediation project in Japan. Dr. Morichi has led the development of over 65 nuclear measurement solutions, advanced safeguards systems for the IAEA, and directed the EU MICADO project for nuclear waste characterization. He has served since 2016 as EVP at CAEN. He is an advisor to TRANSMUTEX, and lectures at universities in France and Italy. Dr. Morichi holds multiple international patents in nuclear measurement technology. Since joining Terra Innovatum in 2024, he has been instrumental in shaping the Company’s strategic direction, ensuring high standards in nuclear safeguards, and supporting the successful commercialization of the SOLO micro-modular reactor.

Guillaume Moyen serves as Chief Financial Officer of Terra Innovatum since December 2024 and will serve as a director of Terra. With over 25 years of international experience, he is a seasoned executive in finance, general management, and strategic transformation across nuclear, energy, and industrial sectors. Previously, as Group CFO of listed (Dangote Cement PLC 2019 to 2022) and privately owned multi-billion multinational companies in the cement and oil and gas industries, he oversaw financial, industrial, and logistical assets across 20+ countries, implementing business models, support services, financing strategies, governance, compliance, and risk management frameworks that enabled profitable high growth. His career at AREVA (1997 to 1999 and 2001 to 2007) in Europe, in the US and in Africa provided a deep knowledge of the global nuclear value chain including uranium mining, enrichment, trading, fuel production, logistics and nuclear measurement. Mr. Moyen has led large-scale organizational transformations, raised equity and debt in mature, emerging and frontier markets through diverse financing instruments, and optimized global industrial and service operations. While at KPMG between 1999 and 2001, he worked mainly for customers in the Oil and Gas sector. An entrepreneur, he founded a SaaS startup for ESG reporting (2008 and 2011) and actively mentors startups and scaleups, emphasizing innovation and sustainability. He also led renewable energy and carbon reduction initiatives to support industrial projects in Africa. Mr. Moyen holds an MBA from Columbia Business School and is a French Chartered Accountant.

Giordano Morichi serves as Chief Business Development Officer, and Investor Relations lead at Terra Innovatum. With a background spanning architecture, entrepreneurship, and strategic business development, he brings a multidisciplinary approach to global market expansion and innovation. As Founder and Managing Partner of Morichi Enterprises in New York, Giordano has overseen business development, corporate strategy, and public affairs for clients across sectors, managing investment portfolios and driving sustainable real estate and community projects. He is a founding partner of Atlantica Venture Partners, focused on dual-use innovation for defense, and NIIB, an early-stage investor group for Italian luxury brands. Giordano’s expertise includes crafting go-to-market strategies, building partnerships, and raising capital for ventures in fintech, blockchain, AI, and micro-modular nuclear technology. Notably, he pioneered the first nuclear waste management scenario using distributed ledger technology. As founder of the Unite for Italy initiative, now partnered with Humanity 2.0, he has advanced philanthropic efforts for global impact. Since joining Terra Innovatum in 2024, Giordano has led the Company’s restructuring, rebranding, and capital-raising, accelerating its path to IPO and expanding its international presence. He holds degrees in Civil Engineering from Roma Tre and Architecture from NJIT and completed leadership training with the U.S. Air Force ROTC.

Rex S. Jackson is a director of Terra Innovatum. From May 2018 until November 2023, Mr. Jackson served as CFO of ChargePoint Inc. (NYSE: CHPT), a publicly-traded provider of charging solutions for electric vehicles. Mr. Jackson previously served as CFO of Gigamon Inc. (GIMO), a developer of network and security visibility solutions, from October 2016 until April 2018 after the completion of the Company’s going private transaction, and as CFO of Rocket Fuel Inc. (FUEL), an advertising technology company, from March 2016 to October 2016. Mr. Jackson served on the board of directors of EMCORE Corporation (EMKR) from 2015 to 2024, and of Energous Corporation (WATT), a company that develops wireless charging technology, from 2014 until 2019. Mr. Jackson also served as CFO of JDS Uniphase Corporation (JDSU), a provider of network and service enablement solutions and optical products for telecommunications service providers, cable operators, and network equipment manufacturers, from January 2013 through September 2015, where he drove the separation of JDSU into two independent public companies in August 2015. Mr. Jackson joined JDSU in January 2011 as Senior Vice President, Business Services, with responsibility for corporate development, legal, corporate marketing and information technology. From 2007 to 2010, Mr. Jackson served as CFO of Symyx Technologies, Inc. (SMMX), a provider of informatics and automation products, where he led the Company’s acquisition of MDL Information Systems, Inc. and subsequent merger of equals with another public company. Mr. Jackson also previously served as acting CFO at Synopsys, Inc. (SNPS), a provider of electronic design automation software and services, and held executive positions with Avago Technologies Limited (now Broadcom Inc. (AVGO)), a provider of analog semiconductor devices, AdForce, Inc. (ADFC) and Read-Rite Corporation (RDRT). Mr. Jackson holds a B.A. from Duke University and earned his J.D. from Stanford University Law School. Mr. Jackson’s accounting and financial expertise, general business acumen, extensive knowledge of a range of technologies and significant executive leadership experience were the primary qualifications that the Board of Directors considered in concluding that he should serve as a director of Terra.

Katherine Williams is a director of Terra Innovatum. Since April 2025, Ms. Williams has served as CFO of Solestiss LLC, an energy developer and consultancy specializing in the nuclear and renewable energy sectors. Prior to Solestiss, from February 2002 to May 2024, Ms. Williams served as CEO and CFO of Framatome Inc., a global nuclear engineering and technology company that designs, builds, maintains, and services nuclear steam supply systems (NSSS) and equipment for nuclear power plants. Ms. Williams holds a B.S. from the College of Charleston and her MBA from the University of Pittsburgh. Ms. Williams’ 40 plus year career in the nuclear industry, along with 25 years in executive positions were the primary qualifications that the Board of Directors considered in concluding that she should serve as a director of Terra.

Michael W. Howard is a director of Terra Innovatum. From 1999 to 2020, Dr. Howard held several leadership positions within EPRI, a $500 million global organization headquartered in Palo Alto, California, with several offices across the U.S. and internationally. Dr. Howard led EPRI in developing technological innovations related to electricity production, delivery, and consumption, including advancements in nuclear power, renewable energy, energy storage, and electric vehicles. In 2010, the EPRI Board of Directors appointed Dr. Howard as President and CEO of EPRI, a role he held until his retirement at the end of 2020. He was then honored with the title of CEO Emeritus by the Board. From 1996 to 1999, Dr. Howard was the President and CEO of PEAC, a technology-driven power electronics company that offered power quality solutions to large industrial customers and electric utility companies, which was acquired by EPRI in 1999. In 1990, Dr. Howard co-founded Scientific Imaging Solutions, a technology company specializing in advanced image processing systems for automated microscopic material and biological image analysis, which merged with an affiliated firm in Pittsburgh in 1992. From 1992 to 1999, Dr. Howard joined a venture capital firm that provided equity and debt investment to early-stage tech companies while serving as an adjunct professor at the University of Tennessee, where he taught various master’s and Ph.D. courses in Industrial and Systems Engineering. Dr. Howard earned his B.S. in Electrical Engineering from the University of Tennessee, his M.S. in Business and Engineering from the University of Pittsburgh, and his Ph.D. from the University of Tennessee’s College of Engineering, focusing his dissertation on advanced artificial intelligence. Dr. Howard also attended the Reactor Technology Course for Utility Executives co-sponsored by the Massachusetts Institute of Technology (MIT) and the Institute for Nuclear Power Operations (INPO). Dr. Howard is also a Carnegie Mellon University Scott Institute advisory council member and Chair of the World Energy Council in London, England. Dr. Howard’s extensive experience in the energy sector, especially the electricity sector were the primary qualifications that the Board of Directors considered in concluding that he should serve as a director of Terra.

Peter Hastings is a director of Terra Innovatum. From March 2018 to July 2025, Mr. Hastings was employed at Kairos Power LLC, a nuclear energy company which develops small modular reactors for sustainable power generation company, where most recently he served in the role of Vice President, Regulatory, Quality, and Public Affairs. While at Kairos Power, Mr. Hastings led teams responsible for Kairos licensing and permitting activities, siting, reliability engineering, quality assurance, nuclear safeguards and security, internal and external communications and community engagement, and government relations, with a focus on establishing the regulatory basis for development and deployment of the Kairos reactor and fuel designs and advocating for policies supportive of the peaceful use of nuclear technology. Prior to joining Kairos, Mr. Hastings founded, The Hastings Group, a successful management and regulatory advisory firm, which has consulted with the Electric Power Research Institute, the Nuclear Energy Institute, the Nuclear Innovation Alliance, the Tennessee Valley Authority, Southern Company, and several advanced reactor developers on the regulatory framework for advanced reactors, the risk-informed “Licensing Modernization” project, source term development, and risk-informed emergency planning. He also held previous positions with Generation mPower, Duke Energy, and NuStart Energy Development. Mr. Hastings is a former member of several prominent nuclear energy industry institutes and councils, including the US Nuclear Industry Council and was Chairman of its Advanced Reactor Working Group, Chair of the Nuclear Energy Institute’s Advanced Reactor Regulatory Working Group, Vice Chair of the World Nuclear Association’s CORDEL Working Group and Chair of its Small Modular Reactor Task Force, Chair of the US High-Temperature Reactor Technology Working Group, and appointed member of the US Chamber of Commerce Civil Nuclear Trade Advisory Committee, as well as a member of numerous industry steering committees. Mr. Hastings earned his B.S. in nuclear engineering from NC State University and is a registered Professional Engineer in North and South Carolina. Mr. Hastings’ extensive experience in the nuclear energy sector was the primary qualification that the Board of Directors considered in concluding that he should serve as a director of Terra.

Family Relationships

There are no family relationships between or among any of the persons who will serve as directors or executive officers of Terra except for Massimo Morichi (Father) and Giordano Morichi (Son).

Dutch Corporate Governance Code

Since Terra qualifies as a listed Dutch public limited liability company (naamloze vennootschap), Terra is subject to the Dutch Corporate Governance Code (the “DCGC”). The DCGC contains both principles and best practice provisions on corporate governance that regulate relations between the board of directors and the general meeting and matters in respect of financial reporting, auditors, disclosure, compliance and enforcement standards. The DCGC is based on a “comply or explain” principle. Accordingly, Terra is required to disclose in its statutory management report, filed in the Netherlands, whether it complies with the provisions of the DCGC. If Terra does not comply with these provisions, Terra is required to give the reasons for such non-compliance.

Independence of the Board of Directors

In connection with the Business Combination, the Terra Ordinary Shares were listed on Nasdaq. Under the rules of Nasdaq, independent directors must comprise a majority of a listed company’s board of directors. In addition, the rules of Nasdaq require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent. Under the rules of Nasdaq, a director will only qualify as an “independent director” if in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Audit committee members must also satisfy the additional independence criteria set forth in Rule 10A-3 under the Exchange Act and the rules of Nasdaq. Compensation committee members must also satisfy the additional independence criteria set forth in Rule 10C-1 under the Exchange Act and the rules of Nasdaq. Due to the resignation of one of its independent directors on November 7, 2025 for personal reasons, Terra currently is not in compliance with the majority independent board requirement but will resolve the noncompliance through the addition of a new independent director.

In order to be considered independent for purposes of Rule 10A-3 under the Exchange Act and under the rules of Nasdaq, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the committee, the board of directors, or any other board committee: (a) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or (b) be an affiliated person of the listed company or any of its subsidiaries.

To be considered independent for purposes of Rule 10C-1 under the Exchange Act and under the rules of Nasdaq, the board of directors must affirmatively determine that the member of the compensation committee is independent, including a consideration of all factors specifically relevant to determining whether the director has a relationship to the Company which is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including, but not limited to:

(i)	the source of compensation of such director, including any consulting, advisory or other compensatory fee paid by the Company to such director; and

(ii)	whether such director is affiliated with the Company, a subsidiary of the Company or an affiliate of a subsidiary of the Company.

The Terra board of directors has undertaken a review of the independence of each director and considered whether each director of Terra has a material relationship with Terra that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. Rex Jackson, Katherine Williams, Michael Howard and Peter Hastings are considered “independent directors” as defined under the listing requirements and rules of Nasdaq and the applicable rules of the Exchange Act.

In addition, certain provisions regarding the independency of non-executive directors apply based on the DCGC. The composition of the non-executive directors is such that the members are able to operate independently and critically vis-à-vis one another, the executive directors and any particular interests involved. The composition of the non-executive directors should be such that they are able to operate independently and critically vis-à-vis one another, the executive directors and any particular interests involved. In order to safeguard the independence of the non-executive directors, certain independency criteria apply, being in any case that the DCGC stipulates that a majority of the non-executive directors should be independent within the meaning of the DCGC and that for each shareholder or group of affiliated shareholders directly or indirectly holding more than 10 per cent of the shares in Terra, there is at most one executive director who can be considered to be affiliated with or representing them in conformity with the independence rules as included in the DCGC.

Furthermore, the chairperson of the Terra board of directors should not be a former executive director and should be independent within the meaning of the DCGC.

All of Terra’s non-executive directors, qualify as independent within the meaning of the DCGC.

Diversity and Director and Officer Qualifications

Terra has not formally established any specific, minimum qualifications that must be met by each of its directors. However, Terra generally evaluates the following qualities: educational background, diversity of professional experience, including whether the person is a current or was a former chief executive officer or chief financial officer of a public company or the head of a division of a prominent international organization, knowledge of Terra’s business, integrity, professional reputation, independence, wisdom, and ability to represent the best interests of Terra’s shareholders.

Furthermore, from the moment Terra qualifies as a so-called “large company” under Dutch law, it will be subject to the gender diversity target regime. Under this target regime Terra would have to set appropriate and ambitious targets — which should take the form of target ratios — to bring about a more balanced ratio of men to women with regard to its directors. A Dutch company qualifies as large, if it meets at least two of the following three criteria on at least two successive balance sheet dates: (a) the value of the assets (based on its balance sheet and explanatory notes) on the basis of acquisition and production prices exceeds EUR 25mio, (b) the net turnover for the financial year exceeds EUR 50mio and (c) the average number of employees is 250 or more.

The Nominating and Corporate Governance Committee of the Terra board of directors has adopted policies regarding director qualification requirements (including a diversity policy) and the process for identifying and evaluating director candidates for adoption by Terra’s board of directors.

Board Regulations

The Terra board of directors has adopted written rules and regulations dealing with, inter alia, its internal organization, the manner in which decisions are taken, any quorum requirements, the composition, duties and organization of its committees and any other matters concerning the Terra board of directors, the executive directors, the non-executive directors and committees established by the Terra board of directors.

Committees of the Board of Directors

The standing committees of Terra’s Board of Directors consist of an audit committee (the “Audit Committee”), a compensation committee (the “Compensation Committee”), and a nominating and corporate governance committee (the “Nominating and Corporate Governance Committee”). The responsibilities and composition of each committee following the Business Combination are set forth below.

Audit Committee

Our Audit Committee has been established in accordance with Section 3(a)(58)(A) of the Exchange Act. Due to the resignation of one of its independent directors on November 7, 2025 for personal reasons, the Audit Committee currently consists of two directors, each of whom is a non-executive director of Terra’s board of directors and an independent director as well as “financially literate” as defined under the Nasdaq listing standards. The members of the Audit Committee are Rex Jackson (Chair) and Michael Howard.

The purpose of the Audit Committee is to prepare the audit committee report required by the SEC to be included in Terra’s proxy statement and to assist the Terra board of directors to (A) oversee: (i) accounting and financial reporting processes and the audits of the financial statements of Terra; (ii) the integrity of Terra’s financial statements; (iii) Terra’s processes relating to risk management and the conduct and systems of internal control over financial reporting and disclosure controls and procedures; (iv) the qualifications, engagement, compensation, independence and performance of Terra’s independent auditor, and the auditor’s conduct of the annual audit of the Terra’s financial statements and any other services provided to Terra; and (v) the performance of Terra’s internal audit function, if any; and (B) produce the annual report of the Audit Committee required by the rules of the SEC.

The Terra board of directors Audit Committee operates pursuant to a written charter for the Audit Committee which will be available on Terra’s website.

Compensation Committee

Our Compensation Committee consists of at least two directors, each of whom is a non-executive director of Terra’s board of directors and an independent director under Nasdaq’s listing standards. The members of the Compensation Committee are Michael Howard (Chair) and Peter Hastings.

The purpose of the Compensation Committee is to assist the Terra board of directors to (A) carry out the Terra board of directors’ overall responsibility relating to organizational strength and executive compensation; (B) assist the Terra board of directors in overseeing Terra’s employee compensation policies and practices, including (i) determining and approving the compensation of Terra’s Chief Executive Officer (“CEO”) and Terra’s other executive officers, and (ii) reviewing and approving incentive compensation and equity compensation policies and programs, and exercising discretion in the administration of such programs; and (C) produce the annual report of the Compensation Committee required by the rules of the SEC.

The Terra board of directors operates pursuant to a written charter for the Compensation Committee which is available on Terra’s website.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee consist of three directors, each of whom is a non-executive director of Terra’s board of directors and an independent director under Nasdaq’s listing standards. The Nominating and Corporate Governance Committee is responsible for overseeing the selection of persons to be nominated to serve on Terra’s board of directors. The members of the Nominating and Corporate Governance Committee are Peter Hastings (Chair), Michael Howard and Katherine Williams.

The purpose of the Nominating and Corporate Governance Committee is to assist the Terra board of directors to (i) identify and screen individuals qualified to serve as directors and recommend to the Terra board of directors candidates for nomination for election at the annual meeting of shareholders or to fill Terra board of directors vacancies; (ii) develop, recommend to the Terra board of directors and review Terra’s Corporate Governance Guidelines; (iii) coordinate and oversee self-evaluations of the Terra board of directors, its committees, individual directors and management in the governance of Terra; (iv) review and approve, if appropriate, any related person transactions and other potential significant conflicts of interest; and (v) review on a regular basis the overall corporate governance of Terra and recommend improvements for approval by the Terra board of directors where appropriate.

The Terra Board operates pursuant to a written charter for the Nominating and Corporate Governance Committee which will be available on Terra’s website upon completion of the Business Combination.

Code of Business Conduct and Ethics

The Terra board of directors has adopted a code of ethics, which applies to Terra Innovatum’s employees, officers, and directors, as its own. A copy of such code of ethics is filed as an exhibit to the registration statement of which this prospectus forms a part.

Officer and Director Compensation Following the Business Combination

The Terra board of directors determines the remuneration of the directors of Terra with due observance of the remuneration policy adopted by the general meeting of Terra. Executive directors of Terra may not take part in the decision-making process in respect of the remuneration of executive directors.

The Compensation Committee may validly resolve on (rechtsgeldig besluiten tot) determining the remuneration of the individual directors, with due observance of the remuneration policy adopted by the Terra general meeting, without resolutions, approvals or other involvement of the Terra board of directors being required. Such resolution shall be considered to be a resolution of the Terra board of directors. The Compensation Committee will inform the Terra board of directors promptly after having adopted such a resolution.

While we do not expect any material differences in the compensation of Terra Innovatum’s current executive officers once they become executive officers of Terra, we have not determined whether and to what extent directors of Terra and Terra Innovatum will be paid for their service as directors.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

During the years ended December 31, 2024 and December 31, 2023, Terra Innovatum earned other income of $129,170 and $38,941, respectively, for engineering consulting services provided to related parties. The consulting services are unrelated to the core business of Terra Innovatum and are included in the statement of operations under other income — related parties.

As of December 31, 2024 and 2023, Terra Innovatum had amounts due from related parties of $0 and $8,830, respectively. These amounts corresponded to unbilled amounts due from a related party for engineering consulting services provided during the years ended December 31, 2024 and 2023.

During the year ended December 31, 2024, Terra Innovatum entered into an interest-free loan agreement with its quotaholders. The total loan amount of $216,212 is to be provided in cash installments by January 15, 2025. As of December 31, 2024, quotaholders advanced $106,780 of the $216,212. The loan is scheduled to mature on December 31, 2040, with automatic annual extensions permitted until December 31, 2045, unless repayment is requested by the quotaholders.

Terra Innovatum utilizes office space provided by a related party at no charge. There is no formal lease agreement, and no amounts have been recognized for rent expense in the accompanying financial statements. Management has determined that the fair value of the contributed office space is not material to the financial statements.

PRINCIPAL SECURITYHOLDERS

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding beneficial ownership of our Terra Shares as of December 5, 2025 by (i) each person (or group of affiliated persons) who is known by us to own more than five percent of the outstanding shares of our Terra Shares, (ii) each director and executive officer, and (iii) all of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security or the right to acquire such power over such a security within 60 days Unless otherwise noted, the address of each stockholder listed below is Via Matteo Trenta 117 Lucca, Italy 55100.

The beneficial ownership of our Terra Shares as of the date hereof is based on (i) 70,300,948 Terra Shares issued and outstanding immediately following the Closing of the Business Combination, (ii) an aggregate of 40,200,000 Terra Shares subsequently issued to the Management Holders and the Advisor Holders following the mandatory conversion of 4,020 Preferred Shares, (iii) 1,010,000 Terra Shares potentially issuable upon the exercise of the Closing Warrants, (iv) 1,702,966 Terra Shares potentially issuable upon the exercise of the Bridge Warrants, (v) 2,762,627 Terra Shares potentially issuable upon the exercise of the PIPE Warrants and (vi) 40,200,000 Terra Shares potentially issuable upon the conversion of outstanding Preferred Shares. All Warrants and Preferred Shares are exercisable or convertible, as applicable, within 60 days of the Closing of the Business Combination.

Name and Address of Beneficial Owner	Shares Owned	Percentage Ownership
Directors and Executive Officers	-	-
Alessandro Petruzzi	-	-
Cesare Frepoli(1)	34,680,000	22.2%
Marco Cherubini	-	-
Massimo Morichi(2)	11,475,000	7.3%
Guillaume Moyen	637,500	-
Giordano Morichi(3)	10,200,000	6.5%
Rex S. Jackson	-	-
Katherine Williams	-	-
Michael Howard	-	-
Peter Hastings	-	-
All Directors and Executive Officers as a Group (10 Persons)	56,992,500	36.5%
5% or Greater Stockholders
NINENG S.R.L.(4)	69,360,000	44.4%

*	Less than 1%

(1)	Includes: (i) 12,920,000 Terra Shares issued to the Selling Securityholder at the Closing; and (ii) 10,880,000 Terra Shares contingently issuable to the Selling Securityholder upon the conversion of Terra Preferred Shares, which shares mandatorily convert into Terra Shares in four tranches, subject to Terra meeting certain performance-based Conversion Milestones, at a conversion ratio of 10,000 Terra Shares per Terra Preferred Share.
(2)	Includes: (i) 4,275,000 Terra Shares issued to the Selling Securityholder at the Closing; and (ii) 3,600,000 Terra Shares contingently issuable to the Selling Securityholder upon the conversion of Terra Preferred Shares, which shares mandatorily convert into Terra Shares in four tranches, subject to Terra meeting certain performance-based Conversion Milestones, at a conversion ratio of 10,000 Terra Shares per Terra Preferred Share.
(3)	Includes: (i) 3,800,000 Terra Shares issued to the Selling Securityholder at the Closing; and (ii) 3,200,000 Terra Shares contingently issuable to the Selling Securityholder upon the conversion of Terra Preferred Shares, which shares mandatorily convert into Terra Shares in four tranches, subject to Terra meeting certain performance-based Conversion Milestones, at a conversion ratio of 10,000 Terra Shares per Terra Preferred Share.
(4)	Includes: (i) 25,840,000 Terra Shares issued to the Selling Securityholder at the Closing; and (ii) 21,760,000 Terra Shares contingently issuable to the Selling Securityholder upon the conversion of Terra Preferred Shares, which shares mandatorily convert into Terra Shares in four tranches, subject to Terra meeting certain performance-based Conversion Milestones, at a conversion ratio of 10,000 Terra Shares per Terra Preferred Share. NINENG S.R.L., is the record holder of the Terra Shares reported herein. Alessandro Petruzzi and Marco Cherubini are the sole members and managers of NINENG S.R.L., and share voting and dispositive power over the Terra Shares.

SELLING SECURITYHOLDERS

This prospectus relates to the possible resale from time to time by the Selling Securityholders listed in the table below of any or all of the Resale Shares set forth below pursuant to this prospectus. We are registering such Resale Shares in order to permit such Selling Securityholders to offer the Resale Shares for resale from time to time.

The Selling Securityholders identified below may have sold, transferred or otherwise disposed of all or a portion of their securities after the date on which they provided us with information regarding their securities. Any changed or new information given to us by the Selling Securityholders, including regarding the identity of, and the securities held by, each Selling Securityholder, will be set forth in a prospectus supplement or amendments to the registration statement of which this prospectus is a part, if and when necessary. See “Plan of Distribution.”

Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act. A person is a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of the security, or “investment power,” which includes the power to dispose of or to direct the disposition of the security, or has the right to acquire such powers within sixty (60) days, whether through the exercise or conversion of any preferred stock, stock option, convertible security, warrant or other right. The indication herein that the securities listed below are beneficially owned is not an admission on the part of any Selling Securityholder that he, she or it is a direct or indirect beneficial owner of those securities, unless otherwise specified.

Names and Addresses	Ordinary Shares Beneficially Owned Prior to this Offering	Percentage	Ordinary Shares Offered for Sale in this Offering(1)	Ordinary Shares Beneficially Owned after this Offering(2)	Percentage
Sponsor Holders:
Anantha Ramamurti(3)(8)	709,850	*	709,850	-	-
Gus Garcia(4)(8)	714,303	*	714,303	-	-
Lewis Silberman(5)(8)	659,899	*	659,899	-	-
Jonathan Cole(6)	20,032	*	20,032	-	-
Jody Sitkoski(7)	10,000	*	10,000	-	-
SPAC Advisory Partners LLC(8)	43,511	*	43,511	-	-
Susie Kuan(9)	10,000	*	10,000	-	-
Yuya Orime(10)(8)	225,000	*	225,000	-	-

Management Holders:**
NINENG S.R.L.(11)	69,360,000	44.4%	69,360,000	-	-
Cesare Frepoli(12)	34,680,000	22.2%	34,680,000	-	-
Massimo Morichi(13)	11,475,000	7.3%	11,475,000	-	-
Giordano Morichi(14)	10,200,000	6.5%	10,200,000	-	-
Simone Di Pasquale(15)	765,000	*	765,000	-	-
Guillaume Moyen(16)	637,500	*	637,500	-	-
Daniele Dovizio(17)	127,500	*	127,500	-	-
Domenico De Luca(18)	127,500	*	127,500	-	-
Mike Modro(19)	127,500	*	127,500	-	-

Advisor Holders:
Gral Advisory LLC(20)	596,807	*	596,807	-	-
Luca Longobardi(21)	596,807	*	596,807	-	-
Nabil William Kabbaj(22)	162,630	*	162,630	-	-
Zeno Global Partners LLC(23)	162,630	*	162,630	-	-
Alessandro di Cicco(24)	7,458	*	7,458	-	-
George Farah(25)	30,000	*	30,000
Andrea Gaiba(26)	31,668	*	31,668
Gustavo Mana(27)	260,909	*	260,909

Names and Addresses	Ordinary Shares Beneficially Owned Prior to this Offering	Percentage	Ordinary Shares Offered for Sale in this Offering(1)	Ordinary Shares Beneficially Owned after this Offering(2)	Percentage
Bridge Note Investors:
Livio Bisterzo(28)	112,956	*	112,956	-	-
AE Capital Limited(29)	2,303,993	1.5%	2,303,993	-	-
Biosingaria Pte. Ltd.(30)	226,143	*	226,143	-	-
Federico Biglioli(31)	45,429	*	45,429	-	-
Flamboyant Consulting LTD(32)	112,734	*	112,734	-	-
Golden Growth Limited as trustee for MCI Trust No. 2(33)	112,647	*	112,647	-	-
Alberto Saccardi(34)	67,323	*	67,323	-	-
Massimo Schiappadori(35)	44,865	*	44,865	-	-
Andrea Maria Vismara(36)	26,931	*	26,931	-	-
Confluence Global Capital LLC(37)	378,048	*	378,048	-	-
Mike Mankosa(38)	25,809	*	25,809	-	-
Massimiliano Ciardi(39)	215,520	*	215,520	-	-

PIPE Investors:
Segra Resource Partners, LP(40)	2,625,000	1.6%	2,625,000	-	-
Gerlach & Co.(42)	262,500	*	262,500	-	-
Shaolin Capital Partners Master Fund, Ltd.(43)	281,542	*	128,319	153,223	-
MAP 214 Segregated Portfolio, a segregated portfolio of of LMA SPC(44)	123,247	*	52,675	70,572	-
Eagle Harbor Multi-Strategy Master Fund Limited(45)	62,931	*	33,688	29,243	-
Shaolin Capital Partners SP, a segregated portfolio of PC MAP SPC(46)	137,732	*	72,888	64,844	-
LMA SPC - MAP 204 Segregated Portfolio(47)	18,682	*	18,682	-	-
Funicular Funds, LP(48)	376,250	*	376,250	-	-
Lincoln Park Capital Fund, LLC(49)	103,250	*	103,250	-	-
Bernard Eugene Wishard(50)	43,750	*	43,750	-	-
Mark Pickrell(51)	17,500	*	17,500	-	-
Magnetar Constellation Master Fund, Ltd(52)(53)	109,375	*	109,375	-	-
Magnetar Structured Credit Fund, LP(52)(54)	78,750	*	78,750	-	-
Magnetar Xing He Master Fund Ltd(52)(55)	74,375	*	74,375	-	-
Magnetar SC Fund Ltd(52)(56)	35,000	*	35,000	-	-
Magnetar Lake Credit Fund LLC(52)(57)	87,500	*	87,500	-	-
Magnetar Alpha Star Fund LLC(52)(58)	52,500	*	52,500	-	-
Fondazione Cassa di Risparmio di Lucca(59)	175,000	*	175,000	-	-
A11 VENTURE SPA Patrimonio Destinato PIANETA TERRA(60)	87,500	*	87,500	-	-
Giorgio Bartoli(61)	4,375	*	4,375	-	-
Paolo Tacchi(62)	8,750	*	8,750	-	-
Liban Ahmed Mohamed Varetti(63)	5,250	*	5,250	-	-
Matthew Adell(64)	27,500	*	27,500	-	-
Vijay Kirpalani(65)	186,375	*	186,375	-	-
Kevin Maloney(66)	389,375	*	389,375	-	-

Finder Holder:
Jacob Watters(67)	10,000	*	10,000	-	-

*	Represents beneficial ownership of less than 1% of our outstanding Terra Shares.
**	The address of the Selling Securityholder is c/o Terra Innovatum Global N.V., Via Matteo Trenta 117, Lucca, Italy 55100.

(1)	The amounts set forth in this column are the number of such securities that may be offered by such Selling Securityholder using this prospectus. These amounts do not represent any other Terra securities that the Selling Securityholder may own beneficially or otherwise.
(2)	Assumes the sale of all Resale Securities being offered pursuant to this prospectus.
(3)	Represents (i) 623,373 Terra Shares issued upon the one-to-one conversion of Founder Shares into Terra Shares at the Closing, (ii) 69,263 Terra Shares issued upon the conversion of deferred Founder Shares at the Closing, (iii) 5,738 Terra Shares issued upon the conversion of the Bridge Loans at the Closing, (iv) 5,738 Terra Shares underlying outstanding Lower Bridge Warrants, and (v) 5,738 Terra Shares underlying outstanding Upper Bridge Warrants. Mr. Ramamurti has sole voting and dispositive power over these Resale Securities. The address of Mr. Ramamurti is 1400 Mesa Ridge Lane, Austin, TX 78735.
(4)	Represents (i) 630,595 Terra Shares issued upon the conversion of Founder Shares at the Closing, (ii) 69,264 Terra Shares issued upon the conversion of deferred Founder Shares at the Closing, (iii) 7,222 Terra Shares issued upon the conversion of the Bridge Loans at the Closing, (iv) 7,222 Terra Shares underlying Lower Bridge Warrants, and (v) 7,222 Terra Shares underlying Upper Bridge Warrants. Mr. Garcia has sole voting and dispositive power over these Resale Securities. The address of Mr. Garcia is 7887 Broadway St, Apt 806, San Antonio, TX 78209.

(5)	Represents (i) 648,391 Terra Shares issued upon the conversion of Founder Shares at the Closing, (ii) 5,754 Terra Shares underlying outstanding Lower Bridge Warrants, and (iii) 5,754 Terra Shares underlying outstanding Upper Bridge Warrants. Mr. Silberman has sole voting and dispositive power over these Resale Securities. The address of Mr. Silberman is 189 Davis Avenue, Greenwich, CT 06830.
(6)	Mr. Cole holds (i) 8,889 Terra Shares issued upon the conversion of Founder Shares at the Closing; (ii) 1,143 Terra Shares issued at the Closing upon conversion of GSR III Private Placement Units purchased for $10,000 by the Sponsor, of which Mr. Cole is a member; and (iii) 10,000 Terra Shares held as a result of the Sponsor’s transfer of an equivalent number of Founder Shares to each independent director of GSR III on October 31, 2024. Mr. Cole has sole voting and dispositive power over these Resale Securities. The address of Mr. Cole is 107 Thornton Drive, Palm Beach Gardens, FL 33418.
(7)	Represents 10,000 Terra Shares held as a result of the Sponsor’s transfer of an equivalent number of Founder Shares to each independent director of GSR III on October 31, 2024. Mr. Sitkoski has sole voting and dispositive power over these Resale Securities. The address of Mr. Sitkoski is 174 Banyan Bay Drive Saint Petersburg, FL 33705.
(8)	Represents Terra Shares held by SPAC Advisory Partners LLC(“SAP”) as a result of SAP’s service as underwriter in the GSR III initial public offering. Gus Garcia, Lewis Silberman, Anantha Ramamurti and Yuya Orime are the managers of SAP, and by virtue of their control of SAP, may be deemed to share beneficial ownership of the Terra Shares held by SAP. Each of Messrs. Garcia, Silberman, Ramamurti and Orime disclaims beneficial ownership of the Terra Shares held by SAP except of any pecuniary interest therein. SAP is a division of Kingwood Capital Partners LLC, a registered broker-dealer. At the time SAP acquired the GSR III Shares which converted at the Closing into the Terra Shares hereby offered for resale, neither of these entities had any agreement or understanding, directly or indirectly, with any person to distribute such securities. The registered address of SAP is 5900 Balcones Drive, Suite 100, Austin, TX 78731.
(9)	Represents 10,000 Terra Shares held as a result of the Sponsor’s transfer of an equivalent number of Founder Shares to each independent director of GSR III on October 31, 2024. Mr. Kuan has sole voting and dispositive power over these Resale Securities. The address of Ms. Kuan is 3131 Rivera Dr Burlingame, CA 94010.
(10)

Represents Terra Shares held as a result of the Sponsor’s transfer of an equivalent number of Founder Shares to Mr. Orime on December 19, 2024. Mr. Orime has sole voting and dispositive power over these Resale Securities. The address of Mr. Orime is 486 Palos Verdes Blvd., Redondo Beach, CA 90277.

(11)	Includes: (i) 25,840,000 Terra Shares issued to the Selling Securityholder at the Closing; and (ii) 43,520,000 Terra Shares contingently issuable to the Selling Securityholder upon the conversion of Terra Preferred Shares, which shares mandatorily convert into Terra Shares in four tranches, subject to Terra meeting certain performance-based Conversion Milestones, at a conversion ratio of 10,000 Terra Shares per Terra Preferred Share, inclusive of 21,760,000 Terra Shares issued to the Selling Securityholder upon conversion of the first two Conversion Milestones. NINENG S.R.L., is the record holder of the Terra Shares reported herein. Alessandro Petruzzi and Marco Cherubini are the sole members and managers of NINENG S.R.L., and share voting and dispositive power over the Terra Shares.

(12)	Includes: (i) 12,920,000 Terra Shares issued to the Selling Securityholder at the Closing; and (ii) 21,760,000 Terra Shares contingently issuable to the Selling Securityholder upon the conversion of Terra Preferred Shares, which shares mandatorily convert into Terra Shares in four tranches, subject to Terra meeting certain performance-based Conversion Milestones, at a conversion ratio of 10,000 Terra Shares per Terra Preferred Share, inclusive of 10,880,000 Terra Shares issued to the Selling Securityholder upon conversion of the first two Conversion Milestones.

(13)	Includes: (i) 4,275,000 Terra Shares issued to the Selling Securityholder at the Closing; and (ii) 7,200,000 Terra Shares contingently issuable to the Selling Securityholder upon the conversion of Terra Preferred Shares, which shares mandatorily convert into Terra Shares in four tranches, subject to Terra meeting certain performance-based Conversion Milestones, at a conversion ratio of 10,000 Terra Shares per Terra Preferred Share, inclusive of 3,600,000 Terra Shares issued to the Selling Securityholder upon conversion of the first two Conversion Milestones.

(14)	Includes: (i) 3,800,000 Terra Shares issued to the Selling Securityholder at the Closing; and (ii) 6,400,000 Terra Shares contingently issuable to the Selling Securityholder upon the conversion of Terra Preferred Shares, which shares mandatorily convert into Terra Shares in four tranches, subject to Terra meeting certain performance-based Conversion Milestones, at a conversion ratio of 10,000 Terra Shares per Terra Preferred Share, inclusive of 3,200,000 Terra Shares issued to the Selling Securityholder upon conversion of the first two Conversion Milestones.

(15)	Includes: (i) 285,000 Terra Shares issued to the Selling Securityholder at the Closing; and (ii) 480,000 Terra Shares contingently issuable to the Selling Securityholder upon the conversion of Terra Preferred Shares, which shares mandatorily convert into Terra Shares in four tranches, subject to Terra meeting certain performance-based Conversion Milestones, at a conversion ratio of 10,000 Terra Shares per Terra Preferred Share, inclusive of 240,000 Terra Shares issued to the Selling Securityholder upon conversion of the first two Conversion Milestones.

(16)	Includes: (i) 237,500 Terra Shares issued to the Selling Securityholder at the Closing; and (ii) 400,000 Terra Shares contingently issuable to the Selling Securityholder upon the conversion of Terra Preferred Shares, which shares mandatorily convert into Terra Shares in four tranches, subject to Terra meeting certain performance-based Conversion Milestones, at a conversion ratio of 10,000 Terra Shares per Terra Preferred Share, inclusive of 200,000 Terra Shares issued to the Selling Securityholder upon conversion of the first two Conversion Milestones.

(17)	Includes: (i) 47,500 Terra Shares issued to the Selling Securityholder at the Closing; and (ii) 80,000 Terra Shares contingently issuable to the Selling Securityholder upon the conversion of Terra Preferred Shares, which shares mandatorily convert into Terra Shares in four tranches, subject to Terra meeting certain performance-based Conversion Milestones, at a conversion ratio of 10,000 Terra Shares per Terra Preferred Share, inclusive of 40,000 Terra Shares issued to the Selling Securityholder upon conversion of the first two Conversion Milestones.

(18)	Includes: (i) 47,500 Terra Shares issued to the Selling Securityholder at the Closing; and (ii) 80,000 Terra Shares contingently issuable to the Selling Securityholder upon the conversion of Terra Preferred Shares, which shares mandatorily convert into Terra Shares in four tranches, subject to Terra meeting certain performance-based Conversion Milestones, at a conversion ratio of 10,000 Terra Shares per Terra Preferred Share, inclusive of 40,000 Terra Shares issued to the Selling Securityholder upon conversion of the first two Conversion Milestones.

(19)	Includes: (i) 47,500 Terra Shares issued to the Selling Securityholder at the Closing; and (ii) 80,000 Terra Shares contingently issuable to the Selling Securityholder upon the conversion of Terra Preferred Shares, which shares mandatorily convert into Terra Shares in four tranches, subject to Terra meeting certain performance-based Conversion Milestones, at a conversion ratio of 10,000 Terra Shares per Terra Preferred Share, inclusive of 40,000 Terra Shares issued to the Selling Securityholder upon conversion of the first two Conversion Milestones.

(20)

Includes: (i) 88,191 Terra Shares issued to the Selling Securityholder at the Closing; (ii) 160,000 Terra Shares contingently issuable to the Selling Securityholder upon the conversion of Terra Preferred Shares, which shares mandatorily convert into Terra Shares in four tranches, subject to Terra meeting certain performance-based Conversion Milestones, at a conversion ratio of 10,000 Terra Shares per Terra Preferred Share; and (iii) 348,616 Terra Shares issuable to the Selling Securityholder, pursuant to the Advisor Agreement, upon exercise of the Advisor Warrant issued to PAC at the Closing. Alessandro Gadotti, who has sole voting and dispositive power over these Terra Shares, is the director of the Selling Securityholder and also the Managing Director of the Advisor, which has a chaperoning agreement with FINALIS Securities, a registered broker-dealerThe registered address of the Selling Securityholder is Jessups, Jessups Estate, P.O. Box 590, Nevis, Saint Kitts and Nevis.

(21)

Includes: (i) 88,191 Terra Shares issued to the Selling Securityholder at the Closing; (ii) 160,000 Terra Shares contingently issuable to the Selling Securityholder upon the conversion of Terra Preferred Shares, which shares mandatorily convert into Terra Shares in four tranches, subject to Terra meeting certain performance-based Conversion Milestones, at a conversion ratio of 10,000 Terra Shares per Terra Preferred Share; and (iii) 348,616 Terra Shares issuable to the Selling Securityholder, pursuant to the Advisor Agreement, upon exercise of the Advisor Warrant issued to PAC at the Closing. Mr. Longobardi is a Managing Partner of the Advisor, which has a chaperoning agreement with FINALIS Securities, a registered broker-dealer. The address of the Selling Securityholder is 4 Old Fort Ridge Nassau, The Bahamas.

(22)

Includes: (i) 22,630 Terra Shares issued to the Selling Securityholder at the Closing; (ii) 40,000 Terra Shares contingently issuable to the Selling Securityholder upon the conversion of Terra Preferred Shares, which shares mandatorily convert into Terra Shares in four tranches, subject to Terra meeting certain performance-based Conversion Milestones, at a conversion ratio of 10,000 Terra Shares per Terra Preferred Share; and (iii) 100,000 Terra Shares issuable to the Selling Securityholder, pursuant to the Advisor Agreement, upon exercise of the Advisor Warrant issued to PAC at the Closing. Mr. Kabbaj is a principal equity holder in Park Avenue Capital Group Corp., an affiliate of the Advisor, which has a chaperoning agreement with FINALIS Securities, a registered broker-dealer. The address of the Selling Securityholder is 54 Country Rd, Mamaroneck, NY 10543.

(23)

Includes: (i) 22,630 Terra Shares issued to the Selling Securityholder at the Closing; (ii) 40,000 Terra Shares contingently issuable to the Selling Securityholder upon the conversion of Terra Preferred Shares, which shares mandatorily convert into Terra Shares in four tranches, subject to Terra meeting certain performance-based Conversion Milestones, at a conversion ratio of 10,000 Terra Shares per Terra Preferred Share; and (iii) 100,000 Terra Shares issuable to the Selling Securityholder, pursuant to the Advisor Agreement, upon exercise of the Advisor Warrant issued to PAC at the Closing. Dario Imparato, who was sole voting and dispositive power over these Terra Shares, is the director of the Selling Securityholder and a manager in Park Avenue Capital Group Corp., an affiliate of the Advisor, which has a chaperoning agreement with FINALIS Securities, a registered broker-dealer. The address of the Selling Securityholder is Jessups, Jessups Estate,P.O. Box 590, Nevis, Saint Kitts and Nevis.

(24)

Represents (i) 1,358 Terra Shares issued to the Selling Securityholder at the Closing and (ii) 6,100 Terra Shares issuable to the Selling Securityholder, pursuant to the Advisor Agreement, upon exercise of the Advisor Warrant issued to PAC at the Closing. Mr. di Cicco is a manager in Park Avenue Capital Group Corp., an affiliate of the Advisor, which has a chaperoning agreement with FINALIS Securities, a registered broker-dealer. The address of the Selling Securityholder is Via Capanna 2, 04021 - Castelforte (Latina), Italia.

(25)

Represents Terra Shares issuable to the Selling Securityholder, pursuant to the Advisor Agreement, upon exercise of the Advisor Warrant issued to PAC at the Closing. Mr. Farah is affiliated with the Advisor, which has a chaperoning agreement with FINALIS Securities, a registered broker-dealer. The address of the Selling Securityholder is Juneira 2 Al Uruba Street 24A Villa 31, Dubai UAE.

(26)

Represents Terra Shares issuable to the Selling Securityholder, pursuant to the Advisor Agreement, upon exercise of the Advisor Warrant issued to PAC at the Closing. Mr. Gaiba is affiliated with the Advisor, which has a chaperoning agreement with FINALIS Securities, a registered broker-dealer. The address of the Selling Securityholder is Al Tamr 412, Palm Jumeirah, Dubai, Emirati Arabi.

(27)

Represents (i) 75,303 Terra Shares issued upon the conversion of the Bridge Loans at the Closing, (ii) an equivalent number of Terra Shares underlying outstanding Lower Bridge Warrants, (iii) an equivalent number of Terra Shares underlying outstanding Upper Bridge Warrant, and (iv) 35,000 Terra Shares issuable to the Selling Securityholder, pursuant to the Advisor Agreement, upon exercise of the Advisor Warrant issued to PAC at the Closing. Mr. Mana is affiliated with the Advisor, which has a chaperoning agreement with FINALIS Securities, a registered broker-dealer. The address of the Selling Securityholder is 43 Underwood Street, Penthouse, London N17LG United Kingdom.

(28)	Represents (i) 37,652 Terra Shares issued upon the conversion of the Bridge Loans at the Closing, (ii) an equivalent number of Terra Shares underlying outstanding Lower Bridge Warrants and (iii) an equivalent number of Terra Shares underlying outstanding Upper Bridge Warrants. Mr. Bisterzo is engaged as an independent contractor to serve as a strategic development and operational advisor to the Terra board of directors. The address of the Selling Securityholder is 5 Beach Island, Old Fort Bay, Nassau Bahamas.
(29)	Includes (i) 301,331 Terra Shares issued upon the conversion of the Bridge Loans at the Closing, as well as (ii) an equivalent number of Terra Shares underlying outstanding Lower Bridge Warrants and (iii) an equivalent number of Terra Shares underlying outstanding Upper Bridge Warrants; and (iv) 800,000 Terra Shares issued in the PIPE Financing, (v) 400,000 Terra Shares underlying outstanding Half Warrants and (vi) 200,000 Terra Shares underlying outstanding Quarter Warrants. The following parties have shared investment power over and may be deemed to be beneficial owners of the reported Resale Securities: Susan V. Demers, director of Vicali Services (BVI) Inc. and Trustee of QMS Purpose Trust; JQT Holdings Ltd.; Q Management Services (PTC) Ltd, as Trustee of the JQ Everest Trust; Andrea J. Doublas, as Trustee of the QMS Purpose Trust; and Wayne Grant Quasha, as Settlor of the JQ Everest Trust. The address of the Selling Securityholder is Tropic Isle Building, Nibbs Street, P.O. Box 3331, Road Town, Tortola, British Virgin Islands VG1110.
(30)	Represents (i) 75,381 Terra Shares issued upon the conversion of the Bridge Loans at the Closing, (ii) an equivalent number of Terra Shares underlying outstanding Lower Bridge Warrants, and (iii) an equivalent number of Terra Shares underlying outstanding Upper Bridge Warrants. Alessandro Biglioli has sole voting and dispositive power over these Terra Shares. The address of the Selling Securityholder is 55 Aye Rajah Crescent, #01-26, Singapore 139949.

(31)	Represents (i) 15,143 Terra Shares issued upon the conversion of the Bridge Loans at the Closing, (ii) an equivalent number of Terra Shares underlying outstanding Lower Bridge Warrants, and (iii) an equivalent number of Terra Shares underlying outstanding Upper Bridge Warrants. The address of the Selling Securityholder is Via A. Cristei 55, Segrate (MI) Italy 20054.
(32)	Represents (i) 37,578 Terra Shares issued upon the conversion of the Bridge Loans at the Closing, (ii) an equivalent number of Terra Shares underlying outstanding Lower Bridge Warrants, and (iii) an equivalent number of Terra Shares underlying outstanding Upper Bridge Warrants. Ludovic Chechin-Laurans has sole voting and dispositive power over these Terra Shares. The address of the Selling Securityholder is Isle Of Kinghts, CUB Financial Center, Nassau, Bahamas.
(33)	Represents (i) 37,549 Terra Shares issued upon the conversion of the Bridge Loans at the Closing, (ii) an equivalent number of Terra Shares underlying outstanding Lower Bridge Warrants, and (iii) an equivalent number of Terra Shares underlying outstanding Upper Bridge Warrants. Christopher Tan, as director of the Selling Securityholder, has sole voting and dispositive power of these Terra Shares. The address of the Selling Securityholder is Rooms 2702-3, 27/F., Bank of East Asia Harbour View Centre, 56 Gloucester Road, Wan Chai, Hong Kong.
(34)	Represents (i) 22,441 Terra Shares issued upon the conversion of the Bridge Loans at the Closing, (ii) an equivalent number of Terra Shares underlying outstanding Lower Bridge Warrants, and (iii) an equivalent number of Terra Shares underlying outstanding Upper Bridge Warrants. The address of the Selling Securityholder is Via Agostino Bertani 6, 20154, Milano Italy.
(35)	Represents (i) 14,955 Terra Shares issued upon the conversion of the Bridge Loans at the Closing, (ii) an equivalent number of Terra Shares underlying outstanding Lower Bridge Warrants, and (iii) an equivalent number of Terra Shares underlying outstanding Upper Bridge Warrants. The address of the Selling Securityholder is Viale Romagna 71 20133 Milano, Italy.

(36)	Represents (i) 8,977 Terra Shares issued upon the conversion of the Bridge Loans at the Closing, (ii) an equivalent number of Terra Shares underlying outstanding Lower Bridge Warrants, and (iii) an equivalent number of Terra Shares underlying outstanding Upper Bridge Warrants. The address of the Selling Securityholder is Piazza A. Mondadori, 3, 20122 Milano, Italy.
(37)	Represents (i) 126,016 Terra Shares issued upon the conversion of the Bridge Loans at the Closing, (ii) an equivalent number of Terra Shares underlying outstanding Lower Bridge Warrants, and (iii) an equivalent number of Terra Shares underlying outstanding Upper Bridge Warrants. The address of the Selling Securityholder is 60 East 42nd Street ,Ste 610, New York, NY 10165.
(38)	Represents (i) 8,603 Terra Shares issued upon the conversion of the Bridge Loans at the Closing, (ii) an equivalent number of Terra Shares underlying outstanding Lower Bridge Warrants, and (iii) an equivalent number of Terra Shares underlying outstanding Upper Bridge Warrants. Mr. Mankosa is an employee of FPoli Solutions, which is owned by Cesare Frepoli, Chief Operating Officer of Terra. The address of the Selling Securityholder is 8 Waterfront Estates Drive, Lancaster, PA 17602.
(39)	Represents (i) 71,840 Terra Shares issued upon the conversion of the Bridge Loans at the Closing, (ii) an equivalent number of Terra Shares underlying outstanding Lower Bridge Warrants, and (iii) an equivalent number of Terra Shares underlying outstanding Upper Bridge Warrants. The address of the Selling Securityholder is 8 26 Round Hill Road, Greenwich, CT 06831.
(40)

Includes (i) 1,500,000 Terra Shares issued in the PIPE Financing; (ii) 750,000 Terra Shares underlying outstanding Half Warrants; and (iii) 375,000 Terra Shares underlying outstanding Quarter Warrants. Adam Rodman holds voting and dispositive power over the Resale Securities held by the Selling Securityholder. The address of the Selling Securityholder is 250 Royal Palm Way, Suite 304, Palm Beach, FL 33480.

(41)	[Reserved].
(42)	Includes (i) 150,000 PubCo Shares issued in the PIPE Financing; (ii) 75,000 PubCo Shares underlying outstanding Half Warrants; and (iii) 37,500 PubCo Shares underlying outstanding Quarter Warrants. The address of the Selling Securityholder is c/o Citibank NA/Custody IC&D Lock Box POB 7247-7057 Philadelphia, PA 19170
(43)

Includes (i) 153,223 Terra Shares issued upon the conversion of GSR III Founders Shares into Terra Shares on a one-to-one basis, (ii) 73,325 Terra Shares issued in the PIPE Financing; (iii) 36,663 Terra Shares underlying outstanding Half Warrants; and (iv) 18,331 Terra Shares underlying outstanding Quarter Warrants. Shaolin Capital Management is the investment advisor for Shaolin Capital Partners Master Fund, Ltd (“Shaolin Capital”). David Puritz and Michael Jester are the general partners of Shaolin Capital Management and as the sub investment advisor to Shaolin Capital, have voting and investment control over the securities held by Shaolin Capital. Mr. Puritz and Mr. Jester disclaim beneficial ownership of the securities held by Shaolin Capital, except to the extent of their pecuniary interest therein. The address of the Selling Securityholder is 230 NW 24th Street, Suite 603, Miami, FL 33127.

(44)	Includes (i) 30,100 Terra Shares issued in the PIPE Financing; (ii) 15,050 Terra Shares underlying outstanding Half Warrants; and (iii) 7,525 Terra Shares underlying outstanding Quarter Warrants. Shaolin Capital Management serves as investment advisor for MAP 214 Segregated Portfolio, a segregated portfolio of of LMA SPC (“MAP 214”). David Puritz and Michael Jester are the general partners of Shaolin Capital Management and serve as the sub investment advisor to MAP214. They have voting and investment control over the securities held by MAP214. Mr. Puritz and Mr. Jester disclaim beneficial ownership of the securities held by MAP214, except to the extent of their pecuniary interest therein. The address of the Selling Securityholder is 230 NW 24th Street, Suite 603, Miami, FL 33127.

(45)	Includes (i) 19,250 Terra Shares issued in the PIPE Financing; (ii) 9,625 Terra Shares underlying outstanding Half Warrants; and (iii) 4,813 Terra Shares underlying outstanding Quarter Warrants. Shaolin Capital Management is the investment advisor for Eagle Harbor Multi-Strategy Master Fund Limited (“Eagle Harbor”). David Puritz and Michael Jester are the general partners of Shaolin Capital Management and serve as the sub investment advisor to Eagle Harbor. They have voting and investment control over the securities held by Eagle Harbor. Mr. Puritz and Mr. Jester disclaim beneficial ownership of the securities held by Eagle Harbor, except to the extent of their pecuniary interest therein. The address of the Selling Securityholder is 230 NW 24th Street, Suite 603, Miami, FL 33127.
(46)	Includes (i) 41,650 Terra Shares issued in the PIPE Financing; (ii) 20,825 Terra Shares underlying outstanding Half Warrants; and (iii) 10,413 Terra Shares underlying outstanding Quarter Warrants. Shaolin Capital Management is the investment advisor for Shaolin Capital Partners SP (“Shaolin Partners”). David Puritz and Michael Jester are the general partners of Shaolin Capital Management and serve as the sub investment advisor to Shaolin Partners. They have voting and investment control over the securities held by Shaolin Partners. Mr. Puritz and Mr. Jester disclaim beneficial ownership of the securities held by Shaolin Partners, except to the extent of their pecuniary interest therein. The address of the Selling Securityholder is 230 NW 24th Street, Suite 603, Miami, FL 33127.
(47)	Includes (i) 10,675 Terra Shares issued in the PIPE Financing; (ii) 5,338 Terra Shares underlying outstanding Half Warrants; and (iii) 2,669 Terra Shares underlying outstanding Quarter Warrants. Shaolin Capital Management serves as investment advisor for LMA SPC – MAP 204 Segregated Portfolio (“MAP204”). David Puritz and Michael Jester are the general partners of Shaolin Capital Management and serve as the sub investment advisor to MAP204. They have voting and investment control over the securities held by MAP204. Mr. Puritz and Mr. Jester disclaim beneficial ownership of the securities held by MAP204, except to the extent of their pecuniary interest therein. The address of the Selling Securityholder is 230 NW 24th Street, Suite 603, Miami, FL 33127.
(48)	Includes (i) 215,000 Terra Shares issued in the PIPE Financing; (ii) 107,500 Terra Shares underlying outstanding Half Warrants; and (iii) 53,750 Terra Shares underlying outstanding Quarter Warrants. Cable Car Capital, LP (“Cable Car”) is the general partner of Funicular Funds, LP (“Funicular Funds”). Jacob Ma-Weaver is the managing member of Cable Car and may be deemed to hold sole voting and dispositive power over these securities. The address of the Selling Securityholder is 601 California Street, Suite 1151, San Francisco CA 94108.

(49)	Includes (i) 59,000 Terra Shares issued in the PIPE Financing; (ii) 29,500 Terra Shares underlying outstanding Half Warrants; and (iii) 14,750 Terra Shares underlying outstanding Quarter Warrants. Joshua Scheinfeld and Jonathan Cope, the principals of Lincoln Park Capital Fund, LLC (“Lincoln Park”) are deemed to be beneficial owners of all the securities owned by Lincoln Park. Messrs. Scheinfeld and Cope and have shared voting and disposition power. The address of the Selling Securityholder is 415 N. LaSalle Dr. Suite 700B Chicago IL 60654.
(50)	Includes (i) 25,000 Terra Shares issued in the PIPE Financing; (ii) 12,500 Terra Shares underlying outstanding Half Warrants; and (iii) 6,250 Terra Shares underlying outstanding Quarter Warrants. The address of the Selling Securityholder is 5213 Magnolia Pl. Sebring, FL 33872.
(51)	Includes (i) 10,000 Terra Shares issued in the PIPE Financing; (ii) 5,000 Terra Shares underlying outstanding Half Warrants; and (iii) 2,500 Terra Shares underlying outstanding Quarter Warrants. The address of the Selling Securityholder is 4920 Sombra, Los Alamos, NM 87544-3875.

(52)

The registered holders of the referenced shares to be registered are the following funds and accounts managed by Magnetar Financial LLC (“MFL”), which serves as investment manager of Magnetar Constellation Master Fund Ltd, Magnetar Xing He Master Fund Ltd, Magnetar SC Fund Ltd and Magnetar Alpha Star Fund LLC. MFL is the general partner of Magnetar Structured Credit Fund, LP and the manager of Magnetar Lake Credit Fund LLC (together with all of the foregoing funds, the “Magnetar Funds”). In such capacities, MFL exercises voting and investment power over the securities listed above held for the accounts of the Magnetar Funds. MFL is a registered investment adviser under Section 203 of the Investment Advisers Act of 1940, as amended. Magnetar Capital Partners LP (“MCP”) is the sole member and parent holding company of MFL. Supernova Management LLC (“Supernova”) is the sole general partner of MCP. The administrative manager of Supernova is David J. Snyderman, a citizen of the United States of America. Each of the Magnetar Funds, MFL, MCP, Supernova and David J. Snyderman disclaim beneficial ownership of these securities except to the extent of their pecuniary interest in the securities. Shares shown include only the securities being registered for resale and may not incorporate all interests deemed to be beneficially held by the registered holders described above or by other investment funds managed or advised by MFL. The address of the Selling Securityholder is 1603 Orrington Avenue, 13th Floor Evanston, IL 60201.

(53)	Includes (i) 62,500 Terra Shares issued in the PIPE Financing; (ii) 31,250 Terra Shares underlying outstanding Half Warrants; and (iii) 15,625 Terra Shares underlying outstanding Quarter Warrants.

(54)	Includes (i) 45,000 Terra Shares issued in the PIPE Financing; (ii) 22,500 Terra Shares underlying outstanding Half Warrants; and (iii) 11,250 Terra Shares underlying outstanding Quarter Warrants.
(55)	Includes (i) 42,500 Terra Shares issued in the PIPE Financing; (ii) 21,250 Terra Shares underlying outstanding Half Warrants; and (iii) 10,625 Terra Shares underlying outstanding Quarter Warrants.
(56)	Includes (i) 20,000 Terra Shares issued in the PIPE Financing; (ii) 10,000 Terra Shares underlying outstanding Half Warrants; and (iii) 5,000 Terra Shares underlying outstanding Quarter Warrants.

(57)	Includes (i) 50,000 Terra Shares issued in the PIPE Financing; (ii) 25,000 Terra Shares underlying outstanding Half Warrants; and (iii) 12,500 Terra Shares underlying outstanding Quarter Warrants.

(58)	Includes (i) 30,000 Terra Shares issued in the PIPE Financing; (ii) 15,000 Terra Shares underlying outstanding Half Warrants; and (iii) 7,500 Terra Shares underlying outstanding Quarter Warrants.

(59)

Includes (i) 100,000 Terra Shares issued in the PIPE Financing; (ii) 50,000 Terra Shares underlying outstanding Half Warrants; and (iii) 25,000 Terra Shares underlying outstanding Quarter Warrants. The following persons, by virtue of their control over the Selling Securityholder, may be deemed to beneficially own these securities: Marsili Massimo, Mencacci Maria Pia, Milianti Beatrice, Fontana Enrico, Marchi Luca, Maestrini Marco and Martinengo Maria Clorinda. The address of the Selling Securityholder is Via San Micheletto n. 3, 55100 - Lucca – Italy.

(60)

Includes (i) 50,000 Terra Shares issued in the PIPE Financing; (ii) 25,000 Terra Shares underlying outstanding Half Warrants; and (iii) 12,500 Terra Shares underlying outstanding Quarter Warrants. The following persons, by virtue of their control over the Selling Securityholder, may be deemed to beneficially own these securities: Marco Severini, Duccio Regoli, Fiorgo Bartoli, Tiziano Giuseppe Pieretti, Alessandro Mennucci, Pierliugi Rubo, Guido Fornari and Lorna Vatta. The address of the Selling Securityholder is Viale Giosuè Carducci, 407, 55100 Lucca LU, Italy.

(61)

Includes (i) 2,500 Terra Shares issued in the PIPE Financing; (ii) 1,250 Terra Shares underlying outstanding Half Warrants; and (iii) 625 Terra Shares underlying outstanding Quarter Warrants. The address of the Selling Securityholder is Via Fillungo 104, 55100 Lucca -Italy.

(62)

Includes (i) 5,000 Terra Shares issued in the PIPE Financing; (ii) 2,500 Terra Shares underlying outstanding Half Warrants; and (iii) 1,250 Terra Shares underlying outstanding Quarter Warrants. The address of the Selling Securityholder is Quartiere Diaz, 2, Viareggio Italy 55049.

(63)

Includes (i) 3,000 Terra Shares issued in the PIPE Financing; (ii) 1,500 Terra Shares underlying outstanding Half Warrants; and (iii) 750 Terra Shares underlying outstanding Quarter Warrants. The address of the Selling Securityholder is Viale G. Carducci, 407 55100 LUCCA – Italy.

(64)

Includes (i) 20,000 Terra Shares issued in the PIPE Financing; (ii) 5,000 Terra Shares underlying outstanding Half Warrants; and (iii) 2,500 Terra Shares underlying outstanding Quarter Warrants. The address of the Selling Securityholder is 377 Park Avenue South, New York, NY 10016.

(65)

Includes (i) 106,500 Terra Shares issued in the PIPE Financing; (ii) 53,250 Terra Shares underlying outstanding Half Warrants; and (iii) 26,625 Terra Shares underlying outstanding Quarter Warrants. The address of the Selling Securityholder is 2248 NW 56th Street, Boca Raton, FL 33496.

(66)	Includes (i) 222,500 Terra Shares issued in the PIPE Financing; (ii) 111,250 Terra Shares underlying outstanding Half Warrants; and (iii) 55,625 Terra Shares underlying outstanding Quarter Warrants. The address of the Selling Securityholder is 191 Ocean Blvd., Golden Beach, FL 33160.

(67)	Consists of 10,000 Terra Shares underlying the outstanding Finder Warrant. The address of the Selling Securityholder is 10559 Countess Drive, Dallas, TX 75229..

PLAN OF DISTRIBUTION

Each Selling Securityholder of the securities and any of their pledgees, donees, transferees, distributees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on Nasdaq or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Securityholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker-dealers that agree with the Selling Securityholders to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The Selling Securityholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this registration statement.

Broker-dealers engaged by the Selling Securityholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Securityholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this registration statement, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121. It is possible that the Selling Securityholders will attempt to sell Terra Shares in block transactions to market makers or other purchasers at a price per share which may be below the then existing market price. We cannot assure that all or any of the shares offered in this registration statement will be issued to, or sold by, the Selling Securityholders.

In connection with the sale of the securities or interests therein, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Securityholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this registration statement, which securities such broker-dealer or other financial institution may resell pursuant to this registration statement (as supplemented or amended to reflect such transaction).

The Selling Securityholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. To our knowledge, there are currently no plans, arrangements or understandings between the Selling Securityholders and any broker-dealer or agent regarding the sale of the securities by the Selling Securityholders. Upon our notification by a Selling Securityholder that any material arrangement has been entered into with an underwriter or broker-dealer for the sale of securities through a block trade, special offering, exchange distribution, secondary distribution or a purchase by an underwriter or broker-dealer, we will file, if required by applicable law or regulation, a supplement to this registration statement pursuant to Rule 424(b) under the Securities Act disclosing certain material information relating to such underwriter or broker-dealer and such offering.

We are required to pay certain fees and expenses incurred by us incident to the registration of the securities. We have agreed to indemnify the Selling Securityholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this registration statement effective until the earlier of (i) the date on which the securities may be resold by the Selling Securityholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this registration statement or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the Terra Shares for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Securityholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Terra Shares by the Selling Securityholders or any other person. We will make copies of this registration statement available to the Selling Securityholders and have informed them of the need to deliver a copy of this registration statement to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

DESCRIPTION OF SECURITIES

The following is a summary of material terms of Terra’s securities. It includes information relating to Terra’s securities, the Terra Articles of Association, the Terra board regulations and applicable Dutch law ultimately in effect as of the date of this registration statement. The summaries of the Terra Articles of Association and the Terra board regulations as set forth in this registration statement are qualified in their entirety by reference to the full text of the Terra Articles of Association and the Terra board regulations.

Corporate Seat and Place of Effective Management

Terra is a legal entity existing under the laws of the Netherlands. Its corporate seat (statutaire zetel) is in Amsterdam, the Netherlands. The address of Terra is Via Matteo Trenta 117, Lucca, Italy 55100. Since incorporation Terra has had, and it intends to continue to have, its place of effective management in Italy.

Terra is registered with the Dutch trade register. Its trade register number is 98523554.

Share Capital and Form of Shares

The Terra Articles of Association provide for an authorized share capital of €5,804,000, divided into (i) 500,000,000 Terra Ordinary Shares with a nominal value of €0.01 each, and 8,040 Terra Preferred Shares with a nominal value of €100.00 each. All issued and outstanding Terra Ordinary Shares and Terra Preferred Shares will have been fully paid up.

Under Dutch law, the authorized share capital is the maximum share capital that Terra may issue without amending the Terra Articles of Association.

Pursuant to the Terra Articles of Association, the Terra Ordinary Shares and the Terra Preferred Shares will be held in registered form. No share certificates will be issued.

Conversion of Terra Preferred Shares into Ordinary Shares

As outlined in the Terra Articles of Association, each Terra Preferred Share can be converted into 10,000 Terra Ordinary Shares. Upon fulfillment of the contractual conversion conditions as included in the Business Combination Agreement as determined by the Terra board of directors (i) voluntarily or (ii) at the request of a holder of Terra Preferred Shares, the Terra board of directors shall convert the Terra Preferred Shares held by the Terra shareholders into Terra Ordinary Shares in the ratio as included in the aforementioned sentence.

The request to convert of a holder of Terra Preferred Shares shall be made in writing and shall specify the number and numbering of Terra Preferred Shares to be converted.

The conversion of one or more Terra Preferred Shares will only take effect upon the issuance by the Terra board of directors of a confirmation that the contractual conversion conditions as included in the Business Combination Agreement are met. The conversion of a Terra Preferred Share shall take place as of the date of the issuance of such confirmation by the Terra board of directors, or on such later date as the Terra board of directors shall indicate in the respective confirmation.

Upon the conversion of a Terra Preferred Share, a proportionate part of the special dividend reserve as maintained by Terra attached to that Terra Preferred Share, will be reallocated to the respective reserve(s) attached to the Terra Ordinary Shares that the Terra Preferred Share is being converted into.

Issuance of Shares

Based on the Terra Articles of Association, Terra Ordinary Shares and Terra Preferred Shares shall be issued or rights to subscribe for Terra shares may be granted pursuant to a resolution of the Terra board of directors if the board of directors has been designated thereto by the Terra general meeting for a specific period and with due observance of applicable statutory provisions. Designation by resolution of the Terra general meeting cannot be withdrawn unless determined otherwise at the time of designation.

The scope and duration of Terra’s board of directors authority to issue Terra shares or grant rights to subscribe for Terra shares (such as granting stock options) will determined by a resolution of Terra’s general meeting and relates, at the most, to all unissued shares in Terra’s authorized capital on the date on which the Terra’s board of directors resolves to issue Terra shares or grant rights to subscribe for Terra shares. The duration of this authority may not exceed a period of five years. Designation of the Terra’s board of directors as the body authorized to issue Terra shares or grant rights to subscribe for Terra shares may be extended by a resolution of Terra’s general meeting for a period not exceeding five years in each case. The number of Terra shares that may be issued or rights to subscribe for Terra shares that may be granted by Terra’s board of directors is determined at the time of designation. If and insofar as the Terra board of directors is not designated by the Terra general meeting, Terra shares shall be issued pursuant to a resolution of the Terra general meeting.

No resolution of Terra’s general meeting or resolution of the Terra’s board of directors is required to issue Terra shares pursuant to the exercise of a previously granted right to subscribe for Terra shares.

The Terra general meeting adopted a resolution prior to the Closing of the Business Combination pursuant to which the Terra’s board of directors was authorized, for a period of five years from the date of the Closing, to issue Terra Ordinary Shares and Terra Preferred Shares and grant rights to subscribe for Terra Ordinary Shares and Terra Preferred Shares up to the authorized share capital from time to time.

Pre-emptive Rights

Under Dutch law and the Terra Articles of Association, each shareholder has a pre-emptive right in proportion to the aggregate amount of its Terra Ordinary Shares upon the issuance of new Terra Ordinary Shares or the granting of rights to subscribe for Terra Ordinary Shares. Exceptions to this pre-emptive right include the issuance of new Terra Ordinary Shares or the granting of rights to subscribe for Terra Ordinary Shares: (i) to employees of Terra or another company of its group; (ii) against payment other than in cash; and (iii) to persons exercising a previously granted right to subscribe for Terra Ordinary Shares. Holders of Terra Preferred Shares will not have pre-emptive rights to acquire newly issued Terra Ordinary Shares or Terra Preferred Shares and no pre-emptive rights will exist with respect to the issue of Terra Preferred Shares. In accordance with Dutch law, pre-emptive rights may be exercised during a period of at least two weeks after the announcement of an issuance of new Terra Ordinary Shares or a grant of rights to subscribe for Terra Ordinary Shares in the Dutch State Gazette.

Based on Terra’s Articles of Association, the Terra board of directors will be authorized to resolve on the limitation or exclusion of pre-emptive rights upon an issuance of Terra Ordinary Shares or a grant of rights to subscribe for Terra Ordinary Shares, if the Terra board of directors has been designated thereto by the Terra general meeting for a specific period of time not exceeding five years but only if the Terra board of directors has also been authorized or is simultaneously authorized to issue Terra Ordinary Shares and Terra Preferred Shares. The designation may be extended by specific consecutive periods with due observance of applicable statutory provisions. Unless otherwise stipulated at its grant, the designation may not be withdrawn.

If and insofar as the Terra board of directors is not designated by the Terra general meeting, pre-emptive rights may be limited or excluded by a resolution of the Terra general meeting. The Terra general meeting shall, in addition to the Terra board of directors, remain authorized to limit or exclude pre-emptive rights if such is specifically stipulated in the resolution authorizing the Terra board of directors to limit or exclude pre-emptive rights.

A resolution of the Terra general meeting to limit or exclude pre-emptive rights or to authorize the Terra board of directors to do so, can only be adopted at the proposal of the board of directors and shall require a majority of at least two-thirds of the votes cast if less than half of the issued capital of Terra is represented at the Terra general meeting. When adopting a resolution to issue Terra Ordinary Shares, the Terra general meeting or the Terra board of directors shall determine how and during which period these pre-emptive rights may be exercised.

Prior to the Closing of the Business Combination, the Terra general meeting adopted a resolution pursuant to which the Terra board of directors was authorized, for a period of five years from the Closing Date, to limit or exclude pre-emptive rights in connection with an issuance of Terra Ordinary Shares or grant of rights to subscribe for Terra Ordinary Shares.

Repurchase of Shares

Subject to Dutch law and the Terra Articles of Association, Terra may acquire fully paid-up Terra shares in the capital of Terra either for no consideration or under universal title of succession, or against consideration if (i) Terra’s shareholders’ equity (eigen vermogen) less the acquisition price is not less than the sum of the paid-up and called-up share capital and any reserves to be maintained by Dutch law or the Terra Articles of Association, (ii) Terra and its subsidiaries would not thereafter hold shares or hold shares as pledgee with an aggregate nominal value exceeding 50% of Terra’s then current issued and outstanding share capital, and (iii) the Terra board of directors has been designated to do so by the Terra general meeting. Any acquisition by Terra of shares in the capital of Terra that are not fully paid-up shall be null and void.

The authorization to the Terra board of directors to acquire Terra shares in Terra is valid for a maximum of 18 months. As part of the authorization, the general meeting of Terra must specify the number of Terra shares that may be repurchased, the manner in which the Terra shares may be acquired and the price range within which the Terra shares may be acquired. The designation of the Terra board of directors is not required if Terra acquires fully paid-up Terra Ordinary Shares for the purpose of transferring these to employees of Terra or its subsidiaries under any applicable equity compensation plan, provided that those shares are quoted on an official list of a stock exchange.

In addition, Terra nor its subsidiaries may hold more than one-tenth of its issued share capital for more than three years after it was converted into a public limited liability company (naamloze vennootschap) or after it acquired its own shares (i) for no consideration or (ii) under universal succession of title (algemene titel). Owned Terra shares pledged by Terra and its subsidiaries are taken into account in this respect. Any Terra shares held by Terra in excess of the amount permitted shall automatically transfer to the directors jointly at the end of the last day of such three-year period. Each director shall be jointly and severally liable to compensate Terra for the value of the Terra shares at such time, with interest at the statutory rate thereon from such time. The same applies to the acquisition of Terra shares for employees of Terra under any applicable equity compensation plan, provided that those Terra shares are quoted on an official list of a stock exchange and held by Terra for more than 1 year after acquisition thereof.

Terra cannot derive any right to any distribution from Terra shares, or voting rights attached to Terra shares acquired by it.

Prior to the Closing of the Business Combination, the Terra general meeting adopted a resolution authorizing the Terra board of directors for a period of 18 months from the Closing, to repurchase Terra Ordinary Shares representing up to ten percent (10%) of Terra’s issued share capital determined as at close of business at the day of the listing or the Terra Ordinary Shares on the Nasdaq Stock Market.

Reduction of Share Capital

The Terra general meeting may resolve to reduce Terra’s issued and outstanding share capital by reducing the nominal value of shares through amendment of the Terra Articles of Association, cancelling shares held by the Company itself and cancelling all Terra Preferred Shares without repayment of their nominal value. A resolution to cancel all issued Terra Preferred Shares will be subject to the approval of the meeting of holders of Terra Preferred Shares.

A resolution of the Terra general meeting to reduce the share capital will require a majority of at least two-thirds of the votes cast at a Terra general meeting if less than half of the issued share capital is represented at the meeting. If half or more of the issued share capital is represented at the meeting, this resolution will be adopted with a simple majority of the votes cast.

In addition, Dutch law contains detailed provisions regarding the reduction of capital. A resolution to reduce the issued and outstanding share capital shall not take effect before a two months creditor opposition period has lapsed.

Transfer of Shares

Terra shares are, in principle, freely transferable. However, a transfer of one or more Terra Preferred Shares is subject to contractual transfer restrictions and can only be effected with due observance of such contractual arrangements as set out in an agreement to be entered inter alia by and between the holders of Terra Preferred Shares. Transfers must be in compliance with other applicable laws and regulations including the securities laws.

In accordance with the provisions of Dutch law and the Terra Articles of Association, the transfer of Terra shares or creation of a right of pledge or right of usufruct thereon requires a deed executed for that purpose and, save in the event Terra itself is a party to such legal act, written acknowledgement by Terra of the transfer. Service of notice of the deed or of a certified notarial copy or extract of that deed on Terra will be the equivalent of such acknowledgement.

Terra shares that have been entered into the electronic book-entry system will be registered in the name of Cede & Co as nominee of DTC, and transfer of beneficial entitlements in shares held in the electronic book-entry system will be effected by electronic bookings. The above-mentioned requirements applicable to a transfer of the shares do not apply to the trading of such beneficial entitlements in shares.

No Liability to Further Capital Calls

All of the outstanding Terra Ordinary Shares will be fully paid-up and non-assessable.

Discriminating Provisions

There are no provisions in the Terra Articles of Association that discriminate against a shareholder because of its ownership of a certain number of shares.

Dividends and Other Distributions

Pursuant to Dutch law and the Terra Articles of Association, the distribution of dividends will take place following the adoption of the annual accounts, from which Terra will determine whether such distribution is permitted. Terra may make distributions to its shareholders, whether from profits or from Terra’s freely distributable reserves, only insofar as Terra’s shareholders’ equity exceeds the sum of the paid-up and called-up share capital plus any reserves to be maintained by Dutch law or the Terra Articles of Association.

The Terra board of directors may resolve to reserve the profits or part of the profits, with due observance of Terra’s policy on reserves and dividends. Any profits remaining after the reservation referred to in the previous sentence by the Terra board of directors, will first be applied to allocate and add to the special dividend reserve for Terra Preferred Shares an amount equal to 1% of the aggregate nominal value of all issued and outstanding Terra Preferred Shares. The profits remaining after application of the preceding sentences will be at the disposal of the Terra general meeting, which may resolve to add the remaining profits to the reserves or distribute them to the holders of Terra Ordinary Shares. Distributions of dividends will be made to Terra’s shareholders in proportion to the nominal value of their Terra Ordinary Shares.

Subject to Dutch law and the Terra Articles of Association, the Terra board of directors or the Terra general meeting at the proposal of the Terra board of directors will be allowed to resolve upon interim distributions on Terra Ordinary Shares. For this purpose, the Terra board of directors must prepare an interim statement of assets and liabilities. Such interim statement shall show Terra’s financial position not earlier than on the first day of the third month before the month in which the resolution to make the interim distribution is announced. An interim dividend can only be paid if (i) an interim statement of assets and liabilities is drawn up showing that the funds available for distribution are sufficient, and (ii) Terra ’s shareholders’ equity exceeds the sum of the paid-up and called-up share capital any reserves to be maintained by Dutch law or the Terra Articles of Association. Interim distributions will be made in cash, in kind or in the form of Terra Ordinary Shares.

Holders of Terra Preferred Shares will not receive any dividends in respect of the Terra Preferred Shares; however, Terra will maintain a separate dividend reserve for Terra Preferred Shares for the sole purpose of the allocation of the mandatory minimal profits that accrue to the Terra Preferred Shares. Any distribution out of a preferred shares dividend reserve or the partial or full release of any such reserve will require a prior proposal from the Terra board of directors and a resolution of the meeting of holders of Terra Preferred Shares, and will be made exclusively to the holders Terra Preferred Shares in proportion to the aggregate nominal value of such Terra Preferred Shares.

Distributions will be payable on the day determined by the Terra board of directors. Distributions will lapse if the distributions are not claimed within five years and one day following the date when they became payable.

Board of Directors

Terra Board of Directors Composition

Pursuant to the Terra Articles of Association, Terra will have a one-tier board consisting of one or more Terra executive directors and two or more Terra non-executive directors. The Terra board of directors will determine the number of Terra executive directors and Terra non-executive directors, provided that the majority of the Terra board of directors will consist of Terra non-executive directors.

The Terra board of directors will initially be composed of nine members, and shall be composed as described in “Management.”

The Terra board of directors is the executive and supervisory body of Terra. It is entrusted with the management of Terra, supervises the general course of affairs in Terra and the business affiliated with Terra and is responsible for the continuity of Terra. The Terra board of directors is accountable for these matters to the Terra general meeting. The Terra board of directors’ responsibilities include, among other things, developing a view on sustainable long-term value creation by Terra, determining Terra’s strategy and risk management policy, appointing and dismissing the senior internal auditor, annual assessment of the way in which the internal audit function fulfils its responsibility and approving the audit plan drawn up by the internal audit function, ensuring compliance with legislation and regulations and the corporate governance structure of Terra, publishing the corporate structure of Terra and any other information required under the Dutch Civil Code. The Terra board of directors may allocate its duties and powers among the Terra directors and the committees of the Terra board of directors in accordance with the Terra board regulations or otherwise in writing.

The Terra executive directors will primarily be responsible for all day-to-day operations of Terra. The Terra non-executive directors will, among others, supervise (i) the Terra executive directors’ policy and performance of duties and (ii) Terra’s general affairs and its business, and will render advice and direction to the Terra executive directors. The Terra non-executive directors will furthermore perform any duties allocated to them under or pursuant to Dutch law or the Terra Articles of Association. The Terra executive directors will timely provide the Terra non-executive directors will the information they need to carry out their duties.

The Terra board of directors may further allocate its duties and powers among the directors pursuant to the Terra board regulations or otherwise in writing, provided that the following duties and powers may not be allocated to the executive directors:

●	supervising the performance of the Terra executive directors;

●	making a nomination for the appointment of Terra directors, as set out in the Terra Articles of Association;

●	determining a Terra executive director’s remuneration; and

●	instructing an auditor, if the Terra general meeting fails to do so.

The Terra board of directors may determine pursuant to the Terra board regulations or otherwise in writing that one or more Terra directors can lawfully adopt resolutions concerning matters belonging to their duties within the meaning of Section 2:129a(3) of the Dutch Civil Code.

Each director has a duty to Terra to properly perform its duties. In the performance of their tasks, the directors shall be guided by the interests of Terra and the enterprise connected with it. Under Dutch law, the interests of Terra and the enterprise connected with it extend to the interests of all stakeholders, such as shareholders, creditors, employees, customers and suppliers.

The Terra board of directors shall designate a non-executive director as chairperson of the board of directors (voorzitter) under Dutch law. The Terra board of directors may in its discretion designate one of the non-executive directors as vice chairperson.

Nomination and Appointment

Terra directors will be appointed by the Terra general meeting on a binding nomination by the Terra board of directors. The Terra general meeting will at all times be allowed to overrule a binding nomination for the appointment of a Terra director by a simple majority of the votes cast, representing at least one-third (1/3) of the issued capital of the Company. If the nomination comprises one candidate for a vacancy, a resolution concerning the nomination shall result in the appointment of the candidate, unless the nomination is overruled. If the binding nomination for appointment of a director is overruled, a new binding nomination may be made.

Term of Office; Suspension; Dismissal

Each director shall be appointed for a maximum period of one year, provided that his term of office shall lapse immediately after the close of the annual general meeting of Terra held in the year after his appointment. A director may be reappointed with due observance of the preceding sentence. A non-executive director may be in office for a period not exceeding twelve years, which period may or may not be interrupted, unless at the proposal of the board of directors of Terra the general meeting of Terra resolves otherwise.

Terra’s general meeting may at all times suspend or dismiss any director. A resolution of the Terra general meeting to suspend or dismiss a director other than at the proposal of the Terra board of directors requires a two-thirds (2/3) majority of the votes cast. The Terra board of directors may at all times suspend an executive director.

Conflict of Interest

A Terra director shall not participate in deliberations and the decision-making process in the event of a direct or indirect personal conflict of interest between that director and Terra and the enterprise connected with it, or in the event of being involved in a related party transaction within the meaning of Dutch law. If the Terra board of directors is unable to adopt a resolution as a result of all directors being unable to participate in the deliberations and decision-making process due to such a conflict of interest, or due to all directors being involved in such a related party transaction, the decision shall nevertheless be taken by the Terra board of directors.

If a director does not comply with the provisions on conflicts of interest, the resolution concerned is subject to nullification and the director may be held liable towards Terra. This nullification, however, only has internal effect and does not affect the external representation.

Liability of Directors

Pursuant to Dutch law, each Terra director may be held jointly and severally liable to Terra for damages in the event of improper or negligent performance of his or her duties. Furthermore, Terra directors may be held liable to third parties based on tort pursuant to certain provisions of the Dutch Civil Code. All Terra directors will be jointly and severally liable for failure of one or more co-directors. An individual Terra director will only be exempt from liability if he or she proves that he or she cannot be held culpable for the mismanagement and that he or she has not been negligent in seeking to prevent the consequences of the mismanagement. In this regard a Terra director may, however, refer to the allocation of tasks among the Terra directors. In certain circumstances, including in the event of bankruptcy of the Company, directors may incur additional specific civil and criminal liabilities.

Board Regulations

Pursuant to the Terra Articles of Association, the Terra board of directors shall adopt regulations dealing with its internal organization, the manner in which decisions are taken, the composition, the duties and organization of committees of the Terra board of directors and any other matters concerning the Terra board of directors, Terra directors and committees established by the Terra board of directors.

Decision-making

Pursuant to the Terra board regulations, the Terra board of directors will strive to adopt its resolutions by unanimous vote. If this is not possible, resolutions will be adopted by a majority of votes cast, unless provided otherwise by the Terra board regulations. In the event of a tied vote, the proposal will be rejected, unless the Terra board regulations provide otherwise. Each Terra director shall have one vote.

Resolutions of the Terra board of directors shall be adopted by a simple majority of the votes cast, unless these Terra Articles of Association or the Terra board regulations provide for a qualified majority.

The Terra Articles of Association and Dutch law provide that resolutions of the Terra board of directors regarding a significant change in Terra’s identity or nature or the enterprise connected with it are subject to the approval of the Terra general meeting. Such resolutions include in any event: (i) the transfer of the business enterprise of Terra or practically the entire business enterprise of Terra to a third party; (ii) concluding or cancelling a long-lasting cooperation of Terra or a subsidiary with another legal entity or company or as a fully liable partner in a partnership, provided that the cooperation or cancellation is of material significance to Terra; and (iii) acquiring or disposing of a participating interest in the share capital of a company with a value of at least one-third (1/3) of Terra’s assets, as shown in the balance sheet with explanatory notes according to the last adopted annual accounts, by Terra or a subsidiary.

The Terra board of directors may also adopt resolutions outside of a meeting, provided that such resolutions are recorded in writing or otherwise and that none of the Terra directors entitled to vote objects to this manner of decision-making.

Meetings of the Terra board of directors may be held by means of an assembly of Terra directors in person or by telephone, video conference or any other means of electronic communication, provided that all Terra directors participating in such meetings are able to communicate with each other simultaneously.

Representation

The Terra board of directors as a whole and any Terra executive director acting individually will be authorized to represent Terra. The Terra board of directors may appoint officers with general or limited power to represent Terra.

Each officer shall be competent to represent Terra, subject to the restrictions imposed on him. The Terra board of directors shall determine each officer’s title. Such officers may be registered with the Dutch trade register, indicating the scope of their power to represent Terra.

Indemnification of Terra directors and officers

Pursuant to the Terra Articles of Association, Terra shall indemnify each current or former Terra director in any anticipated or pending action, suit, proceeding or investigation for any claim against that Terra director that such Terra director may derive from exercising his respective duties as a Terra director for any and all:

●	costs and expenses, including but not limited to substantiated attorneys’ fees, reasonably incurred in relation to that Terra director’s defences in the relevant action, suit, proceeding or investigation or a settlement thereof;

●	liabilities, losses, damages, fines, penalties and other claims and/or financial effects of judgements against that Terra director, excluding any reputational damages and (other) immaterial damages; and

●	payments by that Terra director and/or any other financial effects resulting from a settlement of such action, suit, proceeding or investigation, excluding any reputational damages and (other) immaterial damages, subject to prior written approval of such settlement by Terra (such approval not to be unreasonably withheld), provided he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of Terra or out of his mandate, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Any indemnification by Terra pursuant to the Terra Articles Association described above (i) shall be made only upon a determination by the Terra board of directors that indemnification of the Terra director is proper under the circumstances because he had met the applicable standard of conduct set forth above, and (ii) may be paid by Terra in advance of the final disposition of the relevant anticipated or pending action, suit or proceeding against that Terra director, upon a resolution of the Terra board of directors with respect to the specific case.

A Terra director, current or former, shall not be entitled to any indemnification pursuant to the Terra Articles of Association, if and to the extent:

●	a competent court, a judicial tribunal or, in case of an arbitration, an arbitrator or arbitral panel has established by final judgement that is not open to challenge or appeal, that the acts or omissions of the current or former Terra director can be considered intentional, willfully reckless or seriously culpable, unless this would in the given circumstances be unacceptable according to the standards of reasonableness and fairness;

●	the costs or the decrease in assets of the current or former Terra director are/is covered by an insurance and the insurer started payment of the costs or the decrease in assets; or

●	Terra and/or a company in the group brought the procedure in question up before the relevant court, judicial tribunal or, in case of an arbitration, arbitrator or arbitral panel,

in which event he shall immediately repay any amount paid to him (in advance, as the case may be) by Terra in connection with the indemnification described herein.

This indemnification by Terra will not be exclusive of any other rights to which those indemnified may be entitled otherwise.

Vacancies and Inability

If the seat of an Terra executive director is vacant or upon the inability of an Terra executive director, the remaining Terra executive directors will temporarily be entrusted with the executive management of Terra, provided that the Terra board of directors can temporarily fill vacancies without requiring a shareholder vote.

If the seats of all Terra executive directors are vacant or upon the inability of all Terra executive directors, the executive management of Terra shall temporarily be entrusted to the Terra non-executive directors, provided that the Terra board of directors may provide for one or more temporary replacements.

If the seat of a Terra non-executive director is vacant or upon inability of a Terra non-executive director, the remaining Terra non-executive directors shall temporarily be entrusted with the performance of the duties and the exercise of the authorities of that Terra non-executive director, provided that the Terra board of directors may provide for a temporary replacement. If the seats of all Terra non-executive directors are vacant or upon inability of all Terra non-executive directors, the Terra general meeting shall be authorized to temporarily entrust the performance of the duties and the exercise of the authorities of the Terra non-executive directors to one or more other individuals.

With regard to the above, pursuant to the Terra Articles of Association, a Terra director shall in any event be unable to act: (i) during the period for which the Terra director has claimed inability in writing, (ii) during the Terra director’s suspension, or (iii) during periods when Terra has not been able to contact the Terra director (including as a result of illness), provided that such period lasted longer than five consecutive days (or such other period as reasonably determined by the Terra board of directors).

Terra General Meetings

Terra general meetings will be held in Amsterdam, Rotterdam or Haarlemmermeer (including Schiphol Airport), the Netherlands. The annual Terra general meeting shall be held no later than six months after the end of the financial year on the date and at the place mentioned in the convocation notice. Additional extraordinary Terra general meetings may also be held whenever considered appropriate by the Terra board of directors or the chairperson of the board of directors. Pursuant to Dutch law, one or more shareholders and/or persons with meeting right, who solely or jointly represent at least 10% of the issued and outstanding share capital, may request the Terra board of directors in writing to convene a Terra general meeting. If the Terra board of directors has not taken the steps necessary to ensure that such meeting can be held within 6 weeks after the request, the requesting shareholder(s) and or other persons with meeting rights may at their request be authorized by the competent Dutch court in preliminary relief proceedings to convene a Terra general meeting. The court shall refuse the application if it does not appear that the applicant(s) has/have previously requested the Terra board of directors to convene a Terra general meeting and the Terra board of directors has not taken the necessary steps so that the Terra general meeting could be held within 6 weeks after the request. Such a request to the Terra board of directors is subject to certain additional requirements. Additionally, the applicant must have a reasonable interest in the meeting being held.

Terra general meetings shall be convened by a notice, which shall include an agenda stating the items to be discussed, including for the annual Terra general meeting, among other things, the discussion and adoption of the annual accounts, appropriation of Terra’s profits, and proposals relating to the Terra board of directors, including the appointment or re-appointment of Terra directors and the filling of any vacancies in the Terra board of directors. In addition, the agenda shall include such items as have been included therein by the Terra board of directors.

One or more shareholders, alone or together, representing at least 3% of the issued and outstanding share capital may also request to include items in the agenda of a Terra general meeting. Requests must be made in writing and received by the Terra board of directors at least 60 days before the day of the meeting. No resolutions shall be adopted on items other than those which have been included in the agenda. In accordance with the DCGC, a shareholder may only request the inclusion of an item on the agenda after consulting the Terra board of directors in that respect. If one or more shareholders intend to request that an item be put on the agenda that may result in a change in Terra’s strategy, the Terra board of directors must be given the opportunity to invoke a reasonable period to respond to such intention. Such period shall not exceed 180 days (or such other period as may be stipulated for such purpose by Dutch law and/or the DCGC from time to time). If invoked, the Terra board of directors must use such response period for further deliberation and constructive consultation, in any event with the shareholders(s) concerned, and must explore the alternatives. At the end of the response time, the Terra board of directors must report on this consultation and the exploration of alternatives to the Terra general meeting. The response period may be invoked only once for any given general meeting and shall not apply: (a) in respect of a matter for which a response period has been previously invoked; or (b) if a shareholder holds at least 75% of Terra’s issued share capital as a consequence of a successful public bid. The response period may also be invoked in response to shareholders or others with meeting rights under Dutch law requesting that a Terra general meeting be convened, as described above.

In addition, a statutory response time, similar to the aforementioned response time under the DCGC, but with a maximum of 250 days applies in the Netherlands. According to this statutory rule, the cooling-off period could be invoked by the Terra board of directors in the event:

●	shareholders, using either their shareholder proposal right or their right to request a Terra general meeting, propose an agenda item for the Terra general meeting to dismiss, suspend or appoint a Terra director (or to amend any provision in the Terra Articles of Association dealing with those matters); or

●	a public offer for Terra has been announced or made without agreement having been reached with Terra on such offer,

provided, in each case, that in the opinion of the Terra board of directors such proposal or offer materially conflicts with the interests of Terra and its business.

The cooling-off period, if invoked, ends upon the earliest of the following events:

●	the expiration of 250 days from:

●	in case of shareholders using their shareholder proposal right, the day after the deadline for making such proposal for the next Terra general meeting has expired;

●	in case of shareholders using their right to request a Terra general meeting, the day when they obtain court authorization to do so; or

●	in case of a public offer as described above being made without agreement having been reached with Terra on such offer, the first following day;

●	the day after a public offer without agreement having been reached with Terra on such offer, having been declared unconditional; or

●	the Terra board of directors deciding to end the cooling-off period earlier.

In addition, one or more shareholders that may (jointly) exercise the shareholder proposal right at the time that the cooling-off period is invoked, may request the Enterprise Chamber (Ondernemingskamer) of the Amsterdam Court of Appeals (Gerechtshof Amsterdam) for early termination of the cooling-off period. The Enterprise Chamber must rule in favor of the request if the shareholders can demonstrate that:

●	the Terra board of directors, in light of the circumstances at hand when the cooling-off period was invoked, could not reasonably have come to the conclusion that the relevant shareholder proposal or hostile offer constituted a material conflict with the interests of Terra and its business;

●	the Terra board of directors cannot reasonably believe that a continuation of the cooling-off period would contribute to careful policy-making;

●	if other defensive measures, having the same purpose, nature and scope as the cooling-off period, have been activated during the cooling-off period and are not terminated or suspended at the relevant shareholders’ written request within a reasonable period following the request (i.e., no ‘stacking’ of defensive measures).

During the cooling-off period, if invoked, the Terra must gather all relevant information necessary for a careful decision-making process. In this context, the Terra board of directors must at least consult with shareholders representing at least 3% of Terra’s issued share capital at the time the cooling-off period was invoked and with the Terra’s works council (if applicable). Formal statements expressed by these stakeholders during such consultations must be published on Terra’s website to the extent these stakeholders have approved that publication.

Ultimately one week following the last day of the cooling-off period, the Terra board of directors must publish a report in respect of its policy and conduct of affairs during the cooling-off period on the Terra website. This report must also remain available for inspection by Terra’s shareholders and others with meeting rights under Dutch law at Terra’s office and must be tabled for discussion at the next general meeting.

The Terra general meeting is presided over by the chairperson of the board of directors or another director designated for that purpose by the board of directors. The Terra directors may attend a Terra general meeting in person or by electronic means of communication. The chairperson of the meeting may decide at his or her discretion to admit other persons to the meeting.

The external auditor of Terra may attend the annual Terra general meeting in which the annual accounts are discussed.

Record Date

When convening a Terra general meeting, the Terra board of directors will be allowed to determine that persons with the right to vote or attend such meeting will be considered those persons who have these rights at the 28th day prior to the date of the meeting (the “Terra Record Date”) and are registered as such in a register to be designated by the Terra board of directors for such purpose, regardless of whether they will have these rights at the date of the meeting. In order for a person to be able to attend a Terra general meeting and to have the right to vote in such meeting, such person must notify Terra in writing of his or her intention to do so no later than on the day and in the manner mentioned in the convocation notice for the Terra general meeting.

Voting Rights and Quorum at Terra General Meetings

Pursuant to the Terra Articles of Association, the Terra shareholders will have one vote for each Terra Ordinary Share and the Terra shareholders will have ten thousand votes for each Terra Preferred Share. No votes may be cast at a Terra general meeting on shares held by Terra or Terra’s subsidiaries. Nonetheless, the holders of a right of usufruct in respect of Terra Ordinary Shares are not excluded from the right to vote on such shares, if the right of usufruct or the right of pledge was granted prior to the time such share was acquired by Terra or any of Terra’s subsidiaries. Terra may not cast votes on shares in respect of which Terra or a subsidiary holds a right of usufruct or a right of pledge. Terra Ordinary Shares which are not entitled to voting rights pursuant to the preceding sentences will not be taken into account for the purpose of determining the number of shares on which votes may be cast, or the amount of the share capital that is present or represented at a Terra general meeting. Unless Dutch law or the Terra Articles of Association state otherwise, all resolutions adopted at the Terra general meeting will be adopted with a simple majority of the votes cast.

Under the Terra Articles of Association no quorum requirement applies to the Terra general meeting. Certain resolutions can only be adopted by a (enhanced) majority of the votes, representing a certain part of the issued share capital.

Pursuant to Dutch law, when determining the extent to which shareholders vote, are present or represented, or the extent to which the share capital is present or represented, no account shall be taken of shares in respect of which the law or the Terra Articles of Association provide that no votes maybe cast.

Meetings of Holders of Shares of a Specific Class

Meetings of holders of shares of a specific class will be held whenever the Terra board of directors calls such meetings.

Meetings of holders of shares of a specific class may be convened no later than on the fifteenth day before the day of such meeting. The provisions applicable to Terra general meetings, except those concerning the frequency, notice period and the Terra Record Date, will apply mutatis mutandis to the meetings of holders of shares of a specific class. See “— Voting Rights and Quorum at Terra General Meetings.”

Financial Statements and Independent Auditor

Terra’s financial year will coincide with the calendar year. Annually, within the term set by law (which is currently four months after the end of the financial year), the Terra board of directors shall prepare the financial statements. The financial statements must be accompanied by a statement of the auditor, the management report, and the additional information to the extent that this information is required. All Terra directors are required to sign the financial statements and in case the signature of any member is missing, the reason for this must be stated.

The annual accounts are to be adopted by the Terra general meeting. The financial statements, the management report and independent auditor’s report will be made available at Terra’s address to the shareholders for review as from the day of the notice convening the Terra general meeting at which they are discussed.

Amendments to the Terra Articles of Association

A resolution of the Terra general meeting to amend the Terra Articles of Association may only be adopted by the Terra general meeting at the proposal of the Terra board of directors. The rights of shareholders may be changed only by amending the Terra Articles of Association in compliance with Dutch law. A resolution regarding the amendment of the Terra Articles of Association will require a simple majority of the votes cast.

Dissolution and Liquidation

Terra may only be dissolved by a resolution of the Terra general meeting at the proposal of the Terra board of directors. If a resolution to dissolve Terra is to be submitted to the Terra general meeting, this must in all cases be stated in the convocation notice for the relevant Terra general meeting. If the Terra general meeting resolves to dissolve Terra, the members of the Terra board of directors will be charged with the liquidation of the business of Terra, unless the Terra general meeting resolves otherwise at the proposal of the Terra board of directors. During liquidation, the provisions of the Terra Articles of Association will remain in force as long as possible.

The balance remaining after payment of the debts of Terra following its dissolution shall be transferred to the Terra shareholders pro rata in proportion to the number of Terra shares held by each Terra shareholder.

Squeeze Out

Pursuant to article 2:92a of the Dutch Civil Code, a shareholder who, for his or her own account, holds at least 95% of Terra’s issued and outstanding share capital may initiate proceedings against the other shareholders jointly for the transfer of their shares to the claimant. The proceedings are held before the Dutch Enterprise Chamber (Ondernemingskamer) and can be instituted by means of a writ of summons served upon each of the minority shareholders in accordance with the provisions of the Dutch Code of Civil procedure (Wetboek van Burgerlijke Rechtsvordering). The Dutch Enterprise Chamber may grant the claim for the squeeze-out in relation to all minority shareholders and will determine the price to be paid for the shares, if necessary after appointment of one to three expert(s) who will offer an opinion to the Dutch Enterprise Chamber on the value to be paid for the shares of the minority shareholders. Once the order to transfer becomes final before the Dutch Enterprise Chamber, the person acquiring the shares must give written notice of the date and place of payment and the price to the holders of the shares to be acquired whose addresses are known to him or her. Unless the addresses of all of them are known to the acquiring person, such person is required to publish the same in a Dutch national daily newspaper.

Cross-border restructuring

Dutch law provides that, to the extent the acquiring company in a cross-border merger or a cross-border demerger is organized under the laws of another European Economic Area member state, a shareholder of a non-surviving Dutch company who has voted against the cross-border merger or the cross-border demerger (as applicable) may make a claim with the Dutch company for compensation. The compensation is to be determined by one or more independent experts, subject to certain exceptions. The aforementioned also applies in case of a cross-border conversion.

Financial Reporting under Dutch Law

The Dutch Financial Reporting Supervision Act (Wet toezicht financiële verslaggeving, the “FRSA”), applies to Terra’s financial reporting. Under the FRSA, the Dutch Authority for the Financial Markets (Autoriteit Financiële Markten, “AFM”) supervises the application of financial reporting standards by, among others, companies whose corporate seats are in the Netherlands and whose securities are listed on a regulated market within the EU or on an equivalent third (non-EU) country market.

Pursuant to the FRSA, the AFM has an independent right to (i) request an explanation from Terra regarding the application of the applicable financial reporting standards if, based on publicly known facts or circumstances, it has reason to doubt Terra’s financial reporting meets such standards and (ii) recommend to Terra that it makes available further explanations. If Terra does not comply with such a request or recommendation, the AFM may request that the Dutch Enterprise Chamber orders Terra to (i) provide an explanation on the way it has applied the applicable financial reporting standards to its financial reports or (ii) prepare its financial reports in accordance with the Dutch Enterprise Chamber’s instructions.

Certain Insider Trading and Market Manipulation Laws

Dutch law contains rules intended to prevent insider trading and market manipulation.

On July 3, 2016, the Regulation (EU) No 596/2014 of the European Parliament and of the Council of April 16, 2014 (the “MAR”) replaced all of the Dutch market abuse rules. The MAR does not apply to Terra or to the Terra Ordinary Shares as the Terra Ordinary Shares will solely be listed on the Nasdaq, a stock exchange outside the European Economic Area. As a result, there are no EU rules or Dutch rules applicable to Terra relating to market abuse, such as insider trading, tipping, market manipulation and notification rules for director dealings.

Exchange Controls

Under Dutch law, there are no exchange control restrictions on investments in, or payments on, the Terra Ordinary Shares. There are no special restrictions in the Terra Articles of Association or Dutch law that limit the right of shareholders who are not citizens or residents of the Netherlands to hold or vote the Terra Ordinary Shares.

LEGAL MATTERS

The validity of the securities being offered by this registration statement will be passed upon for us by Loyens & Loeff N.V., Dutch counsel to Terra Innovatum.

EXPERTS

The financial statements of Xit Corp. (formerly GSR III Acquisition Corp.) as of December 31, 2024 and 2023, for the year ended December 31, 2024, and for the period from May 10, 2023 (inception) through December 31, 2023 included in this prospectus have been so included in reliance on the report (which contains an explanatory paragraph regarding the Company’s ability to continue as a going concern) of MaloneBailey, LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The financial statements of Terra Innovatum S.R.L as of December 31, 2024 and 2023 and for the years then ended included in this prospectus have been so included in reliance on the report (which contains an explanatory paragraph regarding the Company’s ability to continue as a going concern) of MaloneBailey, LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The financial statements of Terra Innovatum Global S.R.L as of April 29, 2025 and for the period from April 29, 2025 (inception) and ended April 29, 2025 included in this prospectus have been so included in reliance on the report (which contains an explanatory paragraph regarding the Company’s ability to continue as a going concern) of MaloneBailey, LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-1, including exhibits, under the Securities Act of 1933, as amended, with respect to the securities offered by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information pertaining to us and our securities, you should refer to the registration statement and our exhibits.

In addition, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public on a website maintained by the SEC located at www.sec.gov. We also maintain a website at www.terrainnovatum.com. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus.

INDEX TO FINANCIAL STATEMENTS

Page
XIT Corp. (Formerly GSR III Acquisition Corp.)
Balance Sheets as of September 30, 2025 and December 31, 2024 (Unaudited)	F-2
Statements of Operations for the three and nine months ended September 30, 2025 and 2024 (Unaudited)	F-3
Statements of Changes in Stockholders’ (Deficit) Equity for the three and nine months ended September 30, 2025 and 2024 (Unaudited)	F-4
Statements of Cash Flows for the nine months ended September 30, 2025 and 2024 (Unaudited)	F-6
Notes to Financial Statements (Unaudited)	F-7

Audited Financial Statements
Report of Independent Registered Public Accounting Firm PCAOB ID #206	F-20
Balance Sheets as of December 31, 2024 and 2023	F-21
Statements of Operations for the year ended December 31, 2024 and for the Period from May 10, 2023 (Inception) through December 31, 2023	F-22
Statements of Changes in Stockholders’ Equity (Deficit) for the year ended December 31, 2024 and for the Period from May 10, 2023 (Inception) through December 31, 2023	F-23
Statements of Cash Flow for the year ended December 31, 2024 and for the Period from May 10, 2023 (Inception) through December 31, 2023	F-25
Notes to Financial Statements	F-26

Terra Innovatum S.R.L.
Audited Financial Statements
Report of Independent Registered Public Accounting Firm (PCAOB ID:206)	F-38
Balance Sheets as of December 31, 2024 and 2023	F-39
Statements of Operations and Comprehensive Loss for the Years ended December 31, 2024 and 2023	F-40
Statements of Changes in Quotaholders’ Deficit for the Years ended December 31, 2024 and 2023	F-41
Statements of Cash Flows for the Years ended December 31, 2024 and 2023	F-42
Notes to Financial Statements	F-43

Terra Innovatum Global, N.V. (formerly Terra Innovatum Global S.R.L.)
Unaudited Consolidated Financial Statements
Unaudited Consolidated Balance Sheets as of September 30, 2025 and December 31, 2024	F-52
Unaudited Consolidated Statements of Operations and Comprehensive Loss for the Nine Months Ended September 30, 2025 and 2024	F-53
Unaudited Consolidated Statements of Changes in Quotaholders’ Deficit for the Nine Months Ended September, 2025 and 2024	F-54
Unaudited Consolidated Statements of Cash Flows for the Nine Months Ended September 30, 2025 and 2024	F-55
Notes to Unaudited Consolidated Financial Statements	F-56

Audited Financial Statements
Report of Independent Registered Public Accounting Firm (PCAOB ID:206)	F-69
Balance Sheet	F-70
Statement of Quotaholder’s Equity	F-71
Statements of Cash Flow	F-72
Notes to Financial Statements	F-73

XIT CORP. (FORMERLY GSR III ACQUISITION CORP.)

BALANCE SHEETS

(Unaudited)

	September 30, 2025	December 31, 2024
Assets
Current assets:
Cash	$465,946	$1,787,033
Prepaid expenses	81,250	148,845
Total current assets	547,196	1,935,878
Cash and investments held in trust account	238,741,710	231,412,096
Total Assets	$239,288,906	$233,347,974

Liabilities, Class A Ordinary Shares Subject to Possible Redemption and Shareholders’ Deficit
Current liabilities:
Accounts payable and accrued expenses	$2,539,638	$49,529
Total current liabilities	2,539,638	49,529
Deferred underwriting commissions	9,200,000	9,200,000
Total liabilities	11,739,638	9,249,529

Commitments and Contingencies (Note 6)
Class A ordinary shares, $0.0001 par value; 23,000,000 shares subject to possible redemption at $10.38 and $10.06 per share as of September 30, 2025 and December 31, 2024, respectively	238,741,710	231,412,096

Shareholders’ Deficit
Preference shares, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding as of September 30, 2025 and December 31, 2024	-	-
Class A ordinary shares, $0.0001 par value; 200,000,000 shares authorized; 422,500 shares issued and outstanding (excluding 23,000,000 shares subject to possible redemption) as of September 30, 2025 and December 31, 2024	42	42
Class B ordinary shares, $0.0001 par value; 20,000,000 shares authorized; 5,750,000 shares issued and outstanding as of September 30, 2025 and December 31, 2024	575	575
Additional paid-in capital	-	-
Accumulated deficit	(11,193,059)	(7,314,268)
Total Shareholders’ Deficit	(11,192,442)	(7,313,651)
Total Liabilities, Class A Ordinary Shares Subject to Possible Redemption and Shareholders’ Deficit	$239,288,906	$233,347,974

The accompanying notes are an integral part of these unaudited financial statements.

XIT CORP. (FORMERLY GSR III ACQUISITION CORP.)

STATEMENTS OF OPERATIONS

(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2025	2024	2025	2024
General and administrative expenses	$2,083,496	$85,810	$3,878,833	$116,235
Loss from operations	(2,083,496)	(85,810)	(3,878,833)	(116,235)

Other income
Interest and dividends earned on investments held in trust account	2,468,461	-	7,329,614	-
Interest from the bank account	8	-	42	-
Net income (loss)	$384,973	$(85,810)	$3,450,823	$(116,235)

Basic and diluted weighted average ordinary shares outstanding, redeemable ordinary shares	23,000,000	-	23,000,000	.
Basic and diluted net income (loss) per share, redeemable ordinary shares	$0.01	$-	$0.12	$-
Basic and diluted weighted average ordinary shares outstanding, non-redeemable ordinary shares	6,172,500	5,750,000	6,172,500	5,750,000
Basic and diluted net income (loss) per share, non-redeemable ordinary shares	$0.01	$(0.01)	$0.12	$(0.02)

The accompanying notes are an integral part of these unaudited financial statements.

XIT CORP. (FORMERLY GSR III ACQUISITION CORP.)

STATEMENTS OF CHANGES IN SHAREHOLDERS’ (DEFICIT) EQUITY

For the Three and Nine Months Ended September 30, 2025

(Unaudited)

	Ordinary Shares				Additional		Total
	Class A		Class B		Paid-in	Accumulated	Shareholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balance - January 01, 2025	422,500	$42	5,750,000	$575	$-	$(7,314,268)	$(7,313,651)
Subsequent measurement of ordinary shares subject to possible redemption	-	-	-	-	-	(2,423,265)	(2,423,265)
Net income	-	-	-	-	-	1,163,020	1,163,020
Balance - March 31, 2025	422,500	$42	5,750,000	$575	$-	$(8,574,513)	$(8,573,896)
Subsequent measurement of ordinary shares subject to possible redemption	-	-	-	-	-	(2,437,888)	(2,437,888)
Net income	-	-	-	-	-	1,902,830	1,902,830
Balance - June 30, 2025	422,500	$42	5,750,000	$575	$-	$(9,109,571)	$(9,108,954)
Subsequent measurement of ordinary shares subject to possible redemption	-	-	-	-	-	(2,468,461)	(2,468,461)
Net income	-	-	-	-	-	384,973	384,973
Balance - September 30, 2025	422,500	$42	5,750,000	$575	$-	$(11,193,059)	$(11,192,442)

The accompanying notes are an integral part of these unaudited financial statements.

XIT CORP. (FORMERLY GSR III ACQUISITION CORP.)

STATEMENTS OF CHANGES IN SHAREHOLDERS’ (DEFICIT) EQUITY - (Continued)

For the Three and Nine Months Ended September 30, 2024

(Unaudited)

	Ordinary Shares				Additional		Total Shareholders’
	Class A		Class B		Paid-in	Accumulated	Equity
	Shares	Amount	Shares	Amount	Capital	Deficit	(Deficit)
Balance - January 01, 2024	-	$-	5,750,000	$575	$24,425	$(16,498)	$8,502
Net income	-	-	-	-	-	-	-
Balance - March 31, 2024	-	$-	5,750,000	$575	$24,425	$(16,498)	$8,502
Net loss	-	-	-	-	-	(30,425)	(30,425)
Balance - June 30, 2024	-	$-	5,750,000	$575	$24,425	$(46,923)	$(21,923)
Net loss	-	-	-	-	-	(85,810)	(85,810)
Risk capital funding to repay promissory note — related party and accrued expenses	-	-	-	-	113,228	-	113,228
Balance - September 30, 2024	-	$-	5,750,000	$575	$137,653	$(132,733)	$5,495

The accompanying notes are an integral part of these unaudited financial statements.

XIT CORP. (FORMERLY GSR III ACQUISITION CORP.)

STATEMENTS OF CASH FLOWS

(Unaudited)

	For the Nine Months Ended September 30,
	2025	2024
Cash Flows from Operating Activities:
Net income (loss)	$3,450,823	$(116,235)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Interest and dividends earned on investments held in trust account	(7,329,614)	-
Changes in operating assets and liabilities:
Prepaid expenses	67,595	-
Accounts payable and accrued expenses	2,490,109	116,235
Net cash used in operating activities	(1,321,087)	-

Net decrease in cash	(1,321,087)	-

Cash - beginning of the period	1,787,033	-
Cash - end of the period	$465,946	$-

Supplemental disclosure of noncash investing and financing activities:
Deferred offering costs included in accrued expenses	$-	$608,306
Repayment of promissory note - related party through risk capital funding	$-	$93,228
Repayment of accrued expenses through risk capital funding	$-	$20,000
Prepaid expenses included in deferred offering costs	$-	$8,502
Payment of deferred offering costs included in promissory note - related party	$-	$132,984
Subsequent measurement of ordinary shares subject to possible redemption	$7,329,614	$-

The accompanying notes are an integral part of these unaudited financial statements.

XIT CORP. (FORMERLY GSR III ACQUISITION CORP.)

NOTES TO FINANCIAL STATEMENTS

(Unaudited)

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

XIT Corp. (the “Company”) was incorporated as a Cayman Islands exempted company under the name “GSR III Acquisition Corp.” on May 10, 2023. The Company was incorporated as a blank check company for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities (“Business Combination”). On October 9, 2025, the Company changed its name to “XIT Corp.” via special resolution, which name change was certified on October 14, 2025.

As of September 30, 2025, the Company had not yet commenced operations. All activity for the period from May 10, 2023 (inception) through September 30, 2025 relates to the Company’s formation and the initial public offering (the “Initial Public Offering”), and since the Initial Public Offering, its search for a Business Combination. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company generates non-operating income in the form of interest and dividend income from investments held in trust, which proceeds were derived from the Initial Public Offering. The Company has selected December 31 as its fiscal year end.

Business Combination

On April 21, 2025, the Company entered into a business combination agreement (the “Business Combination Agreement”) with Terra Innovatum s.r.l., an Italian limited liability company (“Terra Innovatum”). Pursuant to the terms of the Business Combination Agreement, on October 9, 2025, the Company, Terra Innovatum and their related parties undertook a series of reorganizations, equity issuances, and purchases, resulting in the Company becoming a wholly owned subsidiary of a Dutch public limited liability company (“Pubco”), which was formed as part of the transaction (the “Business Combination”), as further described in Note 10.

Financing

The registration statement for the Company’s Initial Public Offering was declared effective on November 7, 2024. On November 8, 2024, the Company consummated the Initial Public Offering of 23,000,000 units including 3,000,000 additional public units as the underwriters’ over-allotment option was exercised in full (the “Units” and, with respect to the shares of Class A ordinary shares included in the Units being offered, the “Public Shares”), at $10.00 per Unit, generating gross proceeds of $230,000,000 (see Note 3).

Simultaneously with the consummation of the Initial Public Offering and the sale of the Units, the Company consummated the private placement (“Private Placement”) of 422,500 units including 7,500 additional private placement units as the underwriters’ over-allotment option was exercised in full (the “Private Placement Units”) to GSR III Sponsor LLC (the “Sponsor”), at a price of $10.00 per Private Placement Unit, generating total proceeds of $4,225,000, which is described in Note 4. This amount from the sale of the Private Placement Units are added to the net proceeds from the Initial Public Offering held in the Trust Account. The proceeds received from the sale of the Private Placement Units held in the Trust Account was used partially to pay some general and administrative expenses.

Transaction costs amounted to $11,084,352, consisting of $975,000 of cash underwriting fees, $9,200,000 of deferred underwriting fees which will be paid on the consummation of initial Business Combination, and $909,352 of other offering costs.

Upon the closing of the Initial Public Offering and the Private Placement, $230,000,000 ($10 per Unit) of the net proceeds of the Initial Public Offering and certain of the proceeds of the Private Placement were placed in a trust account (“Trust Account”) with Continental Stock Transfer & Trust Company acting as trustee and invested only in in either (i) U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations, (ii) as uninvested cash, or (iii) an interest or non-interest bearing bank demand deposit account or other accounts at a bank. The trust account is intended as a holding place for funds pending the earliest to occur of: (i) the completion of initial Business Combination; (ii) the redemption of any public shares properly submitted in connection with a shareholder vote to amend amended and restated memorandum and articles of association (A) to modify the substance or timing of obligation to offer redemption rights in connection with any proposed initial Business Combination or certain amendments to amended and restated memorandum and articles of association prior thereto or to redeem 100% of our public shares if initial Business Combination is not completed within the completion window; or (B) with respect to any other material provision relating to shareholders’ rights or pre-initial Business Combination activity; or (iii) absent an initial Business Combination within the completion window, from the closing of Initial Public Offering, return of the funds held in the trust account to public shareholders as part of redemption of the public shares.

The Nasdaq listing rules require that the initial Business Combination must be with one or more operating businesses or assets with a fair market value equal to at least 80% of the assets held in the trust account (excluding the deferred underwriting commissions and taxes payable on the income earned on the trust account). Management may, however, structure an initial Business Combination such that the post-transaction company owns or acquires less than 100% of such interests or assets of the target business in order to meet certain objectives of the target management team or shareholders or for other reasons, but will only complete such Business Combination if the post-transaction company owns or acquires 50% or more of the issued and outstanding voting securities of the target or otherwise acquires a controlling interest in the target business sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”).

The Company is required to provide its Class A ordinary shareholders with the opportunity to redeem all or a portion of their public shares upon the completion of the Business Combination either (i) in connection with a shareholder meeting called to approve the Business Combination or (ii) by means of a tender offer.

All of the Class A ordinary shares sold as part of the units in this offering contain a redemption feature which allows for the redemption of such public shares in connection with liquidation, if there is a shareholder vote or tender offer in connection with initial Business Combination and in connection with certain amendments to second amended and restated memorandum and articles of association. In accordance with SEC guidance on redeemable equity instruments, redemption provisions not solely within the control of a company require ordinary shares subject to redemption to be classified outside of permanent equity. Accordingly, all of the Public Shares were presented as temporary equity, outside of the shareholders’ deficit section of the Company’s balance sheet. Given that the Class A ordinary shares sold as part of the units in the offering were issued with other freestanding instruments, the initial carrying value of Class A ordinary shares classified as temporary equity were the allocated proceeds determined in accordance with ASC 470-20. The accretion or remeasurement is recognized as a reduction to retained earnings, or in absence of retained earnings, additional paid-in capital. Accretion associated with the redeemable Class A ordinary shares is excluded from earnings per share as the redemption value approximates fair value.

Each public shareholder may elect to redeem their public shares without voting and, if they do vote, irrespective of whether they vote for or against the proposed transaction. In addition, initial shareholders, directors and officers have entered into a letter agreement, pursuant to which they have agreed to waive their redemption rights with respect to any founder shares and public shares held by them in connection with the completion of a Business Combination.

Notwithstanding the foregoing, the Company’s Second Amended and Restated Memorandum and Articles of Association provides that a Public Shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), is restricted from redeeming its shares with respect to more than an aggregate of 15% or more of the Class A ordinary shares sold in the Initial Public Offering, without the prior consent of the Company.

Completion Window

If the Company is unable to complete an initial Business Combination within the 18 or 21-month period, it may seek an amendment to amended and restated memorandum and articles of association to extend the period of time to complete an initial Business Combination beyond 21 months. The Company’s amended and restated memorandum and articles of association requires at least a special resolution of shareholders as a matter of Cayman Islands law, meaning that such an amendment be approved by at least two-thirds of ordinary shares who, being entitled to do so, attend and vote (either in person or by proxy) at a general meeting of the company. If the Company seeks shareholder approval to extend beyond the 21-month period in which to complete an initial Business Combination to a later date, the Company is required to offer public shareholders the right to have their public ordinary shares redeemed for a pro rata share of the aggregate amount then on deposit in the trust account, including interest (less permitted withdrawals and up to $100,000 of interest to pay dissolution expenses). There are no limitations to the number of times that the Company may seek shareholder approval or that shareholders may approve to extend beyond the 21-month period in which to complete a Business Combination at a later date. If the initial Business Combination is not completed in the period provided, the membership interests of the Sponsor become worthless.

Going Concern Consideration

In connection with the Company’s assessment of going concern considerations in accordance with Financial Accounting Standard Board’s Accounting Standards Codification 205-40, “Presentation of Financial Statements - Going Concern,” we have determined that mandatory liquidation, should we not complete a Business Combination and an extension of our deadline to do so not be approved by the shareholders of the Company, and potential subsequent dissolution and the liquidity issue raise substantial doubt about the Company’s ability to continue as a going concern if it does not complete a Business Combination.

As of September 30, 2025, the Company had $465,946 in its operating bank account and working capital deficit of $1,992,442. The Company has incurred and expects to incur significant costs to operate as a publicly traded company, to evaluate business opportunities, and to close on a Business Combination. Such costs will be incurred prior to generating any operating revenues. These factors also raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are issued.

As further disclosed in Note 10, on October 9, 2025, management completed a Business Combination before the mandatory liquidation date, resulting in sufficient liquidity for the Company. As such, the substantial doubt about the Company’s ability to continue as a going concern has been alleviated.

Risks and Uncertainties

Management continues to evaluate the impact of significant global events such as the Russia/Ukraine and Israel/Palestine conflicts, on the industry and has concluded that while it is reasonably possible that these could have a negative effect on the Company’s financial position, results of its operations and/or search for a target company, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements are presented in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the U.S. Securities and Exchange Commission (“SEC”).

Certain information or footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted, pursuant to the rules and regulations of the SEC for interim financial reporting. As such, the information included in these financial statements should be read in conjunction with the Company’s latest audited financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2024, as filed with the SEC on March 27, 2025. In the opinion of the Company’s management, these financial statements include all adjustments, which are only of a normal and recurring nature, necessary for a fair statement of the Company’s financial position as of September 30, 2025, and the Company’s results of operations and cash flows for the periods presented. The results of operations included in the financial statements are not necessarily indicative of the results to be expected for the full year ending December 31, 2025.

Emerging Growth Company Status

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012, (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to nonemerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make a comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. As of September 30, 2025 and December 31, 2024, the Company had $465,946 and $1,787,033 in cash, respectively. The Company did not have any cash equivalents as of September 30, 2025 or December 31, 2024.

Cash and Investments Held in Trust Account

As of September 30, 2025 and December 31, 2024, the Company had $238,741,710 and $231,412,096 in cash and investments held in the trust account, respectively, comprised of money market funds that invest in U.S. government securities. Investments in money market funds are presented on the balance sheets at fair value at the end of each reporting period. Earnings on investments held in the Trust Account are included in interest and dividends earned on investments held in the Trust Account in the statement of operations. The estimated fair value of cash and investments held in the Trust Account is determined using available market information.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution, which, at times, may exceed the Federal Deposit Insurance Corporation coverage limit of $250,000. Any loss incurred or a lack of access to such funds could have a significant adverse impact on the Company’s financial condition, results of operations, and cash flows. As of September 30, 2025 and December 31, 2024, the Company has not experienced losses on these accounts.

Fair Value Measurements

The Company follows the guidance in ASC 820, “Fair Value Measurement,” for its financial assets and liabilities that are re-measured and reported at fair value at each reporting period, and non-financial assets and liabilities that are-measured and reported at fair value at least annually.

Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

●	Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

●	Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

●	Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.

Offering Costs Associated with the Initial Public Offering

Offering costs consist of legal, administrative, and other costs incurred through the date of the Initial Public Offering that are directly related to the Initial Public Offering. The Company complies with the requirements of the ASC 340-10-S99 and SEC Staff Accounting Bulletin Topic 5A, “Expenses of Offering.” Offering costs were allocated to Public and Private Rights issued in the Initial Public Offering on residual value basis, compared to total proceeds received. Offering costs associated with the Class A ordinary shares were charged against the carrying value of Class A ordinary shares subject to possible redemption upon the completion of the Initial Public Offering.

Income Taxes

The Company complies with the accounting and reporting requirements of ASC Topic 740, “Income Taxes,” which prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company’s management determined that the Cayman Islands is the Company’s only major tax jurisdiction. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of September 30, 2025 or December 31, 2024. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

There is currently no taxation imposed on income by the government of the Cayman Islands. In accordance with Cayman Islands federal income tax regulations, income taxes are not levied on the Company. Consequently, income taxes are not reflected in the Company’s financial statements. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

Class A Redeemable Share Classification

The public shares contain a redemption feature which allows for the redemption of such public shares in connection with the Company’s liquidation, or if there is a shareholder vote or tender offer in connection with the Company’s initial Business Combination. In accordance with ASC 480-10-S99, the Company classifies public shares subject to redemption outside of permanent equity as the redemption provisions are not solely within the control of the Company. The Company recognizes changes in redemption value immediately as they occur and will adjust the carrying value of redeemable shares to equal the redemption value at the end of each reporting period. Immediately upon the closing of the Initial Public Offering, the Company recognized the accretion from initial book value to redemption amount value. The change in the carrying value of redeemable shares will result in charges against additional paid-in capital (to the extent available) and accumulated deficit.

Accordingly, as of September 30, 2025 and December 31, 2024, Class A ordinary shares subject to possible redemption are presented at redemption value as temporary equity, outside of permanent shareholders’ deficit on the Company’s balance sheets, as summarized in the following table:

Public offering proceeds	$230,000,000
Less:
Proceeds allocated to public rights	(4,107,143)
Allocation of offering costs related to redeemable shares	(10,885,942)
Plus:
Accretion of carrying value to redemption value	14,993,085
Ordinary shares subject to possible redemption, November 8, 2024	$230,000,000
Plus:
Subsequent measurement of ordinary shares subject to possible redemption	1,412,096
Ordinary shares subject to possible redemption, December 31, 2024	$231,412,096
Plus:
Subsequent measurement of ordinary shares subject to possible redemption	2,423,265
Ordinary shares subject to possible redemption, March 31, 2025	$233,835,361
Plus:
Subsequent measurement of ordinary shares subject to possible redemption	2,437,888
Ordinary shares subject to possible redemption, June 30, 2025	$236,273,249
Plus:
Subsequent measurement of ordinary shares subject to possible redemption	2,468,461
Ordinary shares subject to possible redemption, September 30, 2025	$238,741,710

Net Income (Loss) Per Ordinary Share

The Company complies with the accounting and disclosure requirements of FASB ASC Topic 260, “Earnings Per Share”. Net income (loss) per ordinary share is computed by dividing net income (loss) by the weighted average number of ordinary shares outstanding for the period. Accretion associated with the redeemable ordinary shares is excluded from net income (loss) per ordinary share as the redemption value approximates fair value.

The calculation of diluted income (loss) per ordinary share does not consider the effect of the rights issued in connection with the Initial Public Offering and the Private Units since the exercise of the units is contingent upon the occurrence of future events. As of September 30, 2025 and December 31, 2024, the Company did not have any dilutive securities or other contracts that could, potentially, be exercised or converted into ordinary shares that then share in the earnings of the Company. As a result, diluted net income (loss) per ordinary share is the same as basic net income (loss) per ordinary share for the periods presented.

The following table reflects the calculation of basic and diluted net income (loss) per ordinary share (in dollars, except share amounts):

	For the Three Months Ended September 30,
	2025		2024
Particulars	Redeemable Shares	Non-Redeemable Shares	Redeemable Shares	Non-Redeemable Shares
Basic and diluted net income (loss) per share:
Weighted average shares outstanding	23,000,000	6,172,500	-	5,750,000
Ownership percentage	79%	21%	0%	100%
Numerators:
Allocation of net income (loss)	$303,518	$81,455	$-	$(85,810)

Denominators:
Weighted average shares outstanding	23,000,000	6,172,500	-	5,750,000
Basic and diluted net income (loss) per share	$0.01	$0.01	$-	$(0.01)

	For the Nine Months Ended September 30,
	2025		2024
Particulars	Redeemable Shares	Non-Redeemable Shares	Redeemable Shares	Non-Redeemable Shares
Basic and diluted net income (loss) per share:
Weighted average shares outstanding	23,000,000	6,172,500	-	5,750,000
Ownership percentage	79%	21%	0%	100%
Numerators:
Allocation of net income (loss)	$2,720,676	$730,147	$-	$(116,235)

Denominators:
Weighted average shares outstanding	23,000,000	6,172,500	-	5,750,000
Basic and diluted net income (loss) per share	$0.12	$0.12	$-	$(0.02)

Stock-Based Compensation

The Company recognizes compensation costs resulting from the issuance of stock-based awards to directors as an expense in the financial statement over the requisite service period based on a measurement of fair value for each stock-based award. The fair value is amortized as compensation cost on a straight-line basis over the requisite service period of the awards. The Black-Scholes-Merton option-pricing model includes various assumptions, including the fair market value of the estimated stock price of the Company, expected life of shares, the expected volatility and the expected risk-free interest rate, among others. These assumptions reflect the Company’s best estimates, but they involve inherent uncertainties based on market conditions generally outside the control of the Company.

Recent Accounting Standards

Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statements.

NOTE 3. INITIAL PUBLIC OFFERING

Pursuant to the Initial Public Offering, the Company sold 23,000,000 Units (including underwriters’ over-allotment exercise of 3,000,000 Units) at a purchase price of $10.00 per Unit, generating gross proceeds of $230,000,000 to the Company which was placed in the Trust Account. Each Unit consists of one Class A ordinary share and one-seventh of one public right (the “Public Right”). Each whole right entitles the holder thereof to purchase one Class A ordinary share at a price of $10.00 per share. No fractional rights will be issued upon separation of the Units and only whole rights will trade. The underwriters exercised their over-allotment option on consummation of the Initial Public offering to purchase 3,000,000 additional units to cover over-allotments.

NOTE 4. PRIVATE PLACEMENT

Simultaneously with the consummation of the Initial Public Offering and the sale of the Units, the Company consummated the private placement (“Private Placement”) of 422,500 units (including underwriters’ over-allotment exercise of 7,500 Units at a price of $10.00 per Private Placement Unit), generating total proceeds of $4,225,000. Each Private Placement Unit entitles the holder thereof to one Class A ordinary share and one-seventh of one private right (“Private Placement Rights”) to purchase one Class A ordinary share at $10.00 per share.

The private placement units have terms and provisions that are identical to the units sold as part of the Initial Public Offering. The private placement units (including any private placement shares, any private placement rights and any Class A ordinary shares underlying the private placement rights) are not transferable, assignable or saleable until 30 days after the completion of an initial Business Combination except pursuant to limited exceptions.

NOTE 5. RELATED PARTY TRANSACTIONS

Founder Shares

On May 30, 2023, the Sponsor paid $25,000 to cover certain offering costs of the Company in consideration for 5,750,000 Class B ordinary shares of the Company (after giving effect to a share surrender effected on June 5, 2024). The initial shareholders have not forfeited Founder Shares as the over-allotment option was exercised in full by the underwriter. The Founder Shares represent 20.0% of the Company’s issued and outstanding shares after the Initial Public Offering.

On November 8, 2024, the Sponsor transferred 30,000 Founder Shares to its three independent directors (10,000 Founder Shares per director) of the Company, at a price of $0.004348 per share. Each buyer paid $43.48 for an aggregate purchase price of $130.44 in consideration of the assignment of shares. If the director ceases to be a director of the Company for any reason before the consummation of the Business Combination, at the Sponsor’s election, it will either repurchase the shares at the purchase price or forfeit the shares back to the Company for no consideration. The Founder Shares will automatically convert into shares of Class A ordinary shares at the time of the Business Combination on a one-for-one basis, subject to adjustment as described in the Company’s certificate of incorporation.

Additionally, on December 19, 2024, the Sponsor transferred another 225,000 Founder Shares to another member of the management team at a price of $0.004348 per share for an aggregate purchase price of $978.30.

The sale of the Founder Shares to the Company’s directors and director’s nominees by the Sponsor is in the scope of FASB ASC Topic 718, “Compensation-Stock Compensation” (“ASC 718”). Under ASC 718, stock-based compensation associated with equity-classified awards is measured at fair value upon the grant date. The fair value of the 255,000 shares granted to the Company’s directors and management person was at the acquisition price per share of $0.004348.

The Founder Shares were granted subject to a performance condition (i.e., the occurrence of a Business Combination). Compensation expense related to the Founders Shares is recognized only when the performance condition is probable of occurrence under the applicable accounting literature in this circumstance. Stock-based compensation would be recognized at the date a Business Combination is considered probable (i.e., upon consummation of a Business Combination) in an amount equal to the number of Founders Shares times the grant date fair value per share (unless subsequently modified) less the amount initially received for the purchase of the Founder Shares.

Administrative Services Agreement

Commencing on November 8, 2024, the Company has entered into an agreement to pay the Sponsor a total of up to $55,556 per month for office space and administrative and support services. Upon completion of a Business Combination or its liquidation, the Company will cease paying these monthly fees. For the three and nine months ended September 30, 2025, the Company incurred $166,668 and $500,004 in fees for these services, respectively, which are included within general and administrative expenses in the accompanying statements of operations (none for the three and nine months ended September 30, 2024). There were no related amounts payable as of September 30, 2025 and December 31, 2024.

Promissory Note - Related Party

During June 2024, the Sponsor agreed to loan the Company up to $300,000 pursuant to a promissory note (the “Note”). The Note was noninterest bearing, unsecured and became due on November 8, 2024 upon the closing of the Initial Public Offering. During the year ended December 31, 2024, the Company borrowed $132,984 under the Note to pay for offering costs, of which $98,228 was settled through risk capital funding and $34,756 was repaid from the proceeds of the Initial Public Offering placed in the Trust Account. The risk capital used to settle a portion of the Note is part of the private placement units issued contemporaneously with the Initial Public Offering and hence included as part of additional paid-in capital in the accompanying statements of changes in shareholders’ deficit. As of September 30, 2025 and December 31, 2024, the Company had no outstanding balance under the Note.

Working Capital Loans

In addition, in order to finance transaction costs in connection with a Business Combination, the Sponsor, members of the Company’s founding team or any of their affiliates may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest, or, at the lenders’ discretion, up to $1,500,000 of such Working Capital Loans may be convertible into private placement units at a price of $10.00 per unit. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. As of September 30, 2025 and December 31, 2024, the Company had no outstanding Working Capital Loans.

NOTE 6. COMMITMENTS AND CONTINGENCIES

Registration Rights

The holders of the (i) Founder Shares, which were issued in a private placement prior to the closing of the Initial Public Offering, (ii) Private Placement Units (including private placement unit and private placement rights), which were issued in a private placement simultaneously with the closing of the Initial Public Offering and the Class A ordinary shares underlying such Private Placement Units, and (iii) Private Placement Units and the Class A ordinary shares underlying such Private Placement Units that may be issued upon conversion of any Sponsor funded, have registration rights to require the Company to register a sale of any of securities held by holders of the securities pursuant to a registration rights agreement that was signed prior to the effective date of the Initial Public Offering. The holders of these securities are entitled to make up to three demands, excluding short form registration demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to completion of initial Business Combination and rights to require to register for resale such securities pursuant to Rule 415 under the Securities Act. However, the registration rights agreement provides that the Company is not required to effect or permit any registration or cause any registration statement to become effective until termination of the applicable lock-up period.

NOTE 7. SHAREHOLDERS’ DEFICIT

Preference Shares - The Company is authorized to issue 1,000,000 preference shares, $0.0001 par value, with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. As of September 30, 2025 and December 31, 2024, there were no preference shares issued or outstanding.

Class A Ordinary Shares - The Company is authorized to issue 200,000,000 Class A ordinary shares with $0.0001 par value. As of September 30, 2025 and December 31, 2024, there were 422,500 Class A ordinary shares issued and outstanding, excluding 23,000,000 Class A ordinary shares subject to possible redemption.

Class B Ordinary Shares - The Company is authorized to issue 20,000,000 Class B ordinary shares with $0.0001 par value. In May 2023, the Company issued an aggregate of 5,750,000 Founder Shares to the Sponsor for an aggregate purchase price of $25,000, or approximately $0.004 per share, of which an aggregate of up to 750,000 shares were subject to forfeiture for no consideration to the extent that the underwriter’s overallotment option was not exercised in full or in part. As a result of the underwriters’ exercise of their over-allotment option in full on November 8, 2024, all 750,000 Class B ordinary shares were no longer subject to forfeiture. As of September 30, 2025 and December 31, 2024, there were 5,750,000 Class B ordinary shares issued and outstanding.

Holders of the Class B ordinary shares have the right to appoint all the Company’s directors prior to an initial Business Combination. On any other matter submitted to a vote of the Company’s shareholders, holders of the Class A ordinary shares and holders of the Class B ordinary shares will vote together as a single class, except as required by law or share exchange rule; provided, that the holders of Class B ordinary shares are be entitled to vote as a separate class to increase the authorized number of Class B ordinary shares. Each ordinary share has one vote on all such matters.

The Class B ordinary shares automatically convert into Class A ordinary shares at the time of the initial Business Combination at a ratio such that the number of Class A ordinary shares issuable upon conversion of all Class B ordinary shares, will equal, in the aggregate, on an as-converted basis, 20% of the sum of (i) the total number of shares issued in the Initial Public Offering, including shares issued in connection with the underwriter exercise of their option to purchase additional Units, plus (ii) the total number of Class A ordinary shares issued or deemed issued or issuable upon conversion or exercise of any equity-linked securities (as defined herein) or rights issued or deemed issued, by the Company in connection with or in relation to the consummation of the initial Business Combination, excluding any Class A ordinary shares or equity-linked securities exercisable for or convertible into Class A ordinary shares issued, deemed issued, or to be issued, to any seller in the initial Business Combination and any private placement rights issued to the Sponsor, its affiliates or any member of the management team upon conversion of any funded by the Company’s Sponsor.

Rights

On November 8, 2024, 3,285,714 public rights and 60,357 private rights were issued as part of the Initial Public Offering and Private Placement, respectively.

The gross proceeds of the Initial Public Offering were allocated to the public rights based on relative value, with $4,107,143 recorded in shareholders’ deficit related to the rights on November 8, 2024. The rights are not remeasured to fair value on a recurring basis.

As of September 30, 2025 and December 31, 2024, there were 3,285,714 public rights and 60,357 private rights included in the Placement Units outstanding. Each holder of one right will receive one Class A ordinary share upon consummation of the initial Business Combination, whether or not the Company will be the surviving entity, even if the holder of a public right converted all Class A ordinary shares held by them or it in connection with the initial Business Combination or an amendment to the Company’s memorandum and articles of association with respect to Company’s pre-Business Combination activities. In the event the Company will not be the survivor upon completion of the initial Business Combination, each holder of rights will be required to affirmatively convert their rights in order to receive the Class A ordinary shares underlying the rights (without paying any additional consideration) upon consummation of the Business Combination. The Company will not issue fractional Class A ordinary shares in connection with an exchange of rights. No fractional shares will be issued upon exchange of rights. No additional consideration will be required to be paid by a holder of rights in order to receive its additional shares upon consummation of a Business Combination. If the Company is unable to complete an initial Business Combination within the required time period and the Company liquidates the funds held in the Trust Account, holders of rights will not receive any of such funds with respect to their rights, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with respect to such rights, and the rights will expire worthless. Further, there are no contractual penalties for failure to deliver securities to the holders of the rights upon consummation of an initial Business Combination. Accordingly, the rights may expire worthless.

NOTE 8. FAIR VALUE MEASUREMENTS

The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

Level 1: Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2: Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3: Unobservable inputs based on our assessment of the assumptions that market participants would use in pricing the asset or liability.

The following tables present information about the Company’s assets that are measured at fair value on a recurring basis as of September 30, 2025 and December 31, 2024 and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value.

	As of September 30, 2025	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Observable Inputs (Level 3)
Assets:
Cash and investments held in Trust Account	$238,741,710	$238,741,710	$—	$—

	As of December 31, 2024	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Observable Inputs (Level 3)
Assets:
Cash and investments held in Trust Account	$231,412,096	$231,412,096	$—	$—

NOTE 9. SEGMENT INFORMATION

ASC Topic 280, “Segment Reporting,” establishes standards for companies to report in their financial statement information about operating segments, products, services, geographic areas, and major customers. Operating segments are defined as components of an enterprise for which separate financial information is available that is regularly evaluated by the Company’s chief operating decision maker, or group, in deciding how to allocate resources and assess performance.

The Company’s chief operating decision maker (“CODM”) has been identified as the Co-Chief Executive Officers, who collectively review the operating results for the Company as a whole to make decisions about allocating resources and assessing financial performance. Accordingly, management has determined that the Company only has one operating segment.

When evaluating the Company’s performance and making key decisions regarding resource allocation, the CODM reviews formation and operational costs and interest and dividends earned on cash and investments held in Trust Account, which are included in the accompanying statements of operations.

The key measures of segment profit or loss reviewed by our CODM are interest and dividends earned on cash and investments held in Trust Account and formation and operational costs. The CODM reviews interest and dividends earned on cash and investments held in Trust Account to measure and monitor shareholder value and determine the most effective strategy of investment with the Trust Account funds while maintaining compliance with the trust agreement. Formation and operational costs are reviewed and monitored by the CODM to manage and forecast cash to ensure enough capital is available to complete a Business Combination within the required completion window. The CODM also reviews formation and operational costs to manage, maintain and enforce all contractual agreements to ensure costs are aligned with all agreements and the budget.

NOTE 10. SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the financial statements were issued. Based upon this review, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements, other than as follows.

Business Combination

On October 9, 2025, pursuant to the terms of the Business Combination Agreement, the Business Combination was consummated. As a result of the transaction, the Company ceased to exist as an independent entity and became a wholly owned subsidiary of Pubco. In connection with the closing, holders of 14,475,606 Class A ordinary shares elected to redeem their shares for an aggregate payment of approximately $150.4 million (at $10.39 per share), funded from the Trust Account. After giving effect to these redemptions, the Trust Account held approximately $88.5 million, of which approximately $69.8 million was transferred from the Trust Account to Terra Innovatum Global as part of the closing consideration and approximately $18.7 million was used to settle transaction-related costs, including $9.2 million for deferred underwriting commissions and other professional fees, legal costs, and advisory expenses. Additionally, $36.8 million in PIPE proceeds was received into escrow, which funds were wired to Terra Innovatum Global in accordance with the transaction agreements.

Name Change

Also on October 9, 2025, the Company changed its name to “XIT Corp.” via special resolution, which name change was certified on October 14, 2025.

Stock-Based Compensation

For the 255,000 Founder Shares granted to the Company’s directors and management person, no stock-based compensation was recognized upon consummation of the Business Combination since the grant date fair value per share of $0.004348 equaled the amount initially received for the purchase of the Founder Shares.

Overall

Management believes these transactions significantly impact the Company’s future operations and capital structure. No adjustments have been made to the accompanying financial statements as of September 30, 2025 for these subsequent events.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of

GSR III Acquisition Corp.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of GSR III Acquisition Corp. (the “Company”) as of December 31, 2024 and 2023, and the related statements of operations, changes in shareholders’ equity (deficit), and cash flows for the year ended December 31, 2024 and for the period from May 10, 2023 (inception) through December 31, 2023, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2024 and 2023, and the results of its operations and its cash flows for the year ended December 31, 2024 and for the period from May 10, 2023 (inception) through December 31, 2023, in conformity with accounting principles generally accepted in the United States of America.

Going Concern Matter

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, has incurred and expects to continue to incur significant costs in pursuit of its financing and acquisition plans. The Company’s business plan is dependent on the completion of a Business Combination within a prescribed period of time and if not completed will cease all operations except for the purpose of liquidating. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ MaloneBailey, LLP

www.malonebailey.com

We have served as the Company's auditor since 2024.

Houston, Texas

March 27, 2025 except for Note 10 which is dated May 14, 2025

GSR III ACQUISITION CORP.
BALANCE SHEETS

	December 31,
	2024	2023
Assets
Current assets:
Cash	$1,787,033	$—
Prepaid expenses	148,845	8,502
Total current assets	1,935,878	8,502
Investments held in Trust Account	231,412,096	—
Total Assets	$233,347,974	$8,502

Liabilities, Class A Ordinary Shares Subject to Possible Redemption and Shareholders’ (Deficit) Equity
Current liabilities:
Accounts payable and accrued expenses	$49,529	$—
Total current liabilities	49,529	—
Deferred underwriting commissions	9,200,000	—
Total liabilities	9,249,529	—

Commitments and Contingencies (Note 6)
Class A ordinary shares, $0.0001 par value; 23,000,000 shares subject to possible redemption at $10.06 per share as of December 31, 2024 (zero as of December 31, 2023)	231,412,096	—

Shareholders’ (Deficit) Equity
Preference shares, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding as of December 31, 2024 and 2023	—	—
Class A ordinary shares, $0.0001 par value; 200,000,000 shares authorized; 422,500 shares issued and outstanding (excluding 23,000,000 shares subject to possible redemption) as of December 31, 2024 and zero shares issued and outstanding as of December 31, 2023	42	—
Class B ordinary shares, $0.0001 par value; 20,000,000 shares authorized; 5,750,000 shares issued and outstanding as of December 31, 2024 and 2023	575	575
Additional paid-in capital	—	24,425
Accumulated deficit	(7,314,268)	(16,498)
Total Shareholders’ (Deficit) Equity	(7,313,651)	8,502
Total Liabilities, Class A Ordinary Shares Subject to Possible Redemption and Shareholders’ (Deficit) Equity	$233,347,974	$8,502

The accompanying notes are an integral part of these financial statements.

GSR III ACQUISITION CORP.
STATEMENTS OF OPERATIONS

	For the Year Ended December 31, 2024	For the Period from May 10, 2023 (Inception) through December 31, 2023
General and administrative expenses	$462,814	$16,498
Loss from operations	(462,814)	(16,498)

Other income
Dividends earned on investments held in Trust Account	1,412,096	—
Interest from the bank account	13	—
Net income (loss)	$949,295	$(16,498)

Basic and diluted weighted average ordinary shares outstanding, redeemable ordinary shares	3,330,601	—
Basic and diluted net income per share, redeemable ordinary shares	$0.10	$—
Basic and diluted weighted average ordinary shares outstanding, non-redeemable ordinary shares	5,811,182	5,750,000
Basic and diluted net income (loss) per share, non-redeemable ordinary shares	$0.10	$(0.00)

The accompanying notes are an integral part of these financial statements.

GSR III ACQUISITION CORP.
STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY (DEFICIT)

For the Year Ended December 31, 2024

	Ordinary Shares				Additional		Total Shareholders’
	Class A		Class B		Paid-in	Accumulated	Equity
	Shares	Amount	Shares	Amount	Capital	Deficit	(Deficit)
Balance – December 31, 2023	—	$—	5,750,000	$575	$24,425	$(16,498)	$8,502
Sale of private placement units	422,500	42	—	—	4,224,958	—	4,225,000
Fair value of rights included in public units	—	—	—	—	4,107,143	—	4,107,143
Allocated value of offering costs to ordinary shares	—	—	—	—	(198,410)	—	(198,410)
Remeasurement of ordinary shares subject to possible redemption	—	—	—	—	(8,158,116)	(6,834,969)	(14,993,085)
Subsequent measurement of ordinary shares subject to possible redemption	—	—	—	—	—	(1,412,096)	(1,412,096)
Net income	—	—	—	—	—	949,295	949,295
Balance – December 31, 2024	422,500	$42	5,750,000	$575	$—	$(7,314,268)	$(7,313,651)

The accompanying notes are an integral part of these financial statements.

GSR III ACQUISITION CORP.

STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY (DEFICIT) — (Continued)

For the Period from May 10, 2023 (Inception) through December 31, 2023

	Class A Ordinary Shares		Class B Ordinary Shares		Additional Paid in	Accumulated	Total Shareholders’ Equity
	Shares	Amount	Shares	Amount	Capital	Deficit	(Deficit)
Balance – May 10, 2023 (Inception)	—	$—	—	$—	$—	$—	$—
Founder shares issued to initial shareholder	—	—	5,750,000	575	24,425	—	25,000
Net loss	—	—	—	—	—	(16,498)	(16,498)
Balance – December 31, 2023	—	$—	5,750,000	$575	$24,425	$(16,498)	$8,502

The accompanying notes are an integral part of these financial statements.

GSR III ACQUISITION CORP.
STATEMENTS OF CASH FLOWS

	For the Year Ended December 31, 2024	For the Period from May 10, 2023 (Inception) through December 31, 2023
Cash Flows from Operating Activities:
Net income (loss)	$949,295	$(16,498)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Income earned on investments held in Trust Account	(1,412,096)	—
Changes in operating assets and liabilities:
Prepaid expenses	(140,343)	16,498
Accounts payable and accrued expenses	49,529	—
Net cash used in operating activities	(553,615)	—

Cash Flows from Investing Activities:
Cash deposited in Trust Account	(230,000,000)	—
Net cash used in investing activities	(230,000,000)	—

Cash Flows from Financing Activities:
Proceeds received from initial public offering, gross	230,000,000	—
Proceeds received from private placement	4,225,000	—
Repayment of promissory note – related party	(132,984)	—
Offering costs paid	(1,751,368)	—
Net cash provided by financing activities	232,340,648	—

Net increase in cash	1,787,033	—

Cash – beginning of the period	—	—
Cash – end of the period	$1,787,033	$—

Supplemental disclosure of noncash investing and financing activities:
Prepaid expenses paid by Sponsor in exchange for issuance of Founder Shares	$—	$25,000
Payment of deferred offering costs included in promissory note – related party	$132,984	$—
Proceeds allocated to public rights	$4,107,143	$—
Allocation of offering costs to ordinary shares subject to redemption	$10,885,942	$—
Remeasurement adjustment on ordinary shares subject to possible redemption	$14,993,085	$—
Subsequent measurement of ordinary shares subject to possible redemption	$1,412,096	$—
Deferred underwriting commissions	$9,200,000	$—
Reclassification of value for Class A ordinary shares	$230,000,000	$—

The accompanying notes are an integral part of these financial statements.

GSR III ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

GSR III Acquisition Corp. (the “Company”) is a blank check company incorporated as a Cayman Islands exempted company on May 10, 2023. The Company was incorporated for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities that the Company has not yet identified (“Business Combination”).

As of December 31, 2024, the Company had not yet commenced operations. All activity for the period from May 10, 2023 (inception) through December 31, 2024 relates to the Company’s formation and the initial public offering (the “Initial Public Offering”). The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company expects to generate non-operating income in the form of interest and dividend income from investments held in trust, which proceeds were derived from the Initial Public Offering. The Company has selected December 31 as its fiscal year end.

Financing

The registration statement for the Company’s Initial Public Offering was declared effective on November 7, 2024. On November 8, 2024, the Company consummated the Initial Public Offering of 23,000,000 units including 3,000,000 additional public units as the underwriters ‘over-allotment option was exercised in full (the “Units” and, with respect to the shares of Class A ordinary shares included in the Units being offered, the “Public Shares”), at $10.00 per Unit, generating gross proceeds of $230,000,000 (see Note 3).

Simultaneously with the consummation of the Initial Public Offering and the sale of the Units, the Company consummated the private placement (“Private Placement”) of 422,500 units including 7,500 additional private placement units as the underwriters ‘over-allotment option was exercised in full (the “Private Placement Units”) to GSR III Sponsor LLC (the “Sponsor”), at a price of $10.00 per Private Placement Unit, generating total proceeds of $4,225,000, which is described in Note 4. This amount from the sale of the Private Placement Units are added to the net proceeds from the Initial Public Offering held in the Trust Account. The proceeds received from the sale of the Private Placement Units held in the Trust Account was used partially to pay some general and administrative expenses.

Transaction costs amounted to $11,084,352, consisting of $975,000 of cash underwriting fees, $9,200,000 of deferred underwriting fees which will be paid on the consummation of initial Business Combination, and $909,352 of other offering costs.

Upon the closing of the Initial Public Offering and the Private Placement, $230,000,000 ($10 per Unit) of the net proceeds of the Initial Public Offering and certain of the proceeds of the Private Placement were placed in a trust account (“Trust Account”) with Continental Stock Transfer & Trust Company acting as trustee and invested only in in either (i) U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations, (ii) as uninvested cash, or (iii) an interest or non-interest bearing bank demand deposit account or other accounts at a bank. The trust account is intended as a holding place for funds pending the earliest to occur of: (i) the completion of initial Business Combination; (ii) the redemption of any public shares properly submitted in connection with a shareholder vote to amend amended and restated memorandum and articles of association (A) to modify the substance or timing of obligation to offer redemption rights in connection with any proposed initial Business Combination or certain amendments to amended and restated memorandum and articles of association prior thereto or to redeem 100% of our public shares if initial Business Combination is not completed within the completion window; or (B) with respect to any other material provision relating to shareholders’ rights or pre-initial Business Combination activity; or (iii) absent an initial Business Combination within the completion window, from the closing of Initial Public Offering, return of the funds held in the trust account to public shareholders as part of redemption of the public shares.

GSR III ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (cont.)

The Nasdaq listing rules require that initial Business Combination must be with one or more operating businesses or assets with a fair market value equal to at least 80% of the assets held in the trust account (excluding the deferred underwriting commissions and taxes payable on the income earned on the trust account). Management may, however, structure an initial Business Combination such that the post-transaction company owns or acquires less than 100% of such interests or assets of the target business in order to meet certain objectives of the target management team or shareholders or for other reasons, but will only complete such Business Combination if the post-transaction company owns or acquires 50% or more of the issued and outstanding voting securities of the target or otherwise acquires a controlling interest in the target business sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”).

The Company is required to provide its Class A ordinary shareholders with the opportunity to redeem all or a portion of their public shares upon the completion of the Business Combination either (i) in connection with a shareholder meeting called to approve the Business Combination or (ii) by means of a tender offer.

All of the Class A ordinary shares sold as part of the units in the initial public offering contain a redemption feature which allows for the redemption of such public shares in connection with liquidation, if there is a shareholder vote or tender offer in connection with initial Business Combination and in connection with certain amendments to second amended and restated memorandum and articles of association. In accordance with SEC guidance on redeemable equity instruments, redemption provisions not solely within the control of a company require ordinary shares subject to redemption to be classified outside of permanent equity. Accordingly, all of the Public Shares were presented as temporary equity, outside of the shareholders’ deficit section of the Company’s balance sheet. Given that the Class A ordinary shares sold as part of the units in the offering were issued with other freestanding instruments, the initial carrying value of Class A ordinary shares classified as temporary equity were the allocated proceeds determined in accordance with ASC 470-20. The accretion or remeasurement is recognized as a reduction to retained earnings, or in absence of retained earnings, additional paid-in capital. Accretion associated with the redeemable Class A ordinary shares is excluded from earnings per share as the redemption value approximates fair value.

Each public shareholder may elect to redeem their public shares without voting and, if they do vote, irrespective of whether they vote for or against the proposed transaction. In addition, initial shareholders, directors and officers have entered into a letter agreement, pursuant to which they have agreed to waive their redemption rights with respect to any founder shares and public shares held by them in connection with the completion of a Business Combination.

Notwithstanding the foregoing, the Company’s Second Amended and Restated Memorandum and Articles of Association provides that a Public Shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), is restricted from redeeming its shares with respect to more than an aggregate of 15% or more of the Class A ordinary shares sold in the Initial Public Offering, without the prior consent of the Company.

Business Combination

If the Company is unable to complete an initial Business Combination within the 18 or 21-month period, it may seek an amendment to amended and restated memorandum and articles of association to extend the period of time to complete an initial Business Combination beyond 21 months. The Company’s amended and restated memorandum and articles of association requires at least a special resolution of shareholders as a matter of Cayman Islands law, meaning that such an amendment be approved by at least two-thirds of ordinary shares who, being entitled to do so, attend and vote (either in person or by proxy) at a general meeting of the company. If the Company seeks shareholder approval to extend beyond the 21-month period in which to complete an initial Business Combination to a later date, The Company is required to offer public shareholders the right to have their public ordinary shares redeemed for a pro rata share of the aggregate amount then on deposit in the trust account, including interest (less permitted withdrawals and up to $100,000 of interest to pay dissolution expenses). There are no limitations to the number of times that the Company may seek shareholder approval or that shareholders may approve to extend beyond the 21-month period in which to complete a Business Combination at a later date. If the initial Business Combination is not completed in the period provided, the membership interests of the Sponsor become worthless.

GSR III ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (cont.)

Going Concern Consideration

In connection with the Company’s assessment of going concern considerations in accordance with Financial Accounting Standard Board’s Accounting Standards Update 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” we have determined that mandatory liquidation, should we not complete a Business Combination and an extension of our deadline to do so not be approved by the stockholders of the Company, and potential subsequent dissolution and the liquidity issue raise substantial doubt about the Company’s ability to continue as a going concern if it does not complete a Business Combination.

As of December 31, 2024, the Company had $1,787,033 in its operating bank account and working capital of $1,886,349. The Company has incurred and expects to incur significant costs to operate as a publicly traded company, to evaluate business opportunities, and to close on a Business Combination. Such costs will be incurred prior to generating any operating revenues. These factors also raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are issued.

Management plans to complete a Business Combination before the mandatory liquidation date and anticipates that the Company will have sufficient liquidity to fund its operations until then. However, there can be no assurance that we will be able to consummate a Business Combination within the required timeframe or that liquidity will be sufficient to fund operations. The financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

Risks and Uncertainties

Management continues to evaluate the impact of significant global events such as the Russia/Ukraine and Israel/Palestine conflicts, on the industry and has concluded that while it is reasonably possible that these could have a negative effect on the Company’s financial position, results of its operations and/or search for a target company, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements are presented in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the U.S. Securities and Exchange Commission (“SEC”).

Emerging Growth Company Status

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012, (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

GSR III ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make a comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. As of December 31, 2024 and 2023, the Company had $1,787,033 and zero in cash, respectively. The Company did not have any cash equivalents as of December 31, 2024 or 2023.

Investments Held in Trust Account

As of December 31, 2024 and 2023, the Company had $231,412,096 and $0 in investments held in the Trust Account, respectively.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution, which, at times, may exceed the Federal Deposit Insurance Corporation coverage limit of $250,000. Any loss incurred or a lack of access to such funds could have a significant adverse impact on the Company’s financial condition, results of operations, and cash flows. As of December 31, 2024 and 2023, the Company has not experienced losses on these accounts.

Fair Value Measurements

The Company follows the guidance in ASC 820, “Fair Value Measurement,” for its financial assets and liabilities that are re-measured and reported at fair value at each reporting period, and non-financial assets and liabilities that are-measured and reported at fair value at least annually.

GSR III ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

●	Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

●	Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

●	Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.

Deferred Offering Costs

Deferred offering costs consist of legal, administrative, and other costs incurred through the balance sheet date that are directly related to the Initial Public Offering. The Company complies with the requirements of the ASC 340-10-S99 and SEC Staff Accounting Bulletin Topic 5A, “Expenses of Offering.” Offering cost is allocated to Public and Private Rights issued in the Initial Public Offering on residual value basis, compared to total proceeds received. Offering costs associated with the Class A ordinary shares are charged against the carrying value of Class A ordinary shares subject to possible redemption upon the completion of the Initial Public offering.

Income Taxes

The Company complies with the accounting and reporting requirements of ASC Topic 740, “Income Taxes,” which prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company’s management determined that the Cayman Islands is the Company’s only major tax jurisdiction. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of December 31, 2024 or 2023. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

There is currently no taxation imposed on income by the government of the Cayman Islands. In accordance with Cayman Islands federal income tax regulations, income taxes are not levied on the Company. Consequently, income taxes are not reflected in the Company’s financial statements. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

Class A Redeemable Share Classification

The public shares contain a redemption feature which allows for the redemption of such public shares in connection with the Company’s liquidation, or if there is a shareholder vote or tender offer in connection with the Company’s initial Business Combination. In accordance with ASC 480-10-S99, the Company classifies public shares subject to redemption outside of permanent equity as the redemption provisions are not solely within the control of the Company. The Company recognizes changes in redemption value immediately as they occur and will adjust the carrying value of redeemable shares to equal the redemption value at the end of each reporting period. Immediately upon the closing of the Initial Public Offering, the Company recognized the accretion from initial book value to redemption amount value. The change in the carrying value of redeemable shares will result in charges against additional paid-in capital (to the extent available) and accumulated deficit.

GSR III ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Accordingly, as of December 31, 2024, Class A ordinary shares subject to possible redemption are presented at redemption value as temporary equity, outside of permanent shareholders’ equity on the Company’s balance sheet, as summarized in the following table:

Public offering proceeds	$230,000,000
Less:
Proceeds allocated to public rights	(4,107,143)
Allocation of offering costs related to redeemable shares	(10,885,942)
Plus:
Accretion of carrying value to redemption value	14,993,085
Ordinary shares subject to possible redemption	$230,000,000
Plus:
Subsequent measurement of ordinary shares subject to possible redemption	1,412,096
Ordinary shares subject to possible redemption	$231,412,096

Net Income (Loss) Per Ordinary Share

The Company complies with the accounting and disclosure requirements of FASB ASC Topic 260, “Earnings Per Share”. Net income (loss) per ordinary share is computed by dividing net income (loss) by the weighted average number of ordinary shares outstanding for the period. Accretion associated with the redeemable ordinary shares is excluded from net income (loss) per ordinary share as the redemption value approximates fair value.

The calculation of diluted income (loss) per ordinary share does not consider the effect of the rights issued in connection with the Initial Public Offering and the Private Units since the exercise of the units is contingent upon the occurrence of future events. As of December 31, 2024 and 2023, the Company did not have any dilutive securities or other contracts that could, potentially, be exercised or converted into ordinary shares that then share in the earnings of the Company. As a result, diluted net income (loss) per ordinary share is the same as basic net income (loss) per ordinary share for the periods presented.

The following table reflects the calculation of basic and diluted net income (loss) per ordinary share (in dollars, except share amounts):

	For the Year Ended December 31, 2024		For the Period from May 10, 2023 (Inception) through December 31, 2023
	Redeemable	Non- Redeemable	Redeemable	Non- Redeemable
Particulars	Shares	Shares	Shares	Shares
Basic and diluted net income (loss) per share:
Weighted average shares outstanding	3,330,601	5,811,182	—	5,750,000
Ownership percentage	36%	64%	0%	100%
Numerators:
Allocation of net income (loss)	$345,854	$603,441	$—	$(16,498)

Denominators:
Weighted average shares outstanding	3,330,601	5,811,182	—	5,750,000
Basic and diluted net income (loss) per share	$0.10	$0.10	$—	$(0.00)

GSR III ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Stock-Based Compensation

The Company recognizes compensation costs resulting from the issuance of stock-based awards to directors as an expense in the financial statement over the requisite service period based on a measurement of fair value for each stock-based award. The fair value is amortized as compensation cost on a straight-line basis over the requisite service period of the awards. The Black-Scholes-Merton option-pricing model includes various assumptions, including the fair market value of the estimated stock price of the Company, expected life of shares, the expected volatility and the expected risk-free interest rate, among others. These assumptions reflect the Company’s best estimates, but they involve inherent uncertainties based on market conditions generally outside the control of the Company.

Recent Accounting Standards

In November 2023, the FASB issued ASU 2023-07, “Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures.” The amendments in this ASU require disclosures, on an annual and interim basis, of significant segment expenses that are regularly provided to the chief operating officer decision maker (“CODM”), as well as the aggregate amount of other segment items included in the reported measure of segment profit or loss. The ASU requires that a public entity disclose the title and position of the CODM and an explanation of how the CODM uses the reported measure(s) of segment profit or loss in assessing segment performance and deciding how to allocate resources. Public entities will be required to provide all annual disclosures currently required by Topic 280 in interim periods, and entities with a single reportable segment are required to provide all the disclosures required by the amendments in this ASU and existing segment disclosures in Topic 280. This ASU is effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024, with early adoption permitted. This standard was effective for the Company for the year ended December 31, 2024 and did not have a material impact on the Company’s financial statements (see Note 9).

Management does not believe that any other recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statements.

NOTE 3. INITIAL PUBLIC OFFERING

Pursuant to the Initial Public Offering, the Company sold 23,000,000 Units (including underwriters’ over-allotment exercise of 3,000,000 Units) at a purchase price of $10.00 per Unit, generating gross proceeds of $230,000,000 to the Company which was placed in the Trust Account. Each Unit consists of one Class A ordinary share and one-seventh of one public right (the “Public Right”). Each whole right entitles the holder thereof to purchase one Class A ordinary share at a price of $10.00 per share. No fractional rights will be issued upon separation of the Units and only whole rights will trade. The underwriters have exercised their over-allotment option on consummation of the Initial Public offering to purchase 3,000,000 additional units to cover over-allotments.

NOTE 4. PRIVATE PLACEMENT

Simultaneously with the consummation of the Initial Public Offering and the sale of the Units, the Company consummated the private placement (“Private Placement”) of 422,500 units (including underwriters’ over-allotment exercise of 7,500 Units at a price of $10.00 per Private Placement Unit), generating total proceeds of $4,225,000. Each Private Placement Unit entitles the holder thereof to one Class A ordinary share and one-seventh of one private right (“Private Placement Rights”) to purchase one Class A ordinary share at $10.00 per share.

The private placement units have terms and provisions that are identical to the units sold as part of the Initial Public Offering. The private placement units (including any private placement shares, any private placement rights and any Class A ordinary shares underlying the private placement rights) are not transferable, assignable or saleable until 30 days after the completion of initial Business Combination except pursuant to limited exceptions.

GSR III ACQUISITION CORP.
 NOTES TO FINANCIAL STATEMENTS

NOTE 5. RELATED PARTY TRANSACTIONS

Founder Shares

On May 30, 2023, the Sponsor paid $25,000 to cover certain offering costs of the Company in consideration for 5,750,000 Class B ordinary shares of the Company (after giving effect to a share surrender effected on June 5, 2024). The initial shareholders have not forfeited Founder Shares as the over-allotment option was exercised in full by the underwriter. The Founder Shares represent 20.0% of the Company’s issued and outstanding shares after the Initial Public Offering.

On November 8, 2024, the Sponsor transferred 30,000 Founder Shares to each of its three independent directors (10,000 Founder Shares per director) of the Company, at a price of $0.004348 per share. Each buyer paid $43.48 for an aggregate purchase price of $130.44 in consideration of the assignment of shares. If the director ceases to be a director of the Company for any reason before the consummation of the Business Combination, at the Sponsor’s election, it will either repurchase the shares at the purchase price or forfeit the shares back to the Company for no consideration. The Founder Shares will automatically convert into shares of Class A ordinary shares at the time of the Business Combination on a one-for-one basis, subject to adjustment as described in the Company’s certificate of incorporation.

Additionally, on December 19, 2024, the Sponsor transferred another 225,000 Founder Shares to another member of the management team at a price of $0.004348 per share for an aggregate purchase price of $978.30.

The sale of the Founder Shares to the Company’s directors and director’s nominees by the Sponsor is in the scope of FASB ASC Topic 718, “Compensation-Stock Compensation” (“ASC 718”). Under ASC 718, stock-based compensation associated with equity-classified awards is measured at fair value upon the grant date. The fair value of the 255,000 shares granted to the Company’s directors and management person was at the acquisition price per share of $0.004348.

The Founder Shares were granted subject to a performance condition (i.e., the occurrence of a Business Combination). Compensation expense related to the Founders Shares is recognized only when the performance condition is probable of occurrence under the applicable accounting literature in this circumstance. Stock-based compensation would be recognized at the date a Business Combination is considered probable (i.e., upon consummation of a Business Combination) in an amount equal to the number of Founders Shares times the grant date fair value per share (unless subsequently modified) less the amount initially received for the purchase of the Founder Shares.

Administrative Services Agreement

Commencing on November 8, 2024, the Company has entered into an agreement to pay the Sponsor a total of up to $55,556 per month for office space and administrative and support services. Upon completion of a Business Combination or its liquidation, the Company will cease paying these monthly fees. For the year ended December 31, 2024, the Company incurred $111,112 in fees for these services, which are included within general and administrative expenses in the accompanying statements of operations (none in 2023).

GSR III ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS

NOTE 5. RELATED PARTY TRANSACTIONS (cont.)

Promissory Note — Related Party

During June 2024, the Sponsor agreed to loan the Company up to $300,000 pursuant to a promissory note (the “Note”). The Note was non-interest bearing, unsecured and became due on November 8, 2024 upon the closing of the Initial Public Offering. During the year ended December 31, 2024, the Company borrowed $132,984 under the Note to pay for offering costs, of which $98,228 was settled through risk capital funding and $34,756 was repaid from the proceeds of the Initial Public Offering placed in the Trust Account. During the period from May 10, 2023 (inception) through December 31, 2023, the Company did not make any borrowings under the Note. As of December 31, 2024 and 2023, the Company had no outstanding balance under the Note. The risk capital used to settle a portion of the Note is part of the private placement units issued contemporaneously with the Initial Public Offering and hence included as part of additional paid-in capital in the accompanying statements of changes in equity.

Working Capital Loans

In addition, in order to finance transaction costs in connection with a Business Combination, the Sponsor, members of the Company’s founding team or any of their affiliates may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest, or, at the lenders’ discretion, up to $1,500,000 of such Working Capital Loans may be convertible into private placement units at a price of $10.00 per unit. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. As of December 31, 2024 and 2023, the Company had no outstanding Working Capital Loans.

NOTE 6. COMMITMENTS AND CONTINGENCIES

Registration Rights

The holders of the (i) Founder Shares, which were issued in a private placement prior to the closing of the Initial Public Offering, (ii) Private Placement Units (including private placement unit and private placement rights), which were issued in a private placement simultaneously with the closing of the Initial Public Offering and the Class A ordinary shares underlying such Private Placement Units, and (iii) Private Placement Units and the Class A ordinary shares underlying such Private Placement Units that may be issued upon conversion of any Sponsor funded, have registration rights to require the Company to register a sale of any of securities held by holders of the securities pursuant to a registration rights agreement that was signed prior to the effective date of the Initial Public Offering. The holders of these securities are entitled to make up to three demands, excluding short form registration demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to completion of initial Business Combination and rights to require to register for resale such securities pursuant to Rule 415 under the Securities Act. However, the registration rights agreement provides that the Company is not required to effect or permit any registration or cause any registration statement to become effective until termination of the applicable lock-up period.

NOTE 7. SHAREHOLDERS’ EQUITY

Preferred Shares — The Company is authorized to issue 1,000,000 preferred shares, $0.0001 par value, with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. As of December 31, 2024 and 2023, there were no preferred shares issued or outstanding.

Class A Ordinary Shares — The Company is authorized to issue 200,000,000 Class A ordinary shares with $0.0001 par value. As of December 31, 2024, there were 422,500 Class A ordinary shares issued and outstanding, excluding 23,000,000 Class A ordinary shares subject to possible redemption. There were no Class A ordinary shares issued or outstanding as of December 31, 2023.

Class B Ordinary Shares — The Company is authorized to issue 20,000,000 Class B ordinary shares with $0.0001 par value. In May 2023, the Company issued an aggregate of 5,750,000 Founder Shares to the Sponsor for an aggregate purchase price of $25,000, or approximately $0.004 per share, of which an aggregate of up to 750,000 shares were subject to forfeiture for no consideration to the extent that the underwriter’s over-allotment option was not exercised in full or in part. As a result of the underwriters’ exercise of their over-allotment option in full on November 8, 2024, all 750,000 Class B ordinary shares were no longer subject to forfeiture. As of December 31, 2024 and 2023, there were 5,750,000 Class B ordinary shares issued and outstanding.

GSR III ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS

NOTE 7. SHAREHOLDERS’ EQUITY (cont.)

Holders of the Class B ordinary shares have the right to appoint all the Company’s directors prior to an initial Business Combination. On any other matter submitted to a vote of the Company’s shareholders, holders of the Class A ordinary shares and holders of the Class B ordinary shares will vote together as a single class, except as required by law or share exchange rule; provided, that the holders of Class B ordinary shares are be entitled to vote as a separate class to increase the authorized number of Class B ordinary shares. Each share of ordinary share has one vote on all such matters.

The Class B ordinary shares automatically convert into Class A ordinary shares at the time of the initial Business Combination at a ratio such that the number of Class A ordinary shares issuable upon conversion of all Class B ordinary shares, will equal, in the aggregate, on an as-converted basis, 20% of the sum of (i) the total number of shares issued in the Initial Public Offering, including shares issued in connection with the underwriter exercise of their option to purchase additional Units, plus (ii) the total number of Class A ordinary shares issued or deemed issued or issuable upon conversion or exercise of any equity-linked securities (as defined herein) or rights issued or deemed issued, by the Company in connection with or in relation to the consummation of the initial Business Combination, excluding any Class A ordinary shares or equity-linked securities exercisable for or convertible into Class A ordinary shares issued, deemed issued, or to be issued, to any seller in the initial Business Combination and any private placement rights issued to the Sponsor, its affiliates or any member of the management team upon conversion of any funded by the Company’s Sponsor.

Rights

As of December 31, 2023, there were no rights issued or outstanding. On November 8, 2024, 3,285,714 public rights and 60,357 private rights were issued as part of the Initial Public Offering and Private Placement, respectively.

The gross proceeds of the Initial Public Offering were allocated to the public rights based on relative value, with $4,107,143 recorded in shareholders’ equity related to the rights at November 8, 2024. The rights are not remeasured to fair value on a recurring basis.

As of December 31, 2024, there were 3,285,714 public rights and 60,357 private rights included in the Placement Units outstanding. Each holder of one right will receive one Class A ordinary share upon consummation of the initial Business Combination, whether or not the Company will be the surviving entity, even if the holder of a public right converted all Class A ordinary shares held by them or it in connection with the initial Business Combination or an amendment to the Company’s memorandum and articles of association with respect to Company’s pre-Business Combination activities. In the event the Company will not be the survivor upon completion of the initial Business Combination, each holder of rights will be required to affirmatively convert their rights in order to receive the Class A ordinary shares underlying the rights (without paying any additional consideration) upon consummation of the Business Combination. The Company will not issue fractional Class A ordinary shares in connection with an exchange of rights. No fractional shares will be issued upon exchange of rights. No additional consideration will be required to be paid by a holder of rights in order to receive its additional shares upon consummation of a Business Combination. If the Company is unable to complete an initial Business Combination within the required time period and the Company liquidates the funds held in the Trust Account, holders of rights will not receive any of such funds with respect to their rights, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with respect to such rights, and the rights will expire worthless. Further, there are no contractual penalties for failure to deliver securities to the holders of the rights upon consummation of an initial Business Combination. Accordingly, the rights may expire worthless.

GSR III ACQUISITION CORP.
 NOTES TO FINANCIAL STATEMENTS

NOTE 8. FAIR VALUE MEASUREMENTS

The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

Level 1:	Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2:	Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3:	Unobservable inputs based on our assessment of the assumptions that market participants would use in pricing the asset or liability.

The following table presents information about the Company’s assets that are measured at fair value on a recurring basis as of December 31, 2024 and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value.

		Quoted	Significant	Significant
		Prices in	Other	Other
	As of	Active	Observable	Unobservable
	December 31,	Markets	Inputs	Inputs
	2024	(Level 1)	(Level 2)	(Level 3)
Assets:
Investments held in Trust Account	$231,412,096	$231,412,096	$—	$—

NOTE 9. SEGMENT INFORMATION

ASC Topic 280, “Segment Reporting,” establishes standards for companies to report in their financial statement information about operating segments, products, services, geographic areas, and major customers. Operating segments are defined as components of an enterprise for which separate financial information is available that is regularly evaluated by the Company’s chief operating decision maker, or group, in deciding how to allocate resources and assess performance.

The Company’s chief operating decision maker (“CODM”) has been identified as the Co-Chief Executive Officers, who collectively review the operating results for the Company as a whole to make decisions about allocating resources and assessing financial performance. Accordingly, management has determined that the Company only has one operating segment.

When evaluating the Company’s performance and making key decisions regarding resource allocation, the CODM reviews several key metrics, formation and operational costs and dividend earned on investments held in Trust Account which include the accompanying statements of operations.

GSR III ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS

NOTE 9. SEGMENT INFORMATION (cont.)

The key measures of segment profit or loss reviewed by our CODM are interest earned on investments held in Trust Account and formation and operational costs. The CODM reviews dividend earned on investments held in Trust Account to measure and monitor stockholder value and determine the most effective strategy of investment with the Trust Account funds while maintaining compliance with the trust agreement. Formation and operational costs are reviewed and monitored by the CODM to manage and forecast cash to ensure enough capital is available to complete a business combination within the business combination period. The CODM also reviews formation and operational costs to manage, maintain and enforce all contractual agreements to ensure costs are aligned with all agreements and budget.

NOTE 10. SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the balance sheet date through the date when these financial statements were issued. Based on this review, the Company did not identify any subsequent events that would require adjustment or disclosure in the financial statements, other than the event described below.

Business Combination Agreement

On April 21, 2025, the Company entered into a business combination agreement (the “Business Combination Agreement”) with Terra Innovatum s.r.l., an Italian limited liability company (“Terra Innovatum”). Pursuant to the terms of the Business Combination Agreement, the Company, Terra Innovatum and their related parties will undertake a series of reorganizations, equity issuances, and purchases, resulting in the Company becoming a wholly owned subsidiary of a Dutch public limited liability company (“Pubco”), which will be formed as part of the transaction.

Report of Independent Registered Public Accounting Firm

To the Quotaholders and Board of Directors of
Terra Innovatum S.R.L.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Terra Innovatum S.R.L. ( the “Company”) as of December 31, 2024 and 2023, and the related statements of operations and comprehensive loss, changes in quotaholders’ deficit, and cash flows for the years then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2024 and 2023, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Going Concern Matter

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations and negative cash flows from operations which raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ MaloneBailey, LLP
www.malonebailey.com
We have served as the Company’s auditor since 2025.
Houston, Texas
May 14, 2025

Terra Innovatum, Srl.
Balance Sheets
(all amounts in USD)

	December 31, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$68,934	$1,677
Due from related parties	—	8,830
Prepaid expenses and other current assets	64,079	1,367
Total current assets	133,013	11,874
Total assets	$133,013	$11,874
Liabilities and quotaholders’ deficit
Current liabilities:
Accounts payable	$32,264	$713
Accrued expenses and other current liabilities	20,523	9,062
Total current liabilities	52,787	9,775
Related party loan, non-current	106,780	—
Other non-current liabilities	5,585	2,103
Total liabilities	165,152	11,878
Commitments and contingencies (Note 5)
Quotaholders’ deficit:
Corporate capital	3,160	3,160
Accumulated deficit	(36,862)	(3,281)
Accumulated other comprehensive income	1,563	117
Total quotaholders’ deficit	(32,139)	(4)
Total liabilities and quotaholders’ deficit	$133,013	$11,874

The accompanying notes are an integral part of these financial statements.

Terra Innovatum, Srl.
Statements of Operations and Comprehensive Loss
(all amounts in USD)

	For the Years Ended December 31,
	2024	2023
Operating expenses:
General and administrative	$77,567	$2,358
Development costs	74,736	41,344
Total operating expenses	152,303	43,702
Loss from operations	(152,303)	(43,702)

Other (expenses) income:
Other income – related party	129,170	38,941
Other (expenses) income	(74)	(38)
Total other income, net	129,096	38,903
Loss before income taxes	(23,207)	(4,799)
(Provision) benefit for income taxes	(10,374)	327
Net loss	$(33,581)	$(4,472)
Other comprehensive income
Change in foreign currency translation adjustment	1,446	117
Total comprehensive loss	$(32,135)	$(4,355)

The accompanying notes are an integral part of these financial statements.

Terra Innovatum, Srl.
Statements of Changes in Quotaholders’ Deficit
For the Years Ended December 31, 2024 and 2023
(all amounts in USD)

	Corporate capital	Accumulated deficit	Accumulated other comprehensive income	Total quotaholders’ deficit
Balance at December 31, 2022	$3,160	$1,191	$—	$4,351
Net loss	—	(4,472)	—	(4,472)
Foreign currency translation	—	—	117	117
Balance at December 31, 2023	$3,160	$(3,281)	$117	$(4)
Net loss	—	(33,581)	—	(33,581)
Foreign currency translation	—	—	1,446	1,446
Balance at December 31, 2024	$3,160	$(36,862)	$1,563	$(32,139)

The accompanying notes are an integral part of these financial statements.

Terra Innovatum, Srl.
Statements of Cash Flows
(all amounts in USD)

	For the Years Ended December 31,
	2024	2023
Cash flows from operating activities
Net loss	$(33,581)	$(4,472)
Changes in operating assets and liabilities:
Due from related parties	8,657	(9,418)
Prepaid expenses and other current assets	(65,621)	(1,217)
Accounts payable	33,016	699
Accrued expenses and other current liabilities	12,563	8,458
Other non-current liabilities	3,774	2,061
Net cash used in operating activities	(41,192)	(3,889)
Cash flows from financing activities
Proceeds from a related party loan	111,582	—
Net cash provided by financing activities	111,582	—
Effect of exchange rate changes on cash and cash equivalents	(3,133)	93
Net change in cash and cash equivalents	70,390	(3,889)
Cash and cash equivalents at beginning of the period	1,677	5,473
Cash and cash equivalents at end of the period	$68,934	$1,677
Supplemental disclosures of cash flow information
Cash paid for interest	$—	$—
Cash paid for income taxes	$—	$—

The accompanying notes are an integral part of these financial statements.

Terra Innovatum, Srl.
Notes to the Financial Statements

Note 1. Organization

Terra Innovatum, Srl. (“Terra” or the “Company”) was incorporated under the laws of Italy on September 23, 2021 (“Inception”) and is headquartered in Lucca, Italy. Terra is a pioneering nuclear energy technology company developing the SOLO Micro-Modular Nuclear Reactor (“SOLO”), a breakthrough solution designed to address critical challenges in clean energy production. Terra’s reactor represents a significant technological and engineering advancement, offering a compact, safe, and economically compelling alternative to traditional energy infrastructure. The SOLO reactor’s core innovation lies in its ability to generate 1 MWe of electricity baseload with a continuous operational cycle of up to 15 years, extendable to 45 years through strategic refuelling, with a fixed and competitive projected levelized cost of energy. Terra’s strategic roadmap targets commercial deployment by 2028, with a clear focus on delivering a scalable, modular nuclear solution that can be deployed across diverse markets — from industrial and infrastructure to remote and off-grid applications. Key differentiators include a gas-cooled design, multiple safety shutdown mechanisms, safeguard-by-design, small footprint, and the ability to use commercially available Low Enriched Uranium (“LEU”), which significantly reduces regulatory and technological barriers typical in nuclear energy development. Terra has made substantial progress in de-risking its First-of-a-Kind (“FOAK”) reactor, including initiating regulatory engagement with the U.S. Nuclear Regulatory Commission (“NRC”), and establishing a robust supply chain strategy. Terra has completed the reactor design, validated key technological components, and is advancing through critical regulatory milestones to achieve Terra’s 2028 FOAK reactor completion target.

Note 2. Going Concern

As of December 31, 2024, the Company had cash of $68,934. For the year ended December 31, 2024, the Company used approximately $41,192 in cash for operating activities. Historically, the Company has incurred recurring net losses from operations and negative cash flows from operating activities. As of December 31, 2024, the Company had an accumulated deficit of approximately $36,862.

These factors raise substantial doubt regarding the Company’s ability to continue as a going concern within one year of the date these financial statements were issued.

The Company is trying to alleviate the going concern risk through the debt and equity financing in the United States (“U.S.”) capital market to support its working capital after the Merger (refer to Note 12. Subsequent Events). However, there is no guarantee that the substantial doubt about the Company’s ability to continue as a going concern will be alleviated. The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan and generate sufficient revenue and its ability to raise additional funds.

These accompanying financial statements have been prepared assuming that the Company will continue as a going concern and do not include any adjustments that might result from the outcome of this uncertainty.

Note 3. Summary of Significant Accounting Policies

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents. Cash equivalents are stated at cost, which approximates market value, because of the short maturity of these instruments. The Company had $68,934 and $1,677 in cash as of December 31, 2024 and 2023, respectively. The Company had no cash equivalents as of December 31, 2024 and 2023.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make certain estimates, judgments and assumptions. The Company believes that the estimates, judgments and assumptions made when accounting for items and matters such as, but not limited to, equity-based compensation and contingencies are reasonable, based on information available at the time they are made. These estimates, judgments and assumptions can affect the reported amounts of assets and liabilities as of the date of the financial statements, as well as amounts reported on the statements of operations during the years presented. Actual results could differ from those estimates.

Terra Innovatum, Srl.
Notes to the Financial Statements

Note 3. Summary of Significant Accounting Policies (cont.)

Foreign Currency Translation

The Company’s reporting currency is the United States Dollar (“US$”), while its functional currency is the Euro (“€”), which it uses for conducting business and maintaining its books and records. The accompanying financial statements are presented in US$.

In accordance with ASC 830-30, Translation of Financial Statements, the Company translates assets and liabilities from its functional currency into US$ using the exchange rate at the balance sheet date. Revenues and expenses are translated at the average exchange rate for the reporting period. Translation gains and losses are recorded as a separate component of accumulated other comprehensive income (AOCI) within the statements of changes in quotaholders’ deficit.

Cash flows are translated at average exchange rates for the reporting period. As a result, the amounts presented in the statements of cash flows may not directly reconcile with the corresponding changes in balances reported on the balance sheets.

Comprehensive Income (Loss)

ASC 220, Comprehensive Income, establishes standards for reporting and display of comprehensive income or loss, its components and accumulated balances. Comprehensive income or loss as defined includes all changes in equity during a period from non-owner sources. Accumulated comprehensive income (loss), as presented in the accompanying statements of changes in quotaholders’ deficit, consists of changes in unrealized gains and losses on foreign currency translation.

Net loss per share

The Company is a limited liability company (Srl.) under Italian law and does not issue traditional shares. Instead, ownership is divided into quotas (similar to membership interests in a limited liability company in the United States), which represent percentage ownership in the Company and not actual shares. Historical earnings per quota has not been included in these financial statements as the Company determined that representing net loss per quota is not a meaningful or material disclosure due to the Company’s current capital structure.

Fair Value Measurement

The Company measures certain financial assets and liabilities at fair value in accordance with ASC 820. Fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or liability. As a basis for considering such assumptions, the Company uses a three-level hierarchy, which prioritizes fair value measurements based on the types of inputs used for the various valuation techniques (market approach, income approach and cost approach). The levels of hierarchy are described below:

Level 1 —	Quoted prices in active markets for identical instruments.

Level 2 —	Quoted prices for similar instruments in active markets; quoted prices for identical or similar instruments in markets that are not active; and model-derived valuations in which all significant inputs and significant value drivers are observable in active markets.

Level 3 —	Valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

Terra Innovatum, Srl.
Notes to the Financial Statements

Note 3. Summary of Significant Accounting Policies (cont.)

The Company’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment and considers factors specific to the asset or liability. Financial assets and liabilities are classified in their entirety based on the most stringent level of input that is significant to the fair value measurement.

The Company’s financial instruments include cash and cash equivalents, accounts receivable, accounts payable, prepaids, accrued expenses, due from related parties, and note payable — related party. The recorded carrying amounts of these accounts approximate their fair value due to their short-term nature.

Other Income — Related Party

Other income — related party consists of engineering consulting services provided to related parties that are unrelated to the Company’s core business. This income is recognized as the related performance obligations are satisfied. Refer to Note 4. Related Party Transactions for further details.

Segments

ASC Topic 280, Segment Reporting, establishes standards for companies to report in their financial statement information about operating segments, products, services, geographic areas, and major customers. Operating segments are defined as components of an enterprise for which separate financial information is available that is regularly evaluated by the Company’s chief operating decision maker, or group, in deciding how to allocate resources and assess performance.

For the years ended December 31, 2024 and 2023, the Company was managed as a single operating segment in accordance with the provisions in the Financial Accounting Standards Board (“FASB”) guidance on segment reporting, which establishes standards for, and requires disclosure of, certain financial information related to reportable operating segments and geographic regions. Furthermore, the Company determined that a committee comprised of our Chief Executive Office (“CEO”) and founding officers is the Chief Operating Decision Maker as this committee is responsible for making decisions regarding the allocation of resources and assessing performance as well as for strategic operational decisions and managing the organization as a whole.

Development Costs

The Company expenses development costs as incurred. Development costs consist primarily of personnel costs, including salaries and benefits. The Company incurred $74,736 and $41,344 development costs for the years ended December 31, 2024 and 2023, respectively.

Commitments and Contingencies

The Company may at times be involved in litigation in the ordinary course of business. The Company will, from time to time, when appropriate in management’s estimation, record adequate reserves in the Company’s financial statements for pending litigation. Currently there are no pending or threatened litigation matters that management believes require accrual or disclosure. Refer to Note 5 for commitments or contractual obligations.

Income Taxes

The Company is domiciled in Italy and is subject to taxation under Italian tax laws. It is not domiciled in the United States and, as such, is not subject to U.S. federal or state income taxes.

The Company accounts for income taxes under the asset and liability method in accordance with ASC 740, Income Taxes. Under this method, deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted rates in effect for the year in which these temporary differences are expected to be recovered or settled. Valuation allowances are provided if based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. Management believes that it is more likely than not that all deferred tax assets will not be realized.

Terra Innovatum, Srl.
Notes to the Financial Statements

Note 3. Summary of Significant Accounting Policies (cont.)

The Company recognizes liabilities for potential tax payments to various tax authorities related to uncertain tax positions. The liabilities are based on a determination of whether and how much of a tax benefit taken by the Company in its tax filing is more likely than not to be realized following resolution of any potential contingencies present related to the tax benefit. Potential interest and penalties associated with such uncertain tax positions, if any, are recorded as components of income tax expense.

The Company assesses its income tax positions and records tax benefits for all years subject to examination based upon management’s evaluation of the facts, circumstances and information available as of the reporting date. For those tax positions where it is more likely than not that a tax benefit will be sustained, the Company records the largest amount of tax benefit with a greater than 50 percent likelihood of being realized upon ultimate settlement with a taxing authority having full knowledge of all relevant information. For those income tax positions where it is not more likely than not that a tax benefit will be sustained, the Company does not recognize a tax benefit in the financial statements.

Emerging Growth Company Status

The Company is an emerging growth company, as defined in the Jumpstart Our Business Startups Act of 2012 (the JOBS Act). Under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act, until such time as those standards apply to private companies. The Company has elected to use this extended transition period for complying with new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date that it (i) is no longer an emerging growth company or (ii) affirmatively and irrevocably opts out of the extended transition period provided in the JOBS Act. As a result, these financial statements may not be comparable to companies that comply with the new or revised accounting pronouncements as of public company effective dates.

Recent Accounting Pronouncements

ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures. In December 2023, the FASB issued this ASU, which requires public companies, on an annual basis, to provide disclosure of specific categories in the rate reconciliation, as well as disclosure of income taxes paid disaggregated by jurisdiction. This ASU is effective for fiscal years beginning after December 15, 2024, with early adoption permitted. The Company early adopted this update effective December 31, 2024, presenting our income tax disclosures as shown in Note 11.

ASU 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures. In November 2023, the FASB issued this ASU to update reportable segment disclosure requirements, primarily through enhanced disclosures about significant segment expenses and information used to assess segment performance. This update is effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024, with early adoption permitted. The Company adopted this update effective December 31, 2024, on a retrospective basis. Refer to Note 10 for the disclosures related to our single operating segment.

Note 4. Related Party Transactions

During the years ended December 31, 2024 and December 31, 2023, the Company earned other income of $129,170 and $38,941, respectively, for engineering consulting services provided to related parties. The consulting services are unrelated to the core business of the Company and are included in the statement of operations under other income — related parties.

Terra Innovatum, Srl.
Notes to the Financial Statements

Note 4. Related Party Transactions (cont.)

As of December 31, 2024 and 2023, the Company had amounts due from related parties of $0 and $8,830, respectively. These amounts corresponded to unbilled amounts due from a related party for engineering consulting services provided during the years ended December 31, 2024 and 2023.

During the year ended December 31, 2024, the Company entered into an interest-free loan agreement with its quotaholders. The total loan amount of $216,212 is to be provided in cash installments by January 15, 2025. As of December 31, 2024, quotaholders advanced $106,780 of the $216,212. The loan is scheduled to mature on December 31, 2040, with automatic annual extensions permitted until December 31, 2045, unless repayment is requested by the quotaholders.

The Company utilizes office space provided by a related party at no charge. There is no formal lease agreement, and no amounts have been recognized for rent expense in the accompanying financial statements. Management has determined that the fair value of the contributed office space is not material to the financial statements.

Note 5. Commitment and Contingencies

On December 18, 2024, the Company entered into an engagement letter with Park Avenue Capital Group Corp. (“PAC”) to provide financial advisory services in connection with a potential business combination with a special purpose acquisition company (“SPAC”). Under the agreement, PAC is engaged to assist with negotiation, structuring, and execution of the business combination, preparation of marketing materials, and securing potential backstop financing.

Pursuant to the agreement, the Company has committed to a retainer fee of $50,000, payable upon execution of the engagement letter, and a LOI signature fee of $25,000, payable upon signing a mutually exclusive letter of intent with a SPAC. Upon the public announcement of the business combination, the Company will be required to pay an announcement milestone fee of $225,000. Additionally, upon the closing of the business combination, PAC will be entitled to a cash success fee of $2,500,000, along with 623,000 shares of the SPAC/combined entity’s common stock, subject to vesting conditions tied to shareholder milestones, and one million warrants with a strike price of $7 per share, exercisable within 60 months from the business combination closing date.

The agreement includes an expense reimbursement provision, under which the Company is responsible for reasonable, pre-approved out-of-pocket expenses incurred by PAC, capped at $50,000 unless otherwise agreed.

Additionally, the Company has agreed to indemnify PAC for certain liabilities arising from its engagement.

As of December 31, 2024, the Company has incurred $46,800 in advisory fees, related to the Retainer Fee and LOI Signature Fee. Future obligations under this agreement remain contingent upon the execution and closing of the business combination.

Note 6. Prepaid expenses and other current assets

Prepaid expenses and other current assets consisted of the following:

	December 31, 2024	December 31, 2023
Prepaid expenses	$63,109	$—
Taxes receivables	970	1,367
Total prepaid expenses and other current assets	$64,079	$1,367

Terra Innovatum, Srl.
Notes to the Financial Statements

Note 7. Accrued Expenses and other current liabilities

Accrued expenses and other current liabilities consisted of the following:

	December 31, 2024	December 31, 2023
Wages payable	$10,070	$7,603
Taxes payable	10,395	1,435
Other	58	24
Total accrued expenses and other current liabilities	$20,523	$9,062

Note 8. Other Non-Current Liabilities

Other non-current liabilities consist of Trattamento di Fine Rapporto (“TFR”) liability of $5,585 and $2,103 as of December 31, 2024, and December 31, 2023, respectively. TFR represents a defined-benefit plan in Italy, a legally required end-of-service allowance, paid regardless of the reason for the employee’s departure from the company. The annual accrual is approximately 7% of total pay, with no ceiling, and is revalued each year by applying a pre-established rate of return of 1.50%, plus 75% of the Consumer Price Index, and is recorded by a book reserve. TFR is an unfunded plan.

Note 9. Quotaholders’ Deficit

The Company is an Srl., which is an Italian limited liability company similar to a limited liability company in the United States. Unlike corporations that issue shares of stock, the Company’s Articles of Incorporation designate ownership in the form of quotas, which represent its corporate capital.

Corporate Capital

As an Srl., the Company’s ownership structure is defined by “corporate capital” and “quotas” rather than shares, stock or units. As of December 31, 2024 and 2023, the total authorized, subscribed and paid-up capital was $3,160, consisting of quotas from founders and investors. Voting rights are proportional to the percentage of quotas owned, and members are entitled to a share of profit and losses based on their ownership percentage.

In March 2024, certain quotaholders transferred portions of their holdings to new and existing quotaholders, resulting in a revised ownership structure. No additional contributions or quota issuance have occurred during the year ending December 31, 2024. The transfer of quotas is subject to member approval, as outlined in the Company’s articles of incorporation. No dividends or distributions were declared for the year, in accordance with Italian regulations for early-stage “start-up innovative” companies.

Note 10. Segment Information

When evaluating the Company’s performance and making key decisions regarding resource allocation the CODM reviews several key metrics, which include the following:

	Years Ended December 31,
	2024	2023
General and administrative expenses	$77,567	$2,358
Development costs	74,736	41,344
Total operating expenses	$152,303	$43,702

Terra Innovatum, Srl.
Notes to the Financial Statements

Note 11. Income Taxes

The key measures of segment profit or loss reviewed by the CODM are general and administrative expenses and development costs. General and administrative expenses and development costs are reviewed and monitored by the CODM to manage cash to ensure enough capital is available to complete a potential business combination with a SPAC. The CODM also reviews general and administrative and development costs to manage, maintain and enforce all contractual agreements to ensure costs are aligned with all agreements and budget.

The Company is domiciled in Italy and is primarily subject to taxation in that country.

Income (loss) before provision for income taxes consisted of the following:

	Years Ended December 31,
	2024	2023
Loss before provision for income taxes	$(23,207)	$(4,799)

The provision for income taxes for the years ended December 31, 2024 and 2023 consisted of the following:

	Years Ended December 31,
	2024	2023
Current income tax (benefit) expense:	$10,374	$(327)
Deferred income tax (benefit) expense:	—	—
Total income tax provision (benefit)	$10,374	$(327)

The Company’s income tax benefit for the years ended December 31, 2024 and 2023 relating to federal, state and foreign tax jurisdictions differs from the amounts determined by applying the statutory federal income tax rate based on the following:

	Years Ended December 31,
	2024		2023
Expense (Benefit) at the federal rate	$(6,688)	28.82%	$(1,383)	28.82%
Increase (decrease) resulting from:
Other	17,062	(73.52)%	1,056	(22.01)%
Total income tax provision (benefit)	$10,374	(44.70)%	$(327)	6.81%

At December 31, 2024 and 2023, the Company did not have any deferred tax assets or liabilities.

The Company complies with the provisions of ASC 740 in accounting for its uncertain tax positions. ASC 740 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under ASC 740, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely that not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. At December 31, 2024 and 2023, the Company had no uncertain tax positions.

The Company recognizes interest accrued related to unrecognized tax benefits and penalties in income tax expense. The Company had no accruals for interest and penalties at December 31, 2024 and 2023.

The Company files tax returns as prescribed by the tax laws of the jurisdictions in which it operates. The statute of limitations for assessment by the Italian tax authorities remains open for the tax years December 31, 2021 through December 31, 2024 as the Company was incorporated in 2021. There are currently no income tax audits in progress. The resolution of tax matters is not expected to have a material effect on the Company’s financial statements.

Terra Innovatum, Srl.
Notes to the Financial Statements

Note 12. Subsequent Events

The Company has evaluated subsequent events through the date these financial statements were issued, which represents the date the financial statements were available to be issued, and determined that there have been no events that have occurred that would require adjustments to disclosures in the financial statements other than the following:

Lease Agreement

On April 1, 2025, the Company entered into a lease agreement with Nine Nuclear and Industrial Engineering S.R.L., a related party, to sublease three office rooms from a property unit located in Lucca, Sorbano del Giudice, Via della Chiesa XXXII n. 759. The three office rooms will be used exclusively for professional office purposes and related activities. The term of the lease agreement is 24 months starting from April 1, 2025 and ending on March 31, 2027. Each party may withdraw from the lease agreement at any time before the expiration date of the contract. The rent is €11,400 ($12,320 USD) per annum, €950 ($1,027 USD) per month plus €50 ($54 USD) monthly as a flat-rate reimbursement for utilities and cleaning costs (the “Lease Fee”), with the total monthly amount to be paid no later than the 10th of each month. The Lease Fee will be updated annually by 75% of the variation in the official consumer price indices for worker and employee families as determined by the Italian Statistics Day (“ISTAT”) in the previous year and subsequently year by year, with the first update taking effect on April 1, 2026. The lease agreement is subject to VAT according to Italian tax regulations.

Merger

Background

On April 21, 2025, Terra, GSR III, and such other parties that may become parties entered into a merger agreement (the “Merger Agreement”). The following are the transactions contemplated in the Merger Agreement:

Pre-Closing Restructuring

Terra has undergone and will undergo a pre-closing restructuring (the “Terra Pre-Closing Restructuring”):

●	Formation of Terra Global: On April 29, 2025, Terra created Terra Innovatum Global, srl. (“Terra Global”), with the same owners and ownership percentages as Terra.

●	Contribution of Ownership Interests: Following the formation of Terra Global, all owners of Terra will contribute 100% of their respective quotas in the capital of Terra to Terra Global (the “Contribution”). As a result of the Contribution, Terra will become a wholly owned subsidiary of Terra Global.

●	Conversion: Immediately after the Contribution and before any PIPE or alternative financing, Terra Global will be converted from an Italian limited liability company into a Dutch public limited company.

Formation of Terra MergerCo

After the Terra Pre-closing Restructuring, Terra Global will form a Cayman Islands exempted company (“Terra MergerCo”) as a direct, wholly owned subsidiary to complete the merger.

Closing Date

On the closing date of the merger, GSR III will continue as the surviving entity and become a wholly owned subsidiary of Terra Global. At the effective time of the Merger, each outstanding ordinary share of GSR III will be exchanged for one ordinary share of Terra Global (the “Merger”).

Terra Innovatum, Srl.
Notes to the Financial Statements

Note 12. Subsequent Events (cont.)

Registration and Listing

Terra Global plans to register the shares with the U.S. Securities and Exchange Commission and apply to list these shares on the Nasdaq Stock Market.

Conditions and Closing Date

The Merger requires approval from GSR III shareholders and the satisfaction of other customary closing conditions.

Accounting

The Merger will be accounted for as a recapitalization, with GSR III treated as the acquired company for accounting purposes and Terra Global will be treated as the accounting acquirer.

Bridge Loan

On May 4, 2025, the Company entered into a debt note subscription agreement (the “Bridge Loan”). According to the terms of the Bridge Loan agreement, the issuer agreed to issue five debt notes, for the principal amount of $100,000 each, having an aggregate value equal to $500,000.

On May 6, 2025, the Company entered into a letter agreement to convert the Bridge Loan into ordinary shares of Terra Global if the Merger is completed (the “Bridge Loan Conversion”). If the Bridge Loan Conversion happens at the time of the Merger, the shares will be priced at $7.00 each. If the Merger does not occur by April 30, 2026, the Bridge Loan Conversion price will instead be based on a valuation of $100,000,000 divided by the fully diluted equity of Terra. If the Merger is successful, the shares will be issued by Terra Global; if not, they will be issued by Terra or its parent company. If the Merger is completed, Terra is released from its obligations, and Terra Global assumes them. The lender is also entitled to a liquidation preference, receiving either 150% of the conversion price or a pro rata share of the liquidation proceeds, whichever is greater. Additionally, after the Merger, the lender will receive Terra Global warrants equal to 10% of new shares issued to purchase additional shares at $11.50 each (exercisable within 48 months) and a 3% commission on funds raised through a related PIPE transaction, payable in cash or shares.

Terra Innovatum Global, N.V.
(formerly Terra Innovatum Global, Srl.)
Consolidated Balance Sheets
(Unaudited) (all amounts in USD)(in thousands)

	September 30,	December 31,
	2025	2024
Assets
Current assets:
Cash and cash equivalents	$2,151	$69
Deferred transaction costs	1,114	-
Prepaid expenses and other current assets	385	65
Total current assets	3,650	134
Equipment, net	98	-
Total assets	$3,748	$134
Liabilities and quotaholders’ deficit
Current liabilities:
Accounts payable	$3,708	$32
Accrued expenses and other current liabilities	221	21
Bridge loans, net	3,557	-
Total current liabilities	7,486	53
Related party loan, non-current	325	107
Other non-current liabilities	167	6
Total liabilities	7,978	166
Commitments and contingencies (Note 5)
Quotaholders’ deficit:
Corporate capital	15	3
Additional paid-in capital	1,402	-
Accumulated deficit	(5,617)	(37)
Accumulated other comprehensive income	(30)	2
Total quotaholders’ deficit	(4,230)	(32)
Total liabilities and quotaholders’ deficit	$3,748	$134

The accompanying notes are an integral part of these unaudited consolidated financial statements.

Terra Innovatum Global N.V.
(formerly Terra Innovatum Global, Srl.)
Consolidated Statements of Operations and Comprehensive (Loss) Income
(Unaudited) (all amounts in USD)(in thousands)

	For The Three Months Ended September 30,		For The Nine Months Ended September 30,
	2025	2024	2025	2024
Operating expenses:
Selling, general and administrative	$2,135	$2	$5,655	$7
Development costs	155	16	244	53
Total operating expenses	2,290	18	5,899	60
Loss from operations	(2,290)	(18)	(5,899)	(60)

Other income (expenses):
Other income - related party	-	34	-	96
Other expense	(160)	-	(215)	-
Interest expense	(537)	-	(726)	-
Change in fair value - warrant liability	-	-	1,260	-
Total other (expense) income, net	(697)	34	319	96
(Loss) income before income taxes	(2,987)	16	(5,580)	36
(Provision) benefit for income taxes	-	-	-	-
Net (loss) income	$(2,987)	$16	$(5,580)	$36
Other comprehensive (loss) income
Change in foreign currency translation adjustment	(49)	27	(32)	26
Total comprehensive (loss) income	$(3,036)	$43	$(5,612)	$62

The accompanying notes are an integral part of these unaudited consolidated financial statements.

Terra Innovatum Global N.V.
(Formerly Terra Innovatum Global, Srl.)
Consolidated Statements of Changes in Quotaholders’ Deficit
For the Three and Nine Months Ended September 30, 2025 and 2024
(Unaudited) (all amounts in USD)(in thousands)

		Additional		Accumulated other	Total quotaholders’
	Corporate	Paid-in-	Accumulated	comprehensive	(deficit)
	capital	capital	deficit	income (loss)	equity
Balance at December 31, 2024	$3	$-	$(37)	$2	$(32)
Net income (loss)	-	-	(1,448)	-	(1,448)
Foreign currency translation	-	-	-	6	6
Balance at March 31, 2025	$3	$-	$(1,485)	$8	$(1,474)
Net income (loss)	-	-	(1,145)	-	(1,145)
Capital contributions	12	-	-	-	12
Issuance of warrants, net	-	1,077	-	-	1,077
Foreign currency translation	-	-	-	11	11
Balance at June 30, 2025	$15	$1,077	$(2,630)	$19	$(1,519)
Net income (loss)	-	-	(2,987)	-	(2,987)
Issuance of bridge loans, net	-	325	-	-	325
Foreign currency translation	-	-	-	(49)	(49)
Balance at September 30, 2025	$15	$1,402	$(5,617)	$(30)	$(4,230)

		Additional	Accumulated deficit/	Accumulated other	Total
	Corporate	Paid-in-	Retained	comprehensive	quotaholders’
	capital	capital	earnings	(loss) income	(deficit) equity
Balance at December 31, 2023	$3	$-	$(3)	$-	$-
Net income (loss)	-	-	-	-	-
Foreign currency translation	-	-	-	-	-
Balance at March 31, 2024	$3		$(3)	$-	$-
Net income (loss)	-	-	20	-	20
Foreign currency translation	-	-	-	(1)	(1)
Balance at June 30, 2024	$3	$-	$17	$(1)	$19
Net income (loss)	-	-	16	-	16
Foreign currency translation	-	-	-	29	29
Balance at September 30, 2024	$3	$-	$33	$28	$64

The accompanying notes are an integral part of these unaudited consolidated financial statements.

Terra Innovatum Global, N.V.
(formerly Terra Innovatum Global, Srl.)
Consolidated Statements of Cash Flows
(Unaudited) (all amounts in USD)(in thousands)

	For The Nine Months Ended September 30,
	2025	2024
Cash flows from operating activities
Net (loss) income	$(5,580)	$36
Adjustments to reconcile net (loss) income to net cash provided by (used in) operating activities
Unrealized foreign exchange loss (gain)	15	(28)
Change in fair value of warrants	(1,260)	-
Interest expense - non-cash	646	-
Changes in operating assets and liabilities:
Due from related parties	-	9
Prepaid expenses and other current assets	(290)	(7)
Accounts payable	2,439	(1)
Accrued expenses and other current liabilities	245	3
Other non-current liabilities	97	-
Net cash (used in) provided by operating activities	(3,688)	12
Cash flows from investing activities
Purchases of equipment	(94)	-
Net cash used in investing activities	(94)	-
Cash flows from financing activities
Proceeds from Bridge Loans	5,577	-
Payment of debt issuance costs for Bridge Loans	(24)	-
Capital contributions	11	-
Proceeds from related party loans	195	-
Net cash provided by financing activities	5,759	-
Effect of exchange rate changes on cash and cash equivalents	105	-
Net change in cash and cash equivalents	1,977	12
Cash and cash equivalents at beginning of the period	69	2
Cash and cash equivalents at end of the period	$2,151	$14
Supplemental disclosures of cash flow information:
Cash paid for interest	$-	$-
Cash paid for income taxes	$-	$-
Non-cash investing and financing activities:
Unpaid deferred transaction costs	$1,062	$-
Reclassification of liability-classified to equity-classified warrants	$193	$-
Fair value of warrant liability	$1,485
Issuance costs allocated to Bridge Loans	$10	$-
Equity classified warrants in conjunction with Bridge Loans	$1,329	$-

The accompanying notes are an integral part of these unaudited consolidated financial statements.

Terra Innovatum Global N.V.
(formerly Terra Innovatum Global, Srl.)
Notes to the Consolidated Financial Statements
(Unaudited)(in thousands)

Note 1. Organization

Terra Innovatum Global, Srl. (the “Company”), an Italian limited liability company limited by shares was formed on April 29, 2025, for the purpose of becoming the ultimate parent company following the transactions contemplated in a merger agreement (the “Merger Agreement”) entered into on April 21, 2025, by Terra Innovatum, Srl., GSR III Acquisition Corp. (“GSR III”), and other parties (also see Note 5 — Commitments and Contingencies). The Company’s legal headquarters is in Lucca Italy, San Marco district at Via Matteo Trenta No. 117.

Terra Innovatum, Srl. was incorporated under the laws of Italy on September 23, 2021 and is headquartered in Lucca, Italy. Terra Innovatum, Srl. is a pioneering nuclear energy technology company developing the SOLO Micro-Modular Nuclear Reactor (“SOLO”), a breakthrough solution designed to address critical challenges in clean energy production. The Company’s reactor represents a significant technological and engineering advancement, offering a compact, safe, and economically compelling alternative to traditional energy infrastructure. The SOLO reactor’s core innovation lies in its ability to generate 1 MWe of electricity baseload with a continuous operational cycle of up to 15 years, extendable to 45 years through strategic refueling, with a fixed and competitive projected levelized cost of energy. The Company’s strategic roadmap targets commercial deployment by 2028, with a clear focus on delivering a scalable, modular nuclear solution that can be deployed across diverse markets — from industrial and infrastructure to remote and off-grid applications. Key differentiators include a gas-cooled design, multiple safety shutdown mechanisms, safeguard-by-design, small footprint, and the ability to use commercially available Low Enriched Uranium (“LEU”), which significantly reduces regulatory and technological barriers typical in nuclear energy development. The Company has made substantial progress in de-risking its First-of-a-Kind (“FOAK”) reactor, including initiating regulatory engagement with the U.S. Nuclear Regulatory Commission (“NRC”), and establishing a robust supply chain strategy. The Company has completed the reactor design, validated key technological components, and is advancing through critical regulatory milestones to achieve the Company’s 2027 FOAK reactor completion target.

On June 23, 2025, the Terra Innovatum, Srl. quotaholders, who collectively owned 100% of both Terra Innovatum Global, Srl. and Terra Innovatum, Srl., contributed 100% of their respective quotas in the capital of Terra Innovatum, Srl. to Terra Innovatum Global, Srl. (the “Contribution”). As a result of the Contribution, Terra Innovatum, Srl. became a wholly owned subsidiary of Terra Innovatum Global, Srl. This transaction represents a transfer of ownership interests between entities under common control and is accounted for in accordance with ASC 805-50, Business Combinations — Subtopic 50: Transactions Between Entities Under Common Control. Under this guidance, the assets and liabilities of Terra Innovatum, Srl. were transferred to Terra Innovatum Global, Srl. at their carrying amounts as of the date of transfer, with no recognition of goodwill or gain/loss. The Contribution also results in a change in the reporting entity under U.S. GAAP, as Terra Innovatum Global, Srl. now serves as the ultimate parent company for financial reporting purposes. Comparative financial statements have been retrospectively adjusted to reflect the financial position and results of operations of Terra Innovatum Global, Srl. as if the entities had always been combined. (Also, see below in “Contribution of Ownership Interests.”)

On September 29, 2025, the Company established GSR III Cayman Merger Sub as an exempted company under the laws of the Cayman Islands. The formation was executed to support the transactions contemplated in the Merger Agreement. GSR III Cayman Merger Sub is a wholly-owned subsidiary of the Company.

Merger

Background

On April 21, 2025, Terra Innovatum, Srl., GSR III, and such other parties that may become parties entered into the Merger Agreement. The following are the transactions contemplated in the Merger Agreement:

Pre-Closing Restructuring

Terra Innovatum, Srl. has undergone a pre-closing restructuring (the “Terra Innovatum, Srl. Pre-Closing Restructuring”):

●	Formation of Terra Innovatum Global, Srl.: On April 29, 2025, Terra Innovatum Global, Srl. was created with the same owners and ownership percentages as Terra Innovatum, Srl.

●	Contribution of Ownership Interests: On June 23, 2025, the Terra Innovatum, Srl. quotaholders, who collectively own 100% of both Terra Innovatum Global, Srl. and Terra Innovatum, Srl. effected the Contribution. As a result of the Contribution, Terra Innovatum, Srl. became a wholly owned subsidiary of Terra Innovatum Global Srl.

Formation of Terra MergerCo

After the Terra Innovatum, Srl. pre-closing Restructuring, Terra Innovatum Global, Srl. will form a Cayman Islands exempted company (“Terra MergerCo”) as a direct, wholly owned subsidiary to complete the merger.

Closing Date

On the closing date of the merger, Terra Innovatum Global, Srl. will be converted from an Italian limited liability company into a Dutch public limited company named Terra Innovatum Global, N.V. and GSR III will continue as the surviving entity and become a wholly owned subsidiary of Terra Innovatum Global, Srl. At the effective time of the Merger, each outstanding ordinary share of GSR III will be exchanged for one ordinary share of Terra Innovatum Global, Srl. (the “Merger”).

Registration and Listing

Terra Innovatum Global, Srl. plans to register the shares with the U.S. Securities and Exchange Commission and apply to list these shares on the Nasdaq Stock Market.

Conditions and Closing Date

The Merger requires approval from GSR III shareholders’ and the satisfaction of other customary closing conditions.

Accounting

The Merger will be accounted for as a recapitalization, with GSR III treated as the acquired company for accounting purposes and Terra Innovatum Global, Srl. will be treated as the accounting acquirer.

Note 2. Going Concern

As of September 30, 2025, the Company had cash of $2,151 and an accumulated deficit of approximately $5,617. For the nine months ended September 30, 2025, the Company used approximately $3,688 of cash in operating activities and has historically incurred recurring losses and negative operating cash flows. These conditions initially raised substantial doubt about the Company’s ability to continue as a going concern within one year after the date the financial statements were issued.

Subsequent to the balance sheet date, on October 9, 2025, the Company completed the Merger (see “Note 13 – Subsequent Events”), which resulted in the conversion of $5,690 of Bridge Loans into equity and warrants and provided significant additional liquidity. Based on management’s current forecasts, expected cash outflows over the next 12 months to support FOAK development, engineering and licensing activities, and general business operations are not anticipated to exceed available liquidity. Management therefore believes that existing cash will be sufficient to meet the Company’s working capital and capital expenditure requirements for at least the next 12 months.

The Company’s primary sources of liquidity are cash on hand, and its primary uses of liquidity are operating expenses, licensing activities, and capital expenditures. The Company continues to monitor its liquidity position and may consider additional financing arrangements, including equity offerings, to support its growth strategy as appropriate.

Note 3. Summary of Significant Accounting Policies

There have been no significant changes to the accounting policies during the nine months period ended September 30, 2025, as compared to the significant accounting policies described in Note 3 of the Notes to the financial statements in the Terra Innovatum, Srl’s audited financial statements and Note 3 of the Notes to the financial statements in Terra Innovatum Global, Srl’s audited financial statements both included in the Terra Innovatum Global S.R.L. Form S-4 Amendment No. 5 filed September 11, 2025 except for the accounting policies listed below.

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Basis of Presentation

In the opinion of the Company, the accompanying consolidated financial statements contain all adjustments, consisting of only normal recurring adjustments, necessary for a fair presentation of its financial position and its results of operations, changes in quotaholders’ deficit and cash flows. The consolidated financial statements include the financial statements of Terra Innovatum Global, Srl., Terra Innovatum, Srl. and GSR III Cayman Merger Sub. All intercompany balances and transactions have been eliminated. Certain information and note disclosures normally included in the financial statements prepared in accordance with GAAP have been omitted pursuant to such rules and regulations. The balance sheet as of December 31, 2024, was derived from the Terra Innovatum, Srl. audited annual financial statements but does not contain all of the footnote disclosures from the annual financial statements. The accompanying unaudited consolidated financial statements and related financial information should be read in conjunction with the Terra Innovatum, Srl. audited financial statements and the related notes thereto for the fiscal year ended December 31, 2024, and the Terra Innovatum Global, Srl. audited financial statements and the related notes thereto as of April 29, 2025 and for the period from April 29, 2025 (inception) and ended April 29, 2025, which provide a more complete discussion of the Company’s accounting policies and certain other information. The interim results for the nine months ended September 30, 2025, are not necessarily indicative of the results to be expected for the year ending December 31, 2025, or for any future periods.

Beginning with the financial statements and data for the three and nine months ended September 30, 2025, the Company has elected to present all dollar amounts rounded to the nearest thousand dollars, unless otherwise indicated. In prior periods, financial information was presented in whole dollars. This change has been made to enhance the readability and consistency of financial disclosures. As a result, certain prior period amounts may not be directly comparable due to rounding differences.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make certain estimates, judgments and assumptions. The Company believes that the estimates, judgments and assumptions made when accounting for items and matters such as, but not limited to, useful lives and recoverability of long-lived assets including equipment, equity-based compensation and contingencies, are reasonable, based on information available at the time they are made. These estimates, judgments and assumptions can affect the reported amounts of assets and liabilities as of the date of the financial statements, as well as amounts reported on the statements of operations during the periods presented. Actual results could differ from those estimates.

Fixed Assets

The Company’s fixed assets are comprised of computer equipment. Computer equipment is stated at cost, net of accumulated depreciation. The Company capitalizes purchases of computer equipment that exceed its capitalization threshold and have a useful life of greater than one year. Depreciation is computed using the straight-line method over the estimated useful life of the asset. For computer equipment, the Company has determined a useful life of 6 years. Depreciation expense is recognized beginning in the month the asset is placed into service. Maintenance and repairs are expensed as incurred, while improvements that extend the useful life or enhance the functionality of the equipment are capitalized. Upon retirement or disposal of assets, the cost and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is recognized in the period of disposal.

Emerging Growth Company Status

The Company is an emerging growth company, as defined in the Jumpstart Our Business Startups Act of 2012 (the JOBS Act). Under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act, until such time as those standards apply to private companies. The Company has elected to use this extended transition period for complying with new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date that it (i) is no longer an emerging growth company or (ii) affirmatively and irrevocably opts out of the extended transition period provided in the JOBS Act. As a result, these financial statements may not be comparable to companies that comply with the new or revised accounting pronouncements as of public company effective dates.

Recent Accounting Pronouncements

Management does not believe that any recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

Note 4. Related Party Transactions

During the three months ended September 30, 2025 and 2024, the Company earned other income of $0 and $34, respectively. During the nine months ended September 30, 2025 and 2024, the Company earned other income of $0 and $96 respectively, for engineering consulting services provided to related parties. The consulting services are unrelated to the core business of the Company and are included in the statement of operations under other income — related party.

During the year ended December 31, 2024, the Company entered into an interest-free loan agreement (the “2024 Loan Agreement”) with its quotaholders for approximately $216 which was provided in full by March 31, 2025. The loan is scheduled to mature on December 31, 2040, with automatic annual extensions permitted until December 31, 2045, unless repayment is requested by the quotaholders.

On March 21, 2025, the Company entered into a second interest-free loan agreement (the “2025 Loan Agreement”) with its quotaholders. The total loan amount of $221 is to be provided in cash installments by April 10, 2025, and matures on December 31, 2040. The maturity is subject to annual extensions until December 31, 2024, unless repayment is requested by the quotaholders.

As of September 30, 2025 and December 31, 2024, quotaholders advanced a total of $325 and $107, respectively, related to the 2024 and 2025 Loan Agreements.

Lease Agreement

On April 1, 2025, the Company entered into a lease agreement with Nine Nuclear and Industrial Engineering S.R.L. (“Nine”), a related party, to sublease three office rooms from a property unit located in Lucca, Sorbano del Giudice, Via della Chiesa XXXII n. 759. The three office rooms will be used exclusively for professional office purposes and related activities. The term of the lease agreement is 24 months starting from April 1, 2025 and ending on March 31, 2027. Each party may withdraw from the lease agreement at any time before the expiration date of the contract. The rent is $12 (€11 Euros) per annum, $1 (€1 Euros) and an immaterial monthly fee as a flat-rate reimbursement for utilities and cleaning costs (the “Lease Fee”), with the total monthly amount to be paid no later than the 10th of each month. The Lease Fee will be updated annually by 75% of the variation in the official consumer price indices for worker and employee families as determined by the Italian Statistics Day (“ISTAT”) in the previous year and subsequently year by year, with the first update taking effect on April 1, 2026. During the three and nine months ended September 30, 2025, the Company paid $3 and $7 in rent, respectively.

Engineering Services Agreement

On July 11, 2025, the Company entered into an engineering services agreement with Nine, a related party, to support the design of the SOLO project. Per the terms of the agreement, Nine committed to deliver certain technical services to the Company with a total value of $215 (€184 Euros) plus value added tax (“VAT”). The Company paid an initial one-time payment of $131 in September 2025.

FPoliSolutions LLC Agreement

On July 23, 2025, the Company entered into an engineering services agreement with FPoliSolutions LLC (“FPoli Solutions”), a related party. As per the terms of the agreement, FPoliSolutions will provide support for the development of the SOLO Micro Modular Reactor including technical assistance in safety analysis, hazard modeling, radiological consequence evaluation, risk-informed safety assessments, and techno-economic analysis for $90 with work completed during September 2025.

Note 5. Commitment and Contingencies

Moonshot Agreement

On December 18, 2024, the Company entered into an engagement letter with Park Avenue Capital Group Corp. (“PAC”) which was immediately superseded to enter an agreement to appoint Moonshot Warehouse LTD (“Moonshot”) who is an affiliate of PAC to provide financial advisory services in connection with a potential business combination with a special purpose acquisition company (“SPAC”). Under the agreement, Moonshot is engaged to assist with negotiation, structuring, and execution of the business combination, preparation of marketing materials, and securing potential backstop financing.

Pursuant to the agreement, the Company has committed to a retainer fee of $50, payable upon execution of the engagement letter, and a LOI signature fee of $25, payable upon signing a mutually exclusive letter of intent with a SPAC. Upon the public announcement of the business combination, the Company will be required to pay an announcement milestone fee of $225. Additionally, upon the closing of the business combination, Moonshot will be entitled to (i) a cash success fee of $2,500, (ii) 623,000 shares of the SPAC/combined entity’s ordinary shares, of which 223,000 shares shall be issued at the time of the closing of the business combination and the remaining 400,000 shares shall be issued in four tranches, subject to vesting conditions tied to certain milestones, and (iii) one million warrants with a strike price of $7.00 per share, exercisable within 60 months from the business combination closing date.

The agreement includes an expense reimbursement provision, under which the Company is responsible for reasonable, pre-approved out-of-pocket expenses incurred by Moonshot, capped at $50 unless otherwise agreed.

Additionally, the Company has agreed to indemnify Moonshot for certain liabilities arising from its engagement.

For the three and nine months ended September 30, 2025, the Company has incurred $17 and $284, respectively, in advisory fees, related to the Retainer Fee, LOI Signature Fee and announcement milestone payment. Future obligations under this agreement remain contingent upon the execution and closing of the business combination.

Loeb & Loeb LLP Agreement

On January 10, 2025, the Company entered into an engagement letter with Loeb & Loeb LLP (“Loeb”) who has agreed to represent the Company in connection with a SPAC merger, providing legal services including due diligence, drafting and reviewing key documents, and assisting with SEC filings and exchange listings. The engagement is capped at $1,250 in fees, with $250 payable in staged retainer payments. For the three and nine months ended September 30, 2025, the Company incurred $594 and $1,509 in fees, respectively.

Alliance Advisors, LLC Agreement

On May 9, 2025, the Company entered into an engagement letter with Alliance Advisors, LLC (“Alliance”) which outlines the terms under which Alliance will provide investor relations and advisory services to the Company starting May 1, 2025. Alliance will implement a financial communications program and receive a monthly fee of approximately $17 consisting of $10 in cash and $7 deferred until the Merger closes. A $75 success fee is also due upon a successful Nasdaq listing. The agreement includes provisions for additional services, expense reimbursements, and a 3% service fee for access to market intelligence tools. The engagement letter expires on April 30, 2026, however, has automatic annual renewals unless terminated with notice. If the Company does not complete the closing of the Merger by October 31, 2025, the Company will pay the deferred monthly fee in the aggregate amount of $39 by November 30th, 2025. For the three and nine months ended September 30, 2025, the Company has incurred $56 and $72 in fees, respectively.

Paragon Energy Solutions Agreement

On June 17, 2025, the Company entered into an engineering services agreement with Paragon Energy Solutions (“Paragon”). The agreement outlines a time-and-materials agreement for engineering study and support related to SOLO. Paragon will provide services including defining and documenting reactor protection systems, engineered safety features actuation systems and nuclear instrumentation system requirements, developing specifications, and collaborating with ABB Ltd. on non-safety distributed control systems. The contract allows the Company to suspend work if cost expectations for FOAK and commercial units are misaligned. For the three and nine months ended September 30, 2025, the Company has incurred $51 in fees.

Senior Advisor Agreement

On August 21, 2025, the Company entered into a senior advisor agreement with Alex Spiro who will engage as an independent contractor to serve as a strategic advisor and promoter for the Company, particularly in connection with the Merger. The term of the agreement is 36 months and outlines Spiro’s responsibilities, including strategic advisory, business development, investor introductions, and support for commercial agreements related to SOLO. Compensation includes a one-time grant of 180,000 restricted shares in the post-combination public entity (vesting over 36 months) and 1% commission on qualifying new business he originates.

Note 6. Prepaid Expenses and Other Current Assets

Prepaid expenses and other current assets consisted of the following:

	September 30, 2025	December 31, 2024
Value added tax	$259	$-
Prepaid expenses	122	63
Tax receivables	-	2
Other	4	-
Total prepaid expenses and other current assets	$385	$65

Note 7. Accrued Expenses and Other Current Liabilities

Accrued expenses and other current liabilities consisted of the following:

	September 30, 2025	December 31, 2024

Deferred payable	$175	$-
Wages payable	37	10
Value added tax payable	5	-
Corporate and regional taxes payable	-	11
Other	4	-
Total accrued expenses and other current liabilities	$221	$21

Note 8. Bridge Loans and Warrants

Bridge Loans

In May, June, August and September 2025, the Company entered into a series of unsecured debt note subscription agreements (the “Bridge Loans”) with multiple lenders, generating aggregate gross proceeds of $5,687. In accordance with the terms of the agreements, the Bridge Loans bear interest at a fixed annual rate of 15%, payable in kind (“PIK”) calculated on the outstanding principal balance. The Bridge Loans mature one year from their respective issuance dates and are subject to mandatory early redemption upon the consummation of a qualifying business combination, such as the Merger. In such an event, all accrued and unaccrued interest becomes immediately due and payable on the 30th day following the completion of the qualifying transaction.

During May, June, August and September 2025, the company entered into multiple letter agreements to convert the Bridge Loans into ordinary shares of Terra Innovatum Global, Srl. if the Merger is completed (the “Bridge Loan Conversion”). If the Bridge Loan Conversion happens at the time of the Merger, the shares will be priced at $7.00 each. If the Merger does not occur by April 30, 2026, the Bridge Loan Conversion price will instead be based on a valuation of $100,000 divided by the fully diluted equity of Terra Innovatum Global, Srl. If the Merger is successful, the shares will be issued by the Company; if not, they will be issued by Terra Innovatum, Srl. or its parent company. If the Merger is completed, Terra Innovatum, Srl. is released from its obligations, and the Company assumes them. The lender is also entitled to a liquidation preference for shares received upon conversion, receiving either 150% of the conversion price or a pro rata share of the liquidation proceeds, whichever is greater.

In August 2025, we amended our Bridge Loan agreements. The liquidation preference in each agreement was modified to apply only upon termination of the Merger and entitles lenders to the greater of 150% of the conversion price, as defined, or a pro rata share of the equity issuer’s assets based on their ownership percentage. Upon consummation of the Merger, the liquidation preference will terminate. The amendment defines the coverage amount as 100% of the total number of shares issued upon conversion. Following the Merger, lenders will receive two sets of warrants to subscribe to a number of ordinary shares of the Company equal to the coverage amount, priced at $11.50 and $15.00 per share respectively. These warrants are exercisable within 36 months and do not include anti-dilution rights. Additionally, lenders are obligated to use their best efforts to actively support PIPE fundraising efforts and will earn a 3% commission on the funds raised through their efforts, payable in cash or ordinary shares of Terra Innovatum Global N.V.(see “Note 13 – Subsequent Events) at the applicable conversion price if the Merger is consummated.

Following the closing of the Merger, the lenders will be issued Company warrants (also see Note 10 — Quotaholders’ Deficit). The issuance of certain of these warrants was contingent upon meeting funding thresholds specified within those Bridge Loan agreements on June 6, 2025.

The Company incurred a total debt discount of $2,870 for the Bridge Loans as a result of the allocation of proceeds to the warrants that will be issued following consummation of the Merger, and we incurred total debt issuance costs of $14 which are being amortized over the term of the loans using the effective interest method. The effective interest rates on the Bridge Loans range from 22.72% to 153.73%. The weighted average interest rate as of September 30, 2025 is 98.80%.

As of September 30, 2025, the aggregate principal amount outstanding of the Bridge Loans, including interest paid in kind, was $5,938. The Bridge Loans are presented net of unamortized debt discount of $2,370 and issuance costs of $11, resulting in a net carrying value of $3,557.

Note 9. Fair Value Measurements

The authoritative guidance on fair value measurements establishes a three-tier fair value hierarchy for disclosure of fair value measurements as follows:

Level 1 —	Quoted prices for identical assets or liabilities in active markets.

Level 2 —	Inputs other than quoted prices within Level 1 that are observable either directly or indirectly, including quoted prices in markets that are not active, quoted prices in active markets for similar assets or liabilities, and observable inputs other than quoted prices such as interest rates or yield curves.

Level 3 —	Unobservable inputs reflecting management’s view about the assumptions that market participants would use in pricing the asset or liability.

Assets and liabilities measured at fair value are classified in their entirety based on the lowest level of input that is significant to the fair value measurement. The Company’s assessment of the significance of a particular input to the fair value measurement in its entirety requires management to make judgments and consider factors specific to the asset or liability.

Financial Instruments Not Recorded at Fair Value

The Company’s financial instruments include cash and cash equivalents, accounts payable, prepaids, accrued expenses, due to related parties, the Bridge Loans, and a note payable — related party. The recorded carrying amounts of these accounts approximate their fair value due to their short-term nature.

Financial Instruments Recorded at Fair Value

As discussed in Note 8 — Bridge Loans and Warrants, certain warrants that will, under the terms of the Bridge Loan agreements, be issued following the Merger (the “Bridge Package Contingent Warrants”) contained provisions whereby the number of shares issuable was contingent upon the achievement of specified funding thresholds by June 6, 2025. Due to this potential variability in the number of shares subject to the warrants, the Company initially classified the Bridge Package Contingent Warrants as liabilities in accordance with the guidance in ASC 815-40. The Bridge Package Contingent Warrants are classified as Level 3.

On June 6, 2025, the funding threshold was not met, thereby resolving the contingency that affected the number of shares subject to the warrants. As a result, the Company performed a final fair value measurement of the Bridge Package Contingent Warrants, which resulted in recognition of a gain of $1,260, which is presented as change in fair value — warrant liability in the consolidated statement of operations and comprehensive loss. Immediately thereafter, the Bridge Package Contingent Warrants were reclassified to permanent equity in accordance with ASC 815-40-35. At September, 2025 and December 31, 2024, the Bridge Package Contingent Warrant liability was zero.

The following tables provide a summary of changes in the estimated fair value of the financial instruments using significant Level 3 inputs:

Balance - January 1, 2025	$-
Issuance of Bridge Package Contingent Warrants	1,485
Change in fair value of Bridge Package Contingent Warrants	(1,260)
Reclassification to permanent equity on June 6, 2025	(193)
Impact as a result of foreign exchange rates	(32)
Balance - September 30, 2025	$-

The Company estimated the fair value of Bridge Package Contingent Warrants using the Black-Scholes option pricing model with the following inputs:

Warrants:
Expected term (in years)	3
Expected volatility	106% - 108%
Risk-free interest rate	3.89% - 4.01%
Expected dividend yield	0%

During the periods presented, the Company has not changed the manner in which it values the liabilities that are measured at estimated fair value using Level 3 inputs. There were no transfers within the hierarchy during the periods presented.

Note 10. Quotaholders’ Deficit

The Company is an Srl., which is an Italian limited liability company similar to a limited liability company in the United States. Unlike corporations that issue shares of stock, the Company’s Articles of Incorporation designate ownership in the form of quotas, which represent its corporate capital.

Corporate Capital

As an Srl., the Company’s ownership structure is defined by “corporate capital” and “quotas” rather than shares, stock or units. As of September 30, 2025 and December 31, 2024, the total authorized, subscribed and paid-up capital was $15 and $3, respectively, consisting of quotas from founders and investors. Voting rights are proportional to the percentage of quotas owned, and members are entitled to a share of profit and losses based on their ownership percentage.

In March 2024, certain quotaholders transferred portions of their holdings to new and existing quotaholders, resulting in a revised ownership structure. On June 23, 2025, the Terra Innovatum, Srl. quotaholders, who collectively own 100% of both Terra Innovatum Global, Srl. and Terra Innovatum, Srl. completed the Contribution, in accordance with their existing ownership percentages in Terra Innovatum, Srl. This Contribution was executed as part of the pre-closing restructuring related to the Merger. As a result, Terra Innovatum, Srl. became a wholly owned subsidiary of Terra Innovatum Global, Srl.

The transfer of quotas is subject to member approval, as outlined in the Company’s articles of incorporation. No dividends or distributions were declared for the year, in accordance with Italian regulations for early-stage “start-up innovative” companies.

Legal Reserve – Italian Civil Code

In accordance with Article 2430 of the Italian Civil Code, the Company is required to allocate 5% of its annual net profit or loss to a legal reserve until such reserve reaches 20% of the Company’s share capital. As of September 30, 2025, the legal reserve amounted to $2, representing approximately 16% of share capital. This reserve is recorded as an appropriation of retained earnings and does not impact net income. The legal reserve is not distributable as dividends.

Appropriation to Statutory Reserve

In accordance with the Company’s bylaws and following the approval of the FY 2024 financial statements, a portion of the December 31, 2024 net loss was allocated to a statutory reserve. This reserve is distinct from the legal reserve required under Article 2430 of the Italian Civil Code and is intended to strengthen the Company’s equity base. The appropriation was recorded as a reclassification within equity and did not involve any cash movement.

Use of Prior Year Profit to Offset Accumulated Deficit

In accordance with Article 2430 of the Italian Civil Code and subject to approval by the quotaholders, the Company applied a portion of its FY 2024 net profit to offset the accumulated deficit from FY 2023. This reallocation was made prior to any appropriations to statutory reserves and was executed following the legal sequence prescribed by Italian law. The transaction did not involve cash and is recorded as a non-cash equity reclassification within retained earnings.

Warrants

As of September 30, 2025, all of the Company’s warrants are classified as permanent equity in accordance with ASC 815-40-25.  As of that date, the Company had the following equity-classified warrants related to the Bridge Loan (also see Note 8 — Bridge Loans and Warrants):

			Shares Issuable	Weighted
	Contractual Term	Balance Sheet	Upon Exercise of	Average Exercise
Issuance Date	(in years)	Classification	Warrant	Price
5/20/2025	3	Equity	30,286	$13.25
5/6/2025	3	Equity	150,762	$13.25
5/23/2025	3	Equity	75,304	$13.25
5/22/2025	3	Equity	602,662	$13.25
5/4/2025	3	Equity	150,606	$13.25
5/30/2025	3	Equity	75,156	$13.25
6/6/2025	3	Equity	44,882	$13.25
6/5/2025	3	Equity	29,910	$13.25
6/9/2025	3	Equity	252,032	$13.25
6/6/2025	3	Equity	17,954	$13.25
6/5/2025	3	Equity	75,098	$13.25
8/29/2025	3	Equity	14,444	$13.25
8/29/2025	3	Equity	11,476	$13.25
8/29/2025	3	Equity	11,508	$13.25
9/23/2025	3	Equity	143,680	$13.25
9/27/2025	3	Equity	17,206	$13.25

Warrant Valuation Methodology

The fair value of each equity classified warrant is estimated on the date of grant using the Black-Scholes option-pricing model and the weighted-average assumptions noted in the table below for the warrants issued during the nine months ended September 30, 2025:

Equity Classified Warrants

Warrants:
Expected term (in years)	(3 - 4)
Expected volatility	110% - 108%
Risk-free interest rate	4.02%
Expected dividend yield	0%

Note 11. Segment Information

When evaluating the Company’s performance and making key decisions regarding resource allocation the CODM reviews several key metrics, which include the following:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
	(Unaudited)		(Unaudited)
Operating expenses:
General and administrative	$2,135	$2	$5,655	$7
Development costs	155	16	244	53
Total operating expenses	$2,290	$18	$5,899	$60

The key measures of segment profit or loss reviewed by the CODM are general and administrative expenses and development costs. General and administrative expenses and development costs are reviewed and monitored by the CODM to manage and forecast cash to ensure enough capital is available to complete a potential business combination with a SPAC. The CODM also reviews general and administrative and development costs to manage, maintain and enforce all contractual agreements to ensure costs are aligned with all agreements and budget.

Note 12. Income Taxes

The Company recorded no provision for income taxes for the three and nine months ended September 30, 2025 and 2024.

Deferred tax assets and deferred tax liabilities are recognized based on temporary differences between the financial reporting and tax basis of assets and liabilities using statutory rates. Management of the Company has evaluated the positive and negative evidence bearing upon the realizability of its deferred tax assets. Under the applicable accounting standards, management has considered the Company’s history of losses and concluded that it is more likely than not that the Company will not recognize the benefits of the deferred tax assets. Accordingly, a full valuation allowance has been established against the Company’s otherwise recognizable net deferred tax assets.

Note 13. Subsequent Events

The Company has evaluated subsequent events through the date the financial statements were available to be issued, and determined that there have been no events that have occurred that would require adjustments to disclosures in the financial statements other than the following:

Conversion of Bridge Loans

Upon the closing of the Merger (see “Business Combination and Public Listing” below), all of the Bridge Loans (the Q3 Bridge Loans and the Bridge Loans discussed in Note 8 - Bridge Loans and Warrants) were converted into an aggregate of 851,483 ordinary shares of Terra Innovatum Global N.V. at a conversion price of $7.00 per share. In connection with the conversion, the Company issued to the lenders:

●	Warrants to purchase up to 851,483 ordinary shares at an exercise price of $11.50 per share; and

●	Warrants to purchase up to 851,483 ordinary shares at an exercise price of $15.00 per share.

These warrants have a term of 36 months from the date of issuance and were issued pursuant to the terms of the amended bridge loan agreements.

Business Combination and Public Listing

In October 2025, Terra Innovatum Global N.V. consummated the Merger, pursuant to the Business Combination Agreement dated April 21, 2025. As part of the transaction, Terra Innovatum Global Srl. converted into a Dutch public limited liability company, Terra Innovatum Global N.V.

Following the Merger, GSR III merged with and into GSR III Cayman Merger Sub, a wholly owned subsidiary, with GSR III surviving as a wholly owned subsidiary of Terra Innovatum Global N.V. whose ordinary shares commenced trading on The Nasdaq Stock Market LLC under the ticker symbol “NKLR” on October 10, 2025. Also on October 9, 2025, GSR III changed its name to “XIT Corp.” via special resolution, which name change was certified on October 14, 2025.

In connection with the Merger, Terra Innovatum Global N.V.:

●	Issued 70,300,948 ordinary shares.

●	Received PIPE proceeds totaling $36,790, pursuant to subscription agreements, consisting of the issuance of 3,683,500 PIPE shares, half warrants to purchase up to 1,841,750 ordinary shares at an exercise price of $12.00 per share, and quarter warrants to purchase up to 920,875 ordinary shares at an exercise price of $16.00 per share. Additionally, converted $5,690 in bridge loans into 851,483 ordinary shares at a conversion price of $7.00 per share.

●	Issued bridge warrants to purchase 851,483 ordinary shares at $11.50 per share and 851,483 ordinary shares at $15.00 per share, each exercisable for 36 months.

●	Implemented governance structures including Audit, Compensation, and Nominating/Corporate Governance Committees.

Engagement of Investor Relations and Advisory Services

In October 2025, Terra Innovatum Global N.V. entered into an agreement with Alliance to provide investor relations and advisory services. Under the terms of the agreement, Alliance will commence services on November 1, 2025, and the initial term will continue through April 30, 2026, with automatic annual renewals thereafter unless terminated by either party with 60 days’ notice.

A fixed monthly fee of $25 is due, which includes up to 84 hours of services per month allocated as follows:

●	Investor relations, public relations and media, capital markets, and market intelligence: 50 hours for $17

●	Social media and communications: 14 hours for $4

●	Business development support: 20 hours for $5

In addition, a monthly service fee of 3% of the monthly fee of $1 is due for access to market intelligence platforms and other support services.

The agreement also provides for additional fees for services beyond the scope of the engagement, including special situations such as merger and acquisition or crisis management, which will be billed at Alliance’s standard hourly rates ranging up to $1 per hour depending on personnel level.

Engagement of Canaccord Genuity as Capital Markets Advisor

In October 2025, Terra Innovatum Global N.V. entered into an agreement with Canaccord Genuity LLC (“CG”) to serve as its financial and capital markets advisor for a one-year term. Under the agreement, CG will provide advisory services including investor positioning, coordination of investor meetings, and participation in investor conferences, among other mutually agreed services.

As consideration for its services, an advisory fee of $700 is due, payable in three installments:

●	$233 which was paid upon execution of the agreement in October 2025,

●	$233 on March 15, 2026, and

●	$233 upon the end of the term October 23, 2026.

The agreement includes standard indemnification provisions and confidentiality obligations, and may be terminated by either party with 10 days’ written notice for cause, as defined in the agreement.

Capital Markets Advisory Agreement with The Benchmark Company

In October 2025, Terra Innovatum Global N.V. entered into a capital markets advisory agreement with The Benchmark Company, LLC (“Benchmark”) for a term of 24 months. Under the agreement, Benchmark will provide advisory services including assistance with research coverage, investor meetings, non-deal roadshows, and participation in Benchmark-hosted investor conferences.

As compensation for these services, a total of $600 is due, structured as follows:

●	$300 in cash, payable 12 months from the agreement date (“Advisory Fee Year 1”),

●	$300 in cash, payable 24 months from the agreement date (“Advisory Fee Year 2”).

These fees are subject to reduction by any fees paid to Benchmark for other transactions during the term, up to a maximum offset of $600. In the event of a change of control during the term, the full Advisory Fee becomes immediately due and payable.

Engagement of Roth Capital Partners as Capital Markets Advisor

In October 2025, Terra Innovatum Global N.V. entered into a capital markets advisory agreement with Roth Capital Partners, LLC (“Roth”) for a 12-month engagement period beginning January 1, 2026. Under the agreement, Roth will provide strategic capital markets advisory services, including:

●	Development of capital market strategy,

●	Institutional investor relationship development,

●	Participation in Roth conferences and investor meetings,

●	Non-deal roadshows and related support.

As compensation for these services, an advisory fee of $350 is due, structured as follows:

●	$105, which was paid upon execution of the agreement (October 27, 2025),

●	$245, payable on January 1, 2026.

The agreement includes standard indemnification provisions and arbitration clauses and may be terminated with 90 days’ written notice. Certain provisions, including indemnification, confidentiality, and fee obligations, survive termination.

Engagement of Outside The Box Capital for Marketing Services

In October 2025, Terra Innovatum Global N.V. entered into a marketing services agreement with Outside The Box Capital Inc. (“OTBC”) to provide marketing and distribution services for a three-month initial term beginning on November 3, 2025 and ending on May 3, 2026.

Under the agreement, OTBC will provide services including:

●	Strategic planning and campaign checkpoints,

●	Social media and community engagement,

●	Distribution of company-approved materials across platforms such as Reddit, Discord, Telegram, Twitter, and StockTwits,

●	Influencer-based video features and Q&A content.

As compensation, a total of $100 is due, payable in three equal monthly installments of $33.

Execution of Engineering and Feasibility Agreement for SOLO Reactor

In November 2025, Terra Innovatum Global N.V. entered into an agreement with ATB Riva Calzoni S.p.A. (“ATB”) to conduct a feasibility and industrialization study (“Phase 1”) for the SOLO Micro Modular Nuclear Reactor project. The agreement outlines a comprehensive scope of engineering, fabrication planning, cost analysis, and regulatory support activities to be performed by ATB.

Under the agreement, total consideration based on estimated man-hours and hourly rates as defined in the agreement is due. The payment structure includes:

●	10% of the total price payable within 7 days of execution.

●	The remaining balance payable monthly based on progress milestones and time sheets.

The agreement allows for price adjustments if actual man-hours exceed estimates by more than 5%, or if additional activities are agreed upon. Any such adjustments will be subject to separate written agreement.

The term of the agreement is a minimum of 6 months and up to 24 months, effective upon receipt of the advance payment. Either party may terminate the agreement under specified conditions, including non-payment or breach.

FPoliSolutions MSA Amendment

On October 30, 2025, the Company entered into an amendment to its existing engineering services agreement with FPoli Solutions, a related party, for engineering services related to the SOLO Micro Modular Reactor. The amendment extends the scope of work through December 31, 2025 and adds one full-time engineer on a fixed-price basis of $107.

Share Conversion

In connection with the closing of the Merger on October 9, 2025, the Company issued 8,000 preferred shares to former Terra Innovatum Global quotaholders and 40 preferred shares to Moonshot, which were contingently convertible into the Company’s ordinary shares at a ratio of 10,000 ordinary shares per preferred share upon meeting specified tranche conversion milestones and per the Merger Agreement and the Moonshot Agreement.

On October 16, 2025, certain conversion milestones were met. In November 2025, the Company’s Board of Directors approved and executed the conversion of 4,020 of the Company’s preferred shares into 40,200,000 of the Company’s ordinary shares pursuant to the Merger Agreement. Following the conversion, the Company’s authorized capital is 540,200,000 ordinary shares and 4,020 preferred shares.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Quotaholders’ of
Terra Innovatum Global S.R.L.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Terra Innovatum Global S.R.L. (the “Company”) as of April 29, 2025, and the statements of quotaholders’ equity and cash flows for the period beginning April 29, 2025 (inception) and ended April 29, 2025, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of April 29, 2025, and of its cash flows for the period beginning April 29, 2025 (inception) and ended April 29, 2025, in conformity with accounting principles generally accepted in the United States of America.

Going Concern Matter

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has had no operations which raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ MaloneBailey, LLP

www.malonebailey.com

We have served as the Company’s auditor since 2025

Houston, Texas

May 14, 2025 except for Note 7 which is dated July 14, 2025

Terra Innovatum Global S.R.L.
Balance Sheet
(all amounts in USD)

April 29, 2025
Assets
Current assets:
Cash	$11,396
Total assets	$11,396

Quotaholders’ equity:
Corporate capital	$11,396
Total quotaholders’ equity	11,396
Total quotaholders’ equity	$11,396

The accompanying notes are an integral part of these financial statements.

Terra Innovatum Global S.R.L.
Statement of Quotaholders’ Equity

For the period beginning April 29, 2025 (inception) and ended April 29, 2025
(all amounts in USD, except for share)

	Corporate capital	Total quotaholders’ equity
Beginning balance at April 29, 2025	$—	$—
Capital contributions	11,396	11,396
Ending balance at April 29, 2025	$11,396	$11,396

The accompanying notes are an integral part of these financial statements.

Terra Innovatum Global S.R.L.
Statement of Cash Flows
(all amounts in USD)

For the period beginning April 29, 2025 (inception) and ended April 29, 2025
Cash flows from financing activities
Capital contributions	$11,396
Net cash provided by financing activities	11,396
Effect of exchange rate changes on cash	—
Net change in cash	11,396
Cash at beginning of period	—
Cash at end of period	$11,396

The accompanying notes are an integral part of these financial statements.

TERRA INNOVATUM GLOBAL S.R.L.
NOTES TO THE FINANCIAL STATEMENTS

1. NATURE OF OPERATIONS

Terra Innovatum Global S.R.L. (“Terra Global” or the “Company”), an Italian limited liability company limited by shares was formed on April 29, 2025, for the purpose of becoming the ultimate parent company following the transactions contemplated in a merger agreement (the “Merger Agreement”) entered into on April 21, 2025, by Terra Innovatum, Srl. (“Terra OpCo”), GSR III Acquisition Corp. (“GSR III”), and other parties. See Note 5. Commitments and Contingencies for detail. The Company’s legal headquarters is in Lucca Italy, San Marco district at Via Matteo Trenta No. 117.

2. LIQUIDITY AND GOING CONCERN

As of April 29, 2025, the Company has had no operations. As of April 29, 2025, the Company had an aggregate cash balance of $11,396.

These factors raise substantial doubt regarding the Company’s ability to continue as a going concern within one year of the date these financial statements were issued.

The Company is trying to alleviate the going concern risk through the debt and equity financing in the United States (“U.S.”) capital market to support its working capital after a merger transaction. However, there is no guarantee that the substantial doubt about the Company’s ability to continue as a going concern will be alleviated. The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan and generate sufficient revenue and its ability to raise additional funds.

These accompanying financial statements have been prepared assuming that the Company will continue as a going concern and do not include any adjustments that might result from the outcome of this uncertainty.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Recent Accounting Standards and Pronouncements

Management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statement.

Basis of accounting

The accompanying financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”).

Use of estimates

The preparation of the accompanying financial statements in conformity with GAAP requires management to make certain estimates and assumptions that affect the reported amounts and disclosures of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Estimates are adjusted to reflect actual experience when necessary. There were no significant estimates as of April 29, 2025.

Foreign Currency Translation

The Company’s reporting currency is the United States Dollar (“US$”), while its functional currency is the Euro (“€”), which it uses for conducting business and maintaining its books and records. The accompanying financial statements are presented in US$.

In accordance with ASC 830-30, Translation of Financial Statements, the Company translates assets and liabilities from its functional currency into US$ using the exchange rate at the balance sheet date. Revenues and expenses are translated at the average exchange rate for the reporting period. Translation gains and losses are recorded as a separate component of accumulated other comprehensive income (AOCI) within the statements of changes in quotaholders’ equity.

Net loss per share

The Company is a limited liability company (Srl.) under Italian law and does not issue traditional shares. Instead, ownership is divided into quotas (similar to membership interests in a limited liability company in the United States), which represent percentage ownership in the Company and not actual shares. Historical earning per quota has not been included in these financial statements as the Company determined that representing net loss per quota is not a meaningful or material disclosure due to the Company’s current capital structure, and due to the fact that the Company has not started operations.

TERRA INNOVATUM GLOBAL S.R.L.
NOTES TO THE FINANCIAL STATEMENTS

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Emerging growth company

The Company is an “emerging growth company”, as defined in Section 2(a) of the Securities Act of 1933, as amended, (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). The JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. Thus, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. The Company has elected to take advantage of the extended transition period to comply with new or revised accounting standards and to adopt certain of the reduced disclosure requirements available to emerging growth companies. As a result of the accounting standards election, the Company will not be subject to the same implementation timeline for new or revised accounting standards as other public companies that are not emerging growth companies which may make comparison of the Company’s financial statements to those of other public companies more difficult.

New Accounting Pronouncements

Management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements.

4. QUOTAHOLDERS’ EQUITY

The Company is an Srl., which is an Italian limited liability company similar to a limited liability company in the U.S. Unlike corporations that issue shares of stock, the Company’s Articles of Incorporation designate ownership in the form of quotas, which represent its corporate capital.

Corporate Capital

As an Srl., the Company’s ownership structure is defined by “corporate capital” and “quotas” rather than shares, stock or units. As of April 29, 2025, the total authorized, subscribed and paid-up capital was $11,396, consisting of quotas from founders and investors. Voting rights are proportional to the percentage of quotas owned, and members are entitled to a share of profit and losses based on their ownership percentage.

No dividends or distributions were declared as of April 29, 2025.

5. COMMITMENTS AND CONTINGENCIES

Merger

Background

On April 21, 2025, Terra OpCo, GSR III, and such other parties that may become parties entered into the Merger Agreement. This agreement outlines a series of transactions that formed Terra Global and will ultimately result in Terra OpCo becoming a wholly owned indirect subsidiary of Terra Global. Terra Global will be the publicly traded holding company of the combined entity.

Pre-Closing Restructuring

Terra OpCo has undergone and will undergo a pre-closing restructuring (the “Terra Pre-Closing Restructuring”):

●	Formation of Terra Global: On April 29, 2025, Terra OpCo created Terra Global, with the same owners and ownership percentages as Terra OpCo.

●	Contribution of Ownership Interests: Following the formation of Terra Global, all owners of Terra OpCo will contribute 100% of their respective quotas in the capital of Terra OpCo to Terra Global (the “Contribution”). As a result of the Contribution, Terra OpCo will become a wholly owned subsidiary of Terra Global.

●	Conversion: Immediately after the Contribution but before the Merger and any PIPE or alternative financing, Terra Global will be converted from an Italian limited liability company into a Dutch public limited company.

TERRA INNOVATUM GLOBAL S.R.L.
NOTES TO THE FINANCIAL STATEMENTS

5. COMMITMENTS AND CONTINGENCIES (cont.)

Formation of Terra MergerCo

After the Terra Pre-closing Restructuring, Terra Global will form a Cayman Islands exempted company (“Terra MergerCo”) as a direct, wholly owned subsidiary to complete the merger.

Closing Date

On the closing date of the merger, GSR III will continue as the surviving entity and become a wholly owned subsidiary of Terra Global. At the effective time of the merger, each outstanding ordinary share of GSR III will be exchanged for one ordinary share of Terra Global (the “Merger”).

Registration and Listing

Terra Global plans to register the shares with the U.S. Securities and Exchange Commission and apply to list these shares on the Nasdaq Stock Market.

Conditions and Closing Date

The Merger requires approval from GSR III shareholders and the satisfaction of other customary closing conditions.

6. RELATED PARTY

Alessandro Petruzzi, a director of the Company has 27.2%, or $3,100 ownership of the Company.

7. SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred up to the date the financial statements were issued, and determined that there have been no events that have occurred that would require adjustments to disclosures in the financial statements other than the following:

Contribution Of Ownership Interests

On June 19, 2025, the quotaholders, who collectively own 100% of both Terra Global and Terra, contributed all of their ownership interests in Terra to Terra Global pursuant to the Contribution, in accordance with their existing ownership percentages in Terra. This Contribution was executed as part of the pre-closing restructuring related to the Merger. As a result, Terra became a wholly owned subsidiary of Terra Global.

Related Party Loan

On June 25, 2025, Terra Global entered into a related party loan agreement with Terra for up to $1,165,900 (€1,000,000 EUR). The loan is to be disbursed within three days of request, carries a 3% annual interest rate and a 2% late payment penalty. It is repayable by June 25, 2026, with early repayment allowed without penalty. On July 1, 2025, Terra Global drew down a first tranche of $177,045 (€150,000 EUR).

Business Combination and Public Listing

On October 9, 2025, the Company converted to a Dutch limited liability company, Terra Innovatum Global N.V., and consummated the Merger, pursuant to the Business Combination Agreement dated April 21, 2025.

Following the Merger, GSR III merged with and into GSR III Cayman Merger Sub, a wholly owned subsidiary of the Company, with GSR III surviving as a wholly owned subsidiary of Terra Innovatum Global N.V. whose ordinary shares commenced trading on The Nasdaq Stock Market LLC under the ticker symbol “NKLR” on October 10, 2025.

In connection with the Merger, Terra Innovatum Global N.V.:

●	Issued 70,300,948 ordinary shares.

●	Received PIPE proceeds totaling $36,790,000, pursuant to subscription agreements, consisting of the issuance of 3,683,500 PIPE shares, half warrants to purchase up to 1,841,750 ordinary shares at an exercise price of $12.00 per share, and quarter warrants to purchase up to 920,875 ordinary shares at an exercise price of $16.00 per share. Additionally, converted $5,690,000 in bridge loans into 851,483 ordinary shares at a conversion price of $7.00 per share.

●	Issued bridge warrants to purchase 851,483 ordinary shares at $11.50 per share and 851,483 ordinary shares at $15.00 per share, each exercisable for 36 months.

●	Implemented governance structures including Audit, Compensation, and Nominating/Corporate Governance Committees.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth all expenses to be paid by Terra Innovatum Global N.V. (the “Registrant”) in connection with the sale of the Resale Securities being registered. The security holders will not bear any portion of such expenses. All amounts shown are estimates except for the registration fee.

SEC registration fee	$
Legal fees and expenses
Accounting fees and expenses
Printing, transfer agent fees and miscellaneous expenses
Total	$

Item 14. Indemnification of Directors and Officers.

Pursuant to the Terra Articles of Association, Terra shall indemnify each current or former Terra director in any anticipated or pending action, suit, proceeding or investigation for any claim against that Terra director that such Terra director may derive from exercising his respective duties as a Terra director for any and all:

●	costs and expenses, including but not limited to substantiated attorneys’ fees, reasonably incurred in relation to that Terra director’s defences in the relevant action, suit, proceeding or investigation or a settlement thereof;

●	liabilities, losses, damages, fines, penalties and other claims and/or financial effects of judgements against that Terra director, excluding any reputational damages and (other) immaterial damages; and

●	payments by that Terra director and/or any other financial effects resulting from a settlement of such action, suit, proceeding or investigation, excluding any reputational damages and (other) immaterial damages, subject to prior written approval of such settlement by Terra (such approval not to be unreasonably withheld), provided he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of Terra or out of his mandate, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Any indemnification by Terra pursuant to the Terra Articles Association described above (i) shall be made only upon a determination by the Terra board of directors that indemnification of the Terra director is proper under the circumstances because he had met the applicable standard of conduct set forth above, and (ii) may be paid by Terra in advance of the final disposition of the relevant anticipated or pending action, suit or proceeding against that Terra director, upon a resolution of the Terra board of directors with respect to the specific case.

A Terra director, current or former, shall not be entitled to any indemnification pursuant to the Terra Articles of Association, if and to the extent:

●	a competent court, a judicial tribunal or, in case of an arbitration, an arbitrator or arbitral panel has established by final judgement that is not open to challenge or appeal, that the acts or omissions of the current or former Terra director can be considered intentional, willfully reckless or seriously culpable, unless this would in the given circumstances be unacceptable according to the standards of reasonableness and fairness;

●	the costs or the decrease in assets of the current or former Terra director are/is covered by an insurance and the insurer started payment of the costs or the decrease in assets; or

●	Terra and/or a company in the group brought the procedure in question up before the relevant court, judicial tribunal or, in case of an arbitration, arbitrator or arbitral panel,

in which event he shall immediately repay any amount paid to him (in advance, as the case may be) by Terra in connection with the indemnification described herein.

This indemnification by Terra will not be exclusive of any other rights to which those indemnified may be entitled otherwise.

Item 15. Recent Sales of Unregistered Securities.

PIPE Agreements

As previously announced, on September 23, 2025, GSR III entered into Subscription Agreements (the “PIPE Subscription Agreement”) with certain accredited investors (the “Subscribers”), pursuant to which GSR III agreed to issue and sell, in a private placement (the “PIPE Financing”), 3,184,000 of its ordinary shares (the “PIPE Shares”), warrants to purchase up to 1,592,000 ordinary shares of GSR III at $12.00 per share (the “Half Warrants”) and warrants to purchase up to 796,000 ordinary shares of GSR III at $16.00 per share (the “Quarter Warrants”, and together with the Half Warrants, the “PIPE Warrants”), for an aggregate total of approximately $31.8 million.

Subsequent to September 23, 2025, GSR III entered into PIPE Subscription Agreements for an additional 499,500 PIPE Shares, Half Warrants to purchase up to 249,750 ordinary shares, and Quarter Warrants to purchase up to 124,875 ordinary shares, for an aggregate total of approximately $4.99 million.

The PIPE Warrants, issued in connection with closing of the PIPE Financing, are exercisable immediately upon issuance and have a term of five years from the date of issuance. The PIPE Shares and PIPE Warrants, as well as the ordinary shares issuable upon exercise of the PIPE Warrants, are subject to registration rights as described therein. Such description of the PIPE Subscription Agreement and the PIPE Warrants are qualified in their entirety by the text of the PIPE Subscription Agreement and PIPE Warrants, which are included as Exhibits 10.4, 4.1 and 4.2, respectively, and are incorporated herein by reference.

On October 9, 2025, Terra entered into an assumption and assignment agreement with GSR III (the “Assignment Agreement”), pursuant to which Terra assumed all rights and obligations of GSR III under the PIPE Subscription Agreement and PIPE Warrants. Such description is qualified in its entirety by the text of the Assignment Agreement, which is included as Exhibit 10.5 to this Report and is incorporated herein by reference.

The PIPE Shares and the PIPE Warrants issued and sold in the PIPE Investment have not been registered under the Securities Act of 1933 (the “Securities Act”) and have been issued in reliance on the availability of an exemption from such registration.

Bridge Loans

As disclosed in the Proxy Statement/Prospectus, between May 2025 and August 2025, Terra Innovatum entered into convertible bridge loans for gross cash proceeds of $5.0 million (the “Bridge Loans”). The Bridge Loans bear interest at the rate of 15.00% per annum, payable in kind (“PIK”) calculated on the outstanding principal balance. On the Closing, the principal and accrued interest on the Bridge Loans converted into 752,326 ordinary shares of the Company (“Ordinary Shares”), in the aggregate, at a conversion price of $7.00 per share. Additionally, in connection with the Bridge Loans, as amended in August 2025, Terra Innovatum committed to issue to the Bridge Loan Lenders following the business combination (i) warrants to purchase at an exercise price of $11.50 per share the number of Ordinary Shares equal to 100% of the number of Ordinary Shares into which the applicable Bridge Loan will convert into at Closing and (ii) warrants to purchase at an exercise price of $15.00 per share the number of Ordinary Shares equal to 100% of the number of Ordinary Shares into which the applicable Bridge Loan will convert into at Closing (the “Bridge Warrants”). The Bridge Warrants have an exercise period of 36 months from the Closing.

In August 2025 and September 2025, for certain lenders (“the lenders”), Terra Innovatum amended the terms of their outstanding Bridge Loan agreements including the terms of the associated warrant commitments. For the existing warrant commitments having an exercise price of $11.50 per share, the amendments increased the number of shares underlying such warrants to equal 100% of the shares issuable upon conversion of the Bridge Loans, and shortened the exercise period of warrants held by certain lenders from 48 months to 36 months. Additionally, Terra Innovatum added a commitment to issue to the lenders new warrants having a number of underlying common shares equal to

In September 2025 Terra Innovatum entered into additional Bridge Loans for additional aggregate proceeds of $690,000 having comparable terms as the original Bridge Loans, as amended, including with respect to warrant coverage and terms of the Bridge Warrants for the additional Bridge Loans. On the Closing, the principal and accrued interest on the additional Bridge Loans converted into 99,157 Ordinary Shares, in the aggregate, at a conversion price of $7.00 per share.

The description of the Bridge Warrants is qualified in its entirety by the text of the Bridge Warrants, a form of which is included as Exhibit 4.3, and is incorporated herein by reference.

Item 16. Exhibits and Financial Statements Schedules.

(a) Exhibits

The following exhibits are filed as part of this registration statement:

Exhibit No.	Description
2.1†	Business Combination Agreement, dated as of April 21, 2025, by and among GSR III Acquisition Corp. and Terra Innovatum, s.r.l. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed on April 25, 2025).
2.2	Plan of Merger, dated as of October 9, 2025, by and among GSR III Acquisition Corp., GSR III Cayman Merger Sub and Terra Innovatum Global, N.V. (incorporated by reference to Annex B to the Registration Statement on Form S-4 (File No. 333-287271) filed on September 11, 2025.
3.1	English Translation of Certified Articles of Association of Terra Innovatum Global, N.V. (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on October 16, 2025).
3.2	Board Regulations of Terra Innovatum Global, N.V. (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K filed on October 16, 2025).
4.1	Form of Terra Innovatum Global, N.V. Half Warrant (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed on September 29, 2025).
4.2	Form of Terra Innovatum Global, N.V. Quarter Warrant (incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K filed on September 29, 2025).
4.3	Form of Bridge Warrants (incorporated by reference to Exhibit 4.3 to the Current Report on Form 8-K filed on October 16, 2025).
5.1*	Opinion of Loyens & Loeff N.V.
10.1	Form of Amended and Restated Registration Rights Agreement, dated October 9, 2025 by and among Terra Innovatum Global, N.V. and the holders party thereto (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on October 16, 2025).
10.2	Sponsor Support Agreement, dated as of April 21, 2025, by and among GSR III Acquisition Corp., Terra Innovatum s.r.l, and GSR III Sponsor LLC. (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on April 25, 2025).
10.3

First Amendment to the Sponsor Support Agreement, dated October 9, 2025, by and among GSR III Acquisition Corp., Terra Innovatum s.r.l, and GSR III Sponsor LLC (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed on October 16, 2025)

10.4	Form of Securities Subscription Agreement (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on September 29, 2025).
10.5	Assignment and Assumption Agreement, dated October 9, 2025 (incorporated by reference to Exhibit 10.5 to the Current Report on Form 8-K filed on October 16, 2025).
10.6#	Terra Innovatum Global, N.V. 2025 Equity Incentive Plan (incorporated by reference to Annex G to the Registration Statement on Form S-4 (File No. 333-287271) filed on September 11, 2025).
14	Code of Conduct and Ethics (incorporated by reference to Exhibit 14 to the Current Report on Form 8-K filed on October 16, 2025).
21.1	List of Subsidiaries (incorporated by reference to Exhibit 21.1 to the Current Report on Form 8-K filed on October 16, 2025).
23.1*	Consent of MaloneBailey LLP, independent registered public accounting firm of Terra Innovatum Global
23.2*	Consent of MaloneBailey LLP, independent registered public accounting firm for Terra Innovatum S.R.L.
23.3*	Consent of MaloneBailey LLP, independent registered public accounting firm for GSR III Acquisition Corporation
23.4*	Consent of Loyens & Loeff N.V. (included in Exhibit 5.1)
99.1	Audit Committee Charter (incorporated by reference to Exhibit 99.3 to the Current Report on Form 8-K filed on October 16, 2025).
99.2	Compensation Committee Charter (incorporated by reference to Exhibit 99.4 to the Current Report on Form 8-K filed on October 16, 2025).
99.3	Nominating and Corporate Governance Committee Charter (incorporated by reference to Exhibit 99.5 to the Current Report on Form 8-K filed on October 16, 2025).
99.4	Compensation Recovery Policy (incorporated by reference to Exhibit 99.6 to the Current Report on Form 8-K filed on October 16, 2025).
99.5	Insider Trading Policy (incorporated by reference to Exhibit 99.7 to the Current Report on Form 8-K filed on October 16, 2025).
107*	Filing Fee Table.

†	The annexes, schedules, and certain exhibits to this Exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant hereby agrees to furnish supplementally a copy of any omitted annex, schedule or exhibit to the SEC upon request.
*	Filed herewith.
#	Indicates management contract or compensatory plan.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement. provided, however, that: Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the 8th day of December, 2025.

TERRA INNOVATUM GLOBAL N.V.

By:	/s/ Alessandro Petruzzi
Name:	Alessandro Petruzzi
Title:	Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints Alessandro Petruzzi and Guillaume Moyen, each acting alone, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-1 (including all pre-effective and post-effective amendments and registration statements filed pursuant to Rule 462 under the Securities Act of 1933, as amended), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that all such attorneys-in-fact and agents, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Alessandro Petruzzi	Chief Executive Officer and Director	December 8, 2025
Alessandro Petruzzi	(Principal Executive Officer)

/s/ Guillaume Moyen	Chief Financial Officer and Director	December 8, 2025
Guillaume Moyen	(Principal Financial and Accounting Officer)

*/s/ Cesare Frepoli	Chief Operating Officer and Director	December 8, 2025
Cesare Frepoli

*/s/ Massimo Morichi	Chief Strategy Officer and Director	December 8, 2025
Massimo Morichi

*/s/ Rex S. Jackson	Director	December 8, 2025
Rex S. Jackson

*/s/ Katherine Williams	Director	December 8, 2025
Katherine Williams

*/s/ Michael Howard	Director	December 8, 2025
Michael Howard

*/s/ Peter Hastings	Director	December 8, 2025
Peter Hastings

*By:	/s/ Alessandro Petruzzi
Alessandro Petruzzi
Attorney-in-Fact